Filed Pursuant to Rule 424(b)(3)

Registration No. 333-142744

PROSPECTUS

OFFER TO EXCHANGE

registered 5.85% Notes due 2017

for all outstanding 5.85% Notes due 2017

The exchange notes:

•	will be freely tradable and otherwise substantially identical to the outstanding notes, except that the exchange notes will not have transfer restrictions, and you will not have registration rights;

•	will accrue interest at 5.85% per annum, payable semiannually on each March 15 and September 15; and

•	have no established trading market and will not be listed on any securities exchange.

The exchange offer:

•	expires at 5:00 p.m. New York City time, on July 20, 2007, unless extended; and

•	is not conditioned upon any minimum principal amount of outstanding notes being tendered.

You should observe that:

•	we will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that we have registered under the Securities Act;

•	you may withdraw tenders of outstanding notes at any time prior to expiration of the exchange offer;

•	the exchange of outstanding notes for exchange notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes; and

•	the exchange offer is subject to customary conditions, which we may waive in our sole discretion.

Please consider carefully the risk factors beginning on page 9 of this prospectus before participating in the exchange offer.

Neither the SEC nor any state securities commission has approved or disapproved of the exchange notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 20, 2007.

Each broker-dealer that receives exchange notes pursuant to this exchange offer in exchange for securities acquired for its own account as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new securities. The letter of transmittal attached as an exhibit to the registration statement of which this prospectus forms a part states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by such a broker-dealer in connection with resales of such new securities. We have agreed that, starting on the date of the completion of the exchange offer to which this prospectus relates for up to 180 days following completion of the exchange offer (or such earlier date as eligible broker-dealers no longer own exchange notes), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus. You must not rely upon any information or representation not contained in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

SUMMARY

The information below is only a summary of more detailed information included elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the notes. As a result, you should read this entire prospectus carefully, including the “Risk Factors” and “Disclosure Regarding Forward-Looking Statements” sections, as well as the documents incorporated herein by reference.

We refer to (1) Highwoods Properties, Inc. as the “Company,” (2) Highwoods Realty Limited Partnership as the “Operating Partnership,” (3) the Company’s common stock as “Common Stock,” (4) the Company’s preferred stock as “Preferred Stock,” (5) the Operating Partnership’s common partnership interests as “Common Units,” (6) the Operating Partnership’s preferred partnership interests as “Preferred Units” and (7) in-service properties (excluding rental residential units) to which the Company and/or the Operating Partnership have title and 100.0% ownership rights as the “Wholly Owned Properties.” Unless the context requires otherwise, references to “we,” “us” or “our” refer to the Operating Partnership and its subsidiaries.

Highwoods Realty Limited Partnership

The Operating Partnership is managed by its sole general partner, the Company, a fully integrated, self-administered and self-managed equity REIT that provides leasing, management, development, construction and other customer-related services for our properties and for third parties. The Company conducts substantially all of its activities through the Operating Partnership. Other than 22.4 acres of undeveloped land, 13 rental residential units and the Company’s interest in the Kessinger/Hunter, LLC and 4600 Madison Associates, LLC joint ventures, which collectively have a net book value of approximately $6 million at March 31, 2007, all of the Company’s assets are owned directly or indirectly by the Operating Partnership. The partnership agreement provides that the Operating Partnership will assume and pay when due, or reimburse the Company for payment of, all costs and expenses relating to the ownership and operations of, or for the benefit of, the Operating Partnership. The partnership agreement further provides that all expenses of the Company are deemed to be incurred for the benefit of the Operating Partnership. As of March 31, 2007, the Company owned or had an interest in 385 in-service office, industrial and retail properties, encompassing approximately 33.9 million square feet, which includes 17 in-service office and industrial development properties that had not yet reached 95% stabilized occupancy aggregating approximately 2.6 million square feet, and 527 rental residential units. As of that date, the Company also owned development land and other properties under development as described under “Business” above. The Company is based in Raleigh, North Carolina, and its properties and development land are located in Florida, Georgia, Iowa, Kansas, Maryland, Missouri, North Carolina, South Carolina, Tennessee and Virginia.

At March 31, 2007, the Company owned all of the Preferred Units and 93.2% of the Common Units in the Operating Partnership. Limited partners (including certain officers and directors of the Company) own the remaining Common Units. Generally, the Operating Partnership is obligated to redeem each Common Unit at the request of the holder thereof for cash equal to the value of one share of Common Stock of the Company based on the average of the market price of the Common Stock for the 10 trading days immediately preceding the notice date of such redemption, provided that the Company at its option may elect to acquire any such Common Unit presented for redemption for cash or one share of Common Stock. The Common Units owned by the Company are not redeemable. Preferred Units in the Operating Partnership were issued to the Company in connection with the Company’s Preferred Stock offerings that occurred in 1997 and 1998.

The Company was incorporated in Maryland in 1994. The Operating Partnership was formed in North Carolina in 1994. Our executive offices are located at 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604 and our telephone number is (919) 872-4924. Our website is located at www.highwoods.com. The information on our website is not part of this prospectus.

SUMMARY OF THE EXCHANGE OFFER

The summary below describes the principal terms of the exchange notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuer	Highwoods Realty Limited Partnership.

Outstanding Notes

$400 million aggregate principal amount of 5.85% Notes due 2017.

The outstanding notes were issued in a transaction exempt from registration under the Securities Act. The form and terms of the exchange notes are identical in all material respects to those of the outstanding notes, except that the transfer restrictions and registration rights provisions relating to the outstanding notes do not apply to the exchange notes.

Exchange Notes	We are offering up to $400 million aggregate principal amount of 5.85% Notes due 2017 to satisfy our obligations under the registration rights agreement that we entered into when the outstanding notes were issued in transactions in reliance upon the exemptions from registration provided by Rule 144A under the Securities Act.

Tenders, Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on July 20, 2007, unless extended in our sole and absolute discretion.

By tendering your outstanding notes, you represent that:

•     you are not an “affiliate,” as defined in Rule 405 under the Securities Act;

•     any exchange notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

•     at the time of commencement of the exchange offer, neither you nor, to your knowledge, anyone receiving exchange notes from you, has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the exchange notes in violation of the Securities Act;

•     if you are not a participating broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the exchange notes, as defined in the Securities Act; and

•     if you are a broker-dealer, you will receive the exchange notes for your own account in exchange for outstanding notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus in connection with any resale of the exchange notes you receive. For further information regarding resales of the exchange notes by participating broker-dealers, see the discussion below under the heading “Plan of Distribution.”

Withdrawal; Non-Acceptance	You may withdraw any outstanding notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on July 20, 2007. If we decide for any reason not to accept any outstanding notes tendered for exchange, the outstanding notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company, which we sometimes refer to in this prospectus as DTC, any withdrawn or unaccepted outstanding notes will be credited to the tendering holder’s account at DTC. For further information regarding the withdrawal of tendered outstanding notes, see the discussion below under the headings “The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Outstanding Notes” and “The Exchange Offer—Withdrawal Rights.”

Conditions to the Exchange Offer

We are not required to accept for exchange or to issue exchange notes in exchange for any outstanding notes and we may terminate or amend the exchange offer if any of the following events occur prior to our acceptance of the outstanding notes:

•     the exchange offer violates any applicable law or applicable interpretation of the staff of the Securities and Exchange Commission;

•     an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer;

•     we do not receive all governmental approvals that we believe are necessary to consummate the exchange offer; or

•     there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

We may waive any of the above conditions in our reasonable discretion. All conditions to the exchange offer must be satisfied or waived prior to the expiration of the exchange offer. See the discussion below under the heading “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Procedures for Tendering Outstanding Notes

Unless you comply with the procedures described below under the heading “The Exchange Offer—Guaranteed Delivery Procedures,” you must do the following on or prior to the expiration or termination of the exchange offer to participate in the exchange offer:

•     tender your outstanding notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your outstanding notes in the exchange offer, U.S. Bank National Association, as exchange agent, must receive a confirmation of book-entry transfer of your outstanding notes into the exchange agent’s account at DTC prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, see the discussion below under the heading “The Exchange Offer—Book-Entry Transfers.”

Guaranteed Delivery Procedures

If you are a registered holder of outstanding notes and wish to tender your outstanding notes in the exchange offer, but

•     the outstanding notes are not immediately available;

•     time will not permit your outstanding notes or other required documents to reach the exchange agent before the expiration or termination of the exchange offer; or

•     the procedure for book-entry transfer cannot be completed prior to the expiration or termination of the exchange offer;

then you may tender outstanding notes by following the procedures described below under the heading “The Exchange Offer—Guaranteed Delivery Procedures.”

Special Procedures for Beneficial Owners

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes in the exchange offer, you should promptly contact the person in whose name the outstanding notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your behalf, prior to completing and executing the letter of transmittal and delivering your outstanding notes, you must either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the person in whose name the outstanding notes are registered.

Material Federal Income Tax Considerations

The exchange of the outstanding notes for exchange notes in the exchange offer generally will not be a taxable transaction for United States federal income tax purposes. See the discussion below under the heading “Material Federal Income Tax Considerations” for more information regarding the United States federal income tax consequences of the exchange offer to you. You should consult your own tax advisor as to the tax consequences of the exchange to you.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer. See “Use of Proceeds.”

Exchange Agent	U.S. Bank National Association is serving as the exchange agent in connection with the exchange offer. You can find the address and telephone number of the exchange agent below under the heading “The Exchange Offer—Exchange Agent.”
Plan of Distribution

Based on interpretations by the staff of the Securities and Exchange Commission, as set forth in no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•     you are acquiring the exchange notes in the ordinary course of your business;

•     you are not a broker or dealer that purchased outstanding notes from us to resell them in reliance on Rule 144A under the Securities Act or any other available exemption under the Securities Act;

•     you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes; and

•     you are not an affiliate of ours.

If you are an affiliate of ours or are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the exchange notes:

•     you cannot rely on the applicable interpretations of the staff of the Securities and Exchange Commission; and

•     you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

Each broker or dealer that receives exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale, or other transfer of the exchange notes issued in the exchange offer, including information with respect to any selling holder required by the Securities Act in connection with any resale of the exchange notes.

Furthermore, any broker-dealer that acquired any of its outstanding notes directly from us:

•     may not rely on the applicable interpretation of the staff of the Securities and Exchange Commission’s position contained in Exxon Capital Holdings Corp., Securities and Exchange Commission no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., Securities and Exchange Commission no-action letter (June 5, 1991) and Shearman & Sterling, Securities and Exchange Commission no-action letter (July 2, 1983); and

• must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

Broker-Dealers	Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes which were received by such broker-dealer as a result of market-making activities or other trading activities. See the discussion below under the heading “Plan of Distribution” for more information.

Registration Rights

When we issued the outstanding notes on March 22, 2007, we entered into a registration rights agreement with the initial purchasers of the outstanding notes. Under the terms of the registration rights agreement, we agreed to file with the Securities and Exchange Commission and cause to become effective a registration statement relating to an offer to exchange the outstanding notes for the exchange notes.

A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Consequences of Not Exchanging Outstanding Notes

If you do not exchange your outstanding notes in the exchange offer, you will continue to be subject to the transfer restrictions described in the legend on the certificate for your outstanding notes. In general, you may offer or sell your outstanding notes only:

•     if they are registered under the Securities Act and applicable state securities laws;

•     if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•     if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not intend to register the outstanding notes under the Securities Act. For more information regarding the consequences of not tendering your outstanding notes see the discussion below under the heading “The Exchange Offer-Consequences of Exchanging or Failing to Exchange Outstanding Notes.”

SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

The terms of the exchange notes and the outstanding notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the outstanding notes.

The exchange notes will bear interest from the most recent date to which interest has been paid on the outstanding notes or, if no interest has been paid on the outstanding notes, from March 22, 2007. Accordingly, registered holders of exchange notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from March 22, 2007. Outstanding notes accepted for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Holders of outstanding notes whose outstanding notes are accepted for exchange will not receive any payment in respect of interest on such outstanding notes otherwise payable on any interest payment date which occurs on or after consummation of the exchange offer.

The Exchange Notes

The following summary is not intended to be complete. For a more detailed description of the exchange notes, see the discussion below under the heading “Description of the Exchange Notes.”

Issuer	Highwoods Realty Limited Partnership.

Notes Offered	$400 million aggregate principal amount of 5.85% Notes due 2017.

Interest Rate	5.85% per year.

Interest Payment Dates	March 15 and September 15 of each year, beginning on September 15, 2007.

Maturity Date	March 15, 2017.

Optional Redemption	We may, at our option, redeem some or all of the exchange notes, at any time and from time to time, for a price equal to the principal amount of the exchange notes being redeemed plus accrued interest and, if applicable, a make-whole amount. See “Description of the Exchange Notes—Optional Redemption”.

Ranking	The exchange notes will be our senior unsecured obligations and will rank equally with all of our other unsecured indebtedness from time to time outstanding. The exchange notes will be effectively subordinated to any of our debt that is secured by assets to the extent of the value of the assets securing such debt. In addition, the exchange notes will be effectively subordinated to the debt and other liabilities, including trade payables, of our subsidiaries.

Sinking Fund	None.

Form and Denomination of Exchange Notes

The exchange notes will initially be represented by one or more global notes which will be deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, or DTC. Indirect holders trading their beneficial interests in the global notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. The exchange notes may only be withdrawn from DTC in the limited situations described under “Description of Exchange Notes—Book-Entry System.”

Risk Factors	See “Risk Factors” beginning on page 9 for discussion of risk factors you should carefully consider before deciding to participate in the exchange offer.

RISK FACTORS

You should carefully consider the risks described below before making a decision to participate in the exchange offer. These risks are not the only ones faced by us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. The trading price of the notes could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to the Exchange Offer

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

The notes are unsecured obligations of the Operating Partnership and will rank equally with all of our other unsecured indebtedness. However, the notes are effectively subordinated to all of the secured indebtedness of the Operating Partnership to the extent of the value of the collateral securing such indebtedness. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such secured indebtedness. Therefore, such collateral would not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.

You may be unable to sell your outstanding notes if you do not exchange them for exchange notes in the exchange offer.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to the restrictions on transfer as stated in the legend on the outstanding notes. In general, you may not offer or sell the outstanding notes unless they are:

•	registered under the Securities Act;

•	offered or sold pursuant to an exemption from the Securities Act and applicable state securities laws; or

•	offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently anticipate that we will register the outstanding notes under the Securities Act. In addition, holders who do not tender their outstanding notes, except for certain instances involving the initial purchasers or holders of outstanding notes who are not eligible to participate in the exchange offer or who do not receive freely transferable exchange notes pursuant to the exchange offer, will not have any further registration rights under the registration rights agreement or otherwise and will not have rights to receive additional interest.

The market for outstanding notes may be significantly more limited after the exchange offer.

If outstanding notes are tendered and accepted for exchange pursuant to the exchange offer, the trading market for outstanding notes that remain outstanding may be significantly more limited. As a result, the liquidity of the outstanding notes not tendered for exchange may be adversely affected. The extent of the market for outstanding notes and the availability of price quotations will depend upon a number of factors, including the number of holders of outstanding notes remaining outstanding and the interest of securities firms in maintaining a market in the outstanding notes. An issue of securities with a similar outstanding market value available for trading, which is called the “float,” may command a lower price than would be comparable to an issue of securities with a greater float. As a result, the market price for outstanding notes that are not exchanged in the exchange offer may be affected adversely as outstanding notes exchanged pursuant to the exchange offer reduce the float. The reduced float also may make the trading price of the outstanding notes that are not exchanged more volatile.

You must comply with certain procedural requirements in order to participate in the exchange offer.

Issuance of exchange notes in exchange for outstanding notes pursuant to the exchange offer will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal, or an agent’s message in lieu thereof, including all other documents required by such letter of transmittal. Therefore, holders of outstanding notes desiring to tender such outstanding notes in exchange for exchange notes should allow sufficient time to ensure timely delivery. We and the exchange agent are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange. Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See the discussion below under the headings “The Exchange Offer—Resales of the Exchange Notes” and “Plan of Distribution” for more information.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

The exchange notes are new securities for which there is currently no market. We do not intend to have the outstanding notes or any exchange notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation system. The initial purchasers of the outstanding notes have advised us that they currently intend to make a market in the outstanding notes, and the exchange notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the outstanding notes or exchange notes, and they may discontinue their market making activities at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer or while the effectiveness of a shelf registration statement is pending. Therefore, we cannot assure you as to the development or liquidity of any trading market for the outstanding notes or the exchange notes. The liquidity of any market for the outstanding notes or the exchange notes will depend on a number of factors, including:

•	the number of holders of notes;

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the outstanding notes for the exchange notes;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the notes; and

•	prevailing interest rates.

Changes in our credit ratings may adversely affect your investment in the notes.

Our notes are currently rated BBB- by Standard & Poor’s, BBB- by Fitch Ratings and Ba1 by Moody’s Investors Service. These ratings, which are based on current information furnished to the rating agencies by us and obtained from other sources, are subject to revision or withdrawal at any time by the rating agencies. Therefore, we may not be able to maintain these credit ratings. Actual or anticipated changes in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the value and liquidity of the notes. Ratings are not recommendations to purchase, hold or sell the notes, in as much as a rating does not comment as to market price or suitability for a particular investor.

General Real Estate Risks

Our performance is subject to risks associated with real estate investment.

We are a real estate company that derives most of our income from the ownership and operation of our properties. There are a number of factors that may adversely affect the income that our properties generate, including the following:

•	Economic Downturns. Downturns in the national economy, particularly in the Southeast, generally will negatively impact the demand and rental rates for our properties.

•	Oversupply of Space. An oversupply of space in our markets would typically cause rental rates and occupancies to decline, making it more difficult for us to lease space at attractive rental rates.

•

Competitive Properties. If our properties are not as attractive to tenants (in terms of rents, services, condition or location) as properties owned by our competitors, we could lose tenants to those properties or receive lower rental rates.

•

Renovation Costs. In order to maintain the quality of our properties and successfully compete against other properties, we periodically have to spend money to maintain, repair and renovate our properties.

•

Customer Risk. Our performance depends on our ability to collect rent from our customers. Our financial condition could be adversely affected by financial difficulties experienced by a major customer, or by a number of smaller customers, including bankruptcies, insolvencies or general downturns in business.

•

Reletting Costs. As leases expire, we try to either relet the space to the existing customer or attract a new customer to occupy the space. In either case, we likely will incur significant costs in the process, including potentially substantial tenant improvement expense or lease incentives. In addition, if market rents have declined since the time the expiring lease was executed, the terms of any new lease likely will not be as favorable to us as the terms of the expiring lease, thereby reducing the rental revenue earned from that space.

•

Regulatory Costs. There are a number of government regulations, including zoning, tax and accessibility laws, that apply to the ownership and operation of our properties. Compliance with existing and newly adopted regulations may require us to incur significant costs on our properties.

•

Rising Operating Costs. Costs of operating our properties, such as real estate taxes, utilities, insurance, maintenance and other costs, can rise faster than our ability to increase rental income. While we do receive some additional rent from our tenants that is based on recovering a portion of operating expenses, generally increased operating expenses will negatively impact our net operating income. Our revenues and expense recoveries are subject to longer term leases and may not be quickly increased sufficient to recover an increase in operating costs and expenses.

•

Fixed Nature of Costs. Most of the costs associated with owning and operating a property are not necessarily reduced when circumstances such as market factors and competition cause a reduction in rental revenues from the property. Increases in such fixed operating expenses, such as increased real estate taxes or insurance costs, would reduce our net income.

•

Environmental Problems. Federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real property to investigate and clean up hazardous or toxic substances or petroleum product releases at the property. The clean up can be costly. The presence of or failure to clean up contamination may adversely affect our ability to sell or lease a property or to borrow funds using a property as collateral.

•

Competition. A number of other major real estate investors with significant capital compete with us. These competitors include publicly-traded REITs, private REITs, private real estate investors and private institutional investment funds.

Future acquisitions and development properties may fail to perform in accordance with our expectations and may require renovation and development costs exceeding our estimates.

In the normal course of business, we typically evaluate potential acquisitions, enter into non-binding letters of intent, and may, at any time, enter into contracts to acquire additional properties. Our acquisition investments may fail to perform in accordance with our expectations due to lease up risk, renovation cost risks and other factors. In addition, the renovation and improvement costs we incur in bringing an acquired property up to market standards may exceed our estimates. We may not have the financial resources to make suitable acquisitions or renovations on favorable terms or at all.

In addition to acquisitions, we periodically consider developing and constructing properties. Risks associated with development and construction activities include:

•	the unavailability of favorable financing;

•	construction costs exceeding original estimates;

•	construction and lease-up delays resulting in increased debt service expense and construction costs; and

•	lower than anticipated occupancy rates and rents at a newly completed property causing a property to be unprofitable.

If new developments are financed through construction loans, there is a risk that, upon completion of construction, permanent financing for newly developed properties will not be available or will be available only on disadvantageous terms. Development activities are also subject to risks relating to our ability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental and utility company authorizations.

Illiquidity of real estate investments and the tax effect of dispositions could significantly impede our ability to sell assets or to respond to favorable or adverse changes in the performance of our properties.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties in our portfolio in response to changing economic, financial and investment conditions is limited. In addition, we have a significant amount of mortgage debt under which we could incur significant prepayment penalties if such loans were paid off in connection with the sale of the underlying real estate assets. Such loans, even if assumed by a buyer rather than being paid off, could reduce the sale proceeds we receive if we sold such assets.

We intend to continue to sell some of our properties in the future. However, we cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

Certain of our properties have low tax bases relative to their fair value, and accordingly, the sale of such assets would generate significant taxable gains unless we sold such properties in a tax-free exchange under Section 1031 of the Internal Revenue Code or another tax-free or tax-deferred transaction. For an exchange to qualify for tax-deferred treatment under Section 1031, the net proceeds from the sale of a property must be held by an escrow agent until applied toward the purchase of real estate qualifying for gain deferral. Given the competition for properties meeting our investment criteria, there could be a delay in reinvesting such proceeds. Any delay in using the reinvestment proceeds to acquire additional income producing assets would reduce our income from operations.

In addition, the sale of certain properties acquired in the J.C. Nichols Company merger in July 1998, including assets acquired in connection with Section 1031 exchanges with properties originally acquired in the J.C. Nichols Company merger, would require the Company to pay corporate-level tax under Section 1374 of the Internal Revenue Code on the built-in gain relating to such properties unless such properties were sold in a tax-free exchange under Section 1031 of the Internal Revenue Code or another tax-free or tax-deferred transaction. We would be required under the partnership agreement to reimburse the Company for such taxes. This tax will no longer apply after July 2008 because we will have owned the properties for 10 years or more. As a result, we may choose not to sell these properties even if the Company’s management determines that such a sale would otherwise be in our best interest. We have no current plans to dispose of any properties in a manner that would require the Company to pay corporate-level tax under Section 1374. However, we would consider doing so if the Company’s management determines that a sale of a property would be in our best interest based on consideration of a number of factors, including the price being offered for the property, the operating performance of the property, the tax consequences of the sale and other factors and circumstances surrounding the proposed sale.

Because holders of our Common Units may suffer adverse tax consequences upon the sale of some of our properties, the ownership of Common Units by the Company’s officers and directors could compromise their independent judgment, which could result in actions that are not in our best interests.

Holders of Common Units may suffer adverse tax consequences upon the sale of certain properties. Therefore, holders of Common Units, including certain of our officers and directors, may seek to influence us not to sell certain properties even if such sale might be financially advantageous to creditors, holders of the notes or the Operating Partnership as a whole or influence us to enter into tax deferred exchanges with the proceeds of such sales when such a reinvestment might not otherwise be in our best interests.

The success of our joint venture activity depends upon our ability to work effectively with financially sound partners.

Instead of owning properties directly, we have in some cases invested, and may continue to invest, as a partner or a co-venturer with one or more third parties. Under certain circumstances, this type of investment may involve risks not otherwise present, including the possibility that a partner or co-venturer might become bankrupt or that a partner or co-venturer might have business interests or goals inconsistent with ours. Also, such a partner or co-venturer may take action contrary to our instructions or requests or contrary to provisions in our joint venture agreements that could harm us. During 2006, approximately 11.4% of our net income was derived from equity in earnings of unconsolidated affiliates.

Our insurance coverage on our properties may be inadequate.

We carry comprehensive insurance on all of our properties, including insurance for liability, fire, windstorms, flood and business interruption. Insurance companies, however, limit coverage against certain types of losses, such as losses due to terrorist acts, named windstorms and toxic mold. Thus, we may not have insurance coverage, or sufficient insurance coverage, against certain types of losses and/or there may be decreases in the limits of insurance available. Should an uninsured loss or a loss in excess of our insured limits occur, we could lose all or a portion of the capital we have invested in a property or properties, as well as the anticipated future revenue from the property or properties. If any of our properties were to experience a catastrophic loss, it could disrupt our operations, delay revenue and result in large expenses to repair or rebuild the property. Such events could adversely affect our ability to make payments of principal and interest on the notes.

Financing Risks

Our use of debt to finance our operations could have a material adverse effect on our cash flow and our ability to make payments of principal and interest on the notes and distributions to stockholders.

We are subject to risks normally associated with debt financing, such as the sufficiency of cash flow to meet required payment obligations, difficulty in complying with financial ratios and other covenants and the ability to refinance existing indebtedness. Increases in interest rates on our variable rate debt would increase our interest expense. If we fail to comply with the financial ratios and other covenants under our credit facilities, we would likely not be able to borrow any further amounts under such facilities, which could adversely affect our ability to fund our operations, and our lenders could accelerate outstanding debt.

We generally do not intend to reserve funds to retire the notes or other existing secured or unsecured debt upon maturity. We may not be able to repay, refinance or extend any or all of our debt at maturity or upon any acceleration. If any refinancing is done at higher interest rates, the increased interest expense could adversely affect our cash flow and ability to make payments of principal and interest on the notes and to pay dividends to stockholders. Any such refinancing could also impose tighter financial ratios and other covenants that restrict our ability to take actions that could otherwise be in our best interest, such as funding new development activity, making opportunistic acquisitions or paying distributions. If we do not meet our mortgage financing obligations, any properties securing such indebtedness could be foreclosed on, which would have a material adverse effect on our cash flow and ability to make payments of principal and interest on the notes and distributions to stockholders.

Tax and Other Risks

Failure of the Company to qualify as a REIT could have a material adverse effect on the Operating Partnership.

The Operating Partnership, in general, and the holders of the notes, in particular, must rely on the Company, as our general partner, to manage the affairs and business of the Operating Partnership. The Company is subject to certain risks that may affect its financial and other conditions, including particularly adverse consequences if it fails to qualify as a REIT for federal income tax purposes. While the Company intends to operate in a manner that will allow it to continue to qualify as a REIT, we cannot assure you that it will remain qualified as such in the future. Many of the requirements for taxation as a REIT are highly technical and complex and depend upon various factual matters and circumstances that may not be entirely within our control. For example, to qualify as a REIT, at least 95.0% of the Company’s gross income must come from certain sources that are itemized in the REIT tax laws. The Company is also required to distribute to stockholders at least 90.0% of its REIT taxable income, excluding capital gains. The fact that the Company holds substantially all of the assets through the Operating Partnership and its subsidiaries further complicates the application of the REIT requirements. Even a technical or inadvertent mistake could jeopardize the Company’s REIT status. Furthermore, Congress and the Internal Revenue Service (“IRS”) might change the tax laws and regulations and the courts might issue new rulings that make it more difficult, or impossible, for the Company to remain qualified as a REIT. If the Company fails to qualify as a REIT, it would be subject to federal income tax at regular corporate rates and would, therefore, have less cash available for investments or payment of principal and interest to holders of the notes. This would likely have a significant adverse effect on the Operating Partnership’s financial condition and the value of the notes.

Material weaknesses in the Company’s internal control over financial reporting could cause a material misstatement of the Operating Partnership’s financial statements. Additionally, no assurance can be provided that we will be able to prevent or detect material misstatements to our financial statements in the future.

The Company, which is the general partner of the Operating Partnership and conducts substantially all of its operations through the Operating Partnership, has reported in its SEC filings that its internal control over financial reporting was not effective at December 31, 2006 due to material weaknesses as of such date in the internal control environment associated with accounting for real estate assets. For a discussion of these material weaknesses that existed as of December 31, 2006, see “Controls and Procedures.” A material weakness is a significant deficiency, or a combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Although the Operating Partnership is not required under Section 404 of the Sarbanes-Oxley Act of 2002 to report on the effectiveness of its internal control over financial reporting because it is not an accelerated filer, the Company’s management believes that material weaknesses in the Company’s internal control over financial reporting also represent material weaknesses in our internal control over financial reporting, which could cause a material misstatement of the Operating Partnership’s financial statements. Although the Company has taken various measures to improve its internal control over financial reporting, the Company has not yet completed all of its planned remediation activities nor been required to undertake an evaluation of its internal control over financial reporting since December 31, 2006. Therefore, we cannot provide any assurances that the material weaknesses described above have been sufficiently remediated as of the date of this prospectus. In addition, no assurance can be provided that we will be able to prevent or detect material misstatements to our financial statements in the future. Furthermore, because of the material weaknesses that have existed in the Company’s internal control over financial reporting, we cannot assure you that the Operating Partnership’s disclosure controls and procedures are currently effective.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus may contain forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects under this section and under the heading “Business.” You can identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “intend” or other similar words. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that our plans, intentions or expectations will be achieved. When considering such forward-looking statements, you should keep in mind the following important factors that could cause our actual results to differ materially from those contained in any forward-looking statement:

•	development activity by our competitors in our existing markets could result in an excessive supply of office, industrial and retail properties relative to tenant demand;

•	the financial condition of our tenants could deteriorate;

•	we may not be able to complete development, acquisition, reinvestment, disposition or joint venture projects as quickly or on as favorable terms as anticipated;

•	we may not be able to lease or release space quickly or on as favorable terms as old leases;

•	increases in interest rates would increase our debt service costs;

•

we may not be able to meet our liquidity requirements or obtain capital on favorable terms to fund our working capital needs and growth initiatives or to repay or refinance outstanding debt upon maturity;

•	we could lose key executive officers; and

•	our southeastern and midwestern markets may suffer unexpected declines in economic growth.

This list of risks and uncertainties, however, is not intended to be exhaustive. You should also review the other cautionary statements we make in “Risk Factors” set forth elsewhere in this prospectus.

Given these uncertainties, you should not place undue reliance on forward-looking statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements to reflect any future events or circumstances or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes, we will receive in exchange a like principal amount of outstanding notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Three Months Ended March 31, 2007	2006	2005	2004	2003	2002
Ratio of earnings to fixed charges	2.00x	1.31x	1.20x	1.14x	1.01x	1.19x

For purposes of computing these ratios, earnings have been calculated by adding fixed charges, excluding capitalized interest, to income (loss) from continuing operations. Fixed charges consist (if applicable) of interest costs, whether expensed or capitalized, the interest component of rental expense and amortization of debt issuance costs.

SELECTED FINANCIAL DATA

The following selected financial data as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 is derived from the Operating Partnership’s audited Consolidated Financial Statements included elsewhere herein. The following selected financial data as of March 31, 2007 is derived from the Operating Partnership’s Consolidated Financial Statements for the three months ended March 31, 2007 included elsewhere herein. The selected financial data as of December 31, 2004, 2003 and 2002 and for each of the two years in the period ended December 31, 2003 is derived from previously issued financial statements and, as required by SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” (“SFAS No. 144”), results and balance sheet data for the years ended December 31, 2005, 2004, 2003 and 2002 were reclassified from previously reported amounts to reflect in discontinued operations the operations for those properties sold or held for sale in 2006 which qualified for discontinued operations presentation. The information in the following table should be read in conjunction with the Operating Partnership’s Consolidated Financial Statements and related notes included herein ($ in thousands, except per unit data):

	Three Months Ended March 31, 2007	Years Ended December 31,
		2006	2005	2004	2003	2002
	(unaudited)
Rental and other revenues	$108,724	$416,695	$396,075	$389,587	$414,745	$424,539
Income from continuing operations	$36,667	$37,913	$26,883	$20,062	$5,336	$33,479
Income/(loss) from continuing operations available for common unitholders	$32,554	$19,047	$(4,627)	$(10,790)	$(25,516)	$2,627
Net income	$56,529	$56,307	$65,252	$42,964	$42,249	$87,326
Net income available for common unitholders	$52,416	$37,441	$33,742	$12,112	$11,397	$56,474
Net income per common unit—basic:
Income/(loss) from continuing operations	$0.54	$0.32	$(0.08)	$(0.18)	$(0.43)	$0.05
Net income	$0.87	$0.63	$0.57	$0.21	$0.19	$0.95
Net income per common unit—diluted:
Income/(loss) from continuing operations	$0.53	$0.31	$(0.08)	$(0.18)	$(0.43)	$0.04
Net income	$0.85	$0.61	$0.57	$0.21	$0.19	$0.94
Distributions declared per common unit	$0.425	$1.70	$1.70	$1.70	$1.86	$2.34

	Three Months Ended March 31, 2007	December 31,
		2006	2005	2004	2003	2002
	(unaudited)
Balance Sheet Data:
Total assets	$2,844,263	$2,837,649	$2,901,858	$3,232,062	$3,497,663	$3,695,227
Total mortgages and notes payable	$1,487,355	$1,464,266	$1,471,616	$1,572,574	$1,718,274	$1,796,167
Financing obligations	$35,529	$35,530	$34,154	$65,309	$125,777	$122,666
Co-venture obligation	$—	$—	$—	$—	$—	$43,511

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis in conjunction with the accompanying Consolidated Financial Statements and related notes contained elsewhere in this prospectus.

OVERVIEW

The Operating Partnership is managed by its sole general partner, the Company, a fully integrated, self-administered and self-managed equity REIT that provides leasing, management, development, construction and other customer-related services for our properties and for third parties. The Company conducts substantially all of its activities through the Operating Partnership. Other than 22.4 acres of undeveloped land, 13 rental residential units and the Company’s interest in the Kessinger/Hunter, LLC and 4600 Madison Associates, LLC joint ventures, which collectively have a net book value of approximately $6 million at March 31, 2007, all of the Company’s assets are owned directly or indirectly by the Operating Partnership. The partnership agreement provides that the Operating Partnership will assume and pay when due, or reimburse the Company for payment of, all costs and expenses relating to the ownership and operations of, or for the benefit of, the Operating Partnership. The partnership agreement further provides that all expenses of the Company are deemed to be incurred for the benefit of the Operating Partnership. As of March 31, 2007, the Company owned or had an interest in 385 in-service office, industrial and retail properties, encompassing approximately 33.9 million square feet, which includes 17 in-service office and industrial development properties that had not yet reached 95% stabilized occupancy aggregating approximately 2.6 million square feet, and 527 rental residential units. As of that date, the Company also owned development land and other properties under development as described under “Business” above. The Company is based in Raleigh, North Carolina, and its properties and development land are located in Florida, Georgia, Iowa, Kansas, Maryland, Missouri, North Carolina, South Carolina, Tennessee and Virginia.

At March 31, 2007, the Company owned 93.2% of the Common Units in the Operating Partnership.

Results of Operations

Approximately 81.8% of our rental and other revenue from continuing operations is derived from our office properties. As a result, while we own and operate a limited number of industrial, retail and residential properties, our operating results depend heavily on successfully leasing our office properties. Furthermore, since approximately 65% of our annualized revenues from office properties come from properties located in Florida, Georgia, North Carolina and Tennessee, economic growth in those states is and will continue to be an important determinative factor in predicting our future operating results.

The key components affecting our rental revenue stream are dispositions, acquisitions, new developments placed in service, average occupancy and rental rates. Average occupancy generally increases during times of improving economic growth, as our ability to lease space outpaces vacancies that occur upon the expirations of existing leases. Average occupancy generally declines during times of slower economic growth, when new vacancies tend to outpace our ability to lease space. Asset acquisitions, dispositions and new developments placed in service directly impact our rental revenues and could impact our average occupancy, depending upon the occupancy rate of the properties that are acquired, sold or placed in service. A further indicator of the predictability of future revenues is the expected lease expirations of our portfolio. As a result, in addition to seeking to increase our average occupancy by leasing current vacant space, we also must concentrate our leasing efforts on renewing leases on expiring space. For more information regarding our lease expirations, see “Properties – Lease Expirations.”

Whether or not our rental revenue tracks average occupancy proportionally depends upon whether rents under new leases signed are higher or lower than the rents under the previous leases. The average rental rate per square foot on second generation and renewal leases signed in the Wholly Owned Properties compared to the rent under the previous leases (based on straight line rental rates) was 2.5% higher in 2006, 2.2% lower in 2005 and 1.5% lower in 2004. The annualized rental revenues from second generation leases signed during any particular year is generally less than 15% of our total annual rental revenues.

Our expenses primarily consist of rental property expenses, depreciation and amortization, general and administrative expenses and interest expense. Rental property expenses are expenses associated with our ownership and operation of rental properties and include expenses that vary somewhat, such as common area maintenance and utilities, and relatively fixed expenses, such as property taxes and insurance. Some of these variable expenses may be lower when our average occupancy declines. Depreciation and amortization is a non-cash expense associated with the ownership of real property and generally remains relatively consistent each year, unless we buy or sell assets, since we depreciate our properties on a straight-line basis over fixed lives. General and administrative expenses, net of amounts capitalized, consist primarily of management and employee salaries and other personnel costs, corporate and division overhead and long-term incentive compensation. Interest expense depends primarily upon the amount of our borrowings, the weighted average interest rates on our debt and the amount of interest capitalized on development projects.

We record in “equity in earnings of unconsolidated affiliates” our proportionate share of net income or loss, adjusted for purchase accounting effects, of our unconsolidated joint ventures.

Additionally, SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” requires us to record net income received from properties sold or held for sale that qualify as discontinued operations under SFAS No. 144 separately as “income from discontinued operations.” As a result, we separately record revenues and expenses from these qualifying properties. As also required by SFAS No. 144, prior period results are reclassified to reflect the operations for such properties in discontinued operations.

Liquidity and Capital Resources

We incur capital expenditures to lease space to our customers and to maintain the quality of our properties to successfully compete against other properties. Tenant improvements are the costs required to customize the space for the specific needs of the customer. Lease commissions are costs incurred to find the customer for the space. Lease incentives are costs paid to or on behalf of tenants to induce them to enter into leases and that do not relate to customizing the space for the tenant’s specific needs. Building improvements are recurring capital costs not related to a customer to maintain the buildings. As leases expire, we either attempt to relet the space to an existing customer or attract a new customer to occupy the space. Generally, customer renewals require lower leasing capital expenditures than reletting to new customers. However, market conditions such as supply of available space in the market, as well as demand for space, drive not only customer rental rates but also tenant improvement costs. Leasing capital expenditures are amortized over the term of the lease and building improvements are depreciated over the appropriate useful life of the assets acquired. Both are included in depreciation and amortization in results of operations.

Because the Company is a REIT, our partnership agreement requires us to distribute at least enough cash for the Company to be able to distribute at least 90.0% of its REIT taxable income, excluding capital gains, to its stockholders. We generally use rents received from customers and proceeds from sales of non-core development land to fund our operating expenses, recurring capital expenditures and stockholder dividends. To fund property acquisitions, development activity or building renovations, we may sell other assets and may incur debt from time to time. Our debt generally consists of mortgage debt, unsecured debt securities and borrowings under our revolving credit facility.

As of May 1, 2007, we had approximately $417 million of additional combined borrowing availability under our unsecured revolving credit facility and under our secured revolving construction credit facility.

Our revolving credit facility and the indenture governing our outstanding long-term unsecured debt securities require us to satisfy various operating and financial covenants and performance ratios. As a result, to ensure that we do not violate the provisions of these debt instruments, we may from time to time be limited in undertaking certain activities that may otherwise be in the best interest of our unitholders, such as repurchasing partnership units, acquiring additional assets, increasing the total amount of our debt or increasing unitholder distributions. We review our current and expected operating results, financial condition and planned strategic actions on an ongoing basis for the purpose of monitoring our continued compliance with these covenants and ratios. Any unwaived event of default could result in an acceleration of some or all of our debt, severely restrict our ability to incur additional debt to fund short- and long-term cash needs or result in higher interest expense.

To generate additional capital to fund our growth and other strategic initiatives and to lessen the ownership risks typically associated with owning 100.0% of a property, we may sell some of our properties or contribute them to joint ventures. When we create a joint venture with a strategic partner, we usually contribute one or more properties that we own and/or vacant land to a newly formed entity in which we retain an interest of 50.0% or less. In exchange for our equal or minority interest in the joint venture, we generally receive cash from the partner and retain some or all of the management income relating to the properties in the joint venture. The joint venture itself will frequently borrow money on its own behalf to finance the acquisition of, and/or leverage the return upon, the properties being acquired by the joint venture or to build or acquire additional buildings. Such borrowings are typically on a non-recourse or limited recourse basis. We generally are not liable for the debts of our joint ventures, except to the extent of our equity investment, unless we have directly guaranteed any of that debt. In most cases, we and/or our strategic partners are required to guarantee customary exceptions to non-recourse liability in non-recourse loans. See Note 11 to the Consolidated Financial Statements for the three months ended March 31, 2007 and Note 15 to the Consolidated Financial Statements for the year ended December 31, 2006 for additional information on certain debt guarantees. We have historically also sold additional Common Units or Preferred Units to fund additional growth or to reduce our debt, but we have limited those efforts since 1998 because funds generated from our capital recycling program in recent years have provided sufficient funds to satisfy our liquidity needs. In addition, we have recently used funds from our capital recycling program to redeem Common Units and Preferred Units for cash.

RESULTS OF OPERATIONS

In accordance with SFAS No. 144 and as described in Note 9 to the Consolidated Financial Statements for the three months ended March 31, 2007, we reclassified the operations and/or gain/(loss) from disposal of certain properties to discontinued operations for all periods presented if the operations and cash flows have been or will be eliminated from our ongoing operations and we will not have any significant continuing involvement in the operations after the disposal transaction and the properties were either sold during 2006 and the first three months of 2007 or were held for sale at March 31, 2007. There were no properties sold during 2006 and the first three months of 2007 that did not meet the conditions as stipulated by SFAS No. 144.

Three Months Ended March 31, 2007 and 2006

The following table sets forth information regarding our unaudited results of operations for the three months ended March 31, 2007 and 2006 ($ in millions):

	Three Months Ended March 31,		2007 to 2006
	2007	2006	$Change	% of Change
Rental and other revenues	$108.7	$101.0	$7.7	7.6%
Operating expenses:
Rental property and other expenses	38.9	35.8	3.1	8.7
Depreciation and amortization	29.7	27.6	2.1	7.6
General and administrative	11.0	8.8	2.2	25.0

Total operating expenses	79.6	72.2	7.4	10.2

Interest expenses:
Contractual	22.6	23.8	(1.2)	(5.0)
Amortization of deferred financing costs	0.6	0.7	(0.1)	(14.3)
Financing obligations	1.0	0.9	0.1	11.1

	24.2	25.4	(1.2)	(4.7)
Other income:
Interest and other income	1.4	1.8	(0.4)	(22.2)

	1.4	1.8	(0.4)	(22.2)
Income before disposition of property, insurance gain, minority interest and equity in earnings of unconsolidated affiliates	6.3	5.2	1.1	21.2
Gains on disposition of property, net	16.7	4.3	12.4	288.4
Gain from property insurance settlement	4.1	—	4.1	100.0
Minority interest	(0.1)	(0.1)	—	—
Equity in earnings of unconsolidated affiliates	9.7	1.9	7.8	410.5

Income from continuing operations	36.7	11.3	25.4	224.8
Discontinued operations:
Income from discontinued operations	0.1	1.6	(1.5)	(93.8)
Gains on sales of discontinued operations	19.7	1.5	18.2	1,213.3

	19.8	3.1	16.7	538.7

Net income	56.5	14.4	42.1	292.4
Distributions on Preferred Units	(4.1)	(4.7)	0.6	12.8
Excess of Preferred Unit redemption cost over carrying value	—	(1.8)	1.8	100.0

Net income available for common unitholders	$52.4	$7.9	$44.5	563.3%

Rental and Other Revenues

The increase in rental and other revenues from continuing operations was primarily the result of higher average occupancy in 2007 as compared to 2006, the contribution from developed properties placed in service in 2006 and the first three months of 2007 and higher escalation income in 2007 as a result of the increase in operating expenses for the same period. These increases were partly offset by an approximate $0.8 million decrease in lease termination fees from 2006 to 2007.

Rental Property and Other Expenses

Rental and other operating expenses from continuing operations (real estate taxes, utilities, insurance, repairs and maintenance and other property-related expenses) increased $3.1 million in the first quarter of 2007 compared to the first quarter of 2006, primarily as a result of general inflationary increases in certain operating expenses, such as utility costs, insurance costs and real estate taxes. In addition, rental property and operating expenses of developed properties placed in service in 2006 and the three months ended March 31, 2007 contributed to the increase in the first quarter of 2007.

Rental revenues less rental and other operating expenses increased in 2007 compared to 2006. However, although we recover a portion of operating costs from our tenants, which recoveries are included in rental revenues, the increase in operating costs in 2007 was proportionately higher than the increase in revenue, resulting in a slight reduction in the percentage of rental revenues less rental and other operating expenses to rental revenues compared to 2006.

The increase in depreciation and amortization is primarily a result of the contribution from development properties placed in service in 2006 and the three months ended March 31, 2007, and an increase in building improvements, tenant improvements and deferred leasing costs related to those buildings placed in service.

The $2.2 million increase in general and administrative expenses was primarily related to higher salary and fringe benefit costs, including stock-based compensation and employer taxes related to stock options exercised in the first quarter, higher audit fees and higher costs written off in 2007 related to the termination of certain development projects.

Interest Expense

The decrease in contractual interest was primarily due to a slight decrease in weighted average interest rates on outstanding debt from 6.9% in the three months ended March 31, 2006 to 6.8% in the three months ended March 31, 2007 and an increase of $1.5 million in capitalized interest from the three months ended March 31, 2006 to the three months ended March 31, 2007 due to our increased development activity. Partly offsetting these decreases was an increase in average borrowings from $1.42 billion in the three months ended March 31, 2006 to $1.45 billion in the three months ended March 31, 2007.

Gains on Disposition of Property; Gain from Property Insurance Settlement; Minority Interest; Equity in Earnings of Unconsolidated Affiliates

Net gains on dispositions of properties not classified as discontinued operations were $16.7 million in the three months ended March 31, 2007 compared to $4.3 million for the three months ended March 31, 2006. Gains are dependent on the specific assets sold, their historical cost basis and other factors, and can vary significantly from period to period. See Note 4 to the Consolidated Financial Statements for the three months ended March 31, 2007 for further discussion.

In the first quarter of 2007, we recorded a $4.1 million gain from finalization of a prior year insurance claim.

Equity in earnings of unconsolidated affiliates increased $7.8 million from 2006. The increase was primarily a result of the sale of five properties by our DLF I joint venture, pursuant to which the joint venture recognized a gain of approximately $9.3 million, resulting in an increase of approximately $2.1 in equity in earnings of unconsolidated affiliates in 2007. Additionally, in 2007, DLF I received a lease termination fee of $4.6 million, which resulted in an increase of approximately $1.0 in equity in earnings of unconsolidated affiliates. In addition, in 2007, the Weston Lakeside joint venture sold 332 rental residential units, recognizing a gain of approximately $11.3 million, which resulted in a increase of approximately $5.0 million in equity in earnings of unconsolidated affiliates. (See Note 2 to the Consolidated Financial Statements for the three months ended March 31, 2007 for further discussion related to these transactions).

Discontinued Operations

In accordance with SFAS No. 144, we classified net income of $19.8 million and $3.1 million, net of minority interest, as discontinued operations for the three months ended March 31, 2007 and 2006, respectively. These amounts relate to 3.3 million square feet of office and industrial property and 156 rental residential units sold during 2006 and the first quarter of 2007. These amounts include net gains on the sale of these properties of $19.7 million and $1.5 million, net of minority interest, in the three months ended March 31, 2007 and 2006, respectively.

Preferred Distributions and Excess of Preferred Unit Redemption Costs in Excess of Carrying Value

Preferred distributions and excess of preferred unit redemption costs decreased $0.6 million due to a redemption of $50 million of Preferred Units in the first quarter of 2006.

Comparison of 2006 to 2005

The following table sets forth information regarding our results of operations for the years ended December 31, 2006 and 2005 ($ in millions). As noted above and as more fully described in Note 1 to the Consolidated Financial Statements for the year ended December 31, 2006, as required by SFAS No. 144, results for the year ended December 31, 2005 were reclassified from previously reported amounts to reflect in discontinued operations the operations for those properties sold or held for sale in 2006 which qualified for discontinued operations presentation.

	Years Ended December 31,		2006 to 2005
	2006	2005	$ Change	% Change
Rental and other revenues	$416.7	$396.1	$20.6	5.2%
Operating expenses:
Rental property and other expenses	153.1	141.3	11.8	8.4
Depreciation and amortization	114.9	109.6	5.3	4.8
Impairment of assets held for use	2.6	7.6	(5.0)	(65.8)
General and administrative	37.1	33.1	4.0	12.1

Total operating expenses	307.7	291.6	16.1	5.5

Interest expense:
Contractual	94.2	98.7	(4.5)	(4.6)
Amortization of deferred financing costs	2.4	3.4	(1.0)	(29.4)
Financing obligations	4.2	5.0	(0.8)	(16.0)

	100.8	107.1	(6.3)	(5.9)

Other income/(expense):
Interest and other income	6.6	6.9	(0.3)	(4.3)
Settlement of bankruptcy claim	1.6	—	1.6	100.0
Loss on debt extinguishments	(0.5)	(0.5)	—	—

	7.7	6.4	1.3	20.3

Income/(loss) before disposition of property, minority interest and equity in earnings of unconsolidated affiliates	15.9	3.8	12.1	318.4
Gains on disposition of property, net	16.2	14.2	2.0	14.1
Minority interest	(0.6)	—	(0.6)	(100.0)
Equity in earnings of unconsolidated affiliates	6.4	8.9	(2.5)	(28.1)

Income from continuing operations	37.9	26.9	11.0	40.9
Discontinued operations:
Income from discontinued operations	3.8	12.6	(8.8)	(69.8)
Gains, net of impairments, on sales of discontinued operations	14.6	25.7	(11.1)	(43.2)

	18.4	38.3	(19.9)	(52.0)

Net income	56.3	65.2	(8.9)	(13.7)
Distributions on preferred units	(17.1)	(27.2)	10.1	37.1
Excess of preferred unit redemption cost over carrying value	(1.8)	(4.3)	2.5	58.1

Net income available for common unitholders	$37.4	$33.7	$3.7	11.0%

Rental and Other Revenues

The increase in rental and other revenues from continuing operations was primarily the result of higher average occupancy in 2006 as compared to 2005, the contribution from developed properties placed in service in the latter part of 2005 and in 2006 and the consolidation of the Markel joint venture effective January 1, 2006, as discussed in Note 1 to the Consolidated Financial Statements for the year ended December 31, 2006. These increases were partly offset by a decrease in lease termination fees from 2005 to 2006 and the recognition of Eastshore as a completed sale which occurred in the third quarter of 2005.

As of the date of this filing, we continue to see modest improvements in employment trends in most of our markets and an improving economic climate in the Southeast. There has been modest but steady positive absorption of office space in most of our markets during the past year. Also, we expect to deliver approximately 1.1 million square feet of new office and industrial development properties by the end of 2007, which are 38% pre-leased (weighted based on investment) as of December 31, 2006. We have sold and expect to sell additional non-core properties in 2007 that will probably be classified as discontinued operations.

Rental Property and Other Expenses

The increase in rental and other operating expenses primarily was a result of general inflationary increases in certain operating expenses, such as salaries, benefits, utility costs and real estate taxes, expenses of developed properties placed in service in the latter part of 2005 and 2006 and the consolidation of the Markel joint venture effective January 1, 2006, as discussed in Note 1 to the Consolidated Financial Statements for the year ended December 31, 2006. These increases were partly offset by a decrease in operating expenses as a result of the recognition of Eastshore as a completed sale which occurred in the third quarter of 2005.

Operating margin, defined as rental and other revenue less rental property and other expenses expressed as a percentage of rental and other revenues, decreased from 64.3% in 2005 to 63.3% in 2006. This decrease in margin was primarily caused by operating expenses increasing from inflationary pressures at a higher rate than our rental revenues and operating cost recoveries.

We expect rental and other operating expenses to increase in 2007 as compared to 2006 from anticipated inflationary increases in certain fixed operating expenses, particularly higher utility costs, and by operating expenses of the development properties placed in service during 2006 and 2007.

The increase in depreciation and amortization is primarily a result of the contribution from developed properties placed in service in the latter part of 2005 and in 2006 and the consolidation of the Markel joint venture effective January 1, 2006, as discussed in Note 1 to the Consolidated Financial Statements for the year ended December 31, 2006. These increases were partly offset by a decrease related to the recognition of Eastshore as a completed sale which occurred in the third quarter of 2005.

For 2006, one office property had indicators of impairment where the carrying value exceeded the sum of the estimated undiscounted future cash flows. Therefore, an impairment of assets held for use of $2.6 million was recorded in the year ended December 31, 2006. For 2005, one land parcel and one office property had indicators of impairment where the carrying value exceeded the sum of estimated undiscounted future cash flows. Therefore, impairments of assets held for use aggregating $7.6 million were recorded in the year ended December 31, 2005.

The increase in general and administrative expenses was primarily related to higher annual and long-term incentive compensation costs and from deferred compensation, a portion of which is recognized based on increases in the total return on the Company’s Common Stock, which was 50.6% in 2006, higher salary and fringe benefit costs from annual employee wage and salary increases, inflationary effects on other general and administrative expenses and costs related to the retirement of a certain officer at June 30, 2006.

In 2007, general and administrative expenses are expected to decrease slightly as the total return-based equity incentive compensation and deferred compensation costs are expected to be lower than in 2006, partly offset by anticipated inflationary increases in non-equity compensation, benefits and other costs.

Interest Expense

The decrease in contractual interest was primarily due to a decrease in average borrowings from $1,508 million in the year ended December 31, 2005 to $1,441 million in the year ended December 31, 2006, partially offset by an increase in weighted average interest rates on outstanding debt from 6.76% in the year ended December 31, 2005 to 6.92% in the year ended December 31, 2006. In addition, capitalized interest in 2006 was approximately $2.1 million higher compared to 2005 due to increased development activity and higher average construction and development costs. Interest allocated to discontinued operations was $1.2 million in 2005 compared to $0.6 million in 2006.

The decrease in amortization of deferred financing costs was primarily related to obtaining the new revolving credit facility in May 2006, as discussed further in the Note 5 to the Consolidated Financial Statements for the year ended December 31, 2006, resulting in a reduction of amortization of deferred financing costs of approximately $1.0 million from 2005 to 2006.

The decrease in interest from financing obligations was primarily a result of the completed sale of three buildings in Richmond, Virginia (the Eastshore transaction) in the third quarter of 2005 and the elimination of the related financing obligation. Partly offsetting this decrease was an increase in 2006 related to SF-HIW Harborview Plaza LP primarily from amortization of the option discount, as described in Note 3 to the Consolidated Financial Statements for the year ended December 31, 2006.

Total interest expense is expected to decline in 2007 primarily from lower average interest rates as a result of completed and planned debt refinancings in late 2006 and early 2007 at rates that are lower than the prior debt and higher capitalized interest from increased development project costs in 2007 compared to 2006. Average debt balances are not expected to vary materially from 2006 in 2007 since we generally expect to fund costs associated with our development activity in 2007 with proceeds from property dispositions.

Settlement of Bankruptcy Claim

In 2006, we received a settlement of a bankruptcy claim in the amount of $1.6 million related to leases with a former tenant that were terminated in 2003. See Note 18 to the Consolidated Financial Statements for the year ended December 31, 2006 for further discussion.

Loss on Debt Extinguishments

In 2006, we had $0.5 million from losses on early extinguishments of debt, including our old revolving credit facility and bank term loan, which were paid off in the second quarter of 2006 upon the closing of our new revolving credit facility. The $0.5 million of loss in 2005 relates to loans that were paid off early in 2005 from proceeds raised from disposition activities.

Gains on Disposition of Property; Minority Interest; Equity in Earnings of Unconsolidated Affiliates

Gains, net of impairments, on dispositions of properties not classified as discontinued operations were $16.2 million in the year ended December 31, 2006 compared to $14.2 million for the year ended December 31, 2005; the components of net gains are described in Note 4 to the Consolidated Financial Statements for the year ended December 31, 2006. Gains are dependent on the specific assets sold, their historical cost basis and other factors, and can vary significantly from period to period.

Minority interest in 2006 consists of $0.6 million from the consolidation of the Markel joint venture, the accounting for which changed from equity method to consolidation effective January 1, 2006, as described in Note 1 to the Consolidated Financial Statements for the year ended December 31, 2006.

The decrease in equity in earnings of unconsolidated affiliates primarily resulted from the consolidation of the Markel joint venture in 2006, and from $0.7 million of our share of a loss on early debt extinguishment from refinancing of loans in the Des Moines joint ventures in the third quarter of 2006. The Markel joint venture contributed $0.8 million to equity in earnings of unconsolidated affiliates during the year ended December 31, 2005. In addition, capitalization of interest ceased and full depreciation commenced beginning December 2005 for the office property in the Plaza Colonnade, LLC joint venture which caused an approximate $0.6 million reduction in equity in earnings of unconsolidated affiliates in 2006 compared to 2005.

Discontinued Operations

In accordance with SFAS No. 144, we classified net income of $18.4 million and $38.3 million as discontinued operations for the year ended December 31, 2006 and 2005, respectively. These amounts relate to 7.6 million square feet of office and industrial properties and 173 residential units sold during 2005 and 2006 and 0.3 million square feet of property held for sale at December 31, 2006. These amounts include net gains on the sale of these properties of $14.6 million and $25.7 million in the year ended December 31, 2006 and 2005, respectively.

Preferred Unit Distributions and Excess of Preferred Unit Redemption Costs in Excess of Carrying Value

The decreases in Preferred Unit distributions and excess of Preferred Unit redemption costs over carrying value were due to the redemptions of $130.0 million of Preferred Units in the third quarter of 2005 and $50.0 million of Preferred Units in the first quarter of 2006.

Net Income and Net Income Allocable to Common Unitholders

We recorded net income of $56.3 million in 2006 compared to $65.2 million in 2005, and net income allocable to common unitholders of $37.4 million in 2006 compared to $33.7 million in 2005; these changes resulted from the various factors described above.

Comparison of 2005 to 2004

The following table sets forth information regarding our results of operations for the years ended December 31, 2005 and 2004 ($ in millions). As noted above and as more fully described in Note 1 to the Consolidated Financial Statements for the year ended December 31, 2006, as required by SFAS No. 144, results for the years ended December 31, 2005 and 2004 were reclassified from previously reported amounts to reflect in discontinued operations the operations for those properties sold or held for sale in 2006 which qualified for discontinued operations presentation.

	Years Ended December 31,		2005 to 2004
	2005	2004	$ Change	% Change
Rental and other revenues	$396.1	$389.6	$6.5	1.7%
Operating expenses:
Rental property and other expenses	141.3	137.4	3.9	2.8
Depreciation and amortization	109.6	108.8	0.8	0.7
Impairment of assets held for use	7.6	—	7.6	100.0
General and administrative	33.1	41.4	(8.3)	(20.0)

Total operating expenses	291.6	287.6	4.0	1.4

Interest expense:
Contractual	98.7	104.6	(5.9)	(5.6)
Amortization of deferred financing costs	3.4	3.7	(0.3)	(8.1)
Financing obligations	5.0	10.0	(5.0)	(50.0)

	107.1	118.3	(11.2)	(9.5)

Other income/expense:
Interest and other income	6.9	5.8	1.1	19.0
Settlement of bankruptcy claim	—	14.4	(14.4)	(100.0)
Loss on debt extinguishments	(0.5)	(12.4)	11.9	96.0

	6.4	7.8	(1.4)	(17.9)

Income/(loss) before disposition of property and equity in earnings of unconsolidated affiliates	3.8	(8.5)	12.3	144.7
Gains on disposition of property, net	14.2	21.6	(7.4)	(34.3)
Equity in earnings of unconsolidated affiliates	8.9	7.0	1.9	27.1

Income from continuing operations	26.9	20.1	6.8	33.8
Discontinued operations:
Income from discontinued operations	12.6	19.8	(7.2)	(36.4)
Gains, net of impairments, on sales of discontinued operations	25.7	3.1	22.6	729.0

	38.3	22.9	15.4	67.2

Net income	65.2	43.0	22.2	51.6
Distributions on preferred units	(27.2)	(30.9)	3.7	12.0
Excess of preferred unit redemption value over carrying value	(4.3)	—	(4.3)	(100.0)

Net income available for common unitholders	$33.7	$12.1	$21.6	178.5%

Rental and Other Revenues

The $6.5 million increase in rental and other revenues from continuing operations was primarily the result of higher average occupancy in 2005 compared to 2004, revenues contributed from new development properties placed in service during the second half of 2005, and higher termination fee income in 2005. These positive increases were partially offset by a reduction in revenues from sold properties that were not classified as discontinued operations.

Operating Expenses

Rental and other operating expenses from continuing operations (real estate taxes, utilities, insurance, repairs and maintenance and other property-related expenses) increased $3.9 million in 2005 compared to 2004, primarily as a result of higher average occupancy in 2005 and general inflationary increases in certain operating expenses, such as salaries, benefits, utility costs and real estate taxes. These increases were partially offset by a reduction in operating expenses from sold properties that were not classified as discontinued operations.

Our operating margin, defined as rental and other revenue less rental property and other expenses expressed as a percentage of rental and other revenues, decreased from 64.7% in 2004 to 64.3% in 2005. This decrease in margin was primarily caused by operating expenses increasing from inflationary pressures at a higher rate than our rental revenues and operating cost recoveries.

Depreciation and amortization from continuing operations increased slightly in 2005. This slight increase primarily resulted from a relatively higher proportion in 2005 of leasing assets (tenant improvements and deferred leasing costs) which have shorter lives compared to buildings which are depreciated over 40 years. This was partially offset by a reduction in depreciation and amortization from sold properties that were not classified as discontinued operations.

Impairments on assets held for use were $7.6 million in 2005 compared to none in 2004. In 2005 one land parcel and one office property, which are classified as held for use, had indicators of impairment where the carrying value exceeded the sum of projected undiscounted future cash flows. Accordingly, we recognized impairment losses of $7.6 million during the year ended December 31, 2005.

The $8.3 million decrease in general and administrative expenses in 2005 as compared to 2004 primarily relates to (1) $4.6 million recognized in 2004 in connection with a retirement package for the Company’s former chief executive officer (see Note 18 to the Consolidated Financial Statements for the year ended December 31, 2006) and (2) a $5.4 million decrease in 2005 compared to 2004 primarily relating to costs of personnel, consultants and our independent auditors in connection with (a) the initial implementation of Section 404 of the Sarbanes-Oxley Act in 2004, (b) evaluation of a strategic transaction in 2004, and (c) the preparation and audit of the restated Consolidated Financial Statements included in our 2004 Annual Report on Form 10-K. These decreases were partially offset by $1.6 million net increase primarily related to higher long-term incentive compensation costs, salary and fringe benefit costs and other costs.

Interest Expense

The $5.9 million decrease in contractual interest was primarily due to a decrease in average borrowings from $1,657 million in 2004 to $1,508 million in 2005, partially offset by an increase in weighted average interest rates on outstanding debt from 6.46% in 2004 to 6.76% in 2005. The decrease in average debt balances outstanding in 2005 was primarily due to the debt reductions made during 2005 as described in Note 5 to the Consolidated Financial Statements for the year ended December 31, 2006. In addition, capitalized interest in 2005 was approximately $1.9 million higher compared to 2004 due to increased development activity and higher average construction and development costs.

The $5.0 million decrease in interest expense on financing obligations was primarily a result of the purchase of our partner’s interest in the Orlando City Group properties in MG-HIW, LLC on March 2, 2004 which eliminated the requirement to record financing obligation interest expense with respect to the Orlando City Group properties after that date (see Note 3 to the Consolidated Financial Statements for the year ended December 31, 2006).

Other Income/Expense

In 2004, we received net proceeds of $14.4 million as a result of the settlement of the bankruptcy of WorldCom (See Note 18 to our Consolidated Financial Statements for the year ended December 31, 2006 for further discussion on this settlement).

Loss on debt extinguishments decreased $11.9 million from $12.4 million in 2004 to $0.5 million in 2005. In 2004, a $12.3 million loss was recorded related to the retirement of the Exercisable Put Option Notes described in Note 5 to the Consolidated Financial Statements for the year ended December 31, 2006. The $0.5 million of loss in 2005 relates to certain of the loans that were paid off early in 2005 from proceeds raised from disposition activities.

Gains on Disposition of Property; Equity in Earnings of Unconsolidated Affiliates

Gains net of impairments on dispositions of properties not classified as discontinued operations were $14.2 million in 2005 compared to $21.6 million in 2004; the components of net gains are set out in Note 4 to the Consolidated Financial Statements for the year ended December 31, 2006. Gains and impairments are dependent on the specific assets sold, their historical cost basis and other factors, and can vary significantly from period to period.

The $1.9 million increase in equity in earnings from continuing operations of unconsolidated affiliates was primarily a result of an increase related to the formation of the HIW-KC Orlando, LLC joint venture in late June 2004, which contributed approximately $1.4 million of additional equity in earnings from continuing operations of unconsolidated affiliates in 2005. In addition, the Plaza Colonnade, LLC joint venture, which was placed in service in the fourth quarter of 2004, contributed approximately $0.3 million more to equity in earnings in 2005 compared to 2004.

Discontinued Operations

In accordance with SFAS No. 144, we classified net income of $38.3 million and $22.9 million as discontinued operations for the years ended December 31, 2005 and 2004, respectively. These assets classified as discontinued operations comprise 8.9 million square feet of office and industrial properties and 261 residential units sold during 2006, 2005 and 2004 and 0.3 million square feet of property held for sale at December 31, 2006. These amounts include gains, net of impairments, of discontinued operations of $25.7 million and $3.1 million in the years ended December 31, 2005 and 2004, respectively; the components of net gains are set out in Note 4 to the Consolidated Financial Statements for the year ended December 31, 2006.

Preferred Unit Distributions and Excess of Preferred Unit Redemption Costs in Excess of Carrying Value

We recorded $27.2 million and $30.9 million in Preferred Unit distributions in 2005 and 2004, respectively. The reduction was due to the redemption of $130.0 million of Preferred Units in the third quarter of 2005. In connection with the redemption of Preferred Units, the $4.3 million excess of the redemption cost over the net carrying amount of the redeemed units was recorded as a reduction to net income available for common unitholders in 2005 in accordance with EITF Topic D-42.

Net Income and Net Income Allocable to Common Unitholders

We recorded net income of $65.2 million in 2005 compared to $43.0 million in 2004, and net income allocable to common unitholders of $33.7 million in 2005 compared to $12.1 million in 2004; these changes resulted from the various factors described above.

LIQUIDITY AND CAPITAL RESOURCES

Statement of Cash Flows

As required by GAAP, we report and analyze our cash flows based on operating activities, investing activities and financing activities. The following table sets forth the changes in our cash flows in the first three months of 2007 as compared to the first three months of 2006 (in thousands):

	Three Months Ended March 31,
	2007	2006	Change
Cash Provided By Operating Activities	$25,844	$39,850	$(14,006)
Cash Provided By Investing Activities	11,090	124,912	(113,822)
Cash Used In Financing Activities	(35,878)	(142,061)	106,183

Total Cash Flows	$1,056	$22,701	$(21,645)

In calculating cash flow from operating activities, depreciation and amortization, which are non-cash expenses, are added back to net income. As a result, we have historically generated a significant positive amount of cash from operating activities. From period to period, cash flow from operations depends primarily upon changes in our net income, as discussed more fully above under “Results of Operations,” changes in receivables and payables, and net additions or decreases in our overall portfolio, which affect the amount of depreciation and amortization expense.

Cash provided by or used in investing activities generally relates to capitalized costs incurred for leasing and major building improvements and our acquisition, development, disposition and joint venture activity. During periods of significant net acquisition and/or development activity, our cash used in such investing activities will generally exceed cash provided by investing activities, which typically consists of cash received upon the sale of properties and distributions of capital from our joint ventures.

Cash used in financing activities generally relates to distributions on Common and Preferred Units, incurrence and repayment of debt and sales, repurchases or redemptions of Common and Preferred Units. As discussed previously, we used a significant amount of our cash to fund Common Unit distributions. Whether or not we have increases in the outstanding balances of debt during a period depends generally upon the net effect of our acquisition, disposition, development and joint venture activity. We use our revolving credit facility for working capital purposes, which means that during any given period, in order to minimize interest expense, we will likely record significant repayments and borrowings under our revolving credit facility.

The decrease of $14.0 million in cash provided by operating activities in the three months ended March 31, 2007 compared to the same period in 2006 was primarily the result of lower cash flows from net income as adjusted for changes in gains on disposition of properties, a gain from a property insurance settlement, minority interest, and equity in earnings of unconsolidated affiliates. In addition, the net change in operating assets and liabilities resulted in a $14.4 million decrease in cash provided by operating activities from 2006 to 2007.

The decrease of $113.8 million in cash provided by investing activities in the three months ended March 31, 2007 compared to the same period in 2006 was primarily a result of a $93.1 million decrease in proceeds from dispositions of real estate assets and a $31.5 million increase in additions to real estate assets and deferred leasing costs. Partly offsetting these decreases in cash provided was $4.9 million received as proceeds from an insurance settlement in the first quarter of 2007.

The decrease of $106.2 million in cash used in financing activities in the three months ended March 31, 2007 compared to the same period in 2006 was primarily a result of an $84.4 million increase in net borrowings on the revolving credit facility and mortgages and notes payable, and a decrease of $50.0 million cash used in connection with the redemption of Preferred Units from 2006 to 2007. These decreases were partly offset by an increase of $25.9 million in cash used in connection with the repurchase of Common Units from 2006 to 2007. connection with the redemption of Preferred Units from 2006 to 2007. These decreases were partly offset by an increase of $25.9 million in cash used in connection with the repurchase of Common Units from 2006 to 2007.

In 2007, we continued our capital recycling program of selectively disposing of non-core properties in order to use the net proceeds for investments or other purposes. At March 31, 2007, we had 33.1 acres of land classified as held for sale pursuant to SFAS No. 144 with a carrying value of $5.5 million.

The following table sets forth the changes in our cash flows from 2005 to 2006 ($ in thousands):

	Years Ended December 31,
	2006	2005	Change
Cash Provided By Operating Activities	$145,402	$147,025	$(1,623)
Cash Provided By Investing Activities	63,779	207,611	(143,832)
Cash Used In Financing Activities	(194,313)	(377,666)	183,353

Total Cash Flows	$14,868	$(23,030)	$37,898

The decrease of $1.6 million in cash provided by operating activities in the year ended December 31, 2006 compared to the same period in 2005 was primarily the result of lower cash flows from net income adjusted for changes in depreciation and gains and impairments, partially offset by an $8.5 million increase from net changes in operating assets and liabilities.

The decrease of $143.8 million in cash provided by investing activities in the year ended December 31, 2006 compared to the same period in 2005 was primarily a result of a $111.0 million decrease in proceeds from dispositions of real estate assets and a $61.1 million decrease from higher additions to real estate assets and deferred leasing costs. Partly offsetting these cash decreases was an increase of $24.2 million in other investing activities that resulted from a collateral substitution on a secured note pursuant to which the lender refunded $11.8 million in restricted cash in 2006, which had been paid in 2005, and an increase of $6.6 million in distributions of capital from unconsolidated affiliates as a result of a refinancing of debt in 2006, as described in Note 2 to the Consolidated Financial Statements for the year ended December 31,2006.

The decrease of $183.4 million in cash used in financing activities in the year ended December 31, 2006 was primarily a result of a decrease of $80.0 million in redemptions of Preferred Units from 2005 to 2006, a $69.9 million reduction in net paydowns on our revolving credit facility and mortgages and notes payable, a decrease of $10.2 million in Preferred Unit distributions resulting from our Preferred Unit redemptions, and an increase of $41.2 million in net proceeds from the issuance of Common Units to the Company in connection with the exercise of stock options during 2006, as described in Note 6 to the Consolidated Financial Statements for the year ended December 31, 2006.

During 2007, we expect to have positive cash flows from operating activities. The net cash flows from investing activities in 2007 are expected to be negative as cash inflows from property dispositions and joint ventures are expected to be less than cash used for development, capitalized leasing and tenant improvement costs. Net cash flows from operating and investing activities combined in 2007 are expected to be positive and, together with positive financing cash flows from new debt borrowings or other sources, will be used to pay unitholder distributions, scheduled debt maturities, principal amortization payments and any other reductions of debt and Preferred Unit balances (see Note 9 to the Consolidated Financial Statements for the year ended December 31, 2006).

Capitalization

Our total indebtedness at March 31, 2007 was approximately $1.5 billion and was comprised of $676 million of secured indebtedness with a weighted average interest rate of 6.63% and $812 million of unsecured indebtedness with a weighted average interest rate of 6.57%. As of March 31, 2007, our outstanding mortgages and notes payable were secured by real estate assets with an aggregate undepreciated book value of approximately $1.0 billion.

We do not intend to reserve funds to retire existing secured or unsecured debt upon maturity. For a more complete discussion of our long-term liquidity needs, see “Liquidity and Capital Resources—Current and Future Cash Needs.”

Contractual Obligations

The following table sets forth a summary regarding our known contractual obligations, including required interest payments for those items that are interest bearing, at December 31, 2006 ($ in thousands):

		Amounts due during years ending December 31,
	Total	2007	2008	2009	2010	2011	Thereafter
Mortgages and Notes Payable: (1)
Principal payments	$1,464,266	$97,846	$110,341	$552,656	$9,057	$9,811	$684,555
Interest payments (2)	461,056	82,316	85,857	77,160	46,599	45,845	123,279
Financing Obligations:
SF-HIW Harborview Plaza, LP financing obligation (3) (9)	20,005	—	—	—	—	—	20,005
Tax Increment Financing obligation (4) (9)	28,365	2,182	2,182	2,182	2,182	2,182	17,455
Capitalized ground lease obligation (9)	2,003	52	52	52	52	52	1,743
Capitalized lease obligations (5)	481	252	188	41	—	—	—
Purchase Obligations:
Completion contracts (10)	133,862	104,902	28,960	—	—	—	—
Operating Lease Obligations:
Land leases (6)	51,191	1,063	1,079	1,119	1,137	1,157	45,636
Other Long Term Liabilities Reflected on the Balance Sheet:
Plaza Colonnade lease guarantee (6)	37	—	—	37	—	—	—
Highwoods DLF 97/26 DLF 99/32 LP lease guarantee (6)	419	—	419	—	—	—	—
RRHWoods and Dallas County Partners lease guarantee (6)	49	—	—	—	—	—	49
RRHWoods, LLC (6)	28	—	—	28	—	—	—
Industrial environmental guarantee (6)	125	—	—	—	—	—	125
Eastshore lease guarantee (7)	4,084	4,084	—	—	—	—	—
DLF payable (8)	3,551	526	536	546	556	567	820
KC Orlando, LLC lease guarantee (6)	420	97	97	97	97	32	—
KC Orlando, LLC accrued lease commissions, tenant improvements and building improvements (6)	356	—	—	—	—	—	356
RRHWoods, LLC (6)	403	—	—	—	403	—	—

Total	$2,170,701	$293,320	$229,711	$633,918	$60,083	$59,646	$894,023

(1)	See Note 5 to the Consolidated Financial Statements for the year ended December 31, 2006 for further discussion.

(2)	These amounts represent interest payments due on mortgage and notes payable, based on the stated rates for the fixed rate debt and on the December 31, 2006 rates for the variable rate debt. The weighted average interest rate on the variable rate debt as of December 31, 2006 was 6.15%.

(3)	This liability represents a financing obligation to our joint venture partner as a result of accounting for this transaction as a financing arrangement. See Note 3 to the Consolidated Financial Statements for the year ended December 31, 2006 for further discussion.

(4)	In connection with tax increment financing for construction of a public garage related to an office building constructed by us, we are obligated to pay fixed special assessments over a 20-year period. The net present value of these assessments, discounted at 6.93%, which represents the interest rate of the underlying bond, is shown as a financing obligation in the Consolidated Balance Sheet. We also receive special tax revenues and property tax rebates recorded in interest and other income which are intended, but not guaranteed, to provide funds to pay the special assessments.

(5)	Included in accounts payable, accrued expenses and other liabilities.

(6)	See Note 15 to the Consolidated Financial Statements for the year ended December 31, 2006 for further discussion.

(7)	This represents our maximum exposure to contingent loss under our Eastshore guarantee. See Notes 3 and 15 to the Consolidated Financial Statements for the year ended December 31, 2006 for further discussion.

(8)	Represents a fixed obligation we owe our partner in Highwoods DLF 98/29, LP. This obligation arose from an excess contribution from our partner at the formation of the joint venture, and the net present value of the fixed obligation discounted at 9.62% which represents the interest rate derived from the agreement, is recorded in other liabilities. See Note 2 to the Consolidated Financial Statements for the year ended December 31, 2006 for further discussion.

(9)	Interest components of the contractual obligations are based on the stated fixed rates in the instruments. For floating rate debt, interest is computed using the current rate in effect at December 31, 2006.

(10)	This amount represents our estimate of contractual obligations as of December 31, 2006 related to various construction projects.

Preferred Unit Redemptions

On May 29, 2007, the Company redeemed 1.6 million of its outstanding Series B Preferred Shares, aggregating $40.0 million plus accrued and unpaid distributions. In connection with this redemption, an equivalent number of Preferred Units owned by the Company were redeemed. The excess of the redemption cost over the net carrying amount of the redeemed units is estimated to be $1.4 million and will be recorded as a reduction to net income available for common unitholders in the second quarter of 2007.

Covenant Compliance

Our revolving credit facility and the indenture that governs our outstanding notes require us to comply with customary operating covenants and various financial and operating ratios. We are currently in compliance with all such requirements. Although we expect to remain in compliance with these covenants and ratios for at least the next year, depending upon our future operating performance, property and financing transactions and general economic conditions, we cannot assure you that we will continue to be in compliance.

The following table sets forth more detailed information about the Operating Partnership’s ratio and covenant compliance under the Operating Partnership’s indenture as of March 31, 2007 and 2006. Certain of these definitions may differ from similar terms used in the consolidated financial statements and may, for example, consider our proportionate share of investments in unconsolidated affiliates.

	March 31, 2007	March 31, 2006
Overall Debt Less Than or Equal to 60% of Adjusted Total Assets	45.2%	44.6%
Secured Debt Less Than or Equal to 40% of Adjusted Total Assets	20.5%	21.9%
Income Available for debt service Greater Than 1.50 times Annual Service Charge	3.3	2.7
Total Unencumbered Assets Greater Than 200% (150% for the bonds issued in March 2007) of Unsecured Debt	283.0%	285.0%

If any of our lenders ever accelerated outstanding debt due to an event of default, we would not be able to borrow any further amounts under our revolving credit facility, which would adversely affect our ability to fund our operations. If our debt cannot be paid, refinanced or extended at maturity or upon acceleration, in addition to our failure to repay our debt, we may not be able to make distributions to unitholders at expected levels or at all. Furthermore, if any refinancing is done at higher interest rates, the increased interest expense would adversely affect our cash flows and ability to make distributions to unitholders. Any such refinancing could also impose tighter financial ratios and other covenants that would restrict our ability to take actions that would otherwise be in our stockholders’ best interest, such as funding new development activity, making opportunistic acquisitions, repurchasing our securities or paying distributions.

Debt Financing Activity

Our $450 million unsecured revolving credit facility is initially scheduled to mature on May 1, 2009. Assuming no default exists, we have an option to extend the maturity date by one additional year and, at any time prior to May 1, 2008, may request increases in the borrowing availability under the credit facility by up to an additional $50 million. The interest rate is LIBOR plus 80 basis points and the annual base facility fee is 20 basis points.

On March 22, 2007, the Operating Partnership sold $400 million aggregate principal amount of 5.85% Notes due March 15, 2017, net of original issue discount of $1.2 million. The notes were issued under the indenture, dated as of December 1, 1996, among us, the Company and U.S. Bank National Association (as successor in interest to Wachovia Bank, N.A.), the trustee, and pursuant to resolutions of our Board of Directors and an officers’ certificate dated as of March 22, 2007 establishing the terms of the notes. We used the net proceeds from the sale of the notes to repay borrowings outstanding under an unsecured non-revolving credit facility that was obtained on January 31, 2007 (which was subsequently terminated) and under the revolving credit facility. In connection with the completion of the offering, we and the Company entered into a registration rights agreement dated March 22, 2007 with the initial purchasers of the notes. The registration rights agreement requires the Operating Partnership to file, within 90 days after the closing date of the sale of the notes, a registration statement with respect to an offer to exchange the notes for other freely tradable notes that are registered under the Securities Act of 1933 and to cause such exchange offer registration statement to become effective within 180 days after the closing date. The Operating Partnership is required to complete the exchange offer within 210 days after the closing date. If the Operating Partnership fails to comply with the provisions of the registration rights agreement, the interest rate will be increased by 0.25% per annum during the 90-day period immediately following the default and will increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 0.50% per annum. Management currently believes that the

Company and the Operating Partnership will timely fulfill their obligations under the registration rights agreement and, accordingly, no amounts have been recorded for potential future additional interest costs.

During the first quarter of 2007, we also paid off $66 million, excluding any normal debt amortization, of secured debt with a weighted average interest rate of 8.16%. Approximately $161 million of real estate assets (based on undepreciated cost basis) became unencumbered after paying off the secured debt.

Current and Future Cash Needs

Rental and other revenues are our principal source of funds to meet our short-term liquidity requirements, which primarily consist of operating expenses, debt service, unitholder distributions, any guarantee obligations and recurring capital expenditures. In addition, we could incur tenant improvement costs and lease commissions related to any releasing of vacant space.

As of May 1, 2007, other than principal amortization on certain secured loans, we have no outstanding debt that matures prior to the end of 2007. We expect to fund our short-term liquidity needs through a combination of available working capital, cash flows from operations and the following:

•	the selective disposition of non-core land and other assets;

•

borrowings under our revolving credit facility (which has up to $366.9 million of availability in the aggregate as of May 1, 2007) and under our existing $50.0 million secured revolving construction loan (which has $50.0 million available at May 1, 2007);

•

the sale or contribution of some of the Wholly Owned Properties, development projects and development land to strategic joint ventures to be formed with unrelated investors, which would have the net effect of generating additional capital through such sale or contributions;

•	the issuance of secured debt; and

•	the issuance of unsecured debt.

Our long-term liquidity needs generally include the funding of capital expenditures to lease space to our customers, maintain the quality of our existing properties and build new properties. Capital expenditures include tenant improvements, building improvements, new building completion costs and land infrastructure costs. Tenant improvements are the costs required to customize space for the specific needs of first-generation and second-generation customers. Building improvements are recurring capital costs not related to a specific customer to maintain existing buildings. New building completion costs are expenses for the construction of new buildings. Land infrastructure costs are expenses to prepare development land for future development activity that is not specifically related to a single building. Excluding recurring capital expenditures for leasing costs and tenant improvements and for normal building improvements, our expected future capital expenditures for started and/or committed new development projects were approximately $221 million at May 1, 2007. A significant portion of these future expenditures are currently subject to binding contractual arrangements.

Our long-term liquidity needs also include the funding of development projects, selective asset acquisitions and the retirement of mortgage debt, amounts outstanding under our revolving credit facility and long-term unsecured debt. Our goal is to maintain a conservative and flexible balance sheet. Accordingly, we expect to meet our long-term liquidity needs through a combination of (1) the issuance by the Operating Partnership of additional unsecured debt securities, (2) the issuance of additional equity securities by the Company and the Operating Partnership, (3) borrowings under other secured construction loans that we may enter into, as well as (4) the sources described above with respect to our short-term liquidity. We expect to use such sources to meet our long-term liquidity requirements either through direct payments or repayments of borrowings under our revolving credit facility. As mentioned above, we do not intend to reserve funds to retire existing secured or unsecured indebtedness upon maturity. Instead, we will seek to refinance such debt at maturity or retire such debt through the issuance of equity or debt securities or from proceeds from sales of properties.

We anticipate that our available cash and cash equivalents and cash flows from operating activities, with cash available from borrowings and other sources, will be adequate to meet our capital and liquidity needs in both the short and long term. However, if these sources of funds are insufficient or unavailable, our ability to pay distributions to unitholders and satisfy other cash payments may be adversely affected.

Off Balance Sheet Arrangements

We have several off balance sheet joint venture and guarantee arrangements. The joint ventures were formed with unrelated investors to generate additional capital to fund property acquisitions, repay outstanding debt or fund other strategic initiatives and to lessen the risks typically associated with owning 100.0% of a property. When we create a joint venture with a strategic partner, we usually contribute one or more properties that we own to a newly formed entity in which we retain an equal or minority interest. In exchange for an equal or minority interest in the joint venture, we generally receive cash from the partner and frequently retain the management income relating to the properties in the joint venture. For financial reporting purposes, certain assets we sold have been accounted for as financing arrangements. See Notes 1, 2 and 3 to the Consolidated Financial Statements for the three months ended March 31, 2007.

As of March 31, 2007, our unconsolidated joint ventures had $714.4 million of total assets and $546.0 million of total liabilities as reflected in their financial statements. At March 31, 2007, our weighted average equity interest based on the total assets of these unconsolidated joint ventures was 41.1%. During the three months ended March 31, 2007, these unconsolidated joint ventures earned $27.3 million of total net income of which our share, after appropriate purchase accounting and other adjustments, was $9.7 million. For additional information about our unconsolidated joint venture activity, see Note 2 to the Consolidated Financial Statements for the three months ended March 31, 2007.

As of March 31, 2007, our unconsolidated joint ventures had $523.2 million of outstanding mortgage debt. All of this joint venture debt is non-recourse to us except (1) in the case of customary exceptions pertaining to such matters as misuse of funds, environmental conditions and material misrepresentations and (2) those guarantees and loans described in Note 11 to the Consolidated Financial Statements for the three months ended March 31, 2007. The following table sets forth the scheduled maturities of our proportionate share of the outstanding debt of our unconsolidated joint ventures as of March 31, 2007 ($ in thousands):

Remainder of 2007	$2,729
2008	4,550
2009	8,146
2010	10,858
2011	5,892
Thereafter	196,237

$228,412

In connection with our Des Moines joint ventures, we guaranteed certain debt. The maximum potential amount of future payments that we could be required to make under the guarantees is $8.6 million at March 31, 2007. This amount relates to housing revenue bonds that require credit enhancements in addition to the real estate mortgages. The bonds bear a floating interest rate, which at March 31, 2007 averaged 3.67%, and mature in 2015. If the joint ventures are unable to repay the outstanding balance under these housing revenue bonds, we will be required to repay our maximum exposure under these loans. Recourse provisions exist that enable us to recover some or all of such payments from the joint ventures’ assets. The joint venture currently generates sufficient cash flow to cover the debt service required by the loan. On July 31, 2006, $6.0 million in other loans related to four office buildings that had been previously guaranteed by us were refinanced with no guarantee. An additional guarantee of $5.4 million expired upon an industrial building becoming 95% leased prior to the end of 2006.

In connection with the RRHWoods, LLC joint venture, we guaranteed $3.1 million relating to a letter of credit and corresponding master lease, which expires in August 2010. The guarantee requires us to pay under a contingent master lease if the cash flows from the building securing the letter of credit do not cover at least 50% of the minimum debt service. The letter of credit along with the building secure the industrial revenue bonds used to finance the property. These bonds mature in 2015. Recourse provisions exist such that we could recover some or all of the payments made under the letter of credit guarantee from the joint venture’s assets. At March 31, 2007, we recorded a $0.4 million deferred charge included in other assets and liabilities on our Consolidated Balance Sheet with respect to this guarantee. Our maximum potential exposure under this guarantee was $3.1 million at March 31, 2007.

The Plaza Colonnade, LLC joint venture has a $50 million non-recourse mortgage that bears a fixed interest rate of 5.7%, requires monthly principal and interest payments and matures on January 31, 2017. We and our joint venture partner have signed a contingent master lease limited to 30,772 square feet, which expires in December 2009. Our maximum exposure under this master lease was $1.2 million at March 31, 2007. However, the current occupancy level of the building is sufficient to cover all debt service requirements.

In the Highwoods DLF 97/26 DLF 99/32, LP joint venture, a single tenant currently leases an entire building under a lease scheduled to expire on June 30, 2008. The tenant also leases space in other buildings owned by us. In conjunction with an overall restructuring of the tenant’s leases with us and with this joint venture, we agreed to certain changes to the lease with the joint venture in September 2003. The modifications included allowing the tenant to vacate the premises on January 1, 2006, reducing the rent obligation by 50.0% and converting the “net” lease to a “full service” lease with the tenant liable for 50.0% of these costs at that time. In turn, we agreed to compensate the joint venture for any economic losses incurred as a result of these lease modifications. As of March 31, 2007, we have approximately $0.4 million in other liabilities and $0.4 million as a deferred charge in other assets recorded on our Consolidated Balance Sheet to account for the lease guarantee. However, should new tenants occupy the vacated space prior to the end of the guarantee period, in June 2008, our liability under the guarantee would diminish. Our maximum potential amount of future payments with regard to this guarantee as of March 31, 2007 was $0.6 million. No recourse provisions exist to enable us to recover any amounts paid to the joint venture under this lease guarantee arrangement. During 2006, we expensed $0.1 million related to the lease guarantee.

RRHWOODS, LLC and Dallas County Partners financed the construction of two buildings with a $7.4 million ten-year loan. As an inducement to make the loan at a 6.3% long-term rate, we and our partner agreed to master lease the vacant space and each guaranteed $0.8 million of the debt with limited recourse. As leasing improves, the guarantee obligations under the loan agreement diminish. As of March 31, 2007, no master lease payments were necessary. We currently have recorded $0.05 million in other liabilities and $0.05 million as a deferred charge included in other assets on our Consolidated Balance Sheet with respect to this guarantee. The maximum potential amount of future payments that we could be required to make based on the current leases in place was approximately $2.1 million as of March 31, 2007. The likelihood of us paying on our $0.8 million guarantee is remote since the joint venture currently satisfies the minimum debt coverage ratio and should we have to pay our portion of the guarantee, we would be entitled to recover the $0.8 million from other joint venture assets.

On June 28, 2004, Kapital-Consult, a European investment firm, bought a 60.0% interest in HIW-KC Orlando, LLC. We own the remaining 40.0% interest. HIW-KC Orlando, LLC owns five in-service office properties, encompassing 1.3 million rentable square feet, located in the central business district of Orlando,

Florida, which were valued under the joint venture agreement at $212.0 million. The joint venture borrowed $143.0 million under a ten-year fixed rate mortgage loan from a third party lender at the time of its formation. In connection with this transaction, we agreed to guarantee rent to the joint venture for 3,248 rentable square feet commencing in August 2004 and expiring in April 2011. In connection with this guarantee, as of June 30, 2004, we included $0.6 million in other liabilities and reduced the total amount of gain to be recognized by the same amount. Additionally, we agreed to guarantee re-tenanting costs for approximately 11% of the joint venture’s total square footage. We recorded a $4.1 million contingent liability with respect to such guarantee as of June 30, 2004 and reduced the total amount of gain to be recognized by the same amount. In the three year period ended December 31, 2006, we paid $3.7 million in re-tenanting costs related to this guarantee. The contribution was accounted for as a partial sale as defined by SFAS No. 66 and we recognized a $16.3 million gain in June 2004. Since we have an ongoing 40.0% financial interest in the joint venture and since we are engaged by the joint venture to provide management and leasing services for the joint venture, for which we receive customary management fees and leasing commissions, the operations of these properties were not reflected as discontinued operations consistent with SFAS No. 144 and the related gain on sale was included in continuing operations in the second quarter of 2004.

On September 27, 2004, we and an affiliate of Crosland, Inc. (“Crosland”) formed Weston Lakeside, LLC, in which we have a 50.0% ownership interest. On June 29, 2005, we contributed 22.4 acres of land at an agreed upon value of $3.9 million to this joint venture, and Crosland contributed approximately $2.0 million in cash. Immediately thereafter, the joint venture distributed approximately $1.9 million to us and we recorded a gain of $0.5 million. Crosland managed and operated this joint venture, which constructed approximately 332 rental residential units in three buildings, at a total estimated cost of approximately $33 million. Crosland received 3.25% of all project costs other than land as a development fee and 3.5% of the gross revenue of the joint venture in management fees. The joint venture financed the development with a $28.4 million construction loan guaranteed by Crosland. We provided certain development services for the project and received a fee equal to 1.0% of all project costs excluding land. We have accounted for this joint venture using the equity method of accounting. On February 22, 2007, the joint venture sold the 332 rental residential units to a third party for gross proceeds of $45.0 million. Mortgage debt in the amount of $27.1 million was paid off and various development related costs were paid. We received a net distribution of $6.1 million and may receive a further small and final distribution. A gain of approximately $5 million will be recognized by us in the first quarter of 2007 related to this sale. As of March 1, 2007, the joint venture is dormant pending the final distribution to the partners.

On December 22, 2004, we and Easlan Investment Group, Inc. (“Easlan”) formed The Vinings at University Center, LLC. We contributed 7.8 acres of land at an agreed upon value of $1.6 million to the joint venture in December 2004 in return for a 50.0% equity interest. Easlan contributed $1.1 million in the form of non-interest bearing promissory notes for a 50.0% equity interest in the joint venture. Upon formation, the joint venture entered into a $9.7 million secured construction loan to complete the construction of 156 rental residential units on the 7.8 acres of land. Easlan guaranteed this construction loan. The construction of the residential units was completed in the first quarter of 2006. Easlan was the manager and leasing agent for these residential units and received customary management fees and leasing commissions. We received development fees throughout the construction project. We consolidated this joint venture from inception under the provisions of FASB Interpretation No. 46 (revised December 2003) “Consolidation of Variable Interest Entities” (“FIN 46(R)”) because Easlan had no at-risk equity and we would absorb the majority of the joint venture’s expected losses. On November 1, 2006, the joint venture sold the residential units to a third party for gross proceeds of $14.3 million, paid off the construction note payable and made cash distributions to the partners. We received a distribution of $2.9 million and recorded a gain of $1.4 million during the fourth quarter of 2006.

Financing Arrangements

The following summarizes significant sale transactions in 2000 and 2002 that were or continue to be accounted for as financing arrangements under paragraphs 25 through 29 of SFAS No. 66 during the years ended December 31, 2006, 2005 and 2004.

- SF-HIW Harborview Plaza, LP

On September 11, 2002, we contributed Harborview Plaza, an office building located in Tampa, Florida, to SF-HIW Harborview Plaza, LP (“Harborview LP”), a newly formed entity, in exchange for a 20.0% limited partnership interest and $35.4 million in cash. The other partner contributed $12.6 million of cash and a new loan was obtained by the partnership for $22.8 million. In connection with this disposition, we entered into a master lease agreement with Harborview LP for five years on the then vacant space in the building (approximately 20% of the building); occupancy was 99.6% at December 31, 2006. We also guaranteed to Harborview LP the payment of tenant improvements and lease commissions of $1.2 million. Our maximum exposure to loss under the master lease agreement was $2.1 million at September 11, 2002 and was $0.3 million at December 31, 2006. Additionally, our partner in Harborview LP was granted the right to put its 80.0% equity interest in Harborview LP to us in exchange for cash at any time during the one-year period commencing September 11, 2014. The value of the 80.0% equity interest will be determined at the time that such partner elects to exercise its put right, if ever, based upon the then fair market value of Harborview LP’s assets and liabilities, less 3.0%, which amount was intended to cover the normal costs of a sale transaction.

Because of the put option and the master lease agreement, this transaction is accounted for as a financing transaction, as described in Note 1 to the Consolidated Financial Statements for the year ended December 31, 2006. Accordingly, the assets, liabilities and operations related to Harborview Plaza, the property owned by Harborview LP, including any new financing by the partnership, remain on our consolidated financial statements. As a result, we have established a financing obligation equal to the net equity contributed by the other partner. At the end of each reporting period, the balance of the financing obligation is adjusted to equal the greater of the original financing obligation or the current fair value of the put option discussed above. The value of the put option was $20.0 million at December 31, 2006. This amount is offset by a related discount account, which is being amortized prospectively through September 2014 as interest expense on financing obligation. The amount of the financing obligation, net of the discount amount, related to Harborview LP was $16.2 million at December 31, 2006. Additionally, the net income from the operations before depreciation of Harborview Plaza allocable to the 80.0% partner is recorded as interest expense on financing obligation. We continue to depreciate the property and record all of the depreciation on our consolidated financial statements. Any payments made under the master lease agreement were expensed as incurred ($0.1 million was expensed during each of the years ended December 31, 2006, 2005 and 2004) and any amounts paid under the tenant improvement and lease commission guarantee are capitalized and amortized to expense over the remaining lease term. At such time as the put option expires or is otherwise terminated, we will record the transaction as a sale and recognize gain on sale.

- Eastshore

On November 26, 2002, we sold three buildings located in Richmond, Virginia (the “Eastshore” transaction) for a total price of $28.5 million in cash, which was paid in full by the buyer at closing. Each of the sold properties was a single tenant building leased on a triple-net basis to Capital One Services, Inc., a subsidiary of Capital One Financial Services, Inc. In connection with the sale, we entered into a rental guarantee agreement for each building for the benefit of the buyer to guarantee any shortfalls that may be incurred in the payment of rent and re-tenanting costs for a five-year period from the date of sale (through November 2007). Our maximum exposure to loss under the rental guarantee agreements was $18.7 million at the date of sale and was $4.1 million as of December 31, 2006. No payments were made during 2003 or 2002 in respect of these rent guarantees. However, in June 2004, we began to make monthly payments to the buyer, at an annual rate of $0.1 million, as a result of the existing tenant renewing a lease in one building at a lower rental rate. We began making additional payments in June 2006 of approximately $0.1 million per month due to the tenant vacating space in one of the three buildings as of May 31, 2006. These payments will continue until the earlier of the end of the guarantee period or until replacement tenants are in place and paying amounts equal to or more than the current tenant.

These rent guarantees are a form of continuing involvement as discussed in paragraph 28 of SFAS No. 66. Because the guarantees cover the entire space occupied by a single tenant under a triple-net lease arrangement, our guarantees were considered a guaranteed return on the buyer’s investment for an extended period of time. Therefore, the transaction had been accounted for as a financing transaction following the accounting method described in Note 1 to the Consolidated Financial Statements for the year ended December 31, 2006 through July 2005. Accordingly, through July 2005, the assets, liabilities and operations were included in the Consolidated Financial Statements, and a financing obligation of $28.8 million was recorded, which represented the amount received from the buyer, adjusted for subsequent activity. The income from the operations of the properties, other than depreciation, was allocated 100.0% to the owner as interest expense on financing obligations. Payments made under the rent guarantees were charged to expense as incurred. This transaction was recorded as a completed sale transaction in July 2005 when the maximum exposure to loss under the guarantees became less than the related deferred gain; accordingly, $1.7 million in gain was recognized in the last six months of 2005, $3.6 million in gain was recognized in 2006 and additional gain will be recognized in 2007 as the maximum exposure under the guarantees is reduced. Payments made under rent guarantees after July 2005 are recorded as a reduction of the deferred gain.

Interest Rate Hedging Activities

To meet, in part, our long-term liquidity requirements, we borrow funds at a combination of fixed and variable rates. Borrowings under our revolving credit facility bear interest at variable rates. Our long-term debt, which consists of secured and unsecured long-term financings and the issuance of unsecured debt securities, typically bears interest at fixed rates although some loans bear interest at variable rates. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as collars, swaps, caps and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. We do not hold or issue these derivative contracts for trading or speculative purposes.

The interest rate on all of our variable rate debt is adjusted at one and three month intervals, subject to settlements under interest rate hedge contracts. We also enter into treasury lock agreements from time to time in order to limit our exposure to an increase in interest rates with respect to future debt offerings. We currently have no outstanding interest rate hedge contracts.

CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from our estimates.

The policies and estimates used in the preparation of our Consolidated Financial Statements are described in Note 1 to our Consolidated Financial Statements for the year ended December 31, 2006. However, certain of our significant accounting policies contain an increased level of assumptions used or estimates made in determining their impact on our Consolidated Financial Statements. Management has reviewed our critical accounting policies and estimates with the audit committee of the Company’s Board of Directors and the Company’s independent auditors.

We consider our critical accounting estimates to be those used in the determination of the reported amounts and disclosure related to the following:

•	Real estate and related assets;

•	Sales of real estate;

•	Allowance for doubtful accounts; and

•	Property operating expense recoveries.

Real Estate and Related Assets

Real estate and related assets are recorded at cost and stated at cost less accumulated depreciation. Renovations, replacements and other expenditures that improve or extend the life of an asset are capitalized and depreciated over their estimated useful lives. Expenditures for ordinary maintenance and repairs are charged to operating expense as incurred. Depreciation is computed using the straight-line method over the estimated useful life of 40 years for buildings and depreciable land infrastructure costs, 15 years for building improvements and five to seven years for furniture, fixtures and equipment. Tenant improvements are amortized using the straight-line method over initial fixed terms of the respective leases, which generally are from three to 10 years.

Expenditures directly related to the development and construction of real estate assets are included in net real estate assets and are stated at cost in the Consolidated Balance Sheets. Our capitalization policy on development properties is in accordance with SFAS No. 67, “Accounting for Costs and the Initial Rental Operations of Real Estate Properties,” SFAS No. 34, “Capitalization of Interest Costs,” and SFAS No. 58, “Capitalization of Interest Cost in Financial Statements That Include Investments Accounted for by the Equity Method.” Development expenditures include pre-construction costs essential to the development of properties, development and construction costs, interest costs, real estate taxes, salaries and related costs and other costs incurred during the period of development. Interest and other carrying costs are capitalized until the building is ready for its intended use. We consider a construction project as substantially completed and held available for occupancy upon the completion of tenant improvements, but no later than one year from cessation of major construction activity. We cease capitalization on the portion substantially completed and occupied or held available for occupancy, and capitalize only those costs associated with the portion under construction.

Expenditures directly related to the leasing of properties are included in deferred leasing costs and are stated at cost in the Consolidated Balance Sheets. We capitalize initial direct costs related to our leasing efforts in accordance with SFAS No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.” All leasing commissions paid to third parties for new leases or lease renewals are capitalized. Internal leasing costs include primarily compensation, benefits and other costs such as legal fees related to leasing activities that are incurred in connection with successfully securing leases on the properties. Capitalized leasing costs are amortized on a straight-line basis over initial fixed terms of the respective leases, which generally are from three to 10 years. Estimated costs related to unsuccessful activities are expensed as incurred. If our assumptions regarding the successful efforts of leasing are incorrect, the resulting adjustments could impact earnings.

We record liabilities under FASB Interpretation No. 47 “Accounting for Conditional Asset Retirement Obligations, an interpretation of SFAS No. 143,” (“FIN 47”) for the performance of asset retirement activities when the obligation to perform such activities is unconditional, whether or not the timing or method of settlement of the obligation may be conditional on a future event.

Upon the acquisition of real estate, we assess the fair value of acquired tangible assets such as land, buildings and tenant improvements, intangible assets such as above and below market leases, acquired in-place leases and other identified intangible assets and assumed liabilities in accordance with SFAS No. 141, “Business Combinations.” We allocate the purchase price to the acquired assets and assumed liabilities based on their relative fair values. We assess and consider fair value based on estimated cash flow projections that utilize appropriate discount and/or capitalization rates as well as available market information. The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant.

Above and below market leases acquired are recorded in other assets at their fair value. Fair value is calculated as the present value of the difference between (1) the contractual amounts to be paid pursuant to each in-place lease and (2) management’s estimate of fair market lease rates for each corresponding in-place lease, using a discount rate that reflects the risks associated with the leases acquired and measured over a period equal to the remaining term of the lease for above-market leases and the initial term plus the term of any below-market fixed rate renewal options for below-market leases. The capitalized above-market lease values are amortized as a reduction of base rental revenue over the remaining term of the respective leases and the capitalized below-market lease values are amortized as an increase to base rental revenue over the remaining term of the respective leases and any below market option periods. If a tenant vacates its space prior to its contractual expiration date, any unamortized balance is adjusted through rental revenue.

In-place leases acquired are recorded at their fair value in real estate and related assets and are amortized to depreciation and amortization expense over the remaining term of the respective lease. The value of in-place leases is based on our evaluation of the specific characteristics of each tenant’s lease. Factors considered include estimates of carrying costs during hypothetical expected lease-up periods, current market conditions and costs to execute similar leases. In estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods, depending on local market conditions. In estimating costs to execute similar leases, we consider tenant improvements, leasing commissions and legal and other related expenses. The value of in-place leases is amortized to depreciation and amortization expense over the remaining term of the respective leases. If a tenant vacates its space prior to its contractual expiration date, any unamortized balance of its related asset is expensed.

The value of a tenant relationship is based on our overall relationship with the respective tenant. Factors considered include the tenant’s credit quality and expectations of lease renewals. The value of a tenant relationship is amortized to depreciation and amortization expense over the initial term and any renewal periods defined in the respective leases. Based on our acquisitions since the adoption of SFAS No. 141 and SFAS No. 142, we have deemed tenant relationships to be immaterial and have not allocated any amounts to this intangible asset. We will evaluate these items in future transactions.

Real estate and leasehold improvements are classified as long-lived assets held for sale or as long-lived assets to be held for use. Real estate is classified as held for sale when the criteria set forth in SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” are satisfied; this determination requires management to make estimates and assumptions, including assessing the probability that potential sales transactions may or may not occur. Actual results could differ from those assumptions. In accordance with SFAS No. 144, we record assets held for sale at the lower of the carrying amount or estimated fair value. Fair value of assets held for sale is equal to the estimated or contracted sales price with a potential buyer less costs to sell. The impairment loss is the amount by which the carrying amount exceeds the estimated fair value. With respect to assets classified as held for use, if events or changes in circumstances, such as a significant decline in occupancy and change in use, indicate that the carrying value may be impaired, an impairment analysis is performed. Such analysis consists of determining whether the asset’s carrying amount will be recovered from its undiscounted estimated future operating cash flows, including estimated residual cash flows. These cash flows are estimated based on a number of assumptions that are subject to economic and market uncertainties including, among others, demand for space, competition for tenants, changes in market rental rates and costs to operate each property. If the carrying amount of a held for use asset exceeds the sum of its undiscounted future operating and residual cash flows, an impairment loss is recorded for the difference between estimated fair value of the asset and the net carrying amount. We generally estimate the fair value of assets held for use by using discounted cash flow analysis; in some instances, appraisal information may be available and is used in addition to the discounted cash flow analysis. As the factors used in generating these cash flows are difficult to predict and are subject to future events that may alter our assumptions, the discounted and/or undiscounted future operating and residual cash flows estimated by us in our impairment analyses or those established by appraisal may not be achieved and we may be required to recognize future impairment losses on our properties held for sale and held for use.

Sales of Real Estate

We account for sales of real estate in accordance with SFAS No. 66. For sales transactions meeting the requirements of SFAS No. 66 for full profit recognition, the related assets and liabilities are removed from the balance sheet and the resultant gain or loss is recorded in the period the transaction closes. For sales transactions that do not meet the criteria for full profit recognition, we account for the transactions in accordance with the methods specified in SFAS No. 66. For sales transactions with continuing involvement after the sale, if the continuing involvement with the property is limited by the terms of the sales contract, profit is recognized at the time of sale and is reduced by the maximum exposure to loss related to the nature of the continuing involvement. Sales to entities in which we have or receive an interest are accounted for in accordance with partial sale accounting provisions as set forth in SFAS No. 66.

For sales transactions that do not meet sale criteria as set forth in SFAS No. 66, we evaluate the nature of the continuing involvement, including put and call provisions, if present, and account for the transaction as a financing arrangement, profit-sharing arrangement, leasing arrangement or other alternate method of accounting rather than as a sale, based on the nature and extent of the continuing involvement. Some transactions may have numerous forms of continuing involvement. In those cases, we determine which method is most appropriate based on the substance of the transaction.

If we have an obligation to repurchase the property at a higher price or at a future indeterminable value (such as fair market value), or we guarantee the return of the buyer’s investment or a return on that investment for an extended period, we account for such transaction as a financing transaction. If we have an option to repurchase the property at a higher price and it is likely we will exercise this option, the transaction is accounted for as a financing transaction. For transactions treated as financings, we record the amounts received from the buyer as a financing obligation and continue to keep the property and related accounts recorded on our consolidated financial statements. The results of operations of the property, net of expenses other than depreciation (net operating income), will be reflected as “interest expense” on the financing obligation. If the transaction includes an obligation or option to repurchase the asset at a higher price, additional interest is recorded to accrete the liability to the repurchase price. For options or obligations to repurchase the asset at fair market value at the end of each reporting period, the balance of the liability is adjusted to equal the current fair value to the extent fair value exceeds the original financing obligation. The corresponding debit or credit will be recorded to a related discount account and the revised debt discount is amortized over the expected term until termination of the option or obligation. If it is unlikely such option will be exercised, the transaction is accounted for under the deposit method or profit-sharing method. If we have an obligation or option to repurchase at a lower price, the transaction is accounted for as a leasing arrangement. At such time as these repurchase obligations expire, a sale will be recorded and gain recognized.

If we retain an interest in the buyer and provide certain rent guarantees or other forms of support where the maximum exposure to loss exceeds the gain, we account for such transaction as a profit-sharing arrangement. For transactions treated as profit-sharing arrangements, we record a profit-sharing obligation for the amount of equity contributed by the other partner and continue to keep the property and related accounts recorded on our consolidated financial statements. The results of operations of the property, net of expenses other than depreciation (net operating income), will be allocated to the other partner for their percentage interest and reflected as “co-venture expense” in our Consolidated Financial Statements. In future periods, a sale is recorded and profit is recognized when the remaining maximum exposure to loss is reduced below the amount of gain deferred.

Properties that are sold or classified as held for sale are classified as discontinued operations in accordance with SFAS No. 144 and EITF Issue No. 03-13, “Applying the Conditions of Paragraph 42 of FASB Statement No. 144 in Determining Whether to Report Discontinued Operations,” (effective beginning in 2005) provided that (1) the operations and cash flows of the property will be eliminated from our ongoing operations and (2) we will not have any significant continuing involvement in the operations of the property after it is sold. Interest expense is included in discontinued operations if the related loan securing the sold property is paid off or assumed by the buyer in connection with the sale. If the property is sold to a joint venture in which we retain an interest, the property will not be accounted for as discontinued operations due to our significant ongoing interest in the operations through our joint venture interest. If we are retained to provide property management, leasing and/or other services for the property owner after the sale, the property generally will be accounted for as discontinued operations because the expected cash flows related to these management and leasing activities will generally not be significant in comparison to the cash flows from the property prior to sale.

Allowance for Doubtful Accounts

Accounts receivable are reduced by an allowance for amounts that may become uncollectible in the future. Our receivable balance is comprised primarily of rents and operating cost recoveries due from tenants as well as accrued straight-line rents receivable. We regularly evaluate the adequacy of our allowance for doubtful accounts. The evaluation primarily consists of reviewing past due account balances and considering such factors as the credit quality of our tenant, historical trends of the tenant and/or other debtor, current economic conditions and changes in customer payment terms. Additionally, with respect to tenants in bankruptcy, we estimate the expected recovery through bankruptcy claims and increase the allowance for amounts deemed uncollectible. If our assumptions regarding the collectibility of accounts receivable and accrued straight-line rents receivable prove incorrect, we could experience write-offs of accounts receivable or accrued straight-line rents receivable in excess of our allowance for doubtful accounts.

Property Operating Expense Recoveries

We receive additional rent from tenants in the form of property operating cost recoveries (or cost reimbursements) which are determined on a lease-by-lease basis. The most common types of cost reimbursements in our leases are common area maintenance (“CAM”) and real estate taxes, where the tenant pays its pro rata share of operating and administrative expenses and real estate taxes, as determined in each lease.

The computation of such additional rent due from tenants is complex and involves numerous judgments, including the interpretation of terms and other tenant lease provisions. Leases are not uniform in dealing with such cost reimbursements and there are many variations in the computations. Many tenants make monthly fixed payments of CAM, real estate taxes and other cost reimbursement items. We record these payments as income each month. We also make adjustments, positive or negative, to cost recovery income to adjust the recorded amounts to our best estimate of the final amounts to be billed and collected with respect to the cost reimbursements. After the end of the calendar year, we compute each tenant’s final cost reimbursements and, after considering amounts paid by the tenant during the year, issue a bill or credit for the appropriate amount to the tenant. The differences between the amounts billed less previously received payments and the accrual adjustment are recorded as increases or decreases to cost recovery income when the final bills are prepared, usually beginning in March and completed by mid-year.

46

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The effects of potential changes in interest rates are discussed below. Our market risk discussion includes “forward-looking statements” and represents an estimate of possible changes in fair value or future earnings that would occur assuming hypothetical future movements in interest rates. These disclosures are not precise indicators of expected future effects, but only indicators of reasonably possible effects. As a result, actual future results may differ materially from those presented. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” and the Notes to Consolidated Financial Statements for a description of our accounting policies and other information related to these financial instruments.

To meet in part our long-term liquidity requirements, we borrow funds at a combination of fixed and variable rates. Borrowings under our revolving credit facility bear interest at variable rates. Our long-term debt, which consists of secured and unsecured long-term financings and the issuance of unsecured debt securities, typically bears interest at fixed rates although some loans bear interest at variable rates. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time we enter into interest rate hedge contracts such as collars, swaps, caps and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. We do not hold or issue these derivative contracts for trading or speculative purposes. We had no interest rate hedge contracts in effect at March 31, 2007.

As of March 31, 2007, we had $1,411 million of fixed rate debt outstanding. The estimated aggregate fair market value of this debt at March 31, 2007 was $1,454 million. If interest rates increase by 100 basis points, the aggregate fair market value of our fixed rate debt as of March 31, 2007 would decrease by approximately $72.2 million. If interest rates decrease by 100 basis points, the aggregate fair market value of our fixed rate debt as of March 31, 2007 would increase by approximately $78.3 million.

As of March 31, 2007, we had $76.4 million of variable rate debt outstanding. If the weighted average interest rate on this variable rate debt is 100 basis points higher or lower during the 12 months ended March 31, 2007, our interest expense would increase or decrease by approximately $0.8 million.

CONTROLS AND PROCEDURES

GENERAL

The purpose of this section is to discuss the effectiveness of our disclosure controls and procedures and recent changes in our internal control over financial reporting. The statements in this section represent the conclusions of Edward J. Fritsch, the Company’s President and Chief Executive Officer, and Terry L. Stevens, the Company’s Vice President and Chief Financial Officer.

The Company’s CEO and CFO evaluations of our disclosure controls and procedures include a review of the objectives, design and operation of the controls and the effect of the controls on the information generated for use in this prospectus. We seek to identify data errors, control problems or acts of fraud and confirm that appropriate corrective action, including process improvements, is undertaken. Our disclosure controls and procedures are also evaluated on an ongoing basis by or through the following:

•	activities undertaken and reports issued by employees in our internal audit department;

•	quarterly sub-certifications by representatives from appropriate business and accounting functions to support the evaluations of our controls and procedures;

•	other personnel in our finance and accounting organization;

•	members of our internal disclosure committee; and

•	members of the audit committee of the Company’s Board of Directors.

The Company’s management, including the CEO and CFO, do not expect that our disclosure controls and procedures will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of a simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control. The design of any system of controls also is based in part upon assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

DISCLOSURE CONTROLS AND PROCEDURES

SEC rules require us to maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our annual and periodic reports filed with the SEC is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. As defined in Rule 13a-15(e) under the Exchange Act, disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us is accumulated and communicated to our management, including the Company’s CEO and CFO, to allow timely decisions regarding required disclosure. Based solely on the material weaknesses that existed in the Company’s internal control over financial reporting as described in its 2006 Annual Report on Form 10-K, the Company’s CEO and CFO do not believe that our disclosure controls and procedures were effective at December 31, 2006.

CHANGES IN INTERNAL CONTROL OVER FINANCIAL REPORTING

The Company, which is the general partner of the Operating Partnership and conducts substantially all of its operations through the Operating Partnership, has reported in its 2006 Annual Report on Form 10-K that its internal control over financial reporting was not effective at December 31, 2006 due to material weaknesses as of such date in the internal control environment associated with accounting for real estate assets. Although the Operating Partnership is not required under Section 404 of the Sarbanes-Oxley Act of 2002 to report on the effectiveness of its internal control over financial reporting because it is not an accelerated filer, the Company’s management believes that material weaknesses in the Company’s internal control over financial reporting also represent material weaknesses in the Operating Partnership’s internal control over financial reporting, which could cause a material misstatement of the Operating Partnership’s financial statements. Specifically, the following material weaknesses were identified as of such date:

First, the design and operation of the Company’s controls were not effective to reasonably assure compliance with generally accepting accounting principles related to the proper accrual of in-process tenant improvements, building improvements and new development completion costs that were incurred as of the reporting date but for which the related invoices were received after the reporting date. This could result in material errors in balance sheet accounts in the consolidated financial statements such as understatements of building and tenant improvements, development in process, accounts payable, accrued expenses and other liabilities.

Second, the design and operation of the Company’s controls were not effective to reasonably assure compliance with generally accepting accounting principles related to the proper accrual of tenant improvements that were constructed by tenants but for which it is required to reimburse such tenants upon submission of proper documentation under the terms of the lease. This could result in material errors in the consolidated financial statements, such as understatements of building and tenant improvements, accounts payable, accrued expenses, other liabilities and depreciation expense.

Third, the controls related to the consistent preparation and timely review of real estate asset account reconciliations were not operating effectively to reasonably assure the discovery of potential errors. This could result in material errors in real estate assets and depreciation and amortization expense in the consolidated financial statements.

Changes in the Company’s internal control over financial reporting also constitute changes in the Operating Partnership’s internal control over financial reporting. The changes described below that occurred during 2006 through the date of this filing are intended to materially improve both the Company’s internal control over financial reporting and the Operating Partnership’s internal control over financial reporting.

The Company implemented various changes and improvements to its internal control over financial reporting in 2006. The Company designed and implemented a quarterly process to reasonably assure that amounts spent on completed tenant improvement jobs are accrued, classified and closed at the lease start date. Additionally, the Company improved its written policies by including a more detailed and formal description of which tenant-related costs should be accounted for as lease incentives and educated relevant accounting and division personnel to reasonably assure the proper identification and classification of lease incentive costs. The Company also eliminated the use of and dependence upon manually prepared spreadsheets in accumulating and consolidating restatement adjustments recorded in connection with its historical financial statements by recording in the general ledger all of the restatement adjustments related to the Company’s amended 2003 Annual Report and 2004 Annual Report on Form 10-K (including ongoing effects of such adjustments to balances subsequent to December 31, 2004), which eliminated the likelihood of errors in the Company’s consolidated financial statements that resulted from reliance upon such manually prepared spreadsheets in the financial statement close process. The Company also implemented improvements to the journal entry review and approval processes and enhanced controls over the recording and deleting of journal entries in the general ledger system to reduce the likelihood of potential material errors in the Company’s financial statements. The Company also implemented revised approval procedures over signing of construction contracts and change orders to provide reasonable assurance that such matters are approved by management at appropriate levels in the Company. The Company also developed and implemented additional procedures to ensure the proper classification of assets held for sale under SFAS No. 144 prior to the completion of the fourth quarter financial statement close process.

The Company determined that, as a result of the foregoing activities, it had remediated as of December 31, 2006 the following material weaknesses that existed as of December 31, 2005: (a) material weaknesses in the design of its fixed asset accounting processes with regard to completed tenant improvement jobs and its lease incentive accounting processes; (b) material weaknesses relating to its use of and dependence upon manually prepared spreadsheets in accumulating and consolidating its prior restatement adjustments, (c) material weaknesses in the design of its journal entry approval process; and (d) material weaknesses in controls to ensure the signing of construction contracts and change orders by management at appropriate levels. Additionally, the Company determined that it had remediated as of December 31, 2006 the control deficiency that management believed constituted a material weakness as of September 30, 2006 relating to the proper classification of assets held for sale under SFAS No. 144.

As of the date of this filing, the Company has developed and implemented or is in the process of implementing remediation plans to improve the internal control environment associated with the material weaknesses that existed as of December 31, 2006. First, the Company has converted from a supplemental software package used to calculate depreciation to the depreciation module contained within the general ledger package. This conversion should eliminate the need to reconcile the supplemental system to the general ledger and enhance the effectiveness of the fixed asset account reconciliations. Second, the Company began using its centralized lease approval software to identify and properly account for all tenant improvements undertaken by tenants. Third, the Company plans to use its centralized invoice approval software to process all invoices related to in-process building improvements, tenant improvements and new development completion costs and has implemented additional analytical procedures to reasonably assure that such costs are identified and properly accrued in its consolidated financial statements on a timely basis. Fourth, the Company is developing and implementing a Company-wide policy and procedures manual for use by divisional and accounting staff, intended to reasonably assure consistent and appropriate assessment and application of generally accepting accounting principles. Fifth, the Company is continuing its search to fill a vacant Chief Accounting Officer position. Since the Company has not yet completed and evaluated through formal testing all of its planned or implemented remediation activities nor has it been required to undertake an evaluation of its internal control over financial reporting since December 31, 2006, no assurances can be given that the material weaknesses that existed at December 31, 2006 have been sufficiently remediated through the process discussed above as of the date of this filing. Management is working closely with the audit committee to monitor its ongoing efforts to improve internal control over financial reporting and to monitor the ongoing remediation of the aforementioned material weaknesses.

BUSINESS

General

We are one of the largest owners and operators of suburban office, industrial and retail properties in the southeastern and Midwestern United States.

The Operating Partnership is managed by its sole general partner, the Company, a fully integrated, self-administered and self-managed equity REIT that provides leasing, management, development, construction and other customer-related services for our properties and for third parties. The Company conducts substantially all of its activities through the Operating Partnership. Other than 22.4 acres of undeveloped land, 13 rental residential units and the Company’s interest in the Kessinger/Hunter, LLC and 4600 Madison Associates, LLC joint ventures, which collectively have a net book value of approximately $6 million at March 31, 2007, all of the Company’s assets are owned directly or indirectly by the Operating Partnership. The partnership agreement provides that the Operating Partnership will assume and pay when due, or reimburse the Company for payment of, all costs and expenses relating to the ownership and operations of, or for the benefit of, the Operating Partnership. The partnership agreement further provides that all expenses of the Company are deemed to be incurred for the benefit of the Operating Partnership. As of March 31, 2007, the Company owned or had an interest in 385 in-service office, industrial and retail properties, encompassing approximately 33.9 million square feet, which includes 17 in-service office and industrial development properties that had not yet reached 95% stabilized occupancy aggregating approximately 2.6 million square feet, and 527 rental residential units. As of that date, the Company also owned development land and other properties under development as described under “Business” above. The Company is based in Raleigh, North Carolina, and its properties and development land are located in Florida, Georgia, Iowa, Kansas, Maryland, Missouri, North Carolina, South Carolina, Tennessee and Virginia.

At March 31, 2007, the Company owned all of the Preferred Units and 93.2% of the Common Units in the Operating Partnership. Limited partners (including certain officers and directors of the Company) own the remaining Common Units. Generally, the Operating Partnership is obligated to redeem each Common Unit at the request of the holder thereof for cash equal to the value of one share of Common Stock based on the average of the market price for the 10 trading days immediately preceding the notice date of such redemption provided that the Company at its option may elect to acquire any such Common Units presented for redemption for cash or one share of Common Stock. The Common Units owned by the Company are not redeemable. Preferred Units in the Operating Partnership were issued to the Company in connection with the Company’s Preferred Stock offerings that occurred in 1997 and 1998.

The Company was incorporated in Maryland in 1994. The Operating Partnership was formed in North Carolina in 1994. Our executive offices are located at 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604 and our telephone number is (919) 872-4924. We maintain offices in each of our primary markets.

Our business is the acquisition, development and operation of rental real estate properties. We operate office, industrial, retail and residential properties. There are no material inter-segment transactions. See Note 17 to the Consolidated Financial Statements for the year ended December 31, 2006 for a summary of the rental income, net operating income and assets for each reportable segment.

In addition to this prospectus, we and/or the Company file or furnish quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). All documents that the Company files or furnishes with the SEC are made available as soon as reasonably practicable free of charge on our corporate website, which is http://www.highwoods.com. The information on this website is not and should not be considered part of this prospectus and is not incorporated by reference in this document. This website is only intended to be an inactive textual reference. You may also read and copy any document that we file or furnish at the public reference facilities of the SEC at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information about the public reference facilities. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system (“EDGAR”) via electronic means, including the SEC’s home page on the Internet (http://www.sec.gov).

Customers

The following table sets forth information concerning the 20 largest customers of the Wholly Owned Properties (including properties classified as held for sale) as of December 31, 2006:

Customer	Rental Square Feet	Annualized Cash Rental Revenue (1)	Percent of Total Annualized Cash Rental Revenue (1)	Weighted Average Remaining Lease Term in Years
		(in thousands)
Federal Government	1,532,005	$26,486	6.79%	8.1
AT&T	672,986	12,701	3.25	2.1
PricewaterhouseCoopers	332,931	8,475	2.17	3.3
State of Georgia	360,683	7,252	1.86	3.2
T-Mobile USA	205,855	5,287	1.36	7.0
Syniverse Technologies, Inc.	198,750	4,581	1.17	9.8
US Airways	293,007	3,995	1.02	0.8
Volvo	278,940	3,974	1.02	3.3
Lockton Companies	151,076	3,713	0.95	8.2
Northern Telecom	246,000	3,651	0.94	1.2
SCI Services, Inc.	162,784	3,499	0.90	10.6
Metropolitan Life Insurance	174,944	3,437	0.88	7.0
BB&T	209,237	3,131	0.80	5.6
Fluor Enterprises, Inc.	147,041	2,658	0.68	4.8
Jacob’s Engineering Group, Inc.	181,794	2,535	0.65	9.0
Vanderbilt University	126,617	2,386	0.61	8.8
Lifepoint Corporate Services	122,703	2,351	0.60	4.5
Wachovia	97,792	2,109	0.54	3.3
Icon Clinical Research	101,249	2,066	0.53	6.1
The Martin Agency	118,518	2,038	0.52	10.3

Total (2)	5,714,912	$106,325	27.24%	5.8

(1)	Annualized Cash Rental Revenue is cash rental revenue (base rent plus additional rent based on the level of operating expenses, excluding straight-line rent) for the month of December 2006 multiplied by 12.

(2)	Excludes customers that may lease space in joint venture properties that are consolidated but are not Wholly Owned Properties.

Operating Strategy

Efficient, Customer Service-Oriented Organization. We provide a complete line of real estate services to our customers and third parties. We believe that our in-house development, acquisition, construction management, leasing and property management services allow us to respond to the many demands of our existing and potential customer base. We provide our customers with cost-effective services such as build-to-suit construction and space modification, including tenant improvements and expansions. In addition, the breadth of our capabilities and resources provides us with market information not generally available. We believe that the operating efficiencies achieved through our fully integrated organization also provide a competitive advantage in setting our lease rates and pricing other services.

Capital Recycling Program. Our strategy has been to focus our real estate activities in markets where we believe our extensive local knowledge gives us a competitive advantage over other real estate developers and operators. Through our capital recycling program, we generally seek to:

•

selectively dispose of non-core properties in order to use the net proceeds to improve our balance sheet by reducing outstanding debt and Preferred Unit balances, to make new investments or for other purposes;

•	engage in the development of office and industrial projects in our existing geographic markets, primarily in suburban in-fill business parks; and

•	acquire selective suburban office and industrial properties in our existing geographic markets at prices below replacement cost that offer attractive returns.

Our capital recycling activities benefit from our local market presence and knowledge. Because our division officers have significant real estate experience in their respective markets, we believe that we are in a better position to evaluate capital recycling opportunities than many of our competitors. In addition, our relationships with our customers and those tenants at properties for which we conduct third-party fee-based services may lead to development projects when these tenants seek new space.

The following table summarizes the changes in square footage in the in-service Wholly Owned Properties during the past three years:

	2006	2005	2004
	(rentable square feet in thousands)
Office, Industrial and Retail Properties:
Dispositions	(2,982)	(4,641)	(1,263)
Contributions to Joint Ventures	—	—	(1,270	)(1)
Developments Placed In-Service (2)	33	713	141
Redevelopment/Other	(74)	(133)	(21)
Acquisitions	70	—	1,357	(1)

Net Change of In-Service Wholly Owned Properties	(2,953)	(4,061)	(1,056)

(1)	Includes 1,270,000 square feet of properties in Orlando, Florida acquired from MG-HIW, LLC in March 2004 and contributed to HIW-KC Orlando, LLC in June 2004.

(2)	We consider a development project to be stabilized upon the earlier of the original projected stabilization date or the date such project is at least 95% occupied.

Conservative and Flexible Balance Sheet. We are committed to maintaining a conservative and flexible balance sheet that allows us to capitalize on favorable development and acquisition opportunities as they arise. We expect to meet our short- and long-term liquidity requirements through a combination of any one or more of:

•	cash flow from operating activities;

•	borrowings under our credit facilities;

•	the issuance of unsecured debt;

•	the issuance of secured debt;

•	the issuance of equity securities by both the Company and the Operating Partnership;

•	the selective disposition of non-core land and other assets; and

•	private equity capital raised from unrelated joint venture partners involving the sale or contribution of our Wholly Owned Properties, development projects or development land.

Geographic Diversification. We do not believe that our operations are significantly dependent upon any particular geographic market. Today, including our various joint ventures, our portfolio consists primarily of office and industrial properties throughout the Southeast, retail and office properties in Kansas City, Missouri, including one significant mixed retail and office property, and office properties in Des Moines, Iowa.

Competition

Our properties compete for tenants with similar properties located in our markets primarily on the basis of location, rent, services provided and the design and condition of the facilities. We also compete with other REITs, financial institutions, pension funds, partnerships, individual investors and others when attempting to acquire, develop and operate properties.

Insurance

Our properties are generally covered by comprehensive liability, casualty, flood and rental loss insurance with specifications and insured limits are appropriate given the relative risk of loss, the cost of coverage and industry practice.

Employees

As of December 31, 2006, the Operating Partnership had 473 employees.

Legal Proceedings

We are from time to time a party to a variety of legal proceedings, claims and assessments arising in the ordinary course of our business. We regularly assess the liabilities and contingencies in connection with these matters based on the latest information available. For those matters where it is probable that we have incurred or will incur a loss and the loss or range of loss can be reasonably estimated, reserves are recorded in the Consolidated Financial Statements. In other instances, because of the uncertainties related to both the probable outcome and amount or range of loss, a reasonable estimate of liability, if any, cannot be made. Based on the current expected outcome of such matters, none of these proceedings, claims or assessments is expected to have a material adverse effect on our business, financial condition or results of operations.

In 2006 and March 2007, we received assessments for state excise taxes and related interest amounting to approximately $5.5 million, related to periods 2002 through 2005. We believe that we are not subject to such taxes and have vigorously disputed the assessment. Based on the advice of counsel concerning the status of settlement discussions and on our analysis, we currently believe it is probable that all excise tax assessments, including additional potential assessments for 2005 and 2006, can be settled by the payment of franchise taxes of approximately $0.5 million, and in the fourth quarter of 2006 such amount was accrued and charged to operating expenses. Legal fees related to this matter were nominal and were charged to operating expenses as incurred in 2006 and 2007.

OUR PROPERTIES

Wholly Owned Properties

As of December 31, 2006, the Company owned all of the ownership interests in 322 in-service office, industrial and retail properties, encompassing approximately 26.9 million rentable square feet, and 109 rental residential units, including 0.3 million rentable square feet with a net book value of $19.8 million that was classified as held for sale. The following table sets forth information about the Wholly Owned Properties (including properties classified as held for sale) and our development properties as of December 31, 2006 and 2005:

	December 31, 2006			December 31, 2005
	Rentable Square Feet		Percent Leased/ Pre-Leased	Rentable Square Feet		Percent Leased/ Pre-Leased
In-Service:
Office (1)	19,244,000		89.0%	21,412,000		87.5%
Industrial	6,281,000		91.7	6,977,000		92.4
Retail (2)	1,327,000		95.7	1,416,000		97.5

Total or Weighted Average	26,852,000	(3)	90.0%	29,805,000	(3)	89.1%

Development:
Completed—Not Stabilized (4)
Office (1)	504,000		62.8%	—		—
Industrial	418,000		44.0	—		—
Retail	—		—	9,600		87.0%

Total or Weighted Average	922,000		54.3%	9,600		87.0%

In Process (5)
Office (1)	1,357,000		55.3%	533,000		37.2%
Industrial	383,000		—	—		—
Retail	—		—	—		—
For Sale Residential (6)	139 units		—	—		—

Total or Weighted Average (3)	1,740,000		43.1%	533,000		37.2%

Total:
Office (1)	21,105,000			21,945,000
Industrial	7,082,000			6,977,000
Retail (2)	1,327,000			1,425,600

Total or Weighted Average (3) (5) (7)	29,514,000			30,347,600

(1)	Substantially all of our office properties are located in suburban markets.

(2)	Excludes 430,000 square feet of basement space in the Country Club Plaza and other Kansas City retail properties.

(3)	Rentable square feet excludes the 109 residential units.

(4)	We consider a development project to be stabilized upon the earlier of the original projected stabilization date or the date such project is at least 95% occupied.

(5)	December 31, 2005 excludes a 156-unit multi-family residential property under development that was 50.0% owned and which was consolidated (see Notes 1, 2 and 4 to the Consolidated Financial Statements for the year ended December 31, 2006). This development commenced in late 2004 and was sold in late 2006.

(6)	In January 2007, we executed a joint venture agreement for this development. We now have a 93% interest and will consolidate this joint venture. As of March 31, 2007, there were approximately 300 reservations for the 139 units. Reservations are fully refundable until mid 2007 at which time binding sales contracts will be accepted and non-refundable deposits will be retained. Residential units and reservation numbers are not part of the In-Process total or weighted average for square feet and pre-leasing percentage.

(7)	Excludes the following joint venture properties that are consolidated but are not Wholly Owned Properties: (1) one office property that was sold to SF-HIW Harborview Plaza, LP, a 20% owned joint venture, but which is accounted for as a financing under SFAS No. 66 and thus remains consolidated as described in Note 3 to the Consolidated Financial Statements for the year ended December 31, 2006, and (2) four office properties owned by Highwoods-Markel Associates, LLC, a 50% owned joint venture, which is consolidated beginning January 1, 2006, as described in Notes 1 and 2 to the Consolidated Financial Statements for the year ended December 31, 2006.

The following table sets forth geographic information about the in-service Wholly Owned properties (including properties classified as held for sale) at December 31, 2006:

Market	Rentable Square Feet		Occupancy	Percentage of Annualized Cash Rental Revenue (1)
				Office	Industrial	Retail	Total
Raleigh, NC (2)	3,810,000		86.1%	14.6%	—	—	14.6%
Atlanta, GA	5,515,000		94.0	10.3	4.0%	—	14.3
Kansas City, MO	2,225,000	(3)	90.1	4.3	—	9.7%	14.0
Tampa, FL	2,332,000		97.7	13.2	—	—	13.2
Nashville, TN	2,876,000		91.6	13.0	—	—	13.0
Piedmont Triad, NC (4)	5,195,000		88.7	7.0	3.7	—	10.7
Richmond, VA	2,024,000		89.8	8.9	—	—	8.9
Memphis, TN	1,197,000		91.8	5.6	—	—	5.6
Greenville, SC	1,108,000		75.3	3.4	0.1	—	3.5
Orlando, FL	218,000		100.0	1.2	—	—	1.2
Columbia, SC	252,000		48.7	0.5	—	—	0.5
Other	100,000		73.6	0.5	—	—	0.5

Total (5)	26,852,000		90.0%	82.5%	7.8%	9.7%	100.0%

(1)	Annualized Cash Rental Revenue is cash rental revenue (base rent plus additional rent based on the level of operating expenses, excluding straight-line rent) for the month of December 2006 multiplied by 12.

(2)	The Raleigh market encompasses the Raleigh, Durham, Cary and Research Triangle metropolitan area.

(3)	Excludes 430,000 square feet of basement space in the Country Club Plaza and other Kansas City retail properties.

(4)	The Piedmont Triad market encompasses the Greensboro and Winston-Salem metropolitan area.

(5)	Excludes the following joint venture properties that are consolidated but are not Wholly Owned Properties: (1) one office property that was sold to SF-HIW Harborview Plaza, LP, a 20% owned joint venture, but which is accounted for as a financing under SFAS No. 66 and thus remains consolidated as described in Note 3 to the Consolidated Financial Statements for the year ended December 31, 2006, and (2) four office properties owned by Highwoods-Markel Associates, LLC, a 50% owned joint venture, which is consolidated beginning January 1, 2006, as described in Notes 1 and 2 to the Consolidated Financial Statements for the year ended December 31, 2006.

Development Land

The Company wholly owned 719 acres of development land as of December 31, 2006. We estimate that we can develop approximately 5.3 million square feet of office and industrial space on the approximately 435 acres that we consider core long term holdings for our future development needs. Our development land is zoned and available for office and industrial development, and nearly all of the land has utility infrastructure in place. We believe that our commercially zoned and unencumbered land in existing business parks gives us a development advantage over other commercial real estate development companies in many of our markets. Any future development, however, is dependent on the demand for office and industrial space in the area, the availability of favorable financing and other factors, and no assurance can be given that any construction will take place on the development land. In addition, if construction is undertaken on the development land, we will be subject to the risks associated with construction activities, including the risks that occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable, construction costs may exceed original estimates and construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction expense. We may also develop properties other than office and industrial on certain parcels with unrelated joint venture partners. We consider approximately 284 acres of our development land at December 31, 2006 to be non-core assets because this land is not necessary for our foreseeable future development needs. We are actively working to dispose of such non-core development land through sales to other parties or contributions to joint ventures. Approximately 108 acres with a net book value of $14.4 million are under contract to be sold and are included in “Real estate and other assets, net, held for sale” in our Consolidated Balance Sheet at December 31, 2006.

Other Properties

As of December 31, 2006, the Company owned an interest (50.0% or less) in 70 in-service properties. These properties include primarily office and industrial buildings encompassing approximately 7.4 million rentable square feet and 418 rental residential units. The following table sets forth information about the stabilized in-service joint venture properties by segment and by geographic location at December 31, 2006:

Market	Rentable Square Feet		Occupancy		Percentage of Annualized Cash Rental Revenue (1)
					Office	Industrial	Retail	Multi-Family	Total
Des Moines, Iowa	2,475,000	(2)	93.6	%(3)	28.4%	4.2%	1.0%	3.4%	37.0%
Orlando, Florida	1,686,000		94.7		27.2	—	—	—	27.2
Atlanta, Georgia	835,000		95.0		11.4	—	—	—	11.4
Kansas City, Missouri	721,000		82.2		8.8	—	—	—	8.8
Richmond, Virginia (4)	413,000		100.0		5.0	—	—	—	5.0
Raleigh, North Carolina (5)	455,000		99.6		3.7	—	—	—	3.7
Piedmont Triad, North Carolina (6)	364,000		100.0		3.6	—	—	—	3.6
Tampa, Florida (7)	205,000		100.0		2.0	—	—	—	2.0
Charlotte, North Carolina	148,000		100.0		0.8	—	—	—	0.8
Other	110,000		100.0		0.5	—	—	—	0.5

Total	7,412,000		94.3%		91.4%	4.2%	1.0%	3.4%	100.0%

(1)	Annualized Cash Rental Revenue is cash rental revenue (base rent plus additional rent based on the level of operating expenses, excluding straight-line rent) for the month of December 2006 multiplied by 12.

(2)	Excludes 418 residential units.

(3)	Excludes residential occupancy percentage of 95.9%.

(4)	We own a 50.0% interest in this joint venture (Highwoods-Markel Associates, LLC) which is consolidated (see Notes 1 and 2 to the Consolidated Financial Statements for the year ended December 31, 2006).

(5)	The Raleigh market encompasses the Raleigh, Durham, Cary and Research Triangle metropolitan area.

(6)	The Piedmont Triad market encompasses the Greensboro and Winston-Salem metropolitan area.

(7)	We own a 20.0% interest in this joint venture (SF-HIW Harborview Plaza, LP) which is consolidated (see Notes 1 and 3 to the Consolidated Financial Statements for the year ended December 31, 2006).

In addition to the properties described above, as of December 31, 2006, two joint ventures in which the Company holds 50.0% interests were developing a 332-unit residential property and had developed a 31,000 square foot office building that was completed but had not yet achieved stabilized occupancy. The following table sets forth information about these properties at December 31, 2006 ($ in thousands):

Property	% Ownership	Market	Rentable Square Feet	Anticipated Total Investment	Investment at 12/31/2006	Pre-leasing	Actual or Estimated Completion Date		Estimated Stabilization Date
Brickstone	50.0%	Des Moines	31,000	$5,149	$4,343	35%	4Q06		4Q07
Weston Lakeside	50.0%	Raleigh	332 units	33,200	31,104	43%	1Q07	(1)	1Q08

Total			31,000	$38,349	$35,447

(1)	Estimated Completion Date is the date the last unit is expected to be delivered; as of March 1, 2007, there were 136 units leased. In 2006, the Weston Lakeside joint venture entered into a contract to sell to a third party all of the assets, which sale occurred in February 2007, as described in more detail in Note 2 to the Consolidated Financial Statements for the year ended December 31, 2006.

Lease Expirations

The following tables set forth scheduled lease expirations for existing leases at the Wholly Owned Properties (including properties classified as held for sale but excluding residential units) as of December 31, 2006. The tables include (1) expirations of leases in properties that are completed but not yet stabilized and (2) the effects of any early renewals exercised by tenants as of December 31, 2006.

Office Properties (1):

Lease Expiring	Rentable Square Feet Subject to Expiring Leases	Percentage of Leased Square Footage Represented by Expiring Leases	Annualized Cash Rental Revenue Under Expiring Leases (2)	Average Annual Rental Rate Per Square Foot for Expirations	Percent of Annualized Cash Rental Revenue Represented by Expiring Leases (2)
	($ in thousands)
2007 (3)	1,554,029	9.0%	$28,027	$18.04	8.7%
2008	2,145,074	12.4	39,793	18.55	12.4
2009	2,799,327	16.1	53,375	19.07	16.5
2010	2,323,591	13.4	46,889	20.18	14.6
2011	2,804,723	16.2	51,220	18.26	15.9
2012	1,731,147	10.0	30,337	17.52	9.4
2013	838,925	4.8	15,145	18.05	4.7
2014	550,008	3.2	10,668	19.40	3.3
2015	667,412	3.8	13,427	20.12	4.2
2016	729,111	4.2	13,882	19.04	4.3
Thereafter	1,198,962	6.9	19,253	16.06	6.0

	17,342,309	100.0%	$322,016	$18.57	100.0%

Industrial Properties:

Lease Expiring	Rentable Square Feet Subject to Expiring Leases	Percentage of Leased Square Footage Represented by Expiring Leases	Annualized Cash Rental Revenue Under Expiring Leases (2)	Average Annual Rental Rate Per Square Foot for Expirations	Percent of Annualized Cash Rental Revenue Represented by Expiring Leases (2)
	($ in thousands)
2007 (4)	1,011,155	17.0%	$5,807	$5.74	19.1%
2008	1,214,386	20.3	5,589	4.60	18.3
2009	961,855	16.2	5,226	5.43	17.1
2010	558,583	9.4	3,004	5.38	9.8
2011	639,024	10.8	3,123	4.89	10.2
2012	257,895	4.3	1,287	4.99	4.2
2013	166,289	2.8	1,032	6.21	3.4
2014	212,965	3.6	1,151	5.40	3.8
2015	169,882	2.9	695	4.09	2.3
2016	264,597	4.5	883	3.34	2.9
Thereafter	486,150	8.2	2,724	5.60	8.9

	5,942,781	100.0%	$30,521	$5.14	100.0%

(1)	Excludes the following joint venture properties that are consolidated but are not Wholly Owned Properties: (1) one office property that was sold to SF-HIW Harborview Plaza, LP, a 20% owned joint venture, but which is accounted for as a financing under SFAS No. 66 and thus remains consolidated as described in Note 3 to the Consolidated Financial Statements for the year ended December 31, 2006 and (2) four office properties owned by Highwoods-Markel Associates, LLC, a 50% owned joint venture, which is consolidated beginning January 1, 2006, as described in Notes 1 and 2 to the Consolidated Financial Statements for the year ended December 31, 2006.

(2)	Annualized Cash Rental Revenue is cash rental revenue (base rent plus additional rent based on the level of operating expenses, excluding straight-line rent) for the month of December 2006 multiplied by 12.

(3)	Includes 68,000 square feet of leases that are on a month-to-month basis, which represent 0.2% of total annualized cash rental revenue.

(4)	Includes 86,000 square feet of leases that are on a month-to-month basis, which represent 0.1% of total annualized cash rental revenue.

Retail Properties:

Lease Expiring	Rentable Square Feet Subject to Expiring Leases	Percentage of Leased Square Footage Represented by Expiring Leases	Annualized Cash Rental Revenue Under Expiring Leases (1)	Average Annual Rental Rate Per Square Foot for Expirations	Percent of Annualized Cash Rental Revenue Represented by Expiring Leases (1)
	($ in thousands)
2007 (2)	65,255	5.1%	$1,771	$27.14	4.7%
2008	126,550	10.0	3,658	28.91	9.7
2009	142,868	11.3	4,032	28.22	10.7
2010	98,944	7.8	3,438	34.75	9.1
2011	71,009	5.6	2,075	29.22	5.5
2012	143,793	11.3	4,322	30.06	11.5
2013	55,903	4.4	2,174	38.89	5.8
2014	86,274	6.8	1,673	19.39	4.4
2015	130,127	10.2	4,232	32.52	11.2
2016	67,224	5.3	2,639	39.26	7.0
Thereafter	281,837	22.2	7,653	27.15	20.4

	1,269,784	100.0%	$37,667	$29.66	100.0%

Total (3):

Lease Expiring	Rentable Square Feet Subject to Expiring Leases	Percentage of Leased Square Footage Represented by Expiring Leases	Annualized Cash Rental Revenue Under Expiring Leases (1)	Average Annual Rental Rate Per Square Foot for Expirations	Percent of Annualized Cash Rental Revenue Represented by Expiring Leases (1)
	($ in thousands)
2007 (4)	2,630,439	10.7%	$35,605	$13.54	9.1%
2008	3,486,010	14.2	49,040	14.07	12.6
2009	3,904,050	16.0	62,633	16.04	16.0
2010	2,981,118	12.1	53,331	17.89	13.7
2011	3,514,756	14.3	56,418	16.05	14.4
2012	2,132,835	8.7	35,946	16.85	9.2
2013	1,061,117	4.3	18,351	17.29	4.7
2014	849,247	3.5	13,492	15.89	3.5
2015	967,421	3.9	18,354	18.97	4.7
2016	1,060,932	4.3	17,404	16.40	4.5
Thereafter	1,966,949	8.0	29,630	15.06	7.6

	24,554,874	100.0%	$390,204	$15.89	100.0%

(1)	Annualized Cash Rental Revenue is cash rental revenue (base rent plus additional rent based on the level of operating expenses, excluding straight-line rent) for the month of December 2006 multiplied by 12.

(2)	Includes 3,000 square feet of leases that are on a month-to-month basis or less than 0.1% of total annualized cash rental revenue.

(3)	Excludes the following joint venture properties that are consolidated but are not Wholly Owned Properties: (1) one office property that was sold to SF-HIW Harborview Plaza, LP, a 20% owned joint venture, but which is accounted for as a financing under SFAS No. 66 and thus remains consolidated as described in Note 3 to the Consolidated Financial Statements for the year ended December 31, 2006 and (2) four office properties owned by Highwoods-Markel Associates, LLC, a 50% owned joint venture, which is consolidated beginning January 1, 2006, as described in Notes 1 and 2 to the Consolidated Financial Statements for the year ended December 31, 2006.

(4)	Includes 157,000 square feet of leases that are on a month-to-month basis, which represent 0.3% of total annualized cash rental revenue.

MANAGEMENT

Directors and Executive Officers

The Company is the sole general partner of the Operating Partnership. The Company’s directors are divided into three classes, with approximately one-third of the directors elected by the stockholders annually. The Board of Directors currently consists of eight members. The three-year term of office for Thomas A. Adler and Kay N. Callison will expire at the annual meeting in 2008. The three-year term of office for Gene H. Anderson, L. Glenn Orr, Jr. and O. Temple Sloan, Jr. will expire at the annual meeting in 2009. The three-year term of office for Edward J. Fritsch, Lawrence S. Kaplan and Sherry A. Kellett will expire at the annual meeting in 2010.

The following table sets forth information with respect to the Company’s directors and executive officers.

NAME	AGE	POSITION
Edward J. Fritsch	48	President, Chief Executive Officer and Director
Terry L. Stevens	58	Vice President and Chief Financial Officer
Michael E. Harris	57	Executive Vice President and Chief Operating Officer
Jeffrey D. Miller	36	Vice President, General Counsel and Secretary
Gene H. Anderson	61	Senior Vice President and Director
Michael F. Beale	53	Senior Vice President and Regional Manager
W. Brian Reames	43	Senior Vice President and Regional Manager
O. Temple Sloan, Jr.	68	Chairman of the Board of Directors
Thomas W. Adler	66	Independent Director
Kay N. Callison	63	Independent Director
Lawrence S. Kaplan	64	Independent Director
Sherry A. Kellett	62	Independent Director
L. Glenn Orr, Jr.	67	Independent Director

Edward J. Fritsch, 48, has been a director since January 2001. Mr. Fritsch became our Chief Executive Officer in July 2004 and our president in December 2003. Prior to that, Mr. Fritsch was our chief operating officer from January 1998 to July 2004 and was a vice president and secretary from June 1994 to January 1998. Mr. Fritsch joined our predecessor in 1982 and was a partner of that entity at the time of our initial public offering in June 1994. Mr. Fritsch is Chairman of the University of North Carolina’s Board of Visitors and also serves on the Board of Trustees of St. Timothy’s Episcopal School and the Board of Directors of the Triangle Chapter of the YMCA.

Terry L. Stevens, 58, has been our Vice President and Chief Financial Officer since December 2003. Prior to joining us in December 2003, Mr. Stevens was executive vice president, chief financial officer and trustee for Crown American Realty Trust, a public REIT. Before joining Crown American Realty Trust, Mr. Stevens was director of financial systems development at AlliedSignal, Inc., a large multi-national manufacturer. Mr. Stevens was also an audit partner with Price Waterhouse for approximately seven years. Mr. Stevens currently serves as trustee, chairman of the Audit Committee and member of the Investment and Finance Committee of First Potomac Realty Trust, a public REIT. Mr. Stevens is a member of the American and the Pennsylvania Institutes of Certified Public Accountants.

Michael E. Harris, 57, has been our Executive Vice President and Chief Operating Officer since July 2004. Prior to that, Mr. Harris was a senior vice president and was responsible for our operations in Memphis, Nashville, Kansas City and Charlotte. Mr. Harris was executive vice president of Crocker Realty Trust prior to its merger with us in 1996. Before joining Crocker Realty Trust, Mr. Harris served as senior vice president, general counsel and chief financial officer of Towermarc Corporation, a privately owned real estate development firm. Mr. Harris is a member of the Advisory Board of Directors of SouthTrust Bank of Memphis and Allen & Hoshall, Inc.

Jeffrey D. Miller, 36, has been our Vice President, General Counsel and Secretary since March 2007. Prior to joining us, Mr. Miller was a partner with the law firm of DLA Piper US LLP, where he practiced since 2005. Previously, he was a partner with the law firm of Alston & Bird LLP, where he practiced from 1997. Mr. Miller received a B.A. from Pennsylvania State University and a J.D. and M.B.A. from Wake Forest University. He is admitted to practice in North Carolina.

Gene H. Anderson, 61, has been a director and senior vice president since our combination with Anderson Properties, Inc. in February 1997, and in July 2006 became Executive Vice President of Highwoods Development, LLC, a taxable subsidiary formed to pursue the development of office and industrial properties for existing customers, such as the GSA, in core and non-core markets. Additionally, Mr. Anderson oversees our Atlanta and Triad operations. Mr. Anderson served as president of Anderson Properties, Inc. from 1978 to February 1997. Mr. Anderson was past president of the Georgia chapter of the National Association of Industrial and Office Properties and is a national board member of the National Association of Industrial and Office Properties.

Michael F. Beale, 53, has been our Senior Vice President and Regional Manager since 2000. Mr. Beale manages our Orlando and oversees our Tampa operations. Prior to joining us in 2000, Mr. Beale served as vice president of Koger Equity, Inc., where he was responsible for Koger’s acquisitions and developments throughout the Southeast. Mr. Beale is currently the president of the Central Florida Chapter of the National Association of Industrial and Office Properties and also serves on various committees for the Mid-Florida Economic Development Commission.

W. Brian Reames, 43, has been our Senior Vice President and Regional Manager since August 2004. Mr. Reames manages our Nashville and oversees our Memphis, Greenville and Columbia operations. Prior to that, Mr. Reames was vice president responsible for the Nashville division, a position he held since 1999. Mr. Reames was a partner and owner at Eakin & Smith, Inc., a Nashville-based office real estate firm, from 1989 until its merger with us in 1996. Mr. Reames is a past Nashville chapter President of the National Association of Industrial and Office Properties. He is currently serving on the Board of Directors of H.G. Hill Realty and the Nashville Zoo and as President of the Board of Trustees at Harding Academy in Nashville, Tennessee.

O. Temple Sloan, Jr., 68, is chairman of the Board of Directors, a position he has held since March 1994. Mr. Sloan is chairman and chief executive officer of General Parts International, Inc. He is also the lead outside director of Bank of America Corporation and is a director of Lowe’s Companies, Inc.

Thomas W. Adler, 66, has been a director since June 1994. Mr. Adler is chairman of PSF Management Co. in Cleveland, Ohio. Mr. Adler formerly served on the board of directors of the National Association of Realtors and the boards of governors of the American Society of Real Estate Counselors and the National Association of Real Estate Investment Trusts. He is a past national president of the Society of Industrial and Office Realtors. Mr. Adler is currently active in the Urban Land Institute.

Kay N. Callison, 63, has been a director since our merger with J.C. Nichols Company in July 1998. Ms. Callison had served as a director of J.C. Nichols Company since 1982. Ms. Callison is active in charitable activities in the Kansas City metropolitan area.

Lawrence S. Kaplan, 64, has been a director since November 2000. Mr. Kaplan is a certified public accountant and retired in 2000 as a partner from Ernst & Young LLP where he was the national director of that firm’s REIT Advisory Services group. Mr. Kaplan has served on the board of governors of the National Association of Real Estate Investment Trusts and has been actively involved in REIT legislative and regulatory matters for over 20 years. Mr. Kaplan is a director of Maguire Properties, Inc., a publicly traded office REIT based in California, and Feldman Mall Properties, Inc., a publicly traded mall REIT based in Arizona.

Sherry A. Kellett, 62, has been a director since November 2005. Ms. Kellett is a certified public accountant. Ms. Kellett served as corporate controller of BB&T Corporation from 1995 until her retirement in August 2003. Ms. Kellett had served as corporate controller of Southern National Corporation from 1991 until 1995 when it merged with BB&T Corporation. Ms. Kellett previously served in several positions at Arthur Andersen & Co. Ms. Kellett is a director of Medical Properties Trust, Inc., a publicly traded medical office REIT based in Alabama, and MidCountry Financial Corp., a private financial services holding company based in Macon, GA. Ms. Kellett’s term is currently scheduled to expire at the 2008 annual meeting, but the Board of Directors, upon the recommendation of our compensation and governance committee, has nominated Ms. Kellett for election at the meeting as a director to hold office until the 2010 annual meeting of stockholders and until her successor is elected and qualified.

L. Glenn Orr, Jr., 67, has been a director since February 1995. Mr. Orr has been president and chief executive officer of Orr Holdings since 2006. Mr. Orr had served as president and chief executive officer of The Orr Group from 1995 to 2006. Mr. Orr was chairman of the board of directors, president and chief executive officer of Southern National Corporation from 1990 until its merger with BB&T Corporation in 1995. He previously served as president and chief executive officer of Forsyth Bank and Trust Co., president of Community Bank in Greenville, S.C. and president of the North Carolina Bankers Association. Mr. Orr is a member of the boards of directors of Medical Properties Trust, Inc., a publicly traded medical office REIT based in Alabama, General Parts International, Inc., Village Tavern, Inc. and Broyhill Management Fund, and he is chairman of the Wake Forest University board of trustees.

CORPORATE GOVERNANCE

Director Independence

Under New York Stock Exchange rules, at least a majority of the Company’s directors and all of the members of the audit committee and the compensation and governance committee must be independent. The New York Stock Exchange standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the Board of Directors must affirmatively determine that a director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board of Directors has determined that Messrs. Adler, Kaplan, Orr and, Sloan and Mses. Callison and Kellett each satisfies the bright-line criteria and that none has a relationship with the Company that would interfere with such person’s ability to exercise independent judgment as a member of the Board. In addition, none of these directors has ever served as (or is related to) an employee of the Company or any of its predecessors or acquired companies or received any compensation from the Company or any such other entities except for compensation directly related to service as a director. Therefore, the Company believes that all of these directors, or more than three-fourths of the Board, are independent.

Limitations of Liability and Indemnification of Directors and Officers

Maryland general corporation law and the Company’s charter exculpate each director and officer of the Company in actions by the Company or its stockholders in derivative actions from liability unless the director or officer has received an improper personal benefit in money, property or services or has acted dishonestly, as established by a final judgment of a court.

The charter also provides that the Company will indemnify a present or former director or officer of the Company against expense or liability in an action to the fullest extent permitted by Maryland law. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses they incur in connection with any proceeding to which they are a party because of their service as an officer, director or other similar capacity. However, Maryland law prohibits indemnification if it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The Company believes that the exculpation and indemnification provisions in the charter help induce qualified individuals to agree to serve as officers and directors of the Company by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. You should be aware, however, that these provisions in the Company’s charter and Maryland law give you a more limited right of action than you otherwise would have in the absence of such provisions. The Company also maintains a policy of directors and officers liability insurance covering certain liabilities incurred by the Company’s directors and officers in connection with the performance of their duties.

The above indemnification provisions could operate to indemnify directors, officers or other persons who exert control over the Company against liabilities arising under the Securities Act of 1933. Insofar as the above provisions may allow that type of indemnification, we have been informed that, in the SEC’s opinion, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Compensation and Governance Committee

The Company’s compensation and governance committee currently consists of Messrs. Orr and Sloan and Ms. Callison. Mr. Orr serves as chairman of the compensation and governance committee. Each member is an independent director.

The compensation and governance committee determines compensation for the Company’s executive officers and implements the non-equity and equity incentive plans. The committee also makes recommendations concerning board member qualification standards, director nominees, board responsibilities and compensation, board access to management and independent advisors and management succession. On an annual basis, the compensation and governance committee assesses the appropriate skills and characteristics of existing and new board members. This assessment includes consideration as to the members’ independence, diversity, age, skills and experience in the context of the needs of the Board. The same criteria are used by the compensation and governance committee in evaluating nominees for directorship. The “Investor Relations/Governance Documents” section of the Company’s website includes an online version of the Company’s compensation and governance committee charter. The Company’s website is located at www.highwoods.com.

None of the members of the Company’s compensation and governance committee is a current or past employee of the Company or any of the Company’s predecessors or acquired companies and each was and is an independent director. None of the Company’s executive officers currently serves, or in the past three years has served, as a member of the board of directors of compensation committee of another entity that has one or more executive officers serving on the Company’s Board of Directors or compensation and governance committee.

Audit Committee

The Company’s audit committee currently consists of Messrs. Kaplan and Orr and Ms. Kellett. Mr. Kaplan serves as chairman of the audit committee. Each of the foregoing directors is an independent director and none has accepted any consulting, advisory or other compensatory fee from the Company other than as set forth below under “Compensation of Directors and Executive Officers – Director Compensation in 2006.” Further, the Board has determined that each of the foregoing directors is financially literate and at least two members, Mr. Kaplan and Ms. Kellett, both of whom are certified public accountants, are financial experts.

The audit committee approves the engagement of the Company’s independent registered public accounting firm, reviews the plans and results of the audit engagement with such firm, approves professional services provided by such firm, reviews the independence of such firm, approves audit and non-audit fees and reviews the adequacy of the Company’s internal control over financing reporting. The “Investor Relations/Governance Documents” section of the Company’s website includes an online version of the audit committee charter.

Investment Committee

The Company’s investment committee currently consists of Messrs. Adler, Anderson, Fritsch and Sloan. The investment committee oversees the acquisition, new development, redevelopment and asset disposition process. The investment committee generally meets on call to review new opportunities and to make recommendations to the Board of Directors concerning such opportunities.

Executive Committee

The Company’s executive committee currently consists of Messrs. Adler, Orr and Sloan. Mr. Fritsch, as the Company’s Chief Executive Officer, serves as an ex-officio member of the committee. The executive committee meets on call by the Chairman of the Board of Directors and may exercise all of the powers of the Board of Directors, subject to the limitations imposed by applicable law, the bylaws or the Board of Directors. Each member (other than the Chief Executive Officer) is independent.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The following sets forth a discussion and analysis of the compensation of the Company’s principal executive officer, principal financial officer and the next three most highly compensated executive officers during 2006, which we collectively refer to as the “Named Executive Officers”:

Edward J. Fritsch	President and Chief Executive Officer
Michael E. Harris	Executive Vice President and Chief Operating Officer
Terry L. Stevens	Vice President and Chief Financial Officer
Mack D. Pridgen, III (1)	Vice President, General Counsel and Secretary
Gene H. Anderson	Senior Vice President

(1)	Mr. Pridgen’s last day of employment with the Company was March 16, 2007.

Compensation Decision-Making. The Company’s compensation and governance committee generally sets the compensation philosophy and makes specific compensation decisions with respect to the Named Executive Officers. The Company’s compensation and governance committee currently consists of Messrs. Orr and Sloan and Ms. Callison. Mr. Orr serves as chairman of the committee. Each member is an independent director. For additional information about the Company’s compensation and governance committee, see “Corporate Governance – Compensation and Governance Committee.” Actual compensation decisions with respect to Mr. Fritsch are made solely by the committee. Actual compensation decisions with respect to the other Named Executive Officers are made by the committee after receiving input from Mr. Fritsch. Named Executive Officers do not recommend or determine any element or component of their own pay package or total compensation amount.

The Company’s current executive compensation program is based upon extensive input from Mercer Human Resource Consulting, which the compensation and governance committee retained in 1999, 2004 and 2007 to review the Company’s existing compensation philosophy and suggest design changes based on recent trends and developments impacting executive officer compensation and its best practices knowledge. Based on a review recently conducted by Mercer, the Company believes that overall compensation in 2006 for the Named Executive Officers was in the 25th to 50th percentile of the Company’s peer group (which is described below).

Amounts earned in 2006 from incentive awards granted prior to 2006 generally were not considered in setting compensation elements for 2006.

Other than Mr. Harris, none of the Named Executive Officers has an employment agreement with the Company. The Company entered into a three-year employment contract with Mr. Harris on July 1, 2004. The contract is thereafter extended automatically for additional three-year periods unless the Company gives notice to Mr. Harris during the 60-day period ending one year prior to expiration of the contract. Mr. Harris may terminate the contract at any time upon 30 days’ prior written notice to the Company. The contract provides for a minimum annual base salary of $305,000 for Mr. Harris, which may be increased by the Board of Directors.

Notwithstanding the foregoing, the Company has entered into new change in control contracts effective as of April 13, 2007 with Messrs. Fritsch, Harris, Stevens and Anderson that provide for payments and benefits to such officers upon certain terminations of employment or diminishing of responsibilities within 36 months from the date of a change in control. For additional information about these arrangements, see “Change in Control Arrangements” in this Compensation Discussion and Analysis and “—Post-Employment Compensation.”

Section 162(m) of the Internal Revenue Code generally denies a deduction for compensation in excess of $1 million paid to certain executive officers, unless certain performance, disclosure and stockholder approval requirements are met. Option grants and certain other awards are intended to qualify as “performance-based”

compensation not subject to the Section 162(m) deduction limitation. The committee believes that a substantial portion of compensation earned under the Company’s compensation program would be exempted from the $1 million deduction limitation. The committee’s intention is to qualify, to the extent reasonable, a substantial portion of each executive officer’s compensation for deductibility under applicable tax laws.

Compensation Objectives and Components. Compensation for Named Executive Officers is based largely on the following principles:

•	variable compensation is a significant part of compensation with the percentage at-risk increasing at higher levels of responsibility;

•

employee stock ownership aligns the interests of Named Executive Officers and stockholders and results in Named Executive Officers sharing financially in the successes and shortcomings of the Company based in part upon their position responsibility, overall impact and assessed contribution;

•

performance-based compensation focuses Named Executive Officers on critical business objectives as reflected in the Company’s Strategic Plan, controls fixed costs and aligns pay with performance through performance-leveraged incentive opportunities;

•	compensation must be competitive with that offered by other companies that compete with us to attract and retain the best possible executive talent; and

•	differences in executive compensation should reflect differing levels of responsibility and performance with our organization.

A key factor in determining levels of compensation remains the pay practices of public equity REITs with comparable revenues. As of January 1, 2007, the Company’s peer group included the following public equity REITs:

•	Brandywine Realty Trust;

•	Corporate Office Properties Trust;

•	Duke Realty Corp.;

•	Kilroy Realty Corp.;

•	Liberty Property Trust;

•	Mack-Cali Realty Corp.; and

•	Parkway Properties, Inc.

Publicly-available data from the peer group was considered in determining the proportions of base salary, bonuses, annual non-equity incentive compensation and equity incentive compensation, as well as targeted total compensation. The data from the Company’s peer group is adjusted to take into account differences in market capitalization between the peer group companies and the Company. Overall compensation is intended to be at, above or below competitive levels depending upon the Company’s performance relative to the Company’s targeted performance and the performance of the Company’s peer group.

Base Salary. Base salaries for all of the Company’s employees are determined by position, which takes into consideration the scope of job responsibilities and competitive market compensation paid by other companies for similar positions. Base salaries are also driven by market competition to attract and retain high quality employees. The Company’s overall approach to setting base salaries is to create and sustain stockholder value by balancing the Company’s need to retain high-quality employees while controlling the annual growth of the Company’s general and administrative expenses. The base salaries earned by the Named Executive Officers were 3.5% higher in 2006 as compared to 2005, similar to the average increases for all of the Company’s salaried employees. In determining to increase base salaries, the compensation and governance committee considered, among other things, the Company’s planned operating budget for 2006, cost of living increases in the Company’s various divisional markets and publicly available data regarding the pay practices of other public REITs and similarly situated public companies. Base salaries are reviewed for adjustment annually and adjustments, if any, are effective in April. Individual base salaries for Messrs. Fritsch, Harris, Stevens and Anderson are 3.5% higher in 2007 as compared to 2006.

Annual Non-Equity Incentive Program. In 2006, the Named Executive Officers participated in the Company’s annual non-equity incentive program pursuant to which they were eligible to earn cash payments (which were paid in March 2007) based on a percentage of their annual base salary in effect for December 2006. Under this component of the Company’s executive compensation program, the Named Executive Officers are eligible to earn additional cash compensation to the extent specific performance-based metrics are achieved during the most recently completed year. The position held by each Named Executive Officer has a target annual incentive percentage, which has generally remained consistent since 2000, ranging from 65% to 85% of base salary depending on the executive’s position. For 2006, the target annual incentive percentage was 85% for Mr. Fritsch, 75% for Messrs. Harris, Stevens and Pridgen and 65% for Mr. Anderson. In addition to considering the pay practices of the Company’s peer group in determining each Named Executive Officer’s annual incentive percentage, the committee also considers the individual officer’s ability to influence our overall performance. The more senior the position within the Company, the greater the portion of compensation that varies with performance.

The actual amount a Named Executive Officer may earn under the annual non-equity incentive compensation program is the product of the target annual incentive percentage times an “actual performance factor,” which can range from zero to 200%. The actual performance factor depends upon the relationship between how various performance criteria compare with predetermined goals. For Messrs. Fritsch, Harris, Stevens and Pridgen, who served as corporate executives during 2006, the actual performance factor was based on the same goals and criteria applied to our performance as a whole. For Mr. Anderson, who serves as a corporate executive and is responsible for the Company’s Atlanta division, his actual performance factor is equally weighted between the performance of the Atlanta division and our performance as a whole. Participants in the Company’s annual non-equity incentive program receive quarterly statements throughout the year that illustrate the Company’s to-date performance under the varying criteria, which the Company believes is an important tool in keeping the employees focused on achieving these goals and delivering measurable results that create stockholder value.

The components and weighting of each year’s metrics, which are set by the compensation and governance committee prior to or near the beginning of each year as part of the Company’s budgeting and strategic planning process, are intended to closely match the operating and financial goals of the Company’s Strategic Plan and to provide the Named Executive Officers with direct “line of sight” to focus their individual efforts to the achievement of the metrics. The performance criteria for Named Executive Officers during 2006, which were equally weighted, were the following:

•	average occupancy rates relative to budgeted rates;

•	net operating income relative to budgeted amounts;

•	average payback on leases relative to a fixed goal; and

•	the dollar value weighted average lease term relative to a fixed goal.

The compensation and governance committee set threshold, target and maximum levels with respect to each of the four factors. The following table sets forth information about the metrics and actual performance factors under the Company’s annual non-equity incentive program for 2006:

Factor	Threshold (50%)	Target (100%)	Maximum (200%)
Average Occupancy	99.6% of Budgeted Average Occupancy	100.1% of Budgeted Average Occupancy	101.5% of Budgeted Average Occupancy

Net Operating Income	97% of Budgeted Net Operating Income	103% of Budgeted Net Operating Income	110% of Budgeted Net Operating Income

Average Payback on Leases (1)	60 Basis Points Worse Than the Prior 3-Year Average	100.0% of Prior 3-Year Average	150 Basis Points Better Than the Prior 3-Year Average

Dollar Value Weighted Average Lease Term	Prior 3-Year Average	Prior 3-Year Average Plus 0.5 Years	Prior 3-Year Average Plus 1.5 Years

(1)	“Average payback on leases” means the ratio of the investment we make in a particular lease divided by the total cash rent receivable under the fixed term of the lease. For this factor, a lower number means improved operating performance. For purposes of calculating this actual performance factor, the compensation and governance committee from time to time approves the exclusion of leases that are executed for important business purposes but the payback of which is not representative of the leasing efforts of the Company’s personnel nor appropriate upon which to base compensation decisions.

If the threshold level is not satisfied with respect to a particular factor, the actual performance factor would be zero with respect to that factor. If performance exceeds the threshold level but does not satisfy the target level, the actual performance factor would range on a sliding scale between 50% and 100% with respect to that factor. If performance is between the target level and the maximum level, the actual performance factor would range on a sliding scale between 100% and 200% with respect to that factor. The performance factor used to determine the amount an executive could earn in 2006 under the annual non-equity incentive program was the equally weighted average of the four factors. Notwithstanding the formulas described above, the compensation and governance committee has retained the discretion and flexibility to increase or decrease the actual performance factor with respect to any particular year and/or any particular officer to more appropriately reflect, in the committee’s sole judgment, actual performance, market conditions, unanticipated circumstances and other factors. The compensation and governance committee did not exercise its right to modify the actual performance factor for any of the Named Executive Officers in 2006. For 2006, the actual performance factor under the non-equity incentive program was approximately 108% for Messrs. Fritsch, Harris, Stevens and Pridgen and approximately 100% for Mr. Anderson. As a result, under the non-equity incentive program for 2006, Mr. Fritsch earned $397,089, Mr. Harris earned $264,836, Mr. Stevens earned $209,737, Mr. Pridgen earned $196,768 and Mr. Anderson earned $156,378.

The committee has adopted the following performance criteria for officers during 2007:

•	growth in core funds from operations (“FFO”) (36% weighting for corporate executives and 24% weighting for divisional officers);

•	net operating income relative to budgeted amounts (20% weighting for corporate executives and 30% weighting for divisional officers);

•	cash available for distribution (“CAD”) payout ratio (24% weighting for corporate executives and 16% weighting for divisional officers);

•	average occupancy rates relative to budgeted rates (12% weighting for corporate executives and 18% weighting for divisional officers); and

•	average payback on leases relative to a fixed goal (8% weighting for corporate executives and 12% weighting for divisional officers).

The compensation and governance committee has set threshold, target and maximum levels with respect to each of the five factors. The following table sets forth information about the metrics and actual performance factors under the Company’s annual non-equity incentive program for 2007:

Factor	Threshold (50%)	Target (100%)	Maximum (200%)
Core FFO Growth	Projected Threshold Increase over Prior Year	Projected Target Increase over Prior Year	Projected Maximum Increase over Prior Year

Net Operating Income	97% of Budgeted Net Operating Income	103% of Budgeted Net Operating Income	110% of Budgeted Net Operating Income

CAD Payout Ratio	Projected Threshold Decrease over Prior Year	Projected Target Decrease over Prior Year	Projected Maximum Decrease over Prior Year

Average Occupancy	99.6% of Budgeted Average Occupancy	100.1% of Budgeted Average Occupancy	101.5% of Budgeted Average Occupancy

Average Payback on Leases (1)	60 Basis Points Worse Than the Prior 3-Year Average	100.0% of Prior 3-Year Average	150 Basis Points Better Than the Prior 3-Year Average

(1)	“Average payback on leases” means the ratio of the investment we make in a particular lease divided by the total cash rent receivable under the fixed term of the lease. For this factor, a lower number means improved operating performance. For purposes of calculating this actual performance factor, the compensation and governance committee from time to time approves the exclusion of leases that are executed for important business purposes but the payback of which is not representative of the leasing efforts of the Company’s personnel nor appropriate upon which to base compensation decisions.

It is the annual expectation of the compensation and governance committee that the estimated probability of achievement of the threshold levels is 80%, the estimated probability of achievement of the target levels is 60% and the estimated probability of achievement of the maximum levels is 20%.

Amounts Earned in 2006 for Grants in 2004 under the 1999 Shareholder Value Plan. The 1999 Shareholder Value Plan is intended to reward the Company’s executive officers when the total shareholder returns measured by increases in the market value of Common Stock plus dividends exceeds a comparable index of the Company’s peers over a three-year period. A payout for this program, which is in cash or shares of Common Stock at the election of the officer, is determined by the percentage change in the Company’s shareholder return index compared to the composite index of the Company’s peer group. If the Company’s performance is not at least 100% of the peer group, no payout is earned. As with the annual non-equity incentive program, notwithstanding the specific payout criteria described above, the compensation and governance committee has retained the discretion and flexibility to increase or decrease the payout, if any, under the 1999 Shareholder Value Plan to more appropriately reflect, in the committee’s sole judgment, actual performance, market conditions, unanticipated circumstances, absolute performance of the Company’s Common Stock and other factors. No new grants have been made under the 1999 Shareholder Value Plan since 2004. Prior to 2006, no payouts had been earned for grants under this plan.

The closing price of the Company’s Common Stock as reported on the New York Stock Exchange increased from $25.40 per share on January 1, 2004 to a 30-day trailing average of $40.02 per share as of December 31, 2006, which resulted in an 88.6% total stockholder return over that period assuming the reinvestment of dividends. Because the total return index of the Company’s Common Stock over the applicable period was 106% of a comparable index of the Company’s peers, Named Executive Officers were entitled to earn an aggregate of $350,835 in payouts for awards granted in 2004 under the 1999 Shareholder Value Plan (including the value of the discount attributable to the issuance of Common Stock to Messrs. Pridgen and Stevens, who elected at the beginning of the three-year period to receive shares of Common Stock at a 10% discount in lieu of a cash payout, if any, with respect to grants in 2004 under the 1999 Shareholder Value Plan). In recognition of the significant absolute total stockholder return over the three-year period, the compensation and governance committee increased the payout ratio from 106% to 130%, which resulted in the Named Executive Officers earning an additional $323,889 in the aggregate, including the value of the discount attributable to the issuance of Common Stock to Messrs. Pridgen and Stevens.

Equity Incentive Compensation—Overview. The Company’s officers, including the Named Executive Officers, are eligible to receive equity incentive compensation that promotes the Company’s long-term success by aligning their interests with the interests of the Company’s stockholders. The equity incentive awards provide the executive officers with an ownership interest in the Company and a direct and demonstrable stake in its success to the extent of their position, responsibility, overall impact and assessed contribution. The Company has adopted stock ownership guidelines for the Named Executive Officers.

The compensation and governance committee authorizes a mix of stock options and restricted stock awards to the Named Executive Officers valued at amounts ranging in the aggregate from 100% to 295% of their annual base salary depending upon level of responsibility within the Company. For the grant date fair value of such awards in 2006 calculated in accordance with FAS 123(R), see the “Grant Date Fair Value of Stock and Option Awards” column in the table under “—Grants of Plan-Based Awards in 2006.” The compensation and governance committee retains the ability to alter the equity incentive percentage or the mix of equity incentive awards from year to year. Equity incentive awards in 2006 were allocated as follows:

Type of Grant	Percentage of Total
Stock Options	20%
Time-Based Restricted Stock	40%
Performance-Based Restricted Stock	20%
Total Return-Based Restricted Stock	20%

Dividends are paid on all restricted stock, whether or not vested, at the same rate and on the same date as on shares of Common Stock, and such dividends are non-forfeitable.

Equity Incentive Compensation—Stock Options. The compensation and governance committee believes that stock option awards are an important and useful component of the Company’s equity incentive compensation program. Like restricted stock, stock options offer the potential to realize additional compensation in the future upon increases in the price of the Company’s Common Stock. Stock options differ from restricted stock in several key areas. First, the receipt of stock options is generally not taxable to holders until exercise, at which time there is typically cash available to the holder as a result of the sale of shares acquired upon exercise to pay the tax. Second, unless the Company elects, in its sole discretion, to net share settle an option upon exercise by issuing an amount of shares equal to the in-the-money value of the option, stock option exercises have a positive impact on the Company’s cash flows from financing activities. Third, holders of stock options, unlike restricted stock, are not entitled to receive dividends except upon exercise. Stock options issued in 2006 vest ratably on an annual basis over four years and remain outstanding for seven years. The value of such options as of the date of grant was calculated using the Black-Scholes option-pricing model.

Equity Incentive Compensation—Time-Based Restricted Stock. The compensation and governance committee believes that the issuance of time-based restricted stock is an important retention device and serves to deter the Named Executive Officers from seeking other employment opportunities. Shares of time-based restricted stock represented half of the total number of shares of restricted stock issued to the Named Executive Officers in 2006. Time-based restricted stock issued in 2006 will vest ratably on an annual basis over a four-year term. If a Named Executive Officer leaves the Company’s employ at any time before the fourth anniversary of the date of grant, unvested shares generally are forfeited except as otherwise provided under the Company’s retirement plan.

In addition to the ordinary grant in 2007 of time-based restricted stock in amounts consistent with past practice, the Company’s compensation and governance committee wanted to reward Messrs. Fritsch, Harris and Anderson for individual excellent performance over the past several years. Accordingly, the committee in 2007 authorized an additional grant of time-based restricted stock in 2007 of 100,000 shares for Mr. Fritsch, 31,000 shares for Mr. Harris and 12,500 shares for Mr. Anderson. Such shares issued to Messrs. Harris and Anderson will vest ratably over three years. Such shares issued to Mr. Fritsch will vest ratably over four years. If any such officer leaves our employ at any time during the vesting period, unvested shares will be forfeited regardless of whether such officer is eligible for benefits under the Company’s retirement plan.

Equity Incentive Compensation—Total Return-Based Restricted Stock. The compensation and governance committee believes the issuance of total return-based restricted stock directly aligns the interests of the Named Executive Officers with stockholder interests. One of the Company’s principal goals is to provide its stockholders with attractive risk-adjusted returns on their investment through the consistent payment of quarterly dividends and stock price appreciation. Shares of total return-based restricted stock generally vest only to the extent the Company’s total return index over a three-year period is at least 100% of the peer group. Total return is defined as the sum of stock price appreciation plus reinvested dividends over the stock value at the beginning of the applicable period. The peer companies with the highest and lowest total return are eliminated from the calculation to avoid any one outlier from distorting the overall comparison. In addition, the total return of each company in the peer group is weighted to reflect the relative market capitalization of each company. The 2005 Shareholder Value Plan sets forth more information about the amounts and vesting schedules with respect to shares of total return-based restricted stock issued in 2006.

The Company’s compensation and governance committee selected a three-year cycle to match the grants of total return-based restricted stock in 2006 generally with the three-year goals set during the budgeting process for the Company’s Strategic Plan. The three-year performance period begins on January 1 of the year of the grant. The percentage of total return-based restricted stock that vests at December 31, 2008 will be equal to the sum of 50% plus 2.5% for each percentage point that the Company’s total return index exceeds 100% of the peer group index. Accordingly, if the Company’s total return index is not at least 100% of the peer group index, all of the total return-based restricted stock issued in 2006 will be forfeited on December 31, 2008, except as otherwise described below. If the Company’s total return index ranges between 100% and 120% of the peer group index, the percentage of total return-based restricted stock issued in 2006 that vests on December 31, 2008 will range between 50% and 100%. If the Company’s total return index ranges between 120% and 160% of the peer group index, the Company will issue on December 31, 2008 an amount of additional shares up to 100% of the original total return-based restricted stock award. These additional shares, if any, would be fully vested when issued. If a Named Executive Officer leaves the Company’s employ at any time before the end of the three-year cycle, all of the total return-based restricted stock issued in 2006 generally will be forfeited except to the extent vested as set forth in the next paragraph.

Notwithstanding the foregoing, even if the Company’s total return index over the three-year period is less than 100% of the peer group index, one-sixth of the total return-based restricted stock issued in 2006 will nonetheless vest at the end of each year during the three-year cycle if the Company’s total return index exceeds 9% during such applicable year. The purpose of this additional vesting criteria is to reward Named Executive Officers when the Company delivers in any particular year what the compensation and governance committee believes is an attractive absolute level of return to the Company’s stockholders. Assuming the reinvestment of dividends, long-term holders of the Company’s Common Stock realized a 50.6% total stockholder return during 2006. As a result, one-sixth of the total return-based restricted stock issued in 2006 vested as of December 31, 2006.

Equity Incentive Compensation—Performance-Based Restricted Stock. The compensation and governance committee believes the issuance of performance-based restricted stock is an important motivational tool designed to reward the Named Executive Officers with additional equity incentive compensation to the extent specific performance-based metrics are achieved over a three-year period. The components and weighting of the metrics for the grants of performance-based restricted stock in 2006, which are set by the compensation and governance committee prior to or near the beginning of each year as part of the Company’s budgeting process, are intended to closely match certain three-year goals of the Company’s Strategic Plan. The company-wide performance criteria for performance-based restricted stock issued during 2006, which are equally weighted, are the following financial and operating measures as of and for the year ended December 31, 2008:

•	overall occupancy;

•	ratio of debt plus Preferred Stock to adjusted assets;

•	cumulative three-year FFO per diluted share (adjusted to eliminate certain debits and credits in the discretion of the compensation and governance committee); and

•	cash available for distribution payout ratio.

At the beginning of 2006, the compensation and governance committee set the following threshold, target and maximum levels with respect to each of the four factors:

Factor	Threshold (50%)	Target (100%)	Maximum (150%)
Overall Occupancy at December 31, 2008	98.9% of internal strategic goal	100.0 % of internal strategic goal	101.1% of internal strategic goal

Ratio of Debt plus Preferred Stock to Adjusted Assets at December 31, 2008	95.7% of internal strategic goal	100.0% of internal strategic goal	103.2% of internal strategic goal

Cumulative Three-Year FFO Per Share	98.7% of internal strategic goal	100.0% of internal strategic goal	101.3% of internal strategic goal

Cash Available for Distribution Payout Ratio for 2008	92.0% of internal strategic goal	100.0% of internal strategic goal	105.7% of internal strategic goal

It is the expectation of the compensation and governance committee that the estimated probability of achievement of the threshold levels is 80%, estimated probability of achievement of the target levels is 60% and estimated probability of achievement of the maximum levels is 20%. If the threshold level is not satisfied as of December 31, 2008 with respect to a particular factor, the vesting percentage would be zero with respect to that factor. If performance is between the threshold level and the target level, the vesting percentage would range on a sliding scale between 50% and 100% with respect to that factor. If performance is between the target level and the maximum level, the vesting percentage would range on a sliding scale between 100% and 150% with respect to that factor. The number of shares of performance-based restricted stock that vests at December 31, 2008 will be based on the overall average of these vesting percentages. Unvested shares of performance-based restricted stock would be forfeited at December 31, 2008. The Company will issue an amount of additional shares up to 50% of the original total performance-based restricted stock award to the extent the overall average of the vesting percentages exceeds 100%. These additional shares, if any, would be fully vested when issued. If a Named Executive Officer leaves the Company’s employ at any time before the end of the three-year cycle, all of the performance-based restricted stock issued in 2006 generally will be forfeited.

Named Executive Officers receive quarterly statements throughout the three-year period that specifically illustrate the Company’s to-date performance under the varying criteria. The Company believes this is an important tool in keeping the officers focused on attaining the higher levels of the criteria and delivering tangible and concrete results that create long-term, sustainable stockholder value.

The company-wide performance criteria for performance-based restricted stock issued during 2007, which are equally weighted, are the following financial and operating measures as of and for the year ended December 31, 2009:

•	overall occupancy;

•	cumulative three-year FFO per diluted share (adjusted to eliminate certain debits and credits in the discretion of the compensation and governance committee);

•	cumulative three-year free cash flow; and

•	average three-year operating expense ratio.

At the beginning of 2007, the compensation and governance committee set the following threshold, target and maximum levels with respect to each of the four factors:

Factor	Threshold (50%)	Target (100%)	Maximum (150%)
Overall Occupancy at December 31, 2009	98.4% of internal strategic goal	100.0% of internal strategic goal	101.1% of internal strategic goal

Cumulative Three-Year FFO Per Share	98.1% of internal strategic goal	100.0% of internal strategic goal	105.1% of internal strategic goal

Cumulative Three-Year Free Cash Flow	77.8% of internal strategic goal	100.0% of internal strategic goal	133.3% of internal strategic goal

Average Three-Year Operating Expense Ratio	95.6% of internal strategic goal	100.0% of internal strategic goal	103.8% of internal strategic goal

Employee Benefits and Perquisites. Each Named Executive Officer receives the same company-wide benefits as are generally available to all other salaried employees, such as short- and long-term disability insurance, basic life insurance and eligibility for supplemental health and life insurance, flexible health care reimbursement accounts and 401(k) matching. Named Executive Officers participate in the same company-wide health insurance program, except that the Company pays a Named Executive Officer’s family premium. Additionally, Named Executive Officers are entitled to receive a nominal amount of additional annual perquisites not widely available to all salaried employees, including a car allowance and, subject to limitations, reimbursement for personal financial consulting services and the costs of a physical exam not otherwise covered by the Company’s health insurance. The Company also paid the life insurance premiums for additional coverage on behalf of Messrs. Fritsch and Pridgen during 2006. Named Executive Officers may also elect to defer a portion of their base salary and/or annual bonus, which is then invested in various unrelated mutual funds on behalf of the Named Executive Officers.

Like all employees, each Named Executive Officer is also eligible to contribute up to 25% of his pay for the purchase of Common Stock under the Company’s employee stock purchase plan. Generally, at the end of each three-month offering period, each participant’s account balance is applied to acquire newly issued shares of Common Stock at a cost that is calculated at 85% of the lower of the average closing price on the NYSE on the five consecutive days preceding the first day of the quarter or the five days preceding the last day of the quarter. The value of the discount from the market price for Common Stock acquired under the employee stock purchase plan is not deemed to be executive compensation under SEC rules since all of the Company’s salaried employees are generally eligible to participate in the plan.

Change in Control Arrangements. The Company entered into new change in control agreements effective as of April 13, 2007 with Messrs. Fritsch, Harris, Stevens and Anderson that provide benefits to such officers in the event of certain voluntary or involuntary terminations of employment within a three-year period after a change in control involving the Company. A review of the Company’s compensation plans for all employees, including the change in control agreements for these executive officers, was part of the initial three-year goals of the Company’s Strategic Plan. The compensation and governance committee believes the benefits payable under these new agreements upon a termination of employment during the three-year period following a change in control are reasonable relative to similar arrangements involving executive officers of the Company’s peer companies and are important to ensure the retention and focus of key employees in the event the Company’s board determines that pursuing a potential change in control is in the Company’s stockholders’ best interest. The form of the previously effective change in control agreements, which had been first prepared and implemented in 1998, had originally applied to persons serving as the Company’s principal executive officers at that time. Those agreements were terminated in connection with the execution of the new agreements.

Retirement Plan. In 2006, the compensation and governance committee approved the adoption of a retirement plan applicable to all employees, including Named Executive Officers, who, at the time of retirement, have (1) at least 30 years of continuous qualified service or (2) are at least 55 years old and have at least 10 years of continuous qualified service. Subject to advance retirement notice and execution of a non-compete agreement with the Company, eligible retirees would be entitled to receive a pro rata amount of the annual non-equity incentive compensation earned during the year of retirement. Stock options and time-based restricted stock granted to such eligible retiree during his or her employment would be non-forfeitable and vest according to the terms of their original grants. Eligible retirees would also be entitled to receive a pro rata amount of any performance-based and total return-based restricted stock originally granted to such eligible retiree during his or her employment that subsequently vests after the retirement date according to the terms of their original grants. The benefits of this retirement plan apply only to restricted stock and stock option grants beginning in 2006 and are being phased in 25% on March 1, 2006 and 25% on each anniversary thereof. Grants made prior to 2006 are unaffected. Messrs. Anderson and Harris are currently eligible to receive benefits under this plan in the event of retirement.

Incentive Plans Applicable to Regional Managers. Mr. Anderson is also eligible to participate in certain compensation plans not generally available to corporate officers. In 2006, the compensation and governance committee adopted a development cash incentive plan pursuant to which certain of the Company’s regional and divisional managers, such as Mr. Anderson, and other regional and divisional operations personnel can receive a cash payout from a development incentive pool. The purpose of this plan is to motivate such employees to pursue accretive development opportunities that are consistent with the Company’s Strategic Plan and that would create long-term value for the Company’s stockholders. The amount of funds available to be earned under the plan depends upon the timing and cash yields of a qualifying development project, but can be up to $50,000 per project. The Company’s Executive Vice President and Chief Operating Officer, Mr. Harris, is authorized to determine actual payouts made to individual employees under this plan based on the contribution of employees in securing new, accretive development projects. The plan only applies to new development projects approved by the Company’s investment committee on or after January 1, 2006. Since more than 12 months typically elapses between investment committee approval, construction and stabilization, no payouts have yet been earned under the plan.

In July 2006, Mr. Anderson became Executive Vice President of Highwoods Development, LLC, a taxable subsidiary formed to pursue the development of office and industrial properties for existing customers, such as the GSA, in core and non-core markets. Beginning in 2007, Mr. Anderson will be eligible to receive an approximate 30-50% interest in a pool that consists of 10% of the cumulative net after-tax profits of Highwoods Development, LLC. For 2007, Mr. Anderson will earn a cash payment equal to the greater of (1) his interest in the Highwoods Development, LLC pool or (2) the amount he would be deemed to have earned under the Company’s annual non-equity incentive program. Beginning in 2008, it is anticipated that Mr. Anderson’s target annual incentive percentage under the Company’s annual non-equity incentive program would be reduced from 65% to approximately 20% and he would continue to be eligible for payouts under the Highwoods Development, LLC pool.

Summary Compensation Table

The following table sets forth information concerning the compensation of the Named Executive Officers in 2006 (in dollars):

Name and Principal Position	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Nonqualified Deferred Compensation Earnings (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total
Edward J. Fritsch President and CEO	$428,313	$135,000	$678,333	$216,471	$550	$543,339	$199,576	$2,201,582

Michael E. Harris Executive Vice President and COO	$323,750	$60,600	$394,390	$124,809	$1,184	$330,486	$107,458	$1,342,677

Terry L. Stevens Vice President and CFO	$256,394	—	$310,386	$71,313	$1,053	$209,737	$65,973	$914,856

Mack D. Pridgen, III Vice President, General Counsel and Secretary	$240,537	—	$415,802	$90,281	$5,628	$196,768	$107,458	$1,056,474

Gene H. Anderson Senior Vice President	$238,831	$27,000	$176,317	$54,640	$2,930	$185,628	$53,134	$738,480

(1)	Consists of a portion of the cash payouts earned in 2006 for awards granted in 2004 under the 1999 Shareholder Value Plan. Because the total return index of the Company’s Common Stock over the applicable period was 106% of a comparable index of the Company’s peers, for awards granted in 2004 under the 1999 Shareholder Value Plan, Mr. Fritsch was entitled to earn $146,250, Mr. Harris was entitled to earn $65,650 and Mr. Anderson was entitled to earn $29,250. Such amounts are included in the “Non-Equity Incentive Plan Compensation” column. In recognition of the significant absolute total stockholder return over the three-year period, the compensation and governance committee increased the payout ratio from 106% to 130%. As required by SEC rules, such additional earnings for Messrs. Fritsch, Harris and Anderson are reported under the “Bonus” column. Cash payouts earned in 2006 for the 2004 grant under the 1999 Shareholder Value Plan were paid in the following year. In lieu of cash payouts, Messrs. Stevens and Pridgen elected to receive shares of Common Stock, which are reflected in the “Stock Awards” column. For additional information, see Note 2 and “—Compensation Discussion and Analysis – Earnings for Grants in 2004 under the 1999 Shareholder Value Plan.”

(2)	Consists of compensation expense recognized by the Company during 2006 in accordance with FAS 123(R) with respect to all outstanding restricted stock, including restricted stock granted prior to 2006. Other than shares of Common Stock issued to Messrs. Stevens and Pridgen in connection with the 2004 grant under the 1999 Shareholder Value Plan, such stock awards consisted of shares of restricted stock that are subject to varying vesting criteria and include time-based restricted stock, performance-based restricted stock and total return-based restricted stock. For information regarding our assumptions in the valuation of outstanding restricted stock and restricted stock forfeitures during 2006, see Note 6 to the Consolidated Financial Statements for the year ended December 31, 2006. For additional information, including the grant date fair value of restricted stock granted in 2006, see “—Grants of Plan-Based Awards.”

For Mr. Stevens, such amount includes 2,327 shares of the Company’s Common Stock earned in 2006 for the 2004 grant under the 1999 Shareholder Value Plan. Such shares were valued at $94,849 in the aggregate as of the date of issuance, which includes the value attributable to Mr. Stevens’ election at the beginning of the three-year period to receive shares of Common Stock at a 10% discount in lieu of a cash payout. For Mr. Pridgen, such amount includes 2,849 shares of the Company’s Common Stock earned in 2006 for the

2004 grant under the 1999 Shareholder Value Plan. Such shares were valued at $116,125 in the aggregate as of the date of issuance, which includes the value attributable to Mr. Pridgen’s election at the beginning of the three-year period to receive shares of Common Stock at a 10% discount in lieu of a cash payout. All of the shares of Common Stock issued to Messrs. Stevens and Pridgen for the 2004 grant under the 1999 Shareholder Value Plan were fully vested upon issuance. For additional information, see “—Compensation Discussion and Analysis – Earnings for Grants in 2004 under the 1999 Shareholder Value Plan.”

(3)	Consists of compensation expense recognized by the Company during 2006 in accordance with FAS 123(R) with respect to all outstanding stock option awards, including stock option awards granted prior to 2006. Options granted to Named Executive Officers are incentive stock options or nonqualified stock options and vest ratably on an annual basis over a four-year period. Options granted prior to 2005 have a 10-year term and options granted in 2005 and thereafter have a seven-year term. For information regarding our assumptions in the valuation of outstanding stock options and stock option forfeitures during 2006, see Note 6 to the Consolidated Financial Statements for the year ended December 31, 2006. For additional information, including the grant date fair value of stock options granted in 2006, see “—Grants of Plan-Based Awards.”

(4)	Prior to 2006, officers could elect to defer base salary and annual non-equity incentive compensation for investment in units of phantom stock. At the end of each calendar quarter, any officer who deferred compensation into phantom stock was credited with units of phantom stock at a 15% discount. Dividends on the phantom units are assumed to be issued in additional units of phantom stock at a 15% discount. Beginning in 2006, deferrals in the form of units of phantom stock are no longer permitted. Officers who deferred compensation prior to 2006 in this manner, however, continue to be credited with additional units of phantom stock at a 15% discount upon the declaration of dividends. The amount set forth in the table consists of the value attributable to the 15% discount on the assumed issuance of additional phantom stock upon the declaration of a dividend. Such amounts do not take into account fluctuations in the implied value of such phantom stock based on changes in the value of the Company’s Common Stock. Such fluctuations in implied value are reflected in the “Aggregate Earnings” column in the table under “Nonqualified Deferred Compensation Table.”

(5)	Consists of amounts earned under the Company’s annual non-equity incentive program for 2006. Under such program, Mr. Fritsch earned $397,089, Mr. Harris earned $264,836, Mr. Stevens earned $209,737, Mr. Pridgen earned $196,768 and Mr. Anderson earned $156,378. Consists also of amounts Messrs. Fritsch, Harris and Anderson were entitled to earn in 2006 for awards granted in 2004 under the 1999 Shareholder Value Plan. See Note 1. All such cash payouts earned in 2006 were paid in the following year.

(6)	Consists of amounts contributed by the Company under the Salary Deferral and Profit Sharing Plan and other perquisites. Such amount also includes dividends received in 2006 on outstanding restricted stock, which consisted of $148,904 for Mr. Fritsch, $65,461 for Mr. Harris, $43,801 for Mr. Stevens, $61,411 for Mr. Pridgen and $32,028 for Mr. Anderson. Such dividends are non-forfeitable and are paid at the same rate and on the same date as on shares of the Company’s Common Stock, whether or not vested. For Mr. Fritsch, such amount also includes $13,862 for term life insurance premiums and $11,360 for personal and business use of a vehicle. For Mr. Harris, such amount also includes $13,795 for club memberships not used exclusively for business entertainment purposes. For Mr. Pridgen, such amount also includes $18,088 for term life insurance premiums.

Grants of Plan-Based Awards in 2006

The table below sets forth information with respect to plan-based awards granted in 2006 to the Named Executive Officers. The grant date for all equity incentive plan awards was March 1, 2006.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards; Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Per Share Exercise Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Name and Type of Award	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Edward J. Fritsch
Annual Non-Equity Incentive Program	$183,706	$367,413	$734,825
Performance-Based Restricted Stock				3,940	7,879	11,819				$257,328
Total Return-Based Restricted Stock				3,940	7,879	15,758				$224,313
Time-Based Restricted Stock							15,759			$514,689
Stock Options								72,865	$32.37	$290,003

Michael E. Harris
Annual Non-Equity Incentive Program	$122,522	$245,044	$490,088
Performance-Based Restricted Stock				1,817	3,634	5,451				$118,686
Total Return-Based Restricted Stock				1,817	3,634	7,268				$103,459
Time-Based Restricted Stock							7,268			$237,373
Stock Options								33,606	$32.37	$133,752

Terry L. Stevens
Annual Non-Equity Incentive Program	$97,031	$194,063	$388,125
Performance-Based Restricted Stock				1,439	2,878	4,317				$93,995
Total Return-Based Restricted Stock				1,439	2,878	5,756				$81,936
Time-Based Restricted Stock							5,756			$187,991
Stock Options								26,614	$32.37	$105,924

Mack D. Pridgen, III
Annual Non-Equity Incentive Program	$91,031	$182,063	$364,125
Performance-Based Restricted Stock				1,350	2,700	4,050				$88,182
Total Return-Based Restricted Stock				1,350	2,700	5,400				$76,868
Time-Based Restricted Stock							5,400			$176,364
Stock Options								24,969	$32.37	$99,377

Gene H. Anderson
Annual Non-Equity Incentive Program	$78,333	$156,666	$313,333
Development Cash Incentive Plan	(4)	(4)	(4)
Performance-Based Restricted Stock				745	1,489	2,234				$48,631
Total Return-Based Restricted Stock				745	1,489	2,978				$42,391
Time-Based Restricted Stock							2,979			$97,294
Stock Options								13,773	$32.37	$54,817

(1)	The “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns in the table reflect the threshold, target and maximum cash amounts that the Named Executive Officers were eligible to earn in 2006 under the Company’s annual non-equity incentive program and, with respect to Mr. Anderson, under the Company’s development incentive plan. The “Non-Equity Incentive Plan Compensation” column in the table under “—Summary Compensation” includes actual cash amounts earned under these plans by the Named Executive Officers for 2006. For additional information, see “—Compensation Discussion and Analysis—Annual Non-Equity Incentive Program.”

(2)	The “Estimated Future Payouts Under Equity Incentive Plan Awards” columns in the table reflect the number of shares of performance-based restricted stock and total return-based restricted stock that will vest in the future assuming threshold, target and maximum levels are satisfied. The number of shares of restricted stock set forth in the target column reflects the actual number of shares of restricted stock granted to such Named Executive Officer in 2006. Except for one-sixth of the total return-based restricted stock, which vested because the Company’s absolute total shareholder return exceeded 9% in 2006, none of the restricted stock granted in 2006 had vested as of December 31, 2006. For additional information, see “—Compensation Discussion and Analysis—Equity Incentive Compensation.”

(3)	Reflects the fair value of each applicable grant of stock options and restricted stock, in accordance with FAS 123(R). For a description of our accounting policies and information regarding the calculation of the fair value of awards of stock options, total return-based restricted stock and time-based restricted stock, see Note 6 to our Consolidated Financial Statements for the year ended December 31, 2006. For determining the fair value of awards of performance-based restricted stock, the Company has assumed that target levels of performance will be achieved.

(4)	For a description of the development cash incentive plan, see “Compensation Discussion and Analysis—Incentive Plans Applicable to Regional Managers.”

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table sets forth information with respect to outstanding equity awards held by the Named Executive Officers as of December 31, 2006:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price		Option Expiration Date	Number of Shares of Stock That Have Not Vested(1)	Market Value of Shares of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested(2)
Edward J. Fritsch	102,400	—	$22.19		3/25/09
Edward J. Fritsch	81,986	—	$20.69		2/28/10
Edward J. Fritsch	33,330	—	$11.63	(27)	2/28/10
Edward J. Fritsch	89,316	—	$24.99		2/28/11
Edward J. Fritsch	84,989	—	$27.05		2/29/12
Edward J. Fritsch (3)	84,148	28,050	$21.01		2/28/13
Edward J. Fritsch (4)	85,887	85,888	$26.15		2/28/14
Edward J. Fritsch (5)	48,889	146,666	$26.27		2/29/12
Edward J. Fritsch (6)	—	72,865	$32.37		2/28/13
Edward J. Fritsch (7)						58,434	$2,381,770	33,203	$1,353,354

Michael E. Harris	35,155	—	$22.19		3/25/09
Michael E. Harris	19,589	—	$20.69		2/28/10
Michael E. Harris	10,103	—	$11.63	(27)	2/28/10
Michael E. Harris	34,094	—	$24.99		2/28/11
Michael E. Harris	32,444	—	$27.05		2/29/12
Michael E. Harris (8)	32,127	10,710	$21.01		2/28/13
Michael E. Harris (9)	38,684	38,685	$26.15		2/28/14
Michael E. Harris (10)	22,549	67,644	$26.27		2/29/12
Michael E. Harris (11)	—	33,606	$32.37		2/28/13
Michael E. Harris (12)						25,259	$1,029,557	15,314	$624,199

Terry L. Stevens (13)	12,698	25,698	$26.15		2/28/14
Terry L. Stevens (14)	358	53,571	$26.27		2/29/12
Terry L. Stevens (15)	—	26,614	$32.37		2/28/13
Terry L. Stevens (16)						16,035	$653,587	12,128	$494,337

Mack D. Pridgen, III	70,851		$22.19		3/25/09
Mack D. Pridgen, III	46,457		$20.69		2/28/10
Mack D. Pridgen, III	33,330		$11.63	(27)	2/28/10
Mack D. Pridgen, III	61,801		$24.99		2/28/11
Mack D. Pridgen, III (17)		19,414	$21.01		2/28/13
Mack D. Pridgen, III (18)	—	31,195	$26.15		2/28/14
Mack D. Pridgen, III (19)	—	50,257	$26.27		2/29/12
Mack D. Pridgen, III (20)	—	24,969	$32.37		2/28/13
Mack D. Pridgen, III (21)						25,253	$1,029,312	11,378	$463,767

Gene H. Anderson	7,459	—	$22.19		3/25/09
Gene H. Anderson	19,589	—	$20.69		2/28/10
Gene H. Anderson	205	—	$11.63	(27)	2/28/10
Gene H. Anderson	34,094	—	$24.99		2/28/11
Gene H. Anderson	32,444	—	$27.05		2/29/12
Gene H. Anderson (22)	32,127	10,710	$21.01		2/28/13
Gene H. Anderson (23)	17,208	17,209	$26.15		2/28/14
Gene H. Anderson (24)	9,241	27,723	$26.27		2/29/12
Gene H. Anderson (25)	—	13,773	$32.37		2/28/13
Gene H. Anderson (26)						12,844	$523,521	6,276	$255,810

(1)	Consists of time-based restricted stock.

(2)	Consists of performance-based restricted stock and total return-based restricted stock.

(3)	With respect to unexercisable stock options, all are scheduled to become exercisable on March 1, 2007.

(4)	With respect to unexercisable stock options, 42,944 are scheduled to become exercisable on March 1, 2007 and 42,944 are scheduled to become exercisable on March 1, 2008.

(5)	With respect to unexercisable stock options, 48,889 are scheduled to become exercisable on March 1, 2007, 48,889 are scheduled to become exercisable on March 1, 2008 and 48,888 are scheduled to become exercisable on March 1, 2009.

(6)	With respect to unexercisable stock options, 18,217 are scheduled to become exercisable on March 1, 2007, 18,216 are scheduled to become exercisable on March 1, 2008, 18,216 are scheduled to become exercisable on March 1, 2009 and 18,216 are scheduled to become exercisable on March 1, 2010.

(7)	With respect to shares of time-based restricted stock, 16,778 shares are scheduled to vest on March 1, 2007, 784 shares are scheduled to vest on April 16, 2007, 14,240 shares are scheduled to vest on March 1, 2008, 17,219 shares are scheduled to vest on March, 1, 2009, 785 shares are scheduled to vest on April 16, 2009 and 8,628 shares are scheduled to vest on March, 1, 2010. With respect to shares of performance-based restricted stock and total return-based restricted stock, up to 18,758 shares are scheduled to vest on December 31, 2007 and 14,445 shares are scheduled to vest on December 31, 2008 if and to the extent the vesting criteria is satisfied.

(8)	With respect to unexercisable stock options, all are scheduled to become exercisable on March 1, 2007.

(9)	With respect to unexercisable stock options, 19,342 are scheduled to become exercisable on March 1, 2007 and 19,343 are scheduled to become exercisable on March 1, 2008.

(10)	With respect to unexercisable stock options, 22,548 are scheduled to become exercisable on March 1, 2007, 22,548 are scheduled to become exercisable on March 1, 2008 and 22,548 are scheduled to become exercisable on March 1, 2009.

(11)	With respect to unexercisable stock options, 8,402 are scheduled to become exercisable on March 1, 2007, 8,402 are scheduled to become exercisable on March 1, 2008, 8,401 are scheduled to become exercisable on March 1, 2009 and 8,401 are scheduled to become exercisable on March 1, 2010.

(12)	With respect to shares of time-based restricted stock, 7,308 shares are scheduled to vest on March 1, 2007, 6,122 shares are scheduled to vest on March 1, 2008, 7,849 shares are scheduled to vest on March, 1, 2009 and 3,980 shares are scheduled to vest on March, 1, 2010. With respect to shares of performance-based restricted stock and total return-based restricted stock, up to 8,652 shares are scheduled to vest on December 31, 2007 and 6,662 shares are scheduled to vest on December 31, 2008 if and to the extent the vesting criteria is satisfied.

(13)	With respect to unexercisable stock options, 12,849 are scheduled to become exercisable on March 1, 2007 and 12,849 are scheduled to become exercisable on March 1, 2008.

(14)	With respect to unexercisable stock options, 17,857 are scheduled to become exercisable on March 1, 2007, 17,857 are scheduled to become exercisable on March 1, 2008 and 17,857 are scheduled to become exercisable on March 1, 2009.

(15)	With respect to unexercisable stock options, 6,654 are scheduled to become exercisable on March 1, 2007, 6,654 are scheduled to become exercisable on March 1, 2008, 6,653 are scheduled to become exercisable on March 1, 2009 and 6,653 are scheduled to become exercisable on March 1, 2010.

(16)	With respect to shares of time-based restricted stock, 4,009 shares are scheduled to vest on March 1, 2007, 3,152 shares are scheduled to vest on March 1, 2008, 5,722 shares are scheduled to vest on March, 1, 2009 and 3,152 shares are scheduled to vest on March, 1, 2010. With respect to shares of performance-based restricted stock and total return-based restricted stock, up to 6,852 shares are scheduled to vest on December 31, 2007 and 5,276 shares are scheduled to vest on December 31, 2008 if and to the extent the vesting criteria is satisfied.

(17)	With respect to unexercisable stock options, all are scheduled to become exercisable on March 1, 2007.

(18)	With respect to unexercisable stock options, 15,598 are scheduled to become exercisable on March 1, 2007 and 15,597 are scheduled to become exercisable on March 1, 2008.

(19)	With respect to unexercisable stock options, 16,752 are scheduled to become exercisable on March 1, 2007, 16,752 are scheduled to become exercisable on March 1, 2008 and 16,753 are scheduled to become exercisable on March 1, 2009.

(20)	With respect to unexercisable stock options, 6,243 are scheduled to become exercisable on March 1, 2007, 6,242 are scheduled to become exercisable on March 1, 2008, 6,242 are scheduled to become exercisable on March 1, 2009 and 6,242 are scheduled to become exercisable on March 1, 2010.

(21)	With respect to shares of time-based restricted stock, 7,410 shares are scheduled to vest on March 1, 2007, 984 shares are scheduled to vest on April 16, 2007, 6,840 shares are scheduled to vest on March 1, 2008, 6,077 shares are scheduled to vest on March, 1, 2009, 985 shares are scheduled to vest on April 16, 2009 and 2,957 shares are scheduled to vest on March, 1, 2010. With respect to shares of performance-based restricted stock and total return-based restricted stock, up to 6,428 shares are scheduled to vest on December 31, 2007 and 4,950 shares are scheduled to vest on December 31, 2008 if and to the extent the vesting criteria is satisfied.

(22)	With respect to unexercisable stock options, all are scheduled to become exercisable on March 1, 2007.

(23)	With respect to unexercisable stock options, 8,604 are scheduled to become exercisable on March 1, 2007 and 8,605 are scheduled to become exercisable on March 1, 2008.

(24)	With respect to unexercisable stock options, 9,241 are scheduled to become exercisable on March 1, 2007, 9,241 are scheduled to become exercisable on March 1, 2008 and 9,241 are scheduled to become exercisable on March 1, 2009.

(25)	With respect to unexercisable stock options, 3,444 are scheduled to become exercisable on March 1, 2007, 3,443 are scheduled to become exercisable on March 1, 2008, 3,443 are scheduled to become exercisable on March 1, 2009 and 3,443 are scheduled to become exercisable on March 1, 2010.

(26)	With respect to shares of time-based restricted stock, 4,088 shares are scheduled to vest on March 1, 2007, 3,774 shares are scheduled to vest on March 1, 2008, 3,352 shares are scheduled to vest on March, 1, 2009 and 1,630 shares are scheduled to vest on March, 1, 2010. With respect to shares of performance-based restricted stock and total return-based restricted stock, up to 3,546 shares are scheduled to vest on December 31, 2007 and 2,730 shares are scheduled to vest on December 31, 2008 if and to the extent the vesting criteria is satisfied.

(27)	The per share exercise price of such stock options on the date of grant was $20.69. In 1997, the Company adopted the 1997 Performance Award Plan under which nonqualified stock options granted to certain executive officers were accompanied by a dividend equivalent right (“DER”). No other options granted since 1997 have been accompanied by a DER. The plan provided that if the total return on a share of Common Stock exceeded certain thresholds during the five-year vesting period ending in 2002, the exercise price of such options with a DER would be reduced under a formula based on dividends and other distributions made with respect to such a share during the period beginning on the date of grant and ending upon exercise of such stock option. At the end of the five-year vesting period, the total return performance resulted in a reduction in the option exercise price of $6.098 per share. The exercise price per option share was further reduced by $2.96 as of December 31, 2004 as a result of the dividend payments on Common Stock from January 1, 2003 through December 31, 2004. In December 2004, the Company entered into an agreement with the participants to cease the additional reduction in the option exercise price, which fixed the exercise price per share reduction at $9.06.

Option Exercises and Stock Vested in 2006

The following table sets forth information with respect to the exercise of stock options and vesting of restricted stock by the Named Executive Officers during 2006:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise	Number of Shares Acquired on Vesting (2)	Value Realized on Vesting
Edward J. Fritsch	10,000	$120,000	11,389	$382,600
Michael E. Harris	42,609	$403,038	4,452	$150,311
Terry L. Stevens	30,500	$329,435	480	$19,565
Mack D. Pridgen, III	126,772	$1,696,316	7,422	$246,048
Gene H. Anderson	—	—	4,094	$135,719

(1)	All of the stock options exercised by Messrs. Fritsch and Harris during 2006 were scheduled to expire on December 31, 2006.

(2)	None of the Named Executive Officers elected to sell any of the shares of restricted stock upon vesting (other than shares transferred to us in satisfaction of their applicable individual income tax liabilities) in 2006.

Nonqualified Deferred Compensation in 2006

In 2006, each Named Executive Officer could elect to defer a portion of his base salary, bonus and/or amounts paid under the Company’s annual non-equity incentive plan, which is then invested in various unrelated mutual funds in separate accounts on behalf of each Named Executive Officer. The investment options under this deferred compensation plan are similar to the investment options generally available to all of the Company’s employees under the Salary Deferral and Profit Sharing Plan. Prior to January 1, 2006, executive officers and directors also could elect to defer cash compensation for investment in units of phantom stock. At the end of each calendar quarter, any executive officer and director who deferred compensation into phantom stock was credited with units of phantom stock at a 15% discount. Dividends on the phantom stock are assumed to be issued in additional units of phantom stock at a 15% discount. If an officer that deferred compensation under this plan leaves the Company’s employ voluntarily or for cause within two years after the end of the year in which such officer deferred compensation for units of phantom stock, at a minimum, the 15% discount and any deemed dividends are forfeited.

The following table sets forth information with respect to nonqualified deferred compensation of the Named Executive Officers during 2006:

Name	Aggregate Balance at December 31, 2005	Executive Contributions (1)	Company Contributions	Aggregate Earnings (2)	Aggregate Withdrawals / Contributions	Aggregate Balance at December 31, 2006
Edward J. Fritsch	$495,587	$300,000	$3,928	$116,714	—	$916,230
Michael E. Harris	$128,898	$19,874	—	$68,944	—	$217,715
Terry L. Stevens	$114,617	$87,224	—	$65,240	—	$267,081
Mack D. Pridgen, III	$1,226,413	$61,634	—	$103,389	$266,511	$1,657,947
Gene H. Anderson	$319,037	—	—	$166,370	—	$485,408

(1)	With respect to Messrs. Fritsch, Harris and Pridgen, such amounts consist of base salary earned in 2006 that is also reported in the “Salary” column under “—Summary Compensation Table.” With respect to Mr. Stevens, such amounts consist of annual non-equity incentive compensation earned in 2005 but paid in 2006.

(2)	Consists of changes in the value of deferrals invested in unrelated mutual funds and units of phantom stock and includes the value attributable to the assumed issuance of additional phantom stock at a 15% discount upon the declaration of a dividend. The value attributable to the assumed issuance of additional phantom stock at a 15% discount upon the declaration of a dividend is also reflected in the “Nonqualified Deferred Compensation Earnings” column under “—Summary Compensation Table.”

Post-Employment Compensation

Post-Employment Benefits for Mr. Harris. The Company’s employment contract with Mr. Harris includes provisions restricting him from competing with the Company during employment and, except in certain circumstances, for a one-year period after termination of employment. His employment contract provides for, among other things, severance payments in the event of termination by us without cause or termination by Mr. Harris for good reason equal to his base salary then in effect for the greater of one year from the date of termination or the remaining term of the contract.

The following scenarios assume the employment of Mr. Harris had been terminated as of December 31, 2006. In the event of his death, in addition to the benefits payable under his term life insurance policy, the estate of Mr. Harris would have been entitled to receive a cash payment of $418,315, all of his unvested time-based restricted stock would have vested immediately, a pro rata portion of his total return-based restricted stock and performance-based restricted stock as of the date of his death would have been non-forfeitable and continue to vest according to the terms of their original grants and his stock options exercisable as of December 31, 2006 would have continued to be exercisable for a six-month period thereafter. In the event of his disability, Mr. Harris would have been entitled to receive a cash payment of $163,375, all of his unvested restricted stock would have been non-forfeitable and would have continued to vest according to the terms of their original grants and stock options exercisable as of December 31, 2006 would have continued to be exercisable for a six-month period thereafter. In the event of termination by us without cause or by him with good reason, Mr. Harris would have been entitled to receive a cash payment of $591,586, continuing benefits valued at $11,162 and all of his unvested restricted stock and outstanding stock options, whether or not then exercisable, would have been non-forfeitable and would have vested automatically. In the event of termination by Mr. Harris without good reason, Mr. Harris would have been entitled to receive a cash payment of $27,229, continuing benefits valued at $930 and his stock options exercisable as of December 31, 2006 would have continued to be exercisable for a three-month period thereafter. For information regarding his outstanding restricted stock and stock options as of December 31, 2006, see “—Outstanding Equity Awards at 2006 Fiscal Year-End.”

Post-Employment Benefits for Messrs. Fritsch, Stevens and Anderson. Under the terms of the applicable equity awards, in the event the employment of any of Messrs. Fritsch, Stevens or Anderson had been terminated as of December 31, 2006 due to his death, in addition to the benefits payable under his term life insurance policy, all of his unvested time-based restricted stock would have vested immediately, all of his total return-based restricted stock and performance-based restricted stock would have been non-forfeitable and continue to vest according to the terms of their original grants and his stock options exercisable as of December 31, 2006 would have continued to be exercisable for a six-month period thereafter. In the event the employment of any of Messrs. Fritsch, Stevens or Anderson had been terminated as of December 31, 2006 due to his disability, all of his unvested restricted stock would have been non-forfeitable and continue to vest according to the terms of their original grants and stock options exercisable as of December 31, 2006 would have continued to be exercisable for a six-month period thereafter. Mr. Pridgen, whose last day of employment with us was March 16, 2007, would have been entitled to the same benefits had his employment been terminated for any of these reasons at December 31, 2006. For information regarding outstanding restricted stock and stock options as of December 31, 2006, see “—Outstanding Equity Awards at 2006 Fiscal Year-End.”

Benefits Upon a Change in Control. The Company entered into new change in control agreements effective as of April 13, 2007 with each of Messrs. Fritsch, Harris, Stevens and Anderson that provide benefits to such officers in the event of certain voluntary or involuntary terminations of employment within a three-year period after a change in control involving the Company. A review of the Company’s compensation plans for all employees, including its change in control agreements for these executive officers, was part of the initial three- year goals of the Company’s Strategic Plan. The Company’s compensation and governance committee believes the benefits payable under these new agreements upon a termination of employment during the three-year period following a change in control are reasonable relative to similar arrangements involving executive officers of the peer companies and are important to ensure the retention and focus of key employees in the event the Company’s Board determines that pursuing a potential change in control is in the Company’s stockholders’ best interest.

The new agreements generally provide that, if within 36 months from the date of a change in control (as defined below), the employment of the executive officer is terminated without cause, including a voluntary termination because such executive officer’s responsibilities are changed, salary is reduced or responsibilities are diminished or because of a voluntary termination for any reason in months 13, 14 or 15 following the change in control, such executive officer will be entitled to receive 2.99 times a base amount. An executive’s base amount for these purposes is equal to 12 times the highest monthly salary paid to the executive during the 12-month period ending prior to the change in control plus the greater of (1) the average amount earned under the Company’s annual non-equity incentive program for the preceding three years or (2) the amount earned under such program during the most recently completed fiscal year. Each executive officer would also be entitled upon any such termination to receive an additional stay bonus otherwise payable on the first anniversary of the change in control in an amount equal the base amount referred to in the preceding sentence. Additionally, the Company’s equity incentive plans provide for the immediate vesting of all options, restricted stock and benefits upon a change in control. In the event of a change in control, Messrs. Fritsch, Harris, Stevens and Anderson are each also entitled to receive a gross-up payment to pay for any applicable excise taxes on excess parachute payments, whether or not their employment is terminated.

The current expiration date of the new change in control agreements is April 13, 2010, but will be automatically extended for one additional year on each anniversary date unless the Company gives notice at least 60 days prior to such anniversary date that the term will not be extended.

For purposes of these agreements, “change in control” generally means any of the following events:

•	the acquisition by a third party of 20% or more of the Company’s then-outstanding Common Stock;

•

the individuals who currently constitute the Board of Directors (or individuals who subsequently become directors whose elections or nominations were approved by at least a majority of the directors currently constituting the Board of Directors) cease for any reason to constitute a majority of the Board of Directors;

•	approval by the Company’s stockholders of a reorganization, merger or consolidation in which the Company is not the surviving entity; or

•	approval by the Company’s stockholders of a complete liquidation or dissolution or the sale or other disposition of all or substantially all of the Company’s assets.

The table set forth below describes the benefits Messrs. Fritsch, Harris, Stevens and Anderson would have each received under the Company’s new change in control agreements assuming the employment of such officers had been terminated in connection with a change in control that occurred as of December 31, 2006. For purposes of this table, the Company assumes that the per share price of the Company’s Common Stock was $40.76, which was the closing price on the New York Stock Exchange on December 29, 2006, the last business day of 2006. The value of stock options and restricted stock that vested prior to the change in control and other benefits that are payable in accordance with their terms, regardless of the occurrence of a change in control, such as benefits under the Company’s deferred compensation plan and retirement plan, are not deemed under SEC rules to be payments upon a termination following a change in control.

Name	Cash Payment (1)	Value of Benefits (2)	Value of Vesting of Time-Based Restricted Stock (3)	Value of Vesting of Performance-Based and Total Return- Based Restricted Stock (4)	Value of Vesting of Stock Options (5)	Excise Tax Gross-Up Payments
	(rounded to the nearest thousand)
Edward J. Fritsch	$3,706,000	$310,000	$2,382,000	$1,203,000	$4,545,000	$2,890,000
Michael E. Harris	$2,625,000	$93,000	$1,030,000	$514,000	$2,039,000	$1,624,000
Terry L. Stevens	$2,079,000	$32,000	$654,000	$407,000	$1,375,000	$1,286,000
Gene H. Anderson	$1,742,000	$43,000	$524,000	$211,000	$980,000	$876,000

(1)	Includes amounts earned under the Company’s annual non-equity incentive program for 2006 but unpaid as of December 31, 2006. The change in control agreements require the payment to the Named Executive Officers of amounts earned but unpaid as of the date of the change in control. Such amounts, which are deemed to have been earned in 2006, are also reflected under “—Summary Compensation Table.”

(2)	Consists of the present actuarial benefits of continuing health care and other benefits. Upon a termination in connection with a change in control, Messrs. Fritsch, Harris and Anderson would also be entitled to receive continuing health insurance coverage until such officer becomes eligible for standard medical benefits under Medicare.

(3)	Consists of all outstanding shares of time-based restricted stock held by such Named Executive Officer that had not vested as of December 31, 2006.

(4)	Consists of all outstanding shares of performance-based and total return-based restricted stock held by such Named Executive Officer that had not vested as of December 31, 2006.

(5)	Consists of all outstanding stock options held by such Named Executive Officer that had not vested as of December 31, 2006.

In the event the employment of Messrs. Fritsch, Harris, Stevens and Anderson had not been terminated in connection with a change in control that occurred as of December 31, 2006, all of the outstanding restricted stock and unexercisable stock options (the in-the-money values of which are set forth in the table above) would nonetheless have vested as of such date. Additionally, each such officer would have been eligible to receive a stay bonus on the first anniversary of the change in control in an amount equal to 12 times the highest monthly salary paid to the executive during the 12-month period ending prior to the change in control plus the greater of (1) the average amount earned under the Company’s annual non-equity incentive program for the preceding three years or (2) the amount earned under such program during the most recently completed fiscal year.

Assuming a change in control had occurred as of December 31, 2006, the stay bonus payable on December 31, 2007 would have been $829,000 for Mr. Fritsch, $592,000 for Mr. Harris, $468,000 for Mr. Stevens and $397,000 for Mr. Anderson. Under the terms of the 1999 Shareholder Value Plan, upon a change in control, whether or not their employment is terminated, amounts earned but unpaid as of December 31, 2006 for grants in 2004 under the 1999 Shareholder Value Plan would have become immediately payable. Such amounts, which are deemed to have been earned in 2006 but are not paid until 2007, are also reflected under “—Summary Compensation Table.” Because Messrs. Fritsch, Stevens, Harris and Anderson are also entitled to receive a gross-up payment to pay for any applicable excise taxes on excess parachute payments in the event of a change in control, whether or not their employment is terminated, in the event of continued employment, the Company estimates that the tax gross-up payment would have been $1,424,000 for Mr. Fritsch, $646,000 for Mr. Harris and $533,000 for Mr. Stevens. In the event of continued employment, the Company does not believe Mr. Anderson would have been subject to excise tax.

The form of the previously effective change in control agreements, which had been first prepared and implemented in 1998, had originally applied to persons serving as the Company’s principal executive officers at that time. Those agreements were terminated in connection with the execution of the new agreements. Generally, the terminated agreements provided for the same benefits as under the new agreements, except that the terminated agreements also provided that Messrs. Fritsch, Harris and Anderson would have been entitled to receive a lump sum cash payment equal to a stated multiple of the value of all of the executive’s unexercised stock options upon a termination of their employment in connection with a change in control. The multiple was three times for Mr. Fritsch, two times for Mr. Harris and one time for Mr. Anderson. Had the employment of each of such officers been terminated in connection with a change in control as December 31, 2006, under the terminated agreements, this additional lump sum cash payment would have been $45.8 million for Mr. Fritsch, $11.8 million for Mr. Harris and $3.5 million for Mr. Anderson. These payments would have also resulted in an additional excise tax gross-up payment of $23.8 million for Mr. Fritsch, $6.1 million for Mr. Harris and $1.8 million for Mr. Anderson. Had Mr. Stevens’ terminated agreement been in place at December 31, 2006 and assuming Mr. Stevens had been terminated in connection with a change in control as of such date, Mr. Stevens’ cash payment would have been $468,000 lower than under his new agreement and his excise tax gross-up payment would have been $240,000 lower than under his new agreement. In the event the employment of Messrs. Fritsch, Harris, Stevens and Anderson had not been terminated in connection with a change in control that occurred as of December 31, 2006, each such officer would have received the same benefits described above upon continued employment after a change in control under the old change in control agreements, except that Mr. Stevens would not have been entitled to receive a stay bonus payable on December 31, 2007. As a result, in the event of continued employment, the Company does not believe that Mr. Stevens would have been subject to excise tax under his old agreement.

Mr. Pridgen, whose last day of employment with the Company was March 16, 2007, had a change in control agreement that was substantively identical to Mr. Anderson’s terminated agreement. Mr. Pridgen’s rights under this agreement automatically terminated as of his last day of employment. Had Mr. Pridgen’s employment been terminated in connection with a change in control as December 31, 2006, under this terminated agreement, Mr. Pridgen would have been entitled to receive a cash payment of $2.0 million, continuing health care and other benefits valued at $96,000, accelerated vesting of restricted stock valued at $1.4 million, accelerated vesting of unexercisable stock options valued at $1.8 million, an additional lump sum payment of the value of all of his unexercised stock options, or $6.5 million, and an excise tax gross-up payment of $4.7 million. In the event the employment of Mr. Pridgen had not been terminated in connection with a change in control that occurred as of December 31, 2006, all of the outstanding restricted stock and unexercisable stock options (the in-the-money values of which are set forth in the immediately preceding sentence) would nonetheless have vested as of such date. Additionally, Mr. Pridgen would have been eligible to receive a stay bonus on the first anniversary of the change in control in an amount equal to 12 times the highest monthly salary paid to him during the 12-month period ending prior to the change in control plus the greater of (1) the average amount earned under the Company’s annual non-equity incentive program for the preceding three years or (2) the amount earned under such program during the most recently completed fiscal year. Assuming a change in control had occurred as of December 31, 2006, the stay bonus payable to Mr. Pridgen on December 31, 2007 would have been $440,000. Under the terms of the 1999 Shareholder Value Plan, upon a change in control, whether or not his employment was terminated, amounts earned but unpaid as of December 31, 2006 for grants in 2004 under the 1999 Shareholder Value Plan would have become immediately payable. Such amounts, which are deemed to have been earned in 2006 but are not paid until 2007, are also reflected under “—Summary Compensation Table.” Because Mr. Pridgen was also entitled to receive a gross-up payment to pay for any applicable excise taxes on excess parachute payments in the event of a change in control, whether or not his employment had been terminated, in the event of continued employment, the Company estimates that the tax gross-up payment for Mr. Pridgen would have been $533,000.

Director Compensation in 2006

During 2006, the Chairman of the Board of Directors received a base retainer at an annual rate of $50,000 and other non-employee directors received base retainers at an annual rate of $35,000. Non-employee directors do not receive additional fees for attendance at meetings or participation in conference calls of the Board or its committees. Members of the audit, executive and compensation and governance committees received additional retainers at an annual rate of $5,000 for each committee, except that the additional annual retainer rate was $10,000 for the chairman of the compensation and governance committee and $20,000 for the chairman of the audit committee. Non-employee directors on the investment committee received additional retainers at an annual rate of $10,000 plus $500 per day for property visits. The table set forth below provides information concerning the compensation of persons serving as non-employee directors during 2006:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Nonqualified Deferred Compensation Earnings (2)	All Other Compensation (3)	Total
Thomas W. Adler	$50,000	$16,757	—	$2,151	$68,908
Kay N. Callison	$40,000	$16,757	—	$2,151	$58,908
Lawrence S. Kaplan	$55,000	$16,757	$138	$2,151	$74,046
Sherry A. Kellett	$40,000	$5,211	—	$956	$46,167
L. Glenn Orr, Jr.	$50,000	$16,757	—	$2,151	$68,908
O. Temple Sloan, Jr.	$70,000	$36,720	$2,258	$4,539	$113,517
F. William Vandiver, Jr. (4)	$45,000	$16,480	$1,234	$2,151	$64,865

(1)	Consists of compensation expense recognized by us during 2006 in accordance with FAS 123(R) with respect to all outstanding restricted stock, including restricted stock granted prior to 2006. Restricted stock issued in 2006 to directors will vest ratably on an annual basis over a four-year term. Dividends received on restricted stock are non-forfeitable and are paid at the same rate and on the same date as on shares of the Company’s Common Stock, whether or not vested. The following sets forth information about restricted stock granted to the Company’s non-employee directors in 2006 and all outstanding equity incentive awards held by such directors at December 31, 2006 (which include stock options issued to such directors in prior years):

Name	Shares of Restricted Stock Granted in 2006 (#)	FAS 123(R) Grant Date Fair Value of Stock Awards Granted in 2006 ($)	Total Shares of Restricted Stock Outstanding at December 31, 2006 (#)	Stock Options Outstanding at December 31, 2006 (#)	Weighted Average Exercise Price Per Stock Option ($)
Thomas W. Adler	750	$22,740	1,687	79,829	$22.98
Kay N. Callison	750	$22,740	1,687	26,000	$22.60
Lawrence S. Kaplan	750	$22,740	1,687	17,228	$21.28
Sherry A. Kellett	750	$22,740	750	10,000	$27.62
L. Glenn Orr, Jr.	750	$22,740	1,687	26,000	$22.60
O. Temple Sloan, Jr.	1,500	$45,480	3,560	218,059	$22.35
F. William Vandiver, Jr.	750	$22,740	1,687	10,000	$25.83

(2)	Prior to 2006, non-employee directors could elect to defer cash compensation for investment in units of phantom stock. At the end of each calendar quarter, any director who deferred compensation into phantom stock was credited with units of phantom stock at a 15% discount. Dividends on the phantom units are assumed to be issued in additional units of phantom stock at a 15% discount. Directors who deferred compensation prior to 2006 in this manner, however, continue to be credited with additional units of phantom stock at a 15% discount upon the declaration of dividends. The amount set forth in the table consists of the value attributable to assumed issuance of additional phantom stock at a 15% discount upon the declaration of a dividend, but such amounts do not take into account fluctuations in the implied value of such phantom stock based on changes in the value of the Company’s Common Stock.

(3)	Consists of dividends received in 2006 on outstanding restricted stock. Such dividends are non-forfeitable and are paid at the same rate and on the same date as on shares of the Company’s Common Stock, whether or not vested.

(4)	Mr. Vandiver retired from the Company’s Board of Directors on May 18, 2007.

POLICIES AND OBJECTIVES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of our investment policies and our policies with respect to certain other activities, including financing matters and conflicts of interest. The Company is the sole general partner of the Operating Partnership. These policies may be amended or revised from time to time at the discretion of the Company’s Board of Directors, as the general partner of the Operating Partnership, without a vote of the Company’s stockholders. Any change to any of these policies by the Company’s Board of Directors, however, would be made only after a thorough review and analysis of that change, in light of then-existing business and other circumstances, and then only if, in the exercise of its business judgment, the Board of Directors believes that it is advisable to do so in our and the Company’s stockholders’ best interests. We cannot assure you that our investment objectives will be attained.

Investments in Real Estate or Interests in Real Estate

The Company conducts substantially all of its investment activities through the Operating Partnership. Our investment objectives are to provide quarterly cash distributions and achieve long-term capital appreciation through increases in the value of the Company. We have not established a specific policy regarding the relative priority of these investment objectives. For a discussion of our properties, see “Business” and “Our Properties.”

We expect to pursue our investment objectives primarily through the ownership of our properties. We currently intend to invest primarily in developments of office properties and acquisitions of existing improved properties or properties in need of redevelopment and acquisitions of land which we believe has development potential. Future investment or development activities will not be limited to any geographic area, product type or to a specified percentage of our assets. While we may diversify in terms of property locations, size and market, we do not have any limit on the amount or percentage of our assets that may be invested in any one property or any one geographic area. We intend to engage in such future investment or development activities in a manner that is consistent with the maintenance of the Company’s status as a REIT for federal income tax purposes. In addition, we may purchase or lease income-producing commercial and other types of properties for long-term investment, expand and improve the properties we presently own or other acquired properties, or sell such properties, in whole or in part, when circumstances warrant.

We may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. These types of investments may permit us to own interests in larger assets without unduly restricting our diversification and, therefore, provide us with flexibility in structuring our portfolio. We do not intend, however, to enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet our investment policies.

Equity investments in acquired properties may be subject to existing mortgage financing and other indebtedness or to new indebtedness which may be incurred in connection with acquiring or refinancing these investments. Debt service on such financing or indebtedness will have a priority over any dividends with respect to the Company’s Common Stock and Preferred Stock. Investments are also subject to our policy not to be treated as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

Investments in Mortgages, Structured Financings and Other Lending Policies

We have no current intention of investing in loans secured by properties or making loans to persons. However, we do not have a policy limiting our ability to invest in loans secured by properties or to make loans to other persons. We may consider offering purchase money financing in connection with the sale of properties where the provision of that financing will increase the value to be received by us for the property sold. We may make loans to joint ventures in which we may participate in the future. However, we do not intend to engage in significant lending activities.

Investments in Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, we may, but do not intend to, invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. In any event, we do not intend that our investments in securities will require us to register as an “investment company” under the Investment Company Act of 1940, as amended, and we intend to divest securities before any registration would be required. We do not intend to engage in trading, underwriting, agency distribution or sales of securities of other issuers.

Disposition Policy

Our strategy has been to focus our real estate activities in markets where we believe our extensive local knowledge gives us a competitive advantage over other real estate developers and operators. Through our capital recycling program, we seek to selectively dispose of non-core properties in order to use the net proceeds to improve our balance sheet by reducing outstanding debt and Preferred Stock balances, to make new investments or for other purposes. Factors that the Company considers when determining to sell a property are the price being offered for the property, the historical and anticipated operating performance of the property, the tax consequences of the sale and other factors and circumstances surrounding the proposed sale. Certain directors and executive officers who hold Common Units may have their decision as to the desirability of a proposed disposition influenced by the tax consequences to them resulting from the disposition of a certain property.

Highwoods Development, LLC, a taxable subsidiary, was formed to pursue the development of office and industrial properties for existing customers, such as the GSA, in core and non-core markets. Highwoods Development, LLC may sell one or more developed properties if we determine that a sale of the properties would be in the best interest of the Company’s stockholders.

Financing Policies

We are committed to maintaining a conservative and flexible balance sheet that allows us to capitalize on favorable development and acquisition opportunities as they arise. We expect to meet our short- and long-term liquidity requirements through a combination of any one or more of cash flow from operating activities, borrowings under our credit facilities, the issuance of unsecured debt, the issuance of secured debt, the issuance of equity securities by both the Company and the Operating Partnership, the selective disposition of non-core land and other assets, and private equity capital raised from unrelated joint venture partners involving the sale or contribution of our Wholly Owned Properties, development projects or development land.

We consider a number of factors when evaluating our level of indebtedness and making financial decisions, including, among others, the following:

•	the interest rate of the proposed financing;

•	the extent to which the financing impacts the flexibility with which we manage our properties;

•	prepayment penalties and restrictions on refinancing;

•	the purchase price of properties we acquire or costs of development properties we construct with debt financing;

•	our long-term objectives with respect to the financing;

•	our target investment returns;

•	the ability of particular properties, and the Company as a whole, to generate cash flow sufficient to cover expected debt service payments;

•	overall level of consolidated indebtedness;

•	timing of debt and lease maturities;

•	provisions that require recourse and cross-collateralization;

•	corporate credit ratios including debt service coverage and debt to undepreciated assets; and

•	the overall ratio of fixed- and variable-rate debt.

Equity Capital Policies

Subject to applicable law and the requirements for listed companies on the NYSE, the Company’s Board of Directors has the authority, without further stockholder approval, to issue additional authorized Common Stock and Preferred Stock or otherwise raise capital, including through the issuance of senior securities, in any manner and on the terms and for the consideration it deems appropriate, including in exchange for property. Existing stockholders will have no preemptive right to acquire additional stock issued in any offering, and any subsequent offering might cause a dilution of your investment. The Company may in the future issue Common Stock in connection with acquisitions. We also may issue additional Common Units in connection with acquisitions.

The Company may, under certain circumstances, repurchase its capital stock in the open market or in private transactions with the Company’s stockholders, if those purchases are approved by the Company’s Board of Directors. On May 29, 2007, the Company redeemed 1,600,000 8% Series B Cumulative Redeemable Preferred Shares, which also triggered a redemption of the Series B Preferred Units of the Operating Partnership held by the Company. The Series B Preferred Units were issued by the Operating Partnership to the Company in exchange for the proceeds from the Company’s issuance of the Series B Preferred Shares to the public. The Board of Directors has no present intention of causing the Company to repurchase other stock, which would in turn trigger a redemption of the matching units, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT.

Conflict of Interest Policy

Generally, we expect that any transaction, agreement or relationship in which any of the Company’s directors, officers or employees has an interest must be approved by a majority of the Company’s disinterested directors. However, we cannot assure you that these policies will be successful in eliminating the influence of these conflicts.

The Maryland General Corporation Law, or MGCL, provides that a contract or other transaction between a corporation and any of that corporation’s directors or any other entity in which that director is also a director or has a material financial interest is not void or voidable solely on the grounds of the common directorship or interest, the fact that the director was present at the meeting at which the contract or transaction is approved or the fact that the director’s vote was counted in favor of the contract or transaction, if:

•

the fact of the common directorship or interest is disclosed to the board or a committee of the board, and the board or that committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;

•

the fact of the common directorship or interest is disclosed to stockholders entitled to vote on the contract or transaction, and the contract or transaction is approved by a majority of the votes cast by the stockholders entitled to vote on the matter, other than votes of stock owned of record or beneficially by the interested director, corporation, firm or other entity; or

•	the contract or transaction is fair and reasonable to the corporation.

Reporting Policies

Generally speaking, we intend to make available audited annual financial statements and annual reports. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended. Pursuant to these requirements, we file periodic reports and other information, including audited financial statements, with the SEC.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT

Management of Our Operating Partnership

Highwoods Realty Limited Partnership is a North Carolina limited partnership that was formed on March 23, 1994. The Company is the sole general partner of the Operating Partnership and conduct substantially all of its business in or through us. As sole general partner, the Company exercises exclusive and complete responsibility and discretion over our day-to-day management and control. The Company can cause us to enter into certain major transactions including acquisitions, dispositions and refinancings, subject to certain limited exceptions. Our limited partners may not transact business for, or participate in the management activities or decisions of, the Operating Partnership, except as provided in the partnership agreement and as required by applicable law. Certain restrictions under the partnership agreement restrict the Company’s ability to engage in a business combination as more fully described in “—Transferability of Interests” below.

Our limited partners have expressly acknowledged that the Company, as general partner of the Operating Partnership, is acting for the benefit of the Operating Partnership, the limited partners and the Company’s stockholders collectively. The Company is generally under no obligation to give priority to the separate interests of our limited partners or the Company’s stockholders in deciding whether to cause us to take or decline to take any actions. The Company is not liable under the partnership agreement to the Operating Partnership or to any partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by limited partners in connection with such decisions; provided, that the Company has acted in good faith and with due care and loyalty.

The partnership agreement provides that substantially all the Company’s business activities, including all activities pertaining to the acquisition and operation of properties, must be conducted through us, and that we must be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT.

Transferability of Interests

The Company may not voluntarily withdraw from the Operating Partnership or sell, transfer or otherwise dispose of all or substantially all of our assets in a single transaction or a series of transactions (including by way of merger, consolidation or other combination) unless the Company receives the consent of partners holding 50% of more of the partnership interests. Some change of control transactions involving the Company could require the approval of two-thirds of our limited partners (other than the Company).

Upon a change in control of the Company, the partnership agreement requires certain acquirers to maintain an UPREIT structure with terms at least as favorable to the limited partners as are currently in place. For instance, the acquirer would be required to preserve the limited partner’s right to continue to hold tax-deferred partnership interests that are redeemable for capital stock of the acquirer.

Amendments of the Partnership Agreement

Amendments to the partnership agreement may be proposed by the Company, as general partner, or by limited partners owning at least 10% of the Common Units held by limited partners.

As general partner, the Company generally has the power to unilaterally make amendments to the partnership agreement without obtaining the consent of the limited partners. For instance, the Company may amend the partnership agreement without limited partner consent to:

•	add to the Company’s obligations as general partner or surrender any right or power granted to us as general partner for the benefit of the limited partners;

•	reflect the admission, substitution, termination or withdrawal of partners in accordance with the terms of the partnership agreement;

•	set forth the designations, rights, powers, duties and preferences of the holders of any additional partnership interests issued pursuant to the partnership agreement;

•

reflect a change of an inconsequential nature that does not adversely affect the limited partners in any material respect, or cure any ambiguity, correct or supplement any provision of the partnership agreement not inconsistent with law or with other provisions of the partnership agreement, or make other changes concerning matters under the partnership agreement that will not be inconsistent with the partnership agreement or law; or

•	satisfy any requirements, conditions or guidelines contained in any order directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

Amendments that would, among other things, convert a limited partner’s interest into a general partner’s interest, modify the limited liability of a limited partner, alter a limited partner’s right to receive any distributions or allocations of profits or losses or materially alter or modify the redemption rights described below must be approved by each limited partner that would be adversely affected by such amendment.

In addition, without the written consent of 75% of the interests of the limited partners (other than limited partners interests owned, directly or indirectly, by us as general partner), the Company, as general partner, may not amend the partnership agreement to, among of things:

•	add to the Company’s rights granted to it as general partner in the partnership agreement to issue additional partnership interests;

•	enter into or conduct any business other than in connection with the Company’s role as general partner of the Operating Partnership and its operation as a REIT; or

•	withdraw from the Operating Partnership or transfer any portion of the Company’s general partnership interest (except under the limited circumstances set forth above).

Redemption Rights

Generally, the Operating Partnership is obligated to redeem each Common Unit at the request of the holder thereof for cash equal to the value of one share of Common Stock based on the average of the market price for the 10 trading days immediately preceding the notice date of such redemption provided that the Company at its option may elect to acquire any such Common Units presented for redemption for cash or one share of Common Stock. The Common Units owned by the Company are not redeemable.

Capital Contributions

No limited partner is required under the terms of the partnership agreement to make additional capital contributions to the Operating Partnership. Under the partnership agreement, the Company is obligated to make additional capital contributions to the Operating Partnership as described below in connection with the issuance of additional partnership interests to the Company.

The partnership agreement authorizes the Company to issue on behalf of the Operating Partnership additional partnership interests in the Operating Partnership to any person other than the Company for any partnership purpose from time to time for such capital contributions and other consideration and on such terms and with such designations, preferences and rights as the Company shall determine. Such additional interests in the Operating Partnership may not be issued to the Company except in connection with an issuance of capital stock by the Company with designations, preferences and rights similar to the additional partnership interests which are issued, and the Company must make a capital contribution to the Operating Partnership in an amount equal to the proceeds received by the Company in connection with the issuance of such stock. If additional partnership interests are issued, the partnership interests of all existing partners of the Operating Partnership, including the Company, will be diluted proportionately.

Except in connection with redemption rights described above, the Company may not issue additional capital stock except on a pro rata basis to all stockholders, unless the proceeds of the issuance are contributed to the Operating Partnership as an additional capital contribution.

Tax Matters

The Company is the tax matters partner of the Operating Partnership. The Company has authority to make tax elections under the Internal Revenue Code on behalf of the Operating Partnership.

Allocations of Net Income and Net Losses to Partners

The partnership agreement provides that the net operating cash of the Operating Partnership available for distribution, as well as net sales and refinancing proceeds, will be distributed from time to time as determined by the Company (but not less frequently than quarterly), pro rata in accordance with the partners’ percentage interests. Profits and losses for tax purposes will also generally be allocated among the partners in accordance with their percentage interests, subject to compliance with the provisions of Section 704(b) and 704(c) of the Code and the Treasury Regulations thereunder. See “Material Federal Income Tax Considerations.”

Operations

The partnership agreement requires the Operating Partnership to be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT and to avoid any federal income tax liability.

Pursuant to the partnership agreement, the Operating Partnership will assume and pay when due, or reimburse the Company for payment of, all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Operating Partnership and all costs and expenses relating to the operation of the Company.

Term

The Operating Partnership will continue in full force and effect until December 31, 2092, or until sooner dissolved in accordance with its terms or as otherwise provided by law.

Indemnification and Limitation of Liability

To the extent permitted by applicable law, the partnership agreement indemnifies the Company, as general partner, and the Company’s officers, directors, employees and any other persons we may designate from and against any and all claims arising from operations of the Operating Partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

Similarly, the Company, as general partner of the Operating Partnership, and the Company’s officers, directors, agents or employees, are not liable for monetary damages to the Operating Partnership for losses sustained or liabilities incurred as a result of errors in judgment or any act or omission so long as the Company or such officer, director, agent or employee acted in good faith and with due care and loyalty.

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Outstanding Notes

Subject to terms and conditions detailed in this prospectus, we will accept for exchange outstanding notes that are properly tendered on or prior to the expiration date and not withdrawn as permitted below. When we refer to the term expiration date, we mean 5:00 p.m., New York City time, on July 20, 2007. We may, however, in our sole discretion, extend the period of time that the exchange offer is open. The term expiration date means the latest time and date to which the exchange offer is extended.

As of the date of this prospectus, there are $400 million principal amount of notes outstanding. We are sending this prospectus, together with the letter of transmittal, to all holders of outstanding notes of whom we are aware. We expressly reserve the right, at any time, to extend the period of time that the exchange offer is open, and delay acceptance for exchange of any outstanding notes, by giving oral or written notice of an extension to the holders of outstanding notes as described below. During any extension, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any outstanding notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

The exchange notes will evidence the same continuing indebtedness as the outstanding notes and the exchange will take place without novation.

Outstanding notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any outstanding notes, upon the occurrence of any of the conditions of the exchange offer specified under “—Conditions to the Exchange Offer.” We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, we will issue a notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Outstanding Notes

Your tender to us of outstanding notes as set forth below and our acceptance of the outstanding notes will constitute a binding agreement between us and you upon the terms and subject to the conditions detailed in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender outstanding notes for exchange in the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, or an agent’s message in place of the letter of transmittal, to U.S. Bank National Association, as exchange agent, at the address set forth below under “—Exchange Agent” on or prior to the expiration date. In addition, a timely confirmation of a book-entry transfer, which we refer to in this prospectus as a “book-entry confirmation,” of outstanding notes into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer (described below) must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent’s message in place of the letter of transmittal, or the holder must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant.

The method of delivery of outstanding notes, letters of transmittal and all other required documents is at your election and risk. If delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or outstanding notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the outstanding notes surrendered for exchange are tendered:

•	by a holder of the outstanding notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an eligible institution, as defined below.

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, these guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program. We refer to those entities as eligible institutions. If outstanding notes are registered in the name of a person other than the signer of the letter of transmittal, the outstanding notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

We or the exchange agent in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular outstanding note not properly tendered or to not accept any particular outstanding note which acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding note either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender outstanding notes in the exchange offer. If we exercise the foregoing right to waive a condition of the exchange offer for one security holder, we will waive such condition for all security holders. Our or the exchange agent’s interpretation of the terms and conditions of the exchange offer as to any particular outstanding note either before or after the expiration date, including the letter of transmittal and its instructions, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of outstanding notes for exchange, and no one will be liable for failing to provide notification. With respect to each security holder, all conditions to the exchange offer must be satisfied or waived prior to the expiration of the exchange offer before we will issue exchange notes to such security holder.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of outstanding notes, these outstanding notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the outstanding notes.

If the letter of transmittal or any outstanding notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

By tendering outstanding notes, you represent to us that, among other things:

•

the exchange notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving these exchange notes, whether or not that person is the holder; and

•	neither the holder nor the other person has any arrangement or understanding with any person, to participate in the distribution of the exchange notes.

In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in or does not intend to engage in a distribution of exchange notes.

If you are our “affiliate,” as defined under Rule 405 under the Securities Act, and engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of exchange notes to be acquired pursuant to the exchange offer, you or that other person:

•	can not rely on the applicable interpretations of the staff of the Securities and Exchange Commission; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of these exchange notes. See “Plan of Distribution.” The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will promptly accept after the expiration date all outstanding notes properly tendered and will promptly issue the exchange notes after the expiration of the exchange offer. The conditions to the exchange offer must be satisfied or waived prior to the expiration of the exchange offer. See“—Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange if and when we give oral, confirmed in writing, or written notice to the exchange agent. The holder of each outstanding note accepted for exchange will receive an exchange note in the amount equal to the surrendered outstanding note. Accordingly, registered holders of exchange notes on the record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date that interest has been paid on the outstanding notes. Holders of exchange notes will not receive any payment of accrued interest on outstanding notes otherwise payable on any interest payment date, if the record date occurs on or after the consummation of the exchange offer.

In all cases, issuance of exchange notes for outstanding notes that are accepted for exchange will only be made after timely receipt by the exchange agent of:

•	a timely book-entry confirmation for outstanding notes into the exchange agent’s account at DTC;

•	a properly completed and duly executed letter of transmittal or an agent’s message in its place; and

•	all other required documents.

If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be credited, without expense to the tendering holder, to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfers

For purposes of the exchange offer, the exchange agent will request that an account be established for the outstanding notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of outstanding notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile copy of the letter or an agent’s message in place of the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under the heading “—Exchange Agent” on or prior to the expiration date, otherwise, the guaranteed delivery procedures described below must be followed.

Guaranteed Delivery Procedures

If you desire to tender your outstanding notes and your outstanding notes are not immediately available, or time will not permit your outstanding notes or other required documents to reach the exchange agent before the expiration date, a tender may be effected if:

•

prior to the expiration date, the exchange agent received from an eligible institution a notice of guaranteed delivery, substantially in the form we provide, by telegram, telex, facsimile transmission, mail or hand delivery, setting forth your name and address, the amount of outstanding notes tendered, stating that the tender is being made and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the book-entry confirmation together with a properly completed and duly executed appropriate letter of transmittal or facsimile of the letter or agent’s message in place of the letter, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by an eligible institution with the exchange agent, and

•

the book-entry confirmation together with a properly completed and duly executed appropriate letter of transmittal or facsimile of the letter or agent’s message in place of the letter, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

You may withdraw your tender of outstanding notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth under the heading “—Exchange Agent.” This notice must specify:

•	the name of the person that tendered the outstanding notes to be withdrawn;

•	the outstanding notes to be withdrawn, including the principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, the name in which the outstanding notes are registered, if different from that of the withdrawing holder.

If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC.

We or the exchange agent will make a final and binding determination on all questions regarding the validity, form and eligibility, including time of receipt, of notices. Any outstanding notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes tendered for exchange but not exchanged for any reason will be credited, without cost to the holder, to an account maintained with DTC for the outstanding notes, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described under the heading “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue exchange notes in exchange for any outstanding notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of the outstanding notes:

•	the exchange offer violates any applicable law or applicable interpretation of the staff of the Securities and Exchange Commission;

•	an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer;

•	we shall not have received all governmental approvals that we deem necessary to consummate the exchange offer; or

•	there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

Conditions to the exchange offer must be satisfied or waived prior to the expiration date of the exchange offer.

The conditions stated above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right and each right will be deemed an ongoing right that we may assert at any time.

In addition, we will not accept for exchange any outstanding notes tendered, and we will not issue any exchange notes if at the time of exchange any stop order is threatened or in effect with respect to the registration statement, of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act.

Exchange Agent

We have appointed U.S. Bank National Association as the exchange agent for the exchange offer. You should direct all executed letters of transmittal to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

By overnight courier, registered/certified mail and by hand:

U.S. Bank National Association

Specialized Finance

60 Livingston Avenue

St. Paul, MN 55104

Mailcode: EP-MN-WS2N

Facsimile transmission:

Telecopier No.: (651) 495-8158

Attention: Specialized Finance

Fax cover sheets should include a call back telephone number and request a call back, upon receipt.

Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

The principal solicitation is being made by mail by U.S. Bank National Association, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the exchange notes, filing fees, blue sky fees and printing and distribution expenses. We estimate these expenses to be approximately $4,000 in the aggregate. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

We will record the exchange notes at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the exchange notes.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with the tender of outstanding notes in the exchange offer unless you instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

Consequences of Exchanging or Failing to Exchange Outstanding Notes

If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to the provisions of the indenture regarding transfer and exchange of the outstanding notes and the restrictions on transfer of the outstanding notes described in the legend on your certificates. These transfer restrictions are required because the outstanding notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the outstanding notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the outstanding notes under the Securities Act.

Under existing interpretations of the Securities Act by the Securities and Exchange Commission’s staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to representations required to be made by each holder of exchange notes, as set forth below. However, any purchaser of exchange notes who is one of our “affiliates,” as defined in Rule 405 under the Securities Act, or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•	will not be able to rely on the interpretation of the Securities and Exchange Commission’s staff;

•	will not be able to tender its outstanding notes in the exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the exchange notes unless the sale or transfer is made pursuant to an exemption from the requirements. See “Plan of Distribution.”

We do not intend to seek our own interpretation regarding the exchange offer and we cannot assure you that the Securities and Exchange Commission’s staff would make a similar determination with respect to the exchange notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

Resales of the Exchange Notes

We are making the exchange offer in reliance on the position of the staff of the Securities and Exchange Commission as set forth in interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter. Although there has been no indication of any change in the staff’s position, we cannot assure you that the staff of the Securities and Exchange Commission would make a similar determination with respect to the exchange offer as it has in its interpretive letters to third parties. Based on these interpretations by the staff, and except as provided below, we believe that exchange notes may be offered for resale, resold and otherwise transferred by a holder who participates in the exchange offer and is not a broker-dealer without further compliance with the registration and prospectus delivery provisions of the Securities Act. In order to receive exchange notes that are freely tradeable, a holder must acquire the exchange notes in the ordinary course of its business and may not participate, or have any arrangement or understanding with any person to participate, in the distribution, within the meaning of the Securities Act, of the exchange notes. Holders wishing to participate in the exchange offer must make the representations described above under the heading “—Procedures for Tendering Outstanding Notes” above.

Any holder of outstanding notes:

•	who is our “affiliate,” as defined in Rule 405 under the Securities Act;

•	who did not acquire the exchange notes in the ordinary course of its business;

•	who is a broker-dealer that purchased outstanding notes from us to resell them under Rule 144A of the Securities Act or any other available exemption under the Securities Act; or

•	who intends to participate in the exchange offer for the purpose of distributing, within the meaning of the Securities Act, exchange notes;

will be subject to separate restrictions. Each holder in any of the above categories:

•	will not be able to rely on the interpretations of the staff of the Securities Act in the above-mentioned interpretive letters;

•	will not be permitted or entitled to tender outstanding notes in the exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of outstanding notes, unless the sale is made under an exemption from such requirements.

In addition, if you are a broker-dealer holding outstanding notes acquired for your own account, then you may be deemed a statutory “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of your exchange notes. Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it acquired the outstanding notes for its own account as a result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes. The letter of transmittal states that, by making the above acknowledgment and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Based on the position taken by the staff of the Securities and Exchange Commission in the interpretive letters referred to above, we believe that “participating broker-dealers,” or broker-dealers that acquired outstanding notes for their own accounts, as a result of market-making or other trading activities, may fulfill their prospectus delivery requirements with respect to the exchange notes received upon exchange of outstanding notes, other than outstanding notes that represent an unsold allotment from the original sale of the outstanding notes, with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of the exchange notes. Accordingly, this prospectus, as it may be amended or supplemented, may be used by a participating broker-dealer during the period referred to below in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired by the participating broker-dealer for its own account as a result of market-making or other trading activities. Subject to the provisions of the registration rights agreement, we have agreed that this prospectus may be used by a participating broker-dealer in connection with resales of the exchange notes. See “Plan of Distribution.” However, a participating broker-dealer that intends to use this prospectus in connection with the resale of exchange notes received in exchange for outstanding notes pursuant to the exchange offer must notify us, or cause us to be notified, on or before the expiration date of the exchange offer, that it is a participating broker-dealer. This notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at the address set forth under “The Exchange Agent.” Any participating broker-dealer that is our “affiliate” may not rely on these interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each participating broker-dealer that tenders outstanding notes pursuant to the exchange offer will be deemed to have agreed, by execution of the letter of transmittal, that upon receipt of notice from us of the occurrence of any event or the discovery of any fact that makes any statement contained in this prospectus untrue in any material respect or that causes this prospectus to omit to state a material fact necessary in order to make the statements contained in this prospectus, in light of the circumstances under which they were made, not misleading or of the occurrence of other events specified in the registration rights agreement, the participating broker-dealer will suspend the sale of exchange notes pursuant to this prospectus until we have amended or supplemented this prospectus to correct the misstatement or omission and have furnished copies of the amended or supplemented prospectus to the participating broker-dealer or we have given notice that the sale of the exchange notes may be resumed, as the case may be.

DESCRIPTION OF EXCHANGE NOTES

General

The exchange notes being offered by this prospectus constitute a separate series of debt securities to be issued pursuant to an original indenture, dated as of December 1, 1996, among the Operating Partnership, the Company and U.S. Bank National Association (as successor in interest to Wachovia Bank, N.A.), as trustee, and pursuant to resolutions of the Board of Directors of the Company and an officers’ certificate dated March 22, 2007. We collectively refer to the original indenture as supplemented by the officers’ certificate as the “indenture.” The terms of the exchange notes include those provisions contained in the indenture, portions of which are described below, and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The exchange notes are subject to all of these terms, and holders of notes are referred to the indenture and the Trust Indenture Act for a statement of those terms.

The original indenture has been filed as an exhibit to this prospectus and is available for inspection at the corporate trust office of the trustee, which is currently located at Corporate Trust Services, 100 Wall Street, Suite 1600, New York, New York 10005 or as described below under “Where You Can Find More Information”. The indenture is subject to, and governed by, the Trust Indenture Act. The statements made in this section of the prospectus relating to the indenture and the exchange notes are summaries of some provisions of the indenture and do not purport to be complete. The statements are subject to and are qualified in their entirety by reference to all the provisions of the indenture and the exchange notes. As used in this section, “Description of the Exchange Notes”, the terms “we”, “our”, and “us” refer to the Operating Partnership and not to any of its subsidiaries.

The exchange notes will be issued only in fully registered form in denominations of $1,000 principal amount and integral multiples of that amount.

The exchange notes are not subject to any sinking fund provisions and are not repayable at the option of any holder prior to maturity.

Ranking

The exchange notes will be our direct, unsecured obligations and will rank equal in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The exchange notes will be effectively subordinated to our mortgages and other secured indebtedness. In addition, the exchange notes will be effectively subordinated to the debt and other liabilities, including trade payables, of our subsidiaries.

Subject to the limitations described below under “—Financial Covenants,” the indenture permits us to incur additional secured and unsecured debt.

Interest and Maturity

The exchange notes will bear interest at the rate of 5.85% per year and will mature on March 15, 2017. The exchange notes will bear interest from the most recent date to which interest has been paid on the outstanding notes or, if no interest has been paid on the outstanding notes, from March 22, 2007. Interest will be payable in U.S. dollars semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2007. We will pay interest on each interest payment date and on the maturity date to the persons in whose names the exchange notes are registered in the security register applicable to the exchange notes at the close of business 15 calendar days prior to such payment date regardless of whether such day is a business day. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

We will pay the principal of each note in U.S. dollars against presentation and surrender of such note at the corporate trust office of the trustee. At our option, we may pay interest by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to such person at an account maintained within the United States.

If any interest date or the maturity date falls on a day that is not a business day, then the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such interest payment date or the maturity date, as the case may be, until the next business day. A “business day” is any day, other than a Saturday or Sunday, on which banking institutions in The City of New York are open for business.

Additional Notes

The exchange notes will initially be limited to $400 million aggregate principal amount. We may in the future, without the consent of the holders, increase the principal amount of the notes by issuing additional notes on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the exchange notes offered hereby. Any additional notes would rank equally and ratably with the exchange notes offered by this prospectus and would be treated as a single class for all purposes under the indenture.

Optional Redemption

We may redeem the exchange notes at our option and in our sole discretion, at any time in whole or from time to time in part, at a redemption price equal to the sum of:

•	the principal amount of the exchange notes being redeemed plus accrued interest thereon to the redemption date; and

•	the Make-Whole Amount, if any, with respect to such exchange notes.

As used in this prospectus, “Make-Whole Amount” means, in connection with any optional redemption or accelerated payment of any exchange notes, the excess, if any, of:

•

the aggregate present value as of the date of such redemption of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis (on the basis of a 360-day year consisting of twelve 30-day months), such principal and interest at the Reinvestment Rate (determined on the third business day preceding the date such notice of redemption is given or declaration of accelerated payment is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made to the date of redemption or accelerated payment; over

•	the aggregate principal amount of the exchange notes being redeemed or paid.

For the purposes of the indenture, all references to any “premium” on the notes shall be deemed to refer to any Make-Whole Amount, unless the context otherwise requires.

“Reinvestment Rate” means 0.25% plus the arithmetic mean of the yields under the heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity of the notes, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination of the Make-Whole Amount, then such other reasonably comparable index that shall be designated by us.

If notice of redemption has been given as provided in the indenture and funds for the redemption of any exchange notes called for redemption have been made available on the redemption date specified in the notice, the exchange notes will cease to bear interest on the date fixed for the redemption specified in the notice and the only right of the holders of the exchange notes from and after the redemption date will be to receive payment of the Redemption Price upon surrender of the exchange notes in accordance with the notice.

Notice of any optional redemption of any exchange notes will be given to holders at their addresses, as shown in the security register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the exchange notes held by the holders to be redeemed.

We will notify the trustee at least 60 days prior to giving notice of redemption (or such shorter period as is satisfactory to the trustee) of the aggregate principal amount of the exchange notes to be redeemed and their redemption date. If less than all of the exchange notes are to be redeemed, the trustee will select, in such manner as it deems fair and appropriate, the exchange notes to be redeemed.

Merger, Consolidation or Sale of Assets

Neither the Operating Partnership nor the Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge into, any other entity, unless:

•

the successor entity formed by such consolidation or into which the Operating Partnership or the Company is merged or which received the transfer of assets expressly assumes payment of the principal, interest and any premium on the exchange notes and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•

immediately after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, would become an event of default, has occurred and is continuing; and

•	the Operating Partnership and the Company each deliver to the trustee an officer’s certificate and legal opinion covering these conditions.

Financial and Operating Covenants

Limitations on Incurrence of Debt. The Operating Partnership will not directly or indirectly incur any Debt (as defined below), other than subordinate intercompany Debt, if, after giving effect to the incurrence of the additional Debt, the aggregate principal amount of all outstanding Debt of the Operating Partnership and its subsidiaries on a consolidated basis determined in accordance with GAAP (as defined below) is greater than 60% of (i) the Operating Partnership’s Total Assets (as defined below) as of the end of the calendar quarter covered in the Operating Partnership’s annual report on Form 10-K or quarterly report on Form 10-Q, as the case may be, most recently filed with the SEC prior to the incurrence of such additional Debt and (ii) the increase in Total Assets from the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Debt (such increase together with the Operating Partnership’s Total Assets, the “Adjusted Total Assets”).

In addition, the Operating Partnership will not directly or indirectly incur any secured Debt if, after giving effect to the incurrence of the additional secured Debt, the aggregate principal amount of all outstanding secured

Debt of the Operating Partnership and its subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 40% of the Operating Partnership’s Adjusted Total Assets.

The Operating Partnership will also not directly or indirectly incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge (in each case as defined below) for the four most recent fiscal quarters would have been less than 1.5 to 1.0 on a pro forma basis after giving effect to the incurrence of the Debt and to the application of the proceeds from the Debt. In making this calculation, it is assumed that:

•

the new Debt and any other Debt incurred by the Operating Partnership or its subsidiaries since the first day of the four-quarter period and the application of the proceeds from the new Debt, including to refinance other Debt, had occurred at the beginning of the period;

•

the repayment or retirement of any other Debt by the Operating Partnership or its subsidiaries since the first day of the four-quarter period had been repaid or retired at the beginning of the period (except that the amount of Debt under any revolving credit facility is computed based upon the average daily balance of that Debt during the period);

•	the income earned on any increase in Adjusted Total Assets since the end of the four-quarter period had been earned, on an annualized basis, during the period; and

•

in the case of any acquisition or disposition by the Operating Partnership or any subsidiary of any assets since the first day of the four-quarter period, the acquisition or disposition or any related repayment of Debt had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation.

For purposes of the foregoing provisions regarding the limitation on the incurrence of Debt, Debt is deemed to be “incurred” by the Operating Partnership and its subsidiaries on a consolidated basis whenever the Operating Partnership and its subsidiaries on a consolidated basis create, assume, guarantee or otherwise become liable in respect of the Debt.

Maintenance of Total Unencumbered Assets. The Operating Partnership must maintain total unencumbered assets of at least 150% of the aggregate outstanding principal amount of all outstanding Unsecured Debt.

Existence. Except as described above under “—Merger, Consolidation or Sale,” the Operating Partnership and the Company must preserve and keep in full force and effect their existence, rights and franchises. However, neither the Operating Partnership nor the Company are required to preserve any right or franchise if it determines that its preservation is no longer desirable in the conduct of its business and that its loss is not disadvantageous in any material respect to the holders of the exchange notes.

Maintenance of Properties. The Operating Partnership must maintain all of its material properties in good condition, repair and working order, supply all properties with all necessary equipment and make all necessary repairs, renewals, replacements and improvements necessary so that we may properly and advantageously conduct our business at all times. However, the Operating Partnership may sell its properties for value in the ordinary course of business.

Insurance. The Operating Partnership must keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with financially sound and reputable insurance companies.

Payment of Taxes and Other Claims. Each of the Operating Partnership and the Company must pay, before they become delinquent:

•	all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon its income, profits or properties or that of any subsidiary; and

•	all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon any property of the Operating Partnership, the Company or any subsidiaries.

However, the Operating Partnership and the Company are not required to pay any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information. Holders of the exchange notes will be provided with copies of the annual reports and quarterly reports of the Operating Partnership. Whether or not the Operating Partnership is subject to Section 13 or 15(d) of the Exchange Act and for so long as any exchange notes are outstanding, the Operating Partnership will, to the extent permitted under the Exchange Act, be required to file with the SEC the annual reports, quarterly reports and other documents that the Operating Partnership would have been required to file with the SEC pursuant to such Section 13 or 15(d) if the Operating Partnership were so subject, such documents to be filed with the SEC on or prior to the respective dates by which the Operating Partnership would have been required so to file such documents if the Operating Partnership were so subject. The Operating Partnership will also in any event (x) within 15 days of each such required filing date (i) transmit by mail to all holders of exchange notes, without cost to such holders, copies of the annual reports and quarterly reports which the Operating Partnership would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership were subject to such sections and (ii) file with the trustee copies of the annual reports, quarterly reports and other documents that the Operating Partnership would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership were subject to such Sections and (y) if filing such documents by the Operating Partnership with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder of the exchange notes.

Use of Capitalized Terms. As used in this prospectus:

“Annual Service Charge” as of any date means the amount that is expensed in any 12-month period for interest on Debt.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income (as defined below) of the Operating Partnership and its subsidiaries (i) plus amounts which have been deducted for (a) interest on Debt of the Operating Partnership and its subsidiaries, (b) provision for taxes of the Operating Partnership and its subsidiaries based on income, (c) amortization of debt discount, (d) depreciation and amortization, (e) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period, (f) amortization of deferred charges, (g) provisions for or realized losses on properties and (h) charges for early extinguishment of debt and (ii) less amounts that have been included for gains on properties.

“Consolidated Net Income” for any period means the amount of consolidated net income (or loss) of the Operating Partnership and its subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Debt” means any indebtedness, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property which would be reflected on a consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on a consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person.

“GAAP” means U.S. Generally Accepted Accounting Principles.

“Total Assets” as of any date means the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Operating Partnership and its subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivable).

“Total Unencumbered Assets” means the sum of (i) those Undepreciated Real Estate Assets not subject to an encumbrance and (ii) all other assets of the Operating Partnership and its subsidiaries not subject to an encumbrance determined in accordance with GAAP (but excluding intangibles and accounts receivable).

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

“Unsecured Debt” means Debt of the Operating Partnership or any subsidiary that is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of the properties owned by the Operating Partnership or any of its subsidiaries.

Events of Default, Notice and Waiver

The indenture provides that the following events are events of default with respect to the exchange notes:

•	default for 30 days in the payment of any installment of interest on the exchange notes;

•	default in the payment of the principal or any premium on the exchange notes at its maturity;

•	default in the performance of any other covenant contained in the indenture, other than covenants that do not apply to the exchange notes, and the default continues for 60 days after notice; and

•

default in the payment of an aggregate principal amount exceeding $5,000,000 of any recourse debt or any secured debt, if the default occurred after the expiration of any applicable grace period and resulted in the acceleration of the maturity of the debt, but only if such debt is not discharged or such acceleration is not rescinded or annulled within 10 days after notice as provided in the indenture.

If any such event of default occurs and continues, the trustee or the holders of at least 25% in principal amount of the exchange notes may declare the principal amount of all of the exchange notes to be due and payable immediately by written notice to us. The indenture also provides that the principal amount of all of the exchange notes would be due and payable automatically upon the bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership, the Company or any significant subsidiary or any of their respective property.

The indenture also provides that the holders of at least a majority in principal amount of the exchange notes may waive any past default with respect to the exchange notes, except a default in payment or a default of a covenant or other indenture provision that can only be modified with the consent of the holder of each outstanding note affected.

The indenture provides that no holders may institute any judicial or other proceedings with respect to the indenture or for any remedy under the indenture, except in the case of failure of the trustee to act for 60 days after it has received a written request to institute proceedings for an event of default from the holders of at least 25% in principal amount of the outstanding exchange notes and an offer of indemnity reasonably satisfactory to it. However, this provision will not prevent any holder from instituting suit for the enforcement of any payment due on the exchange notes.

Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders, unless the holders offer to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding exchange notes (or of all debt securities then outstanding under the indenture, if applicable) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. However, the trustee may refuse to follow any direction that:

•	is in conflict with any law or the indenture;

•	may subject the trustee to personal liability; or

•	may be unduly prejudicial to the holders not joining in the direction.

Within 120 days after the end of each year, the Operating Partnership must deliver to the trustee an officer’s certificate certifying that no defaults have occurred under the indenture. The trustee must give notice to the holders of the exchange notes within 90 days of a default unless the default has been cured or waived. However, if the trustee considers it to be in the interest of the holders, the trustee may withhold notice of any default except a payment default.

Modification of the Indenture

Modifications and amendments of the indenture may only be made with the consent of least a majority in principal amount of the outstanding exchange notes. However, holders of each of the exchange notes must consent to modifications that have the following effects:

•	change the stated maturity of the principal, interest or premium on the exchange notes;

•

reduce the principal amount of, or the rate or amount of interest on, or the premium payable on redemption of, the exchange notes, or adversely affect any right of repayment of the holder of exchange notes;

•	change the place or currency for payment of principal, interest or premium on the exchange notes;

•	impair the right to institute suit for the enforcement of any payment on the exchange notes;

•

reduce the percentage of outstanding exchange notes necessary to modify or amend the indenture, waive compliance with provisions of the indenture or defaults and consequences under the indenture or reduce the quorum or voting requirements set forth in the indenture; or

•

modify any of the provisions discussed above or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage to take the action or to provide that other provisions may not be modified or waived without the consent of the holder.

The holders of not less than a majority in principal amount of the outstanding exchange notes have the right to waive our compliance with covenants in the indenture.

The Operating Partnership, the Company and the trustee can modify the indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to the Operating Partnership as obligor or the Company as guarantor;

•	to add to the covenants of the Operating Partnership or the Company for the benefit of the holders or to surrender any right or power conferred upon the Operating Partnership or the Company;

•	to add events of default for the benefit of the holders;

•	to secure the exchange notes;

•	to establish the form or terms of debt securities of any other series;

•	to provide for the acceptance of appointment by a successor trustee to facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture, so long as the action does not materially adversely affect the interests of any of the holders; or

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of the exchange notes, so long as the action does not materially adversely affect the interests of any of the holders.

The indenture provides that in determining whether the holders of the requisite principal amount of outstanding exchange notes have given any request, demand, authentication, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of exchange notes, exchange notes owned by us, the Company or any of our affiliates are disregarded.

Voting

The indenture contains provisions for convening meetings of the holders of the exchange notes. The trustee, the Operating Partnership, the Company or the holders of at least 10% in principal amount of the outstanding exchange notes may call a meeting in any such case upon notice as provided in the indenture. Except for any consent that the holder of each note affected by modifications and amendments of the indenture must give, the affirmative vote of the holders of a majority in principal amount of the outstanding exchange notes will be sufficient to adopt any resolution presented at a meeting at which a quorum is present. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage less than a majority in principal amount of the outstanding exchange notes may be adopted at a meeting at which a quorum is present only by the affirmative vote of the holders of the specified percentage. Any resolution passed or decision taken at any meeting of holders duly held in accordance with the indenture will be binding on all holders of the exchange notes. The quorum at any meeting will be persons holding or representing a majority in principal amount of the outstanding exchange notes. However, if any action is to be taken at a meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding exchange notes, the persons holding or representing that specified percentage will constitute a quorum.

Discharge, Defeasance and Covenant Defeasance

The Operating Partnership may discharge obligations to holders of exchange notes that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year or scheduled for redemption within one year by irrevocably depositing with the trustee, in trust, funds sufficient to pay the principal, interest and any premium on the series to the stated maturity or redemption date.

As long as the holders of the exchange notes will not recognize any resulting income, gain or loss for federal income tax purposes, the Operating Partnership may elect either:

•	to defease and discharge itself and the Company from all of their obligations with respect to the exchange notes, which we refer to as “defeasance”; or

•	to release itself and the Company from their obligations under particular sections of the indenture, which we refer to as “covenant defeasance.”

In order to make a defeasance election, the Operating Partnership or the Company must irrevocably deposit with the trustee, in trust, a sufficient amount to pay the principal, interest and any premium on the exchange notes on the scheduled due dates. The deposit may be either an amount in the currency in which the exchange notes are payable at stated maturity, or government obligations, or a combination of both.

Any such trust may only be established if, among other things, we have delivered an opinion of counsel to the trustee stating that the holders of the exchange notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

If the Operating Partnership elects covenant defeasance with respect to the exchange notes and the exchange notes are declared due and payable because of the occurrence of any event of default still applicable to the exchange notes, the amounts deposited with the trustee may not be sufficient to pay amounts due on the exchange notes at the time of the acceleration resulting from the event of default. If this occurs, the Operating Partnership will remain liable to make payment of these amounts due at the time of acceleration.

No Conversion Rights

The exchange notes will not be convertible into or exchangeable for any capital stock of the Company or equity interests in the Operating Partnership.

No Personal Liability

No past, present or future officer, director, stockholder or partner of the Company, the Operating Partnership or any successor thereof shall have any liability for any obligation or agreement of the Operating Partnership contained under the exchange notes, the indenture or other debt obligations. Each holder of exchange notes by accepting such exchange notes waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the exchange notes.

Book-Entry System

The notes will be issued in the form of one or more fully registered global securities which will be deposited with or on behalf of DTC, or the depository, and will be registered in the name of DTC or its nominee. The global security may not be transferred except as a whole by a nominee of the depository to the depository or to another nominee of the depository, or by the depository or another nominee of the depository to a successor of the depository or a nominee of a successor to the depository.

So long as the depository or its nominee is the registered holder of a global security, the depository or its nominee, as the case may be, will be the sole owner of the notes represented thereby for all purposes under the indenture. Except as otherwise provided below, the beneficial owners of the global security or securities representing notes will not be entitled to receive physical delivery of certificated notes and will not be considered the registered holders thereof for any purpose under the indenture, and no global security representing notes shall be exchangeable or transferable. Accordingly, each beneficial owner must rely on the procedures of the depository and, if that beneficial owner is not a participant, on the procedures of the participant through which that beneficial owner owns its interest in order to exercise any rights of a registered holder under the indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in a global security representing notes.

Each global security representing notes will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if:

•

the depository notifies us that it is unwilling or unable to continue as the depository for the global securities or we become aware that the depository has ceased to be a clearing agency registered as such under the Securities Exchange Act of 1934 and, in any such case we fail to appoint a successor to the depository within 60 calendar days;

•	we, in our sole discretion, determine that the global securities shall be exchangeable for certificated notes; or

•	an event of default has occurred and is continuing with respect to the notes under the indenture.

Upon any such exchange, the certificated notes will be registered in the names of the beneficial owners of the global security or securities representing notes, which names shall be provided by the depository’s relevant participants to the trustee.

The depository is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act. The depository holds securities that its participants deposit with the depository. The depository also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of the depository include securities brokers and dealers (including the agents), banks, trust companies, clearing corporations and certain other organizations. The depository is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the depository’s system is also available to others, such as securities brokers and dealers, banks and trust companies, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, referred to as “indirect participants.” The rules applicable to the depository and its participants are on file with the Securities and Exchange Commission.

Purchases of notes under the depository’s system must be made by or through direct participants, which will receive a credit for the notes on the depository’s records. The ownership interest of each actual purchaser of each note represented by a global security, referred to as a “beneficial owner,” is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from the depository of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in a global security representing notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of a global security representing notes will not receive certificated notes representing their ownership interests therein, except in the event that use of the book-entry system for the notes is discontinued.

All global securities representing notes which are deposited with, or on behalf of, the depository are registered in the name of the depository’s nominee, Cede & Co. to facilitate subsequent transfers. The deposit of global securities with, or on behalf of, the depository and their registration in the name of Cede & Co. effect no change in beneficial ownership. The depository has no knowledge of the actual beneficial owners of the global securities representing the book-entry notes. The depository’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the depository to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the depository nor Cede & Co. will consent or vote with respect to the global securities representing the notes. Under its usual procedures, the depository mails an omnibus proxy to a company as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the applicable record date, identified in a listing attached to the omnibus proxy.

Principal, premium, if any, and/or interest, if any, payments on the global securities representing the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. The depository’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on the depository’s records unless the depository has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of the depository, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the depository is the responsibility of us and the trustee, disbursement of such payments to direct participants shall be the responsibility of the depository, and disbursement of such payments to the beneficial owners shall be the responsibility of direct participants and indirect participants.

If applicable, redemption notices shall be sent to DTC. If less than all of notes are being redeemed, the depository’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

A beneficial owner shall give notice of any option to elect to have its notes repaid by us, through its participant, to the trustee, and shall effect delivery of such notes by causing the direct participant to transfer the participant’s interest in the global security or securities representing such book-entry notes, on the depository’s records, to the trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such book-entry notes are transferred by direct participants on the depository’s records.

The depository may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificated notes are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through the depository or a successor securities depository. In that event, certificated notes will be printed, authenticated and delivered.

The information in this section concerning the depository and the depository’s system has been obtained from sources that we believe to be reliable, but neither we, the trustee, nor any initial purchaser takes any responsibility for the accuracy thereof.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material United States federal income tax consequences relating to the purchase, ownership and disposition (including an exchange) of the notes and the taxation of the Company as a REIT. The discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), United States Treasury Regulations issued thereunder, IRS rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes and the continued validity of this summary. This discussion does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances (such as the application of the alternative minimum tax) or that may be relevant to you if you are subject to special rules, including but not limited to rules applicable to certain financial institutions, United States expatriates, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities, holders whose functional currency is not the United States Dollar, tax-exempt organizations and persons holding the notes as part of a “straddle,” “hedge,” “constructive sale,” “constructive ownership transaction,” “conversion transaction” or other integrated transaction. In addition, this discussion only applies to you if you purchase your notes for cash in the original issue and at the notes’ “issue price” within the meaning of Section 1273 of the Internal Revenue Code (i.e., the first price at which a substantial amount of notes are sold to the public for cash). Moreover, except where specifically indicated, this summary does not discuss the effect of any other federal tax laws (e.g., estate and gift tax), or any applicable state, local or foreign tax laws. In addition, if a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. This discussion does not address the tax consequences to you if you hold the notes through a partnership, an entity taxable as a partnership or any other pass-through entity. Finally, the discussion deals only with notes held as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.

As used herein, “United States Holder” means a beneficial owner of the notes that is:

•	an individual that is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or of any state thereof or of the District of Columbia;

•	an estate, the income of which is subject to United States federal income tax regardless of its source; or

•

a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions (or if a valid election is in place to treat the trust as a United States person).

A “non-United States Holder” is a beneficial owner of the notes that is an individual, corporation, estate or trust that is not a United States Holder.

The following discussion is for informational purposes only and is not a substitute for careful tax planning and advice. Please consult your own tax advisors with regard to the application of the tax consequences discussed below to your particular situation and the application of any other federal as well as state, local or foreign tax laws and tax treaties, including gift and estate tax laws.

United States Holders

This section applies to you if you are a United States Holder.

Interest. Payments of interest on a note generally will be includable in your income as ordinary interest income at the time these payments are accrued or received in accordance with your regular method of tax accounting. In certain circumstances, we may be obligated to pay amounts in excess of stated interest on the notes. According to United States Treasury Regulations, the possibility that any such payments in excess of stated interest or principal will be made will not affect the amount of interest income you recognize if there is only a remote chance as of the date the notes were issued that such payments will be made. We currently believe that the likelihood that we will be obligated to make any such payments is remote. Therefore, we do not intend to treat the potential payment of additional interest pursuant to the registration rights provisions as part of the yield to maturity of any notes. Our determination that this contingency is remote is binding on you unless you disclose your contrary position in the manner required by applicable United States Treasury Regulations. The IRS, however, may take a different position, which could affect the amount and timing of income that you must recognize.

Original Issue Discount. United States Holders of notes issued with original issue discount are subject to special tax accounting rules. Original issue discount generally will arise if the “stated redemption price at maturity” of a note exceeds its “issue price” by more than a de minimis amount (generally 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity). The notes do not have original issue discount.

Sale or Other Taxable Disposition of the Notes. On the sale, exchange (other than for exchange notes pursuant to the exchange offer, as discussed below, or in a tax-free transaction), redemption, retirement or other taxable disposition of your note:

•

You will recognize taxable gain or loss equal to the difference between the amount realized upon such disposition (less a portion allocable to any accrued and unpaid interest, which will be taxable to you as ordinary income at that time if not previously included in your income) and your tax basis in the note.

•	In general, your tax basis in the note is your cost decreased by any principal payments you receive with respect to the note.

•

Your gain or loss generally will be a capital gain or loss and will be a long-term capital gain or loss if you have held the note for more than one year. For some noncorporate taxpayers (including individuals), long-term capital gains are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitation.

Exchange Offer. The exchange of the notes for the exchange notes will not constitute a taxable exchange and each exchange note will, in general, be treated for federal income tax purposes as the same instrument as the note it was exchanged for. Consequently:

•	You will not recognize taxable gain or loss as a result of exchanging your notes for exchange notes.

•	The adjusted tax basis of the exchange notes received will be the same as the adjusted tax basis of the notes exchanged therefor immediately before such exchange.

•	The holding period of the exchange notes received will include the holding period of the notes exchanged therefor.

Information Reporting and Backup Withholding. Under the tax rules concerning information reporting and backup withholding to the IRS:

•

If you hold your notes through a broker or other securities intermediary, the intermediary must provide information to the IRS and to you on IRS Form 1099 concerning interest, or disposition proceeds on the notes, unless an exemption applies.

•

Unless an exemption applies, you must provide the intermediary or us with your Taxpayer Identification Number (“TIN”), certified under penalties of perjury, for use in reporting information to the IRS. If you are an individual, this generally is your social security number. You are also required to comply with other IRS requirements concerning information reporting, including a certification that you are not subject to backup withholding and that you are a United States person.

•

If you are subject to these requirements but do not comply, the intermediary must withhold a percentage of all amounts payable to you on the notes, including principal payments. This percentage is currently 28%. This is called “backup withholding.” Backup withholding may also apply if we are notified by the IRS that such withholding is required or that the TIN you provided is incorrect.

•

Backup withholding is not an additional tax. You may use the withheld amounts, if any, as a credit against your federal income tax liability (or may claim a refund as long as you timely provide certain information to the IRS).

•

All individuals are subject to these requirements. Some non-individual holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

Non-United States Holders

This section applies to you if you are a non-United States Holder.

Interest Payments. Subject to the discussion below concerning effectively connected income and backup withholding, payments of interest on the notes by us or any paying agent to you will not be subject to United States federal withholding tax, provided that you satisfy one of two tests.

•	The first test (the “portfolio interest” test) is satisfied if:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•	you do not own, actually or constructively, 10% or more of our capital or profits interests;

•	you are not a controlled foreign corporation (within the meaning of the Internal Revenue Code) that is related, directly or indirectly, to us;

•	you are not a bank receiving interest on the notes on an extension of credit made pursuant to a loan arrangement entered into in the ordinary course of your trade or business; and

•

you certify to us or our paying agent on IRS Form W-8BEN (or appropriate substitute form) under penalties of perjury, that you are not a United States person. If you hold the notes through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent who will then be required to provide certification to us or our paying agent, either directly or through other intermediaries.

•

The second test is satisfied if you are otherwise entitled to the benefits of an income tax treaty under which such interest is exempt from United States federal withholding tax, and you (or your agent) provide to us a properly executed IRS Form W-8BEN (or an appropriate substitute form evidencing eligibility for the exemption).

Payments of interest on the notes that do not meet the above-described requirements will be subject to a United States federal income tax of 30% (or such lower tax rate provided by an applicable income tax treaty if you establish that you qualify to receive the benefits of such treaty) collected by means of withholding.

Sale or Other Taxable Disposition of the Notes. Subject to the discussion below concerning effectively connected income and backup withholding, you will not be subject to United States federal income tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the notes unless you are an individual, you are present in the United States for at least 183 days during the year in which you dispose of the notes, and other conditions are satisfied, or if you were a citizen or resident of the United States and are subject to special rules that apply to certain expatriates. The exchange of the notes for the exchange notes will not constitute a taxable exchange.

Effectively Connected Income. The preceding discussion assumes that the interest and gain received by you is not effectively connected with the conduct by you of a trade or business in the United States. If you are engaged in a trade or business in the United States and your investment in a note is effectively connected with such trade or business:

•

You will be exempt from the 30% withholding tax on the interest (provided a certification requirement, generally on IRS Form W-8ECI, is met) and will instead generally be subject to regular United States federal income tax on any interest and gain with respect to the notes in the same manner as if you were a United States Holder.

•

If you are a foreign corporation, you may also be subject to an additional branch profits tax of 30% (or such lower rate provided by an applicable income tax treaty if you establish that you qualify to receive the benefits of such treaty).

•

If you are eligible for the benefits of an applicable tax treaty, any effectively connected income or gain will generally be subject to United States federal income tax only if it is also attributable to a permanent establishment maintained by you in the United States.

United States Federal Estate Tax. A note held or beneficially owned by an individual who, for estate tax purposes, is not a citizen or resident of the United States at the time of death will not be includable in the decedent’s gross estate for United States estate tax purposes, provided that (i) such holder or beneficial owner did not at the time of death actually or constructively own 10% or more of our capital or profits interests and (ii) at the time of death, payments with respect to such note would not have been effectively connected with the conduct by such holder of a trade or business in the United States. In addition, the United States estate tax may not apply with respect to such note under the terms of an applicable estate tax treaty.

Information Reporting and Backup Withholding. United States rules concerning information reporting and backup withholding applicable to a non-United States Holder are as follows:

•

Interest payments you receive will be automatically exempt from backup withholding if such payments are subject to the 30% withholding tax on interest or if they are exempt from that tax by application of a tax treaty or the “portfolio interest” exception. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to information reporting or backup withholding. In addition, information reporting generally will apply to payments of interest (on Form 1042-S) even if certification is provided and the interest is exempt from the 30% withholding tax. Copies of the information reporting such interest payments may also be made available to tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

•

Generally, disposition proceeds received by you on a disposition of your notes through a broker will be subject to information reporting and/or backup withholding if you are not eligible for an exemption, or do not provide the certification described above or the broker has actual knowledge or reason to know that you are a United States person. In particular, information reporting and backup withholding may apply if you use the United States office of a broker, and information reporting (but generally not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the United States.

We suggest that you consult your tax advisors concerning the application of information reporting and backup withholding rules.

Taxation of the Company as a REIT

The Company believes that, commencing with its taxable year ended December 31, 1994, it has been organized and has operated in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, and the Company intends to continue to be organized and to operate in such a manner. However, we cannot assure you that the Company has operated or will operate in a manner so as to qualify or remain qualified as a REIT.

Federal Income Taxation of the Company

If the Company has qualified and continues to qualify for taxation as a REIT, it generally will not be subject to federal corporate income tax on that portion of its ordinary income or capital gain that is currently distributed to stockholders. The REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders, substantially eliminating the federal “double taxation” on earnings (once at the corporate level when earned and once again at the stockholder level when distributed) that usually results from investments in a corporation. Nevertheless, the Company will be subject to federal income tax as follows:

First, the Company will be taxed at regular corporate rates on its undistributed “REIT taxable income,” including undistributed net capital gains.

Second, under some circumstances, the Company may be subject to the “alternative minimum tax” as a consequence of its items of tax preference.

Third, if the Company has net income from the sale or other disposition of “foreclosure property” that the Company holds primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income.

Fourth, if the Company has net income from “prohibited transactions” (which are, in general, certain sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax.

Fifth, if the Company should fail to satisfy either the 75% gross income test or the 95% gross income test (discussed below) but has nonetheless maintained its qualification as a REIT because it has met other requirements, the Company will be subject to a 100% tax on the gross income attributable to (1) the greater of (a) the amount by which the Company fails the 75% test or (b) the amount by which the Company fails the 95% income test, multiplied by (2) a fraction intended to reflect the Company’s profitability.

Sixth, if the Company fails to distribute during each year at least the sum of

•	85% of its ordinary income for such year,

•	95% of its capital gain net income for such year, and

•	any undistributed taxable income from prior periods,

then the Company will be subject to a 4% excise tax on the excess of this required distribution amount over the amounts actually distributed.

Seventh, if the Company should acquire any asset from a “C” corporation (i.e., a corporation generally subject to full corporate-level tax) in a carryover-basis transaction and provided no election is made for the transaction to be currently taxable, and the Company subsequently recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which the Company acquired the asset, the Company generally will be subject to tax at the highest regular corporate rate on the lesser of the amount of gain that the Company recognizes at the time of the sale or disposition and the amount of gain that the Company would have recognized if the Company had sold the asset at the time it acquired the asset (the “Built-in Gains Tax”).

Requirements For Qualification

To qualify as a REIT, the Company must elect to be treated as a REIT and must meet the requirements, discussed below, relating to the Company’s organization, sources of income, and nature of assets.

The Internal Revenue Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•	that would be taxable as a domestic corporation but for application of the REIT rules;

•	that is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

•	that has at least 100 persons as beneficial owners;

•

during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, through the application of certain attribution rules, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities);

•	that files an election or continues such election to be taxed as a REIT on its return for each taxable year;

•	that uses the calendar year as its taxable year; and

•	that satisfies the income tests, the asset tests, and the distribution tests, described below.

The Internal Revenue Code provides that REITs must satisfy all of the first four preceding requirements during the entire taxable year. REITs must satisfy the fifth requirement during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of the sixth requirement, the beneficiaries of a pension or profit-sharing trust described in Section 401(a) of the Internal Revenue Code, and not the pension or profit-sharing trust itself, are treated as REIT stockholders. Neither the fifth nor sixth requirement is applicable to the REIT’s first taxable year. The Company will be treated as having met the sixth requirement if the Company complies with certain Treasury Regulations for ascertaining the ownership of the Company’s stock for such year and if the Company did not know (or after the exercise of reasonable diligence would not have known) that the sixth condition was not satisfied for such year. The Company’s charter currently includes restrictions regarding transfer of its stock that, among other things, assist the Company in continuing to satisfy the fifth and sixth of these requirements.

The Company will not automatically fail to be a REIT if its does not meet the first eight conditions above, provided it can establish reasonable cause for any such failure. Each such excused failure will result in the imposition of a $50,000 penalty instead of REIT disqualification. It is impossible to state whether in all circumstances the Company would be entitled to the benefit of this relief provision. This relief provision applies to any failure of the applicable conditions, even if the failure first occurred in a prior taxable year, as long as each of the requirements of the relief provision is satisfied after October 22, 2004.

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of the Company will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

The Company owns direct or indirect interests in a number of taxable REIT subsidiaries. A “taxable REIT subsidiary” of the Company is generally a corporation in which the Company directly or indirectly owns stock and that elects, together with the Company, to be treated as a taxable REIT subsidiary of the Company. In addition, if a taxable REIT subsidiary of the Company owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary of the Company. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a taxable REIT subsidiary may perform some impermissible tenant services without causing the Company to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of a taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to the Company. In addition, the Company must pay a 100% tax on some payments that it receives or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements between the Company, the Company’s tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. The Company’s taxable REIT subsidiaries make interest and other payments to the Company and to third parties in connection with activities related to the Company’s properties. We cannot assure you that the Company’s taxable REIT subsidiaries will not be limited in their ability to deduct interest payments made to the Company. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by taxable REIT subsidiaries for tenants of the Company, or on a portion of the payments received by the Company from, or expenses deducted by, the Company’s taxable REIT subsidiaries.

A REIT that is a partner in a partnership is deemed to own its proportionate share of the assets of the partnership and to earn its proportionate share of the partnership’s income, in both cases being based on its relative capital interest in the partnership. The character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests. Thus, the Company’s proportionate share of the assets, liabilities and items of income of the Operating Partnership (including the Operating Partnership’s share of the assets, liabilities and items of income with respect to any partnership in which it holds an interest) is treated as assets, liabilities and items of income of the Company for purposes of applying the requirements described herein.

Income Tests. In order to maintain qualification as a REIT, the Company must satisfy two gross income requirements. First, the Company must derive, directly or indirectly, at least 75% of its gross income (excluding gross income from prohibited transactions) for each taxable year from investments relating to real property or mortgages on real property, including “rents from real property,” gains on disposition of real estate, dividends paid by another REIT and interest on obligations secured by real property or on interests in real property, or from certain types of temporary investments. Second, the Company must derive at least 95% of its gross income, excluding gross income from sales or other dispositions of property held primarily for sale, from a combination of items of real property income that satisfy the 75% gross income test described above, dividends, interest, gains from the sale or disposition of stock, securities, or real property or, for financial instruments entered into during the Company’s 2004 or earlier taxable years, certain payments under interest rate swap or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. But for financial instruments entered into during the Company’s 2005 or later taxable years, the 95% gross income test has been modified as follows: except as may be provided in Treasury regulations, gross income for these purposes no longer includes income from a “hedging transaction” as defined under clauses (ii) and (iii) of Section 1221(b)(2)(A) of the Internal Revenue Code, but only to the extent that (A) the transaction hedges indebtedness we incur to acquire or carry real estate assets, and (B) the hedging transaction was “clearly identified,” meaning that the transaction must be identified as a hedging transaction before the end of the day on which it is entered and the risks being hedged must be identified generally within 35 days after the date the transaction is entered.

Rents received by the Company will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales. Second, “rents from real property” generally excludes any amount received directly or indirectly from any tenant if the Company, or an owner of 10% of more of the Company’s outstanding stock, directly or constructively, owns 10% or more of such tenant taking into consideration the applicable attribution rules, which we refer to as a “related party tenant.” Third, “rents from real property” excludes rent attributable to personal property except where such personal property is leased in connection with a lease of real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. Finally, amounts that are attributable to services furnished or rendered in connection with the rental of real property, whether or not separately stated, will not constitute “rents from real property” unless such services are customarily provided in the geographic area. Customary services that are not considered to be provided to a particular tenant (e.g., furnishing heat and light, the cleaning of public entrances, and the collection of trash) can be provided directly by the Company. Where, on the other hand, such services are provided primarily for the convenience of the tenants or are provided to such tenants, such services must be provided by an independent contractor from whom the Company does not receive any income or a taxable REIT subsidiary. Non-customary services that are not performed by an independent contractor or taxable REIT subsidiary in accordance with the applicable requirements will result in impermissible tenant service income to the Company to the extent of the income earned (or deemed earned) with respect to such services. If the impermissible tenant service income exceeds 1% of the Company’s total income from a property, all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant services does not exceed 1% of the Company’s total income from the property, the services will not cause the rent paid by tenants of the property to fail to qualify as rents from real property, but the impermissible tenant services income will not qualify as rents from real property.

The Company does not currently charge and does not anticipate charging rent that is based in whole or in part on the income or profits of any person. The Company also does not anticipate either deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents or receiving rent from related party tenants.

The Operating Partnership does provide some services with respect to the properties. The Company believes that the services with respect to the properties that are and will be provided directly are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise considered rendered to particular tenants and, therefore, that the provision of such services will not cause rents received with respect to the properties to fail to qualify as rents from real property. Services with respect to the properties that the Company believes may not be provided by the Company or the Operating Partnership directly without jeopardizing the qualification of rent as “rents from real property” are and will be performed by independent contractors or taxable REIT subsidiaries.

The Operating Partnership and the Company receive fees for property management and brokerage and leasing services provided with respect to some properties not owned entirely by the Operating Partnership. These fees, to the extent not paid with respect to the portion of these properties not owned, directly or indirectly, by the Company, will not qualify under the 75% gross income test or the 95% gross income test. The Operating Partnership also may receive other types of income with respect to the properties it owns that will not qualify for either of these tests. The Company believes, however, that the aggregate amount of these fees and other non-qualifying income in any taxable year will not cause the Company to exceed the limits on non-qualifying income under either the 75% gross income test or the 95% gross income test.

If the Company fails to satisfy the 75% gross income test or the 95% gross income test for any taxable year, it may nevertheless qualify as a REIT for that year if it is eligible for relief under the Internal Revenue Code. This relief provision generally will be available if:

•	the Company’s failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	the Company attaches a schedule of the nature and amount of each item of income to its federal income tax return; and

•	the inclusion of any incorrect information on the schedule is not due to fraud with intent to evade tax.

We cannot state whether in all circumstances the Company would be entitled to the benefit of this relief provision. For example, if the Company fails to satisfy the gross income tests because non-qualifying income that the Company intentionally incurs exceeds the limits on such income, the IRS could conclude that the Company’s failure to satisfy the tests was not due to reasonable cause. Even if this relief provision applies, the Internal Revenue Code imposes a 100% tax with respect to a portion of the non-qualifying income, as described above.

Asset Tests. At the close of each quarter of each taxable year, the Company must also satisfy the following asset percentage tests in order to qualify as a REIT for federal income tax purposes:

•

At least 75% of the Company’s total assets must consist of real estate assets, cash and cash items, shares in other REITs, government securities, and/or temporary investments of new capital (that is, stock or debt instruments purchased with proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period commencing with the Company’s receipt of the offering proceeds).

•	Not more than 25% of the Company’s total assets may be represented by securities other than those securities that count favorably toward the preceding 75% asset test.

•

Of the investments included in the preceding 25% asset class, the value of any one non-REIT issuer’s securities that the Company owns may not exceed 5% of the value of the Company’s total assets, and the Company may not own more than 10% of any one non-REIT issuer’s outstanding voting securities. The Company may not own more than 10% of the vote or value of any one non-REIT issuer’s outstanding securities, unless that issuer is a taxable REIT subsidiary or the securities are “straight debt” securities or otherwise excepted as discussed below.

•

Stock and securities in a taxable REIT subsidiary are exempted from the preceding 10% and 5% asset tests. However, no more than 20% of the Company’s total assets may be represented by stock or securities of taxable REIT subsidiaries.

When a failure to satisfy the above asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter.

In addition, for the Company’s 2005 taxable year and thereafter, if the Company fails the 5% value test or the 10% vote or value tests at the close of any quarter and does not cure such failure within 30 days after the close of that quarter, that failure will nevertheless be excused if (a) the failure is de minimis and (b) within 6 months after the last day of the quarter in which the Company identifies the failure, the Company either disposes of the assets causing the failure or otherwise satisfies the 5% value and 10% vote and value asset tests. For purposes of this relief provision, the failure will be “de minimis” if the value of the assets causing the failure does not exceed the lesser of (a) 1% of the total value of the Company’s assets at the end of the relevant quarter or (b) $10,000,000. If the Company’s failure is not de minimis, or if any of the other REIT asset tests have been violated, the Company may nevertheless qualify as a REIT if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure was due to reasonable cause and not willful neglect, (c) the Company pays a tax equal to the greater of (i) $50,000 or (ii) the highest rate of corporate tax imposed (currently 35%) on the net income generated by the assets causing the failure during the period of the failure, and (d) within 6 months after the last day of the quarter in which the Company identifies the failure, it either dispose of the assets causing the failure or otherwise satisfy all of the REIT asset tests. These relief provisions apply to any failure of the applicable asset tests, even if the failure first occurred in a prior taxable year, as long as each of the requirements of the relief provision is satisfied after October 22, 2004.

For the Company’s 2001 taxable year and taxable years thereafter, there is an excepted securities safe harbor to the 10% value test that includes among other items (a) “straight debt” securities, (b) certain rental agreements in which payment is to be made in subsequent years, (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of or payments from a nongovernmental entity, and (e) any security issued by another REIT.

The Company will maintain records of the value of its assets to document its compliance with the above asset tests, and to take actions as may be required to cure any failure to satisfy the tests within 30 days after the close of any quarter.

Annual Distribution Requirements

To qualify for taxation as a REIT, the Internal Revenue Code requires the Company to make distributions (other than capital gain distributions) to its stockholders in an amount at least equal to (a) the sum of: (1) 90% of the Company’s “REIT taxable income” (computed without regard to the dividends paid deduction and the Company’s net capital gain), and (2) 90% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (b) the sum of certain items of non-cash income.

The Company must pay distributions in the taxable year to which they relate. Dividends paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of the prior year’s distribution requirement if the dividends satisfy one of the following two sets of criteria:

•

the Company declares the dividends in October, November or December, the dividends were payable to stockholders of record on a specified date in such a month, and the Company actually paid the dividends during January of the subsequent year; or

•

the Company declares the dividends before it timely files its federal income tax return for such year, the Company pays the dividends in the 12-month period following the close of the prior year and not later than the first regular dividend payment after the declaration, and the Company elects on its federal income tax return for the prior year to have a specified amount of the subsequent dividend treated as if paid in the prior year.

Even if the Company satisfies the foregoing distribution requirements, the Company will be subject to tax thereon to the extent that it does not distribute all of its net capital gain or “REIT taxable income” as adjusted. Furthermore, if the Company fails to distribute at least the sum of 85% of its ordinary income for that year, 95% of its capital gain net income for that year, and any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

In addition, if during the 10-year recognition period, the Company disposes of any asset subject to the built-in gain rules described above, the Company must, pursuant to guidance issued by the IRS, distribute at least 90% of the built-in gain (after tax), if any, recognized on the disposition of the asset.

The Company may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, the Company may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the Company. For purposes of the 4% excise tax described, any such retained amounts would be treated as having been distributed.

The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the partnership agreement of the Operating Partnership authorizes the Company, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet these distribution requirements.

We expect that the Company’s REIT taxable income will be less than its cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, the Company anticipates that it generally will have sufficient cash or liquid assets to enable it to satisfy the 90% distribution requirement. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation. In this event, the Company may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the distribution requirement or avoid such income or excise taxation.

If the Company were to fail to meet the 90% distribution requirement as a result of an adjustment to its tax returns, it could maintain its qualification as a REIT by paying a “deficiency dividend” (plus a penalty and interest) within a specified period which will be permitted as a deduction in the taxable year with respect to which the adjustment is made.

Failure To Qualify

If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify as a REIT will not be deductible by the Company nor will they be required to be made. In that event, to the extent of positive current and accumulated earnings and profits, distributions to stockholders will be dividends, generally taxable at long-term capital gains tax rates (as described below), and subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless the Company is entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which the Company lost the qualification. We cannot state whether in all circumstances the Company would be entitled to such statutory relief. For example, if the Company fails to satisfy the gross income tests because non-qualifying income that the Company intentionally incurs exceeds the limit on such income, the IRS could conclude that the Company’s failure to satisfy the tests was not due to reasonable cause.

Tax Aspects of the Operating Partnership

General. The Operating Partnership holds substantially all of the Company’s investments. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Company includes in its income its proportionate share of the Operating Partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, the Company includes its proportionate share of assets held by the Operating Partnership.

Tax Allocations with Respect to the Properties. Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution, which we refer to as a “book-tax difference.” These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property. Consequently, the partnership agreement of the Operating Partnership requires allocations to be made in a manner consistent with Section 704(c) of the Internal Revenue Code.

In general, the partners who have contributed interests in the appreciated properties to the Operating Partnership will be allocated lower amounts of depreciation deductions for tax purposes than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets that have a book-tax difference, all taxable income attributable to the book-tax difference generally will be allocated to the contributing partners, and the Company generally will be allocated only its share of capital gains attributable to appreciation, if any, occurring after the closing of the acquisition of the properties. This will tend to eliminate the book-tax difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) of the Internal Revenue Code do not always entirely eliminate the book-tax difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership will cause the Company to be allocated lower depreciation and other deductions and possibly amounts of taxable income in the event of a sale of the contributed assets in excess of the economic or book income allocated to it as a result of the sale. This may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company’s ability to comply with the REIT distribution requirements.

Treasury Regulations under Section 704(c) of the Internal Revenue Code provide partnerships with a choice of several methods of accounting for book-tax differences, including the “traditional method.” The Operating Partnership and the Company have determined to use the “traditional method” for accounting for book-tax differences with respect to the properties contributed to the Operating Partnership. As a result of this determination, distributions to stockholders will be comprised of a greater portion of taxable income and less return of capital than if another method for accounting for book-tax differences had been selected. The Operating Partnership and the Company have not determined which of the alternative methods of accounting for book-tax differences will be elected with respect to properties contributed to the Operating Partnership in the future.

With respect to any property purchased by the Operating Partnership, this property initially will have a tax basis equal to its fair market value and Section 704(c) of the Internal Revenue Code will not apply.

Basis in Operating Partnership Interest. The Company’s adjusted tax basis in its interest in the Operating Partnership generally:

•	will equal the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company;

•	will increase by its allocable share of the Operating Partnership’s income and its allocable share of debt of the Operating Partnership; and

•

will decrease, but not below zero, by the Company’s allocable share of losses suffered by the Operating Partnership, the amount of cash distributed to the Company, and constructive distributions resulting from a reduction in the Company’s share of debt of the Operating Partnership.

If the allocation of the Company’s distributive share of the Operating Partnership’s loss exceeds the adjusted tax basis of the Company’s partnership interest in the Operating Partnership, the recognition of the excess loss will be deferred until such time and to the extent that the Company has an adjusted tax basis in its interest in the Operating Partnership. To the extent that the Operating Partnership’s distributions, or any decrease in the Company’s share of the debt of the Operating Partnership (such decreases being considered a cash distribution to the partners) exceed the Company’s adjusted tax basis, the excess distributions (including such constructive distributions) constitute taxable income to the Company. This taxable income normally will be characterized as a long-term capital gain if the Company has held its interest in the Operating Partnership for longer than one year, subject to reduced tax rates for non-corporate United States Holders in certain circumstances, to the extent designated by the Company as a capital gain dividend.

Sale of the Properties. The Company’s share of gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Prohibited transaction income also may have an adverse effect upon the Company’s ability to satisfy the income tests for qualification as a REIT. Under existing law, whether the Operating Partnership holds its property as inventory or primarily for sale to customers in the ordinary course of its trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends to hold the properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties and to make such occasional sales of the properties, including peripheral land, as are consistent with the Operating Partnership’s investment objectives.

State and Local Tax

The Company, the Operating Partnership and the holders of the notes may be subject to state and local tax in various states and localities, including those in which it or they transact business, own property or reside. The tax treatment of the Company, the Operating Partnership and the holders of the notes in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the notes.

PLAN OF DISTRIBUTION

Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe that you may transfer exchange notes issued in the exchange offer in exchange for the outstanding notes if:

•	you acquire the exchange notes in the ordinary course of your business; and

•	you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of exchange notes.

We believe that you may not transfer exchange notes issued in the exchange offer in exchange for the outstanding notes if you are:

•	our “affiliate,” within the meaning of Rule 405 under the Securities Act;

•	a broker-dealer that acquired outstanding notes directly from us; or

•

a broker-dealer that acquired outstanding notes as a result of market-making activities or other trading activities, unless you comply with the registration and prospectus delivery provisions of the Securities Act.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make representations to us as described above under “The Exchange Offer—Procedures for Tendering Outstanding Notes” of this prospectus and in the letter of transmittal. In addition, each broker-dealer that receives exchange notes for its own account as a result of market-making activities or other trading activities in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will receive no proceeds in connection with the exchange offer or any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the exchange notes; or

•	a combination of these methods of resale,

at market prices prevailing at the time of resale, at prices related to prevailing market prices, or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from the broker-dealers or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date of the exchange offer (or such earlier date as eligible broker-dealers no longer own exchange notes), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any eligible broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incidental to the exchange offer, other than commissions and concessions of any brokers or dealers. We also have agreed that we will indemnify specified holders of the exchange notes, including broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by DLA Piper US LLP, Raleigh, North Carolina. In addition, DLA Piper US LLP has rendered an opinion with respect to certain federal income tax matters relating to the Company. Two partners of DLA Piper US LLP beneficially own an aggregate of less than 0.01% of the Common Stock of the Company.

EXPERTS

The consolidated financial statements and the related financial statement schedules for the years ended December 31, 2006 and 2005 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report express an unqualified opinion on the financial statements and financial statement schedules and includes an explanatory paragraph relating to the Operating Partnership’s change in its method of accounting for share-based payments, effective January 1, 2006, to conform to Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and the Operating Partnership’s change in its method of accounting for joint ventures, effective January 1, 2006, to conform to Emerging Issues Task Force Issue No. 04-5, Determining Whether a General Partner or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and schedules of Highwoods Realty Limited Partnership for the year ended December 31, 2004, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission a registration statement on Form S-4, the “exchange offer registration statement,” which term shall encompass all amendments, exhibits, annexes and schedules thereto, pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder, covering the exchange notes being offered. This prospectus does not contain all the information in the exchange offer registration statement. For further information with respect to us and the exchange offer, please refer to the exchange offer registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other documents referred to are not necessarily complete. For a more complete understanding and description of each contract, agreement or other document filed as an exhibit to the exchange offer registration statement, we encourage you to read the documents contained in the exhibits.

You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room. 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

You may request a copy of these filings and the exhibits attached thereto at no cost by writing or telephoning us at the following address: Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604, Attention: Investor Relations, Telephone Number: (919) 431-1529.

All other schedules are omitted because they are not applicable or because the required information is included in the Consolidated Financial Statements or notes thereto.

HIGHWOODS REALTY LIMITED PARTNERSHIP

Consolidated Balance Sheets

(Unaudited and in thousands, except unit and per unit amounts)

	March 31, 2007	December 31, 2006
Assets:
Real estate assets, at cost:
Land	$350,132	$345,435
Buildings and tenant improvements	2,615,373	2,572,575
Development in process	108,074	101,899
Land held for development	106,007	109,152

	3,179,586	3,129,061
Less-accumulated depreciation	(609,035)	(588,198)

Net real estate assets	2,570,551	2,540,863
Real estate and other assets, net, held for sale	5,519	34,944
Cash and cash equivalents	16,894	15,838
Restricted cash	1,692	2,027
Accounts receivable, net of allowance of $1,011 and $1,253, respectively	24,830	23,347
Notes receivable, net of allowance of $780 and $786, respectively	7,295	7,871
Accrued straight-line rents receivable, net of allowance of $749 and $301, respectively	69,920	68,364
Investment in unconsolidated affiliates	58,833	57,365
Deferred financing and leasing costs, net of accumulated amortization	68,885	66,352
Prepaid expenses and other assets	19,844	20,678

Total Assets	$2,844,263	$2,837,649

Liabilities, Minority Interest, Redeemable Operating Partnership Units and Partners’ Capital:
Mortgages and notes payable	$1,487,355	$1,464,266
Accounts payable, accrued expenses and other liabilities	138,501	156,772
Financing obligations	35,529	35,530

Total Liabilities	1,661,385	1,656,568
Commitments and Contingencies (see Note 11)
Minority interest	3,175	2,878
Redeemable Operating Partnership Units:
Common Units, 4,114,943 and 4,733,200 units issued and outstanding at March 31, 2007 and December 31, 2006, respectively	162,499	192,925
Series A Preferred Units (liquidation preference $1,000 per unit), 104,945 units issued and outstanding at March 31, 2007 and December 31, 2006	104,945	104,945
Series B Preferred Units (liquidation preference $25 per unit), 3,700,000 units issued and outstanding at March 31, 2007 and December 31, 2006, respectively	92,500	92,500

Total Redeemable Operating Partnership Units	359,944	390,370
Partners’ Capital:
Common Units:
General partner Common Units, 604,168 and 605,355 units issued and outstanding at March 31, 2007 and December 31, 2006, respectively	8,211	7,893
Limited partner Common Units, 55,697,683 and 55,196,984 units issued and outstanding at March 31, 2007 and December 31, 2006, respectively	812,921	781,455
Accumulated other comprehensive loss	(1,373)	(1,515)

Total Partners’ Capital	819,759	787,833

Total Liabilities, Minority Interest, Redeemable Operating Partnership Units and Partners’ Capital	$2,844,263	$2,837,649

See accompanying notes to consolidated financial statements.

HIGHWOODS REALTY LIMITED PARTNERSHIP

Consolidated Statements of Income

(Unaudited and in thousands, except per unit amounts)

	Three Months Ended March 31,
	2007	2006
Rental and other revenues	$108,724	$101,044

Operating expenses:
Rental property and other expenses	38,905	35,812
Depreciation and amortization	29,737	27,638
General and administrative	10,951	8,757

Total operating expenses	79,593	72,207
Interest expenses:
Contractual	22,631	23,810
Amortization of deferred financing costs	566	744
Financing obligations	992	942

	24,189	25,496

Other income:
Interest and other income	1,374	1,825

	1,374	1,825

Income before disposition of property, insurance gain, minority interest and equity in earnings of unconsolidated affiliates	6,316	5,166
Gains on disposition of property, net	16,743	4,310
Gain from property insurance settlement	4,128	—
Minority interest	(180)	(91)
Equity in earnings of unconsolidated affiliates	9,660	1,962

Income from continuing operations	36,667	11,347
Discontinued operations:
Income from discontinued operations	119	1,567
Gains on sales of discontinued operations	19,743	1,483

	19,862	3,050

Net income	56,529	14,397
Distributions on preferred units	(4,113)	(4,724)
Excess of preferred unit redemption cost over carrying value	—	(1,803)

Net income available for common unitholders	$52,416	$7,870

Net income per common unit—basic:
Income from continuing operations	$0.54	$0.08
Income from discontinued operations	0.33	0.05

Net income	$0.87	$0.13

Weighted average common units outstanding—basic	60,173	58,826

Net income per common unit—diluted:
Income from continuing operations	$0.53	$0.08
Income from discontinued operations	0.32	0.05

Net income	$0.85	$0.13

Weighted average common units outstanding—diluted	61,491	60,179

Distributions declared per common unit	$0.425	$0.425

See accompanying notes to consolidated financial statements.

HIGHWOODS REALTY LIMITED PARTNERSHIP

Consolidated Statement of Partners’ Capital

For the Three Months Ended March 31, 2007

(Unaudited and in thousands, except unit amounts)

	Common Unit		Accumulated Other Comprehensive Loss	Total Partners’ Capital
	General Partners’ Capital	Limited Partners’ Capital
Balance at December 31, 2006	$7,893	$781,455	$(1,515)	$787,833
Issuance of Common Units	10	978	—	988
Redemption of Common Units	(274)	(27,128)	—	(27,402)
Distributions paid on Common Units	(256)	(25,336)	—	(25,592)
Distributions paid on Preferred Units	(41)	(4,072)	—	(4,113)
Net Income	565	55,964	—	56,529
Adjustment of Redeemable Common Units to fair value and contributions/distributions from/to the General Partner	303	29,939	—	30,242
Other comprehensive income	—	—	142	142
Amortization of restricted stock and stock options	11	1,121	—	1,132

Balance at March 31, 2007	$8,211	$812,921	$(1,373)	$819,759

See accompanying notes to consolidated financial statements.

HIGHWOODS REALTY LIMITED PARTNERSHIP

Consolidated Statements of Cash Flows

(Unaudited and in thousands)

	Three Months Ended March 31,
	2007	2006
Operating activities:
Net income	$56,529	$14,397
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,742	28,744
Amortization of lease incentives	222	163
Amortization of restricted stock and stock options	1,132	845
Amortization of deferred financing costs	566	744
Amortization of accumulated other comprehensive loss	142	177
Gains on disposition of property	(36,486)	(5,793)
Gain from property insurance settlement	(4,128)	—
Minority interest	180	91
Equity in earnings of unconsolidated affiliates	(9,660)	(1,962)
Change in financing obligations	(1)	128
Distributions of earnings from unconsolidated affiliates	1,898	2,232
Changes in operating assets and liabilities:
Accounts receivable	(1,057)	2,345
Prepaid expenses and other assets	270	176
Accrued straight-line rents receivable	(1,572)	(2,521)
Accounts payable, accrued expenses and other liabilities	(11,933)	84

Net cash provided by operating activities	25,844	39,850

Investing activities:
Additions to real estate assets and deferred leasing costs	(66,275)	(34,783)
Proceeds from disposition of real estate assets	65,028	158,083
Proceeds from property insurance settlement	4,940	—
Distributions of capital from unconsolidated affiliates	6,326	1,178
Net repayments in notes receivable	576	513
Contributions to unconsolidated affiliates	—	(100)
Cash assumed upon consolidation of unconsolidated affiliate	—	645
Other investing activities	495	(624)

Net cash provided by investing activities	11,090	124,912

Financing activities:
Distributions paid on Common Units	(25,592)	(25,063)
Redemption of Preferred Units	—	(50,000)
Distributions paid on Preferred Units	(4,113)	(4,724)
Distributions of earnings to minority partner in consolidated affiliate	(928)	(127)
Net proceeds from the sale of Common Units	988	310
Repurchase of Common Units	(27,402)	(1,497)
Borrowings on revolving credit facility	106,125	92,000
Repayments of revolving credit facility	(409,900)	(104,500)
Borrowings on mortgages and notes payable	406,926	—
Repayments of mortgages and notes payable	(80,067)	(48,829)
Contributions from minority interest partner	1,045	—
Additions to deferred financing costs and other financing activities	(2,960)	369

Net cash used in financing activities	(35,878)	(142,061)

Net increase in cash and cash equivalents	1,056	22,701
Cash and cash equivalents at beginning of the period	15,838	970

Cash and cash equivalents at end of the period	$16,894	$23,671

See accompanying notes to consolidated financial statements.

HIGHWOODS REALTY LIMITED PARTNERSHIP

Consolidated Statements of Cash Flows—Continued

(Unaudited and in thousands)

Supplemental disclosure of cash flow information:

	Three Months Ended March 31,
	2007	2006
Cash paid for interest, net of amounts capitalized (excludes cash distributions to owners of sold properties accounted for as financings of $663 and $482 for 2007 and 2006, respectively)	$22,589	$21,316

Supplemental disclosure of non-cash investing and financing activities:

The following table summarizes the net asset acquisitions and dispositions subject to mortgage notes payable and other non-cash transactions:

	Three Months Ended March 31,
	2007	2006
Assets:
Net real estate assets	$—	$42,948
Restricted cash	—	(1,865)
Accounts receivable	—	102
Accrued straight-line rents receivable	—	962
Investments in unconsolidated affiliates	—	(2,066)
Deferred financing and leasing costs, net	—	287

	$—	$40,368

Liabilities:
Mortgages and notes payable	$—	$39,964
Accounts payable, accrued expenses and other liabilities	—	(1,652)

	$—	$38,312

Minority Interest and Partners’ Capital	$—	$2,056

See accompanying notes to consolidated financial statements.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2007

(tabular dollar amounts in thousands, except per unit data)

(Unaudited)

1.    DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Highwoods Realty Limited Partnership (the “Operating Partnership”) is managed by its sole general partner, Highwoods Properties, Inc., together with its consolidated subsidiaries (the “Company”), a fully-integrated, self-administered and self-managed equity real estate investment trust (“REIT”) that operates in the southeastern and midwestern United States. The Company conducts substantially all of its activities through the Operating Partnership. Other than 22.4 acres of undeveloped land, 13 rental residential units and the Company’s interest in the Kessinger/Hunter, LLC and 4600 Madison Associates, LLC joint ventures, which collectively have a net book value of approximately $6 million at March 31, 2007, all of the Company’s assets are owned directly or indirectly by the Operating Partnership. The partnership agreement provides that the Operating Partnership will assume and pay when due, or reimburse the Company for payment of, all costs and expenses relating to the ownership and operations of, or for the benefit of, the Operating Partnership. The partnership agreement further provides that all expenses of the Company are deemed to be incurred for the benefit of the Operating Partnership. As of March 31, 2007, the Company directly and/or through the Operating Partnership wholly owned: 320 in-service office, industrial and retail properties; 109 rental residential units; 625 acres of undeveloped land suitable for future development, of which 421 acres are considered core holdings; and an additional 16 properties under development.

At March 31, 2007, the Company owned all of the preferred partnership interests (“Preferred Units”) and 93.2% of the common partnership interests (“Common Units”) in the Operating Partnership. Limited partners (including certain officers and directors of the Company) own the remaining Common Units. Generally, the Operating Partnership is required to redeem each Common Unit at the request of the holder thereof for cash equal to the value of one share of the Company’s Common Stock, $.01 par value (the “Common Stock”), based on the average of the market price for the 10 trading days immediately preceding the notice date of such redemption provided that the Company at its option may elect to acquire any such Common Units presented for redemption for cash or one share of Common Stock. The Common Units owned by the Company are not redeemable. During the three months ended March 31, 2007, the Company redeemed 618,257 Common Units for $27.4 million in cash, which increased the percentage of Common Units owned by the Company from 92.2% at December 31, 2006 to 93.2% at March 31, 2007. Preferred Units in the Operating Partnership were issued to the Company in connection with the Company’s Preferred Stock offerings in 1997 and 1998 (the “Preferred Stock”). The net proceeds raised from each of the Preferred Stock issuances were contributed by the Company to the Operating Partnership in exchange for the Preferred Units. The terms of each series of Preferred Units parallel the terms of the respective Preferred Stock as to dividends, liquidation and redemption rights.

The Common Units are owned by the Company and by certain limited partners of the Operating Partnership. The Common Units owned by the Company are classified as general partners’ capital and limited partners’ capital. As discussed above, the Operating Partnership is generally obligated to redeem each of the Common Units not owned by the Company (the “Redeemable Operating Partnership Units”). When a common unitholder redeems a Common Unit for a share of Common Stock or cash, the Company’s share in the Operating Partnership will increase. The Redeemable Operating Partnership Units are classified outside of the permanent partners’ capital in the accompanying balance sheet at their fair market value (equal to the fair market value of a share of Common Stock) at the balance sheet date.

The Redeemable Operating Partnership Units and Preferred Units are accounted for in accordance with Accounting Series Release No. 268 issued by the Securities and Exchange Commission (“SEC”) because the

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

1.	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES—Continued

limited partners holding the Redeemable Common Units have the right to put any and all of the Common Units to the Operating Partnership and the Company has the right to put any and all of the Preferred Units to the Operating Partnership in exchange for their liquidation preference plus accrued and unpaid distributions in the event of a corresponding redemption by the Company of the underlying Preferred Stock.

Basis of Presentation

The Consolidated Financial Statements of the Operating Partnership are prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Certain amounts in the December 31, 2006 Consolidated Balance Sheet have been reclassified to conform to the current presentation. As more fully described in Note 9, as required by Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” (“SFAS No. 144”), the Consolidated Balance Sheet at December 31, 2006 was revised from previously reported amounts to reflect in real estate and other assets held for sale those properties held for sale in the first three months of 2007.

The Consolidated Financial Statements include the Operating Partnership, wholly owned subsidiaries and those subsidiaries in which the Operating Partnership owns a majority voting interest with the ability to control operations of the subsidiaries and where no substantive participating rights or substantive kick out rights have been granted to the minority interest holders. In accordance with EITF Issue No. 04-5, “Determining Whether a General Partner or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” the Operating Partnership consolidates partnerships, joint ventures and limited liability companies when the Operating Partnership controls the major operating and financial policies of the entity through majority ownership or in its capacity as general partner or managing member. In addition, the Operating Partnership consolidates those entities, if any, where the Operating Partnership is deemed to be the primary beneficiary in a variable interest entity (as defined by FASB Interpretation No. 46 (revised December 2003) “Consolidation of Variable Interest Entities” (“FIN 46(R)”)). All significant intercompany transactions and accounts have been eliminated.

The accompanying unaudited financial information, in the opinion of management, contains all adjustments (including normal recurring accruals) necessary for a fair presentation of the Operating Partnership’s financial position, results of operations and cash flows. The Operating Partnership has condensed or omitted certain notes and other information from the interim financial statements presented in this Quarterly Report on Form 10-Q. These financial statements should be read in conjunction with the Operating Partnership’s 2006 Annual Report on Form 10-K.

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Income Taxes

The Company has elected and expects to continue to qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). A corporate REIT is a legal entity that holds real estate assets and, through the payment of dividends to stockholders, is generally permitted to reduce or avoid the payment of federal and state income taxes at the corporate level. To maintain qualification as a REIT, the Company is required to distribute to its stockholders at least 90.0% of its annual REIT taxable income, excluding

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

1.	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES—Continued

capital gains. The partnership agreement requires the Operating Partnership to pay economically equivalent distributions on outstanding Common Units at the same time that the Company pays dividends on its outstanding Common Stock. Aggregate dividends paid on Preferred Stock exceeded REIT taxable income (excluding capital gains) in 2006, which resulted in no required dividend on Common Stock in 2006 for REIT qualification purposes. Continued qualification as a REIT depends on the Company’s ability to satisfy the dividend distribution tests, stock ownership requirements and various other qualification tests prescribed in the Code. The Operating Partnership conducts certain business activities through a taxable REIT subsidiary, as permitted under the Code. The taxable REIT subsidiary is subject to federal and state income taxes on its net taxable income. The Operating Partnership records provisions for income taxes, to the extent required under SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”), based on its income recognized for financial statement purposes, including the effects of temporary differences between such income and the amount recognized for tax purposes. Additionally, beginning January 1, 2007, the Operating Partnership adopted FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes, an interpretation of SFAS No. 109.” See Impact of Newly Adopted and Issued Accounting Standards below and Note 12 for further discussion.

Minority Interest

Minority interest in the accompanying Consolidated Financial Statements relates to the 50.0% interest in a consolidated affiliate, Highwoods-Markel Associates, LLC (“Markel”), the equity interest owned by a third party in a consolidated venture formed during 2006 with Real Estate Exchange Services (“REES”), and the 7% equity interest owned by a third party in Plaza Residential LLC, a consolidated joint venture formed in February 2007 related to an office condominium project, as described below.

The organizational documents of Markel require the entity to be liquidated through the sale of its assets upon reaching December 31, 2100. As controlling partner, the Operating Partnership has an obligation to cause this property-owning entity to distribute proceeds of liquidation to the minority interest partner in these partially owned properties only if the net proceeds received by the entity from the sale of its assets warrant a distribution as determined by the agreement. In accordance with the disclosure provisions of SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS No. 150”), the Operating Partnership estimates the value of minority interest distributions would have been approximately $10.9 million had the entity been liquidated as of March 31, 2007. This estimated settlement value is based on estimated third party consideration realizable by the entity upon a hypothetical disposition of the properties and is net of all other assets and liabilities. The actual amount of any distributions to the minority interest holder in this entity is difficult to predict due to many factors, including the inherent uncertainty of real estate sales. If the entity’s underlying assets are worth less than the underlying liabilities on the date of such liquidation, the Operating Partnership would have no obligation to remit any consideration to the minority interest holder.

In the fourth quarter of 2006, the Operating Partnership entered into an agreement with REES to ground lease certain development land to special purpose entities owned by REES. Under the agreement, REES makes an equity contribution to each such entity in an amount equal to 7% of the costs of constructing properties on the entity’s land (not to exceed $4.0 million outstanding in the aggregate at any time). REES earns an agreed fixed return for its economic investment in the entity. The balance of development costs are funded by third party construction loans. Until such third party construction loans are obtained, the remaining 93% of costs are loaned by the Company to the entity. Subject to the exercise of a purchase option, it is expected that the properties will be acquired by the Operating Partnership in the future at an amount generally equal to the actual development

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

1.	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES—Continued

costs incurred plus the fixed return earned by REES for its economic investment in these entities. Because the Operating Partnership is considered the primary beneficiary, the Operating Partnership consolidates these special purpose entities in accordance with FIN 46(R). Consolidated entities will be re-evaluated for primary beneficiary status when the entity undertakes additional activity, such as placing the development projects in-service. REES’s investment in these entities is included in minority interest as shown in the tables below. All costs to form the entities and other related fees have been expensed as incurred.

In the first quarter of 2007, the Operating Partnership through its wholly owned taxable REIT subsidiary formed Plaza Residential LLC with Dominion Partners LLC (“Dominion”). Plaza Residential was formed to develop and sell 139 residential condominiums to be constructed above an office tower being developed by the Operating Partnership in Raleigh, NC. Dominion has a 7% equity interest in the project and will perform development services for the joint venture for a market development fee and guarantees 40.0% of the construction financing. Dominion will also receive 35.0% of the net profits from the joint venture once the partners have received distributions equal to their equity plus a 12.0% return on their equity. The Operating Partnership is consolidating this majority owned joint venture and inter-company transactions have been eliminated in the Consolidated Financial Statements.

Impact of Newly Adopted and Issued Accounting Standards

In June 2006, the FASB issued FIN 48, which the Company and the Operating Partnership adopted as of January 1, 2007. See Note 12 for further discussion.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures concerning fair value measurements. SFAS No. 157 becomes effective for the Operating Partnership on January 1, 2008. The Operating Partnership is currently evaluating the impact SFAS No. 157 will have on its financial condition and results of operations.

In December 2006, the FASB issued FSP EITF 00-19-2, “Accounting for Registration Payment Arrangements,” to specify that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with FASB Statement No. 5, “Accounting for Contingencies.” The FSP is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to the issuance date of this FSP and effective for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years for arrangements that were entered into prior to the issuance of this FSP. See Note 5 for discussion of a registration rights agreement the Operating Partnership entered into in the first quarter of 2007.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”), which permits all entities to choose to measure eligible items at fair value at specified election dates. SFAS No. 159 becomes effective for the Operating Partnership on January 1, 2008. The Operating Partnership is currently evaluating the impact SFAS No. 159 will have on its financial condition and results of operations.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

2.	INVESTMENTS IN UNCONSOLIDATED AND OTHER AFFILIATES

The Operating Partnership has various joint ventures with unrelated investors and has retained equity interests ranging from 12.5% to 50.0% in these joint ventures. The Operating Partnership accounts for its unconsolidated joint ventures using the equity method of accounting. As a result, the assets and liabilities of these joint ventures for which the Operating Partnership uses the equity method of accounting are not included on the Operating Partnership’s consolidated balance sheet.

During the third quarter of 2006, three of the Operating Partnership’s joint ventures made distributions aggregating $17.0 million as a result of a refinancing of debt related to various properties held by the joint ventures. The Operating Partnership received 50.0% of such distributions. As a result of these distributions, the Operating Partnership’s investment account in these joint ventures became negative. The new debt is non-recourse; however, the Operating Partnership and its partner have guaranteed other debt and have contractual obligations to support the joint ventures, which are included in the Guarantees and Other Obligations table in Note 11. Therefore, in accordance with SOP 78-9 “Accounting for Investments in Real Estate Ventures,” the Operating Partnership recorded the distributions as a reduction of the investment account and included the resulting negative investment balances of $6.7 million in accounts payable, accrued expenses and other liabilities in the Consolidated Balance Sheet at March 31, 2007.

The Operating Partnership has had a number of consolidated joint ventures. SF-HIW Harborview Plaza, LP is accounted for as a financing arrangement pursuant to SFAS No. 66, “Accounting for Sales of Real Estate” (“SFAS No. 66”), as described in Note 3 to the Consolidated Financial Statements in the Operating Partnership’s 2006 Annual Report on Form 10-K; MG-HIW, LLC was accounted for as a financing arrangement pursuant to SFAS No. 66 as described in Note 3 to the Consolidated Financial Statements in the Operating Partnership’s 2006 Annual Report on Form 10-K; The Vinings at University Center, LLC was consolidated pursuant to FIN 46(R) as described further below until late 2006 upon the sale of the venture’s assets and distribution of its net cash assets to its partners; and Markel, REES and Plaza Residential, which are discussed in Note 1, are each consolidated.

Investments in unconsolidated affiliates as of March 31, 2007 and combined summarized income statements for the Operating Partnership’s unconsolidated joint ventures for the three months ended March 31, 2007 and 2006 were as follows:

Joint Venture	Location of Prop erties	Total Rentable Square Feet (000)		Ownership Interest
Board of Trade Investment Company	Kansas City, MO	166		49.00%
Dallas County Partners I, LP	Des Moines, IA	641		50.00%
Dallas County Partners II, LP	Des Moines, IA	272		50.00%
Dallas County Partners III, LP	Des Moines, IA	7		50.00%
Fountain Three	Des Moines, IA	785		50.00%
RRHWoods, LLC	Des Moines, IA	800	(1)	50.00%
Plaza Colonnade, LLC	Kansas City, MO	290		50.00%
Highwoods DLF 98/29, LP	Atlanta, GA; Charlotte, NC; Greensboro, NC; Raleigh, NC; Orlando, FL; Baltimore, MD	923		22.81%
Highwoods DLF 97/26 DLF 99/32, LP	Atlanta, GA; Greensboro, NC; Orlando, FL	822		42.93%
Highwoods KC Glenridge Office, LP	Atlanta, GA	185		40.00%
Highwoods KC Glenridge Land, LP	Atlanta, GA	—		40.00%
HIW-KC Orlando LLC	Orlando, FL	1,274		40.00%
Concourse Center Associates, LLC	Greensboro, NC	118		50.00%
Weston Lakeside, LLC	Raleigh, NC	—	(2)	50.00%

Total		6,283	(3)

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

2.	INVESTMENTS IN UNCONSOLIDATED AND OTHER AFFILIATES—Continued

(1)	Includes a 31,000 square foot office building currently under development and 418 rental residential units.

(2)	This joint venture was constructing 332 rental residential units at December 31, 2006. These assets were sold in February 2007 as described below.

(3)	Total does not include in-service operating properties held by consolidated joint ventures totaling 618,000 square feet.

	Three Months Ended March 31,
	2007	2006
Income Statements:
Revenues	$34,971	$30,929

Expenses:
Operating expenses	13,276	12,411
Depreciation and amortization	6,636	6,438
Interest expense and loan cost amortization	8,384	8,062

Total expenses	28,296	26,911
Income before disposition of property	6,675	4,018
Gains on disposition of property	20,621	—

Net income	$27,296	$4,018

The Company’s share of:
Net income (1)	$9,660	$1,962

Depreciation and amortization (real estate related)	$2,767	$2,584

Interest expense and loan cost amortization	$3,630	$3,447

Gains on disposition of property	$7,158	$—

(1)	The Operating Partnership’s share of net income differs from its weighted average ownership percentage in the joint ventures’ net income due to the Operating Partnership’s purchase accounting and other related adjustments.

On September 27, 2004, the Operating Partnership and an affiliate of Crosland, Inc. (“Crosland”) formed Weston Lakeside, LLC, in which the Operating Partnership has a 50.0% ownership interest. On June 29, 2005, the Operating Partnership contributed 22.4 acres of land at an agreed upon value of $3.9 million to this joint venture, and Crosland contributed approximately $2.0 million in cash. Immediately thereafter, the joint venture distributed approximately $1.9 million to the Operating Partnership and the Operating Partnership recorded a gain of $0.5 million. Crosland managed and operated this joint venture, which constructed approximately 332 rental residential units in three buildings, at a total estimated cost of approximately $33 million. Crosland received 3.25% of all project costs other than land as a development fee and 3.5% of the gross revenue of the joint venture in management fees. The joint venture financed the development with a $28.4 million construction loan guaranteed by Crosland. The Operating Partnership provided certain development services for the project and received a fee equal to 1.0% of all project costs excluding land. The Operating Partnership has accounted for this joint venture using the equity method of accounting. On February 22, 2007, the joint venture sold the 332 rental residential units to a third party for gross proceeds of $45.0 million. Mortgage debt in the amount of

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

2.	INVESTMENTS IN UNCONSOLIDATED AND OTHER AFFILIATES—Continued

$27.1 million was paid off and various development related costs were paid. The joint venture recorded a gain of $11.3 million in the first quarter of 2007 related to this sale and the Operating Partnership recorded $5.0 million as its proportionate share through equity in earnings of unconsolidated affiliates. The Operating Partnership’s share of the gain was less than 50.0% due to Crosland’s preferred return as the developer. The Operating Partnership received a net distribution of $6.1 million and may receive a further small and final distribution. As of May 1, 2007, the joint venture is dormant pending the final distribution to the partners.

Highwoods DLF 98/29, L.P.

The Operating Partnership has a 22.81% interest in a joint venture (“DLF I”) with Schweiz-Deutschland-USA Dreilander Beteiligung Objekt DLF 98/29-Walker Fink-KG (“DLF”). The Operating Partnership is the property manager and leasing agent of DLF I’s properties and receives customary management and leasing fees. On March 12, 2007, DLF I sold five properties to a third party for gross proceeds of $34.2 million and recorded a gain of $9.3 million related to this sale. The Operating Partnership recorded $2.1 million as its proportionate share of this gain through equity in earnings of unconsolidated affiliates.

For additional information regarding the Operating Partnership’s other investments in unconsolidated and other affiliates, see Note 2 to the Consolidated Financial Statements in the Operating Partnership’s 2006 Annual Report on Form 10-K.

3.	FINANCING ARRANGEMENTS

For information regarding sale transactions that have been accounted for as financing arrangements under paragraphs 25 through 29 of SFAS No. 66, see Note 5 herein and Note 3 to the Consolidated Financial Statements in the Operating Partnership’s 2006 Annual Report on Form 10-K.

4.	ASSET DISPOSITIONS

Gains, losses and impairments on disposition of properties, net, from dispositions not classified as discontinued operations, consisted of the following:

	Three Months Ended March 31,
	2007	2006
Gains on disposition of land	$15,835	$3,040
Gains on disposition of depreciable properties	908	1,270

Total	$16,743	$4,310

The above gains on land and depreciable properties in the first quarter of 2006 include deferred gain recognition from prior sales and adjustments to prior sale transactions.

Gains on sales of discontinued operations consisted of the following:

	Three Months Ended March 31,
	2007	2006
Gains on disposition of depreciable properties	$19,743	$1,483

Total	$19,743	$1,483

See Note 9 for information on discontinued operations and impairment of long-lived assets.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

5.	MORTGAGES, NOTES PAYABLE AND FINANCING OBLIGATIONS

The Operating Partnership’s consolidated mortgages and notes payable consisted of the following at March 31, 2007 and December 31, 2006:

	March 31, 2007		December 31, 2006
Secured mortgage loans	$675,724		$741,629
Unsecured loans	811,631	(1)	722,637

Total	$1,487,355		$1,464,266

(1)	Represents stated amount less $1.2 million original issue discount on bonds issued in 2007.

As of March 31, 2007, the Operating Partnership’s outstanding mortgages and notes payable were secured by real estate assets with an aggregate undepreciated book value of approximately $1.0 billion.

The Operating Partnership’s $450.0 million unsecured revolving credit facility is initially scheduled to mature on May 1, 2009. Assuming no default exists, the Operating Partnership has an option to extend the maturity date by one additional year and, at any time prior to May 1, 2008, may request increases in the borrowing availability under the credit facility by up to an additional $50 million. The interest rate is LIBOR plus 80 basis points and the annual base facility fee is 20 basis points. The revolving credit facility had $366.9 million of availability as of May 1, 2007.

The Operating Partnership’s revolving credit facility and the indenture that governs the Operating Partnership’s outstanding notes require it to comply with customary operating covenants and various financial and operating ratios. The Company and the Operating Partnership are each currently in compliance with all such requirements.

On March 22, 2007, the Operating Partnership sold $400 million aggregate principal amount of 5.85% Notes due March 15, 2017, net of original issue discount of $1.2 million. The notes were issued under the indenture, dated as of December 1, 1996, among the Operating Partnership, the Company and U.S. Bank National Association (as successor in interest to Wachovia Bank, N.A.), the trustee, and pursuant to resolutions of the Board of Directors of the Company and an officers’ certificate dated as of March 22, 2007 establishing the terms of the notes. The Operating Partnership used the net proceeds from the sale of the notes to repay borrowings outstanding under an unsecured non-revolving credit facility that was obtained on January 31, 2007 (which was subsequently terminated) and under the revolving credit facility. In connection with the completion of the offering, the Company and the Operating Partnership entered into a registration rights agreement dated March 22, 2007 with the initial purchasers of the notes. The registration rights agreement requires the Operating Partnership to file, within 90 days after the closing date of the sale of the notes, a registration statement with respect to an offer to exchange the notes for other freely tradable notes that are registered under the Securities Act of 1933 and to cause such exchange offer registration statement to become effective within 180 days after the closing date. The Operating Partnership is required to complete the exchange offer within 210 days after the closing date. If the Operating Partnership fails to comply with the provisions of the registration rights agreement, the interest rate will be increased by 0.25% per annum during the 90-day period immediately following the default and will increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 0.50% per annum. Management currently believes that the Company and the Operating Partnership will timely fulfill their obligations under the registration rights agreement and, accordingly, no amounts have been recorded for potential future additional interest costs.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

5.	MORTGAGES, NOTES PAYABLE AND FINANCING OBLIGATIONS—Continued

Financing Obligations

The Operating Partnership’s financing obligations consisted of the following at March 31, 2007 and December 31, 2006:

	March 31, 2007	December 31, 2006
SF-HIW Harborview, LP financing obligation (1)	$16,146	$16,157
Tax increment financing obligation (2)	18,308	18,308
Capitalized ground lease obligation (3)	1,075	1,065

Total	$35,529	$35,530

(1)	See Note 3 to the Consolidated Financial Statements in the Operating Partnership’s 2006 Annual Report on Form 10-K for further discussion of this financing obligation.

(2)	In connection with tax increment financing for construction of a public garage related to an office building constructed by the Operating Partnership in 2000, the Operating Partnership is obligated to pay fixed special assessments over a 20-year period. The net present value of these assessments, discounted at 6.93% at the inception of the obligation, which represents the interest rate on the underlying bond financing, is shown as a financing obligation in the Consolidated Balance Sheet. The Operating Partnership also receives special tax revenues and property tax rebates recorded in interest and other income, which are intended, but not guaranteed, to provide funds to pay the special assessments.

(3)	Represents a capitalized lease obligation to the lessor of land on which the Operating Partnership is constructing a new building. The Operating Partnership is obligated to make fixed payments to the lessor through October 2022 and the lease provides for fixed price purchase options in the ninth and tenth years of the lease. The Operating Partnership intends to exercise the purchase option in order to prevent an economic penalty related to conveying the building to the lessor at the expiration of the lease. The net present value of the fixed rental payments and purchase option through the ninth year was calculated using a discount rate of 7.1%. The assets and liabilities under the capital lease are recorded at the lower of the present value of minimum lease payments or the fair value. The liability accretes each month for the difference between the interest rate on the financing obligation and the fixed payments. The accretion will continue until the liability equals the purchase option of the land in the ninth year of the lease.

6.	EMPLOYEE BENEFIT PLANS

Officer, Management and Director Compensation Programs

The officers of the Company participate in an annual non-equity incentive program whereby they are eligible for incentive payments based on a percentage of their annual base salary. In addition to considering the pay practices of the Company’s peer group in determining each officer’s incentive payment percentage, the officer’s ability to influence the Company’s performance is also considered. Each officer has a target annual non-equity incentive payment percentage that ranges from 25.0% to 85.0% of base salary depending on the officer’s position. The officer’s actual incentive payment for the year is the product of the target annual incentive payment percentage times a performance ‘factor,’ which can range from zero to 200.0%. This performance factor depends upon the relationship between how various performance criteria compare with predetermined goals. For an officer who has division responsibilities, goals for certain performance criteria are based partly on the

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

6.	EMPLOYEE BENEFIT PLANS—Continued

division’s actual performance relative to that division’s established goals for each criteria and partly on actual total Company performance relative to the same criteria. Incentive payments are accrued and expensed in the year earned and are generally paid in the first quarter of the following year.

Certain other members of management participate in an annual non-equity incentive program whereby a target annual cash incentive payment is established based upon the job responsibilities of their position. Incentive payment eligibility ranges from 10.0% to 40.0% of annual base salary. The actual incentive payment is determined by the overall performance of the Company and the individual’s performance during each year. These incentive payments are also accrued and expensed in the year earned and are generally paid in the first quarter of the following year.

The Company’s officers generally receive annual grants of stock options and restricted stock on or about March 1 of each year under the Amended and Restated 1994 Stock Option Plan (the “Stock Option Plan”). Stock options have also been granted to the Company’s directors; currently, directors do not receive annual stock option grants. Restricted stock grants are also made annually to directors and certain non-officer employees. As of March 31, 2007, 9.0 million shares of Common Stock were authorized for issuance under the Stock Option Plan. Stock options issued prior to 2005 vest ratably over four years and remain outstanding for 10 years. Stock options issued beginning in 2005 vest ratably over a four-year period and remain outstanding for seven years. The value of all options as of the date of grant is calculated using the Black-Scholes option-pricing model.

The Company generally makes annual grants of time-based restricted stock under its Stock Option Plan to its directors, officers and other employees. Shares of time-based restricted stock issued prior to 2005 generally vest 50.0% three years from the date of grant and the remaining 50.0% five years from date of grant. Shares of time-based restricted stock that were issued to officers and employees in 2005 will vest one-third on the third anniversary, one-third on the fourth anniversary and one-third on the fifth anniversary of the date of grant. Shares of time-based restricted stock that were issued to officers and employees in 2006 and 2007 will vest 25% on the first, second, third and fourth anniversary dates, respectively. Shares of time-based restricted stock issued to directors generally vest 25% on January 1 of each successive year after the grant date. The value of grants of time-based restricted stock is based on the market value of Common Stock as of the date of grant and is amortized to expense over the respective vesting or service periods.

The Company also has issued shares of restricted stock to officers under its Stock Option Plan that will vest if the Company’s total shareholder return exceeds the average total returns of a selected group of peer companies over a three-year period. If the Company’s total shareholder return does not equal or exceed such average total returns, none of the total return-based restricted stock will vest. The 2006 and 2007 grants also contain a provision allowing for partial vesting if the annual total return in any given year of the three-year period exceeds 9% on an absolute basis. The grant date fair values of each such share of total return-based restricted stock were determined by an outside consultant and are being amortized to expense on a straight-line method over the three-year period.

The Company also has issued shares of performance-based restricted stock to officers under its Stock Option Plan that will vest pursuant to performance-based criteria. The performance-based criteria are based on whether or not the Company meets or exceeds at the end of three-year performance periods certain operating and financial goals established under its Strategic Plan. To the extent actual performance equals or exceeds threshold performance goals, the portion of shares of performance-based restricted stock that vest can range from 50% to

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

6.	EMPLOYEE BENEFIT PLANS—Continued

100%. If actual performance does not meet such threshold goals, none of the performance-based restricted stock will vest. The fair value of performance-based restricted share grants is based on the market value of Common Stock as of the date of grant and the estimated performance to be achieved at the end of the three-year period. Such fair value is being amortized to expense over the three-year performance periods, adjusting for the expected level of vesting that will occur at those dates.

Up to 100% of additional total return-based restricted stock and up to 50% of additional performance-based restricted stock may be issued at the end of the three-year periods if actual performance exceeds certain levels of performance. Such additional shares, if any, would be fully vested when issued. The Operating Partnership will also accrue and record expense for additional performance-based shares during the three-year period to the extent issuance of the additional shares is expected based on the Company’s current and projected actual performance. In accordance with SFAS No. 123(R), no expense is recorded for additional shares of total return-based restricted stock that may be issued at the end of the three-year period since that possibility is already reflected in the grant date fair value.

During the three months ended March 31, 2007 and 2006, the Operating Partnership recognized approximately $1.2 million and $0.9 million, respectively, of stock-based compensation expense. As of March 31, 2007, there was $8.6 million of total unrecognized stock-based compensation costs, which will be recognized over a weighted average remaining contractual term of 2.4 years.

Using the Black-Scholes options valuation model, the weighted average fair values of options granted during the three months ended March 31, 2007 and 2006 were $6.32 and $3.98, respectively, per option. The fair values of the options granted in 2007 and 2006 were estimated at the grant dates using the following weighted average assumptions:

	Three Months Ended March 31,
	2007	2006
Risk free interest rate (1)	4.50%	4.63%
Common stock dividend yield (2)	4.05%	5.21%
Expected volatility (3)	18.91%	18.89%
Average expected option life (years) (4)	5.75	4.75
Options granted	143,629	241,151

(1)	Represents interest rate on US treasury bonds having the same life as the estimated life of the Company’s options.

(2)	The dividend yield is calculated utilizing the dividends paid for the previous one-year period and the Company’s stock price on the date of grant.

(3)	Based on historical volatility of the Company’s stock over a period relevant to the related stock option grant.

(4)	The average expected option life for the grants are based on an analysis of historical company data.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

6.	EMPLOYEE BENEFIT PLANS—Continued

The following table summarizes information about stock option activity during the three months ended March 31, 2007:

	Options Outstanding
	Number of Shares	Weighted Average Exercise Price
Balances at December 31, 2006	2,975,071	$24.67
Options granted	143,629	41.93
Options forfeited	(67,828)	27.93
Options cancelled	—	—
Options exercised	(834,181)	23.37

Balances at March 31, 2007	2,216,691	$26.17

Cash received or receivable from options exercised was $7.1 million for the three months ended March 31, 2007. The total intrinsic value of options exercised during the three months ended March 31, 2007 was $18.6 million. No options were exercised during the three months ended March 31, 2006. The total intrinsic value of options outstanding at March 31, 2007 and 2006 was $29.9 million and $49.1 million, respectively. The Company generally does not permit the net cash settlement of exercised stock options, but does permit net share settlement for certain qualified exercises. The Company has a policy of issuing new shares to satisfy stock option exercises.

The following table sets forth information at March 31, 2007 about (a) the outstanding number of vested stock options and those expected to vest and (b) the number of those options that are exercisable.

	Number of Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value (in 000s)	Weighted Average Remaining Life (years)
Outstanding	2,127,685	$26.09	$28,846	4.80
Exercisable	1,488,228	$23.96	$23,116	4.34

The following table summarizes activity in the three months ended March 31, 2007 for all time-based restricted stock grants:

	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested shares outstanding at December 31, 2006	255,120	$27.12
Awarded and issued (1)	54,516	42.13
Vested (2)	(33,688)	28.19
Forfeited	(21,641)	26.58
Surrendered for payment of withholding taxes upon vesting (2)	(24,924)	28.05

Nonvested shares outstanding at March 31, 2007	229,383	$30.48

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

6.	EMPLOYEE BENEFIT PLANS—Continued

(1)	The weighted average fair value at grant date of time-based restricted shares issued during each of the three months ended March 31, 2007 and 2006 was $2.3 million.

(2)	The vesting date fair value of time-based restricted shares that vested during the three months ended March 31, 2007 and 2006 was $2.6 million and $1.6 million, respectively.

The following table summarizes activity in the three months ended March 31, 2007 for all performance-based and total return-based restricted stock grants:

	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested shares outstanding at December 31, 2006	106,646	$28.58
Awarded and issued (1)	40,620	39.23
Vested	—	—
Forfeited	(5,610)	27.70
Surrendered for payment of withholding taxes upon vesting	—	—

Nonvested shares outstanding at March 31, 2007	141,656	$31.67

(1)	The weighted average fair value at grant date of performance and total return-based restricted shares issued during each of the three months ended March 31, 2007 and 2006 was $1.6 million.

1999 Shareholder Value Plan

Grants under the 1999 Shareholder Value Plan were intended to reward the executive officers of the Company when the total shareholder returns measured by increases in the market value of Common Stock plus dividends exceeded a comparable index of the Company’s peers over a three-year period. Annual grants under this Plan up to 2004 would result in cash payments based on the Company’s percentage change in shareholder return compared to the composite index of its peer group. If the Company’s performance was not at least 100% of the peer group, no payout was made. To the extent performance exceeds the peer group, the payout would have increased. No new grants were made under the 1999 Shareholder Value Plan subsequent to 2004. The 1999 Shareholder Value Plan is accounted for as a liability award and, accordingly, at each period-end, a liability equal to the current computed fair value under the plan for all outstanding plan units, adjusted for the three-year vesting period, is recorded with corresponding charges or credits to compensation expense. For the grants issued in early 2004 and whose three-year performance period ended on December 31, 2006, a liability of approximately $0.7 million was recorded at December 31, 2006 with an offset to compensation expense. During the three months ended March 31, 2007, an additional $0.2 million was recorded as a liability with an offset to compensation expense. The Company paid the $0.9 million obligation in the first quarter of 2007. No compensation expense was recorded under this plan for the three months ended March 31, 2006. There are no grants outstanding under this plan as of January 1, 2007.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

6.	EMPLOYEE BENEFIT PLANS—Continued

Retirement Plan

Effective for 2006, the Company adopted a retirement plan applicable to all employees, including executive officers, who, at the time of retirement, have at least 30 years of continuous qualified service or are at least 55 years old and have at least 10 years of continuous qualified service. Subject to advance retirement notice and execution of a non-compete agreement with the Company, eligible retirees would be entitled to receive a pro rata amount of the annual incentive payment earned during the year of retirement. Stock options and time-based restricted stock granted by the Company to such eligible retiree during his or her employment would be non-forfeitable and become exercisable according to the terms of their original grants. Eligible retirees would also be entitled to receive a pro rata amount of any performance-based and total return-based restricted stock originally granted to such eligible retiree during his or her employment that subsequently vests after the retirement date according to the terms of their original grants. The benefits of this retirement plan apply only to restricted stock and stock option grants beginning in 2006 and will be phased in by applying the benefits to 25% of grants made in 2006, to 50% of grants made in 2007, to 75% of grants made in 2008 and to 100% of grants made in 2009 and thereafter. For employees who meet the retirement eligibility requirements, their grants are fully expensed immediately to the extent of the phased-in benefits because there is no future service required in order to have full rights to the grants. Compensation expense related to the retirement plan was approximately $0.4 million and $0.2 million in the three months ended March 31, 2007 and 2006, respectively. Grants made prior to 2006 are unaffected.

Deferred Compensation

The Company has a deferred compensation plan pursuant to which each executive officer and director can elect to defer a portion of base salary and/or annual incentive payment (or director fees) for investment in various unrelated mutual funds. Prior to January 1, 2006, executive officers and directors also could elect to defer cash compensation for investment in units of phantom common stock of the Company. At the end of each calendar quarter, any executive officer and director who deferred compensation into phantom stock was credited with units of phantom stock at a 15.0% discount. Dividends on the phantom units are assumed to be issued in additional units of phantom stock at a 15.0% discount. If an officer that deferred compensation under this plan leaves the Company’s employ voluntarily or for cause within two years after the end of the year in which such officer deferred compensation for units of phantom stock, at a minimum, the 15.0% discount and any deemed dividends are forfeited. Over the two-year vesting period, the Operating Partnership records additional compensation expense equal to the 15.0% discount, the accrued dividends and any changes in the market value of Common Stock from the date of the deferral, which aggregated $0.04 million and $0.6 million for the three months ended March 31, 2007 and 2006, respectively. Cash payments from the plan for the three months ended March 31, 2007 and 2006 were $0.1 million and $0.08 million, respectively. Transfers made from the phantom stock investment to other investments in the deferred compensation plan for the three months ended March 31, 2007 was $0.4 million.

401(k) Savings Plan

The Operating Partnership has a 401(k) savings plan covering substantially all employees who meet certain age and employment criteria. The Operating Partnership contributes amounts for each participant at a rate of 75% of the employee’s contribution (up to 6% of each employee’s salary). During the three months ended March 31, 2007 and 2006, the Operating Partnership contributed $0.4 million and $0.3 million, respectively, to the 401(k) savings plan. Administrative expenses of the plan are paid by the Operating Partnership.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

6.	EMPLOYEE BENEFIT PLANS—Continued

Employee Stock Purchase Plan

The Company has an Employee Stock Purchase Plan for all active employees under which employees can elect to contribute up to 25.0% of their base and annual incentive compensation for the purchase of Common Stock. At the end of each three-month offering period, the contributions in each participant’s account balance, which includes accrued dividends, are applied to acquire shares of Common Stock at a cost that is calculated at 85.0% of the lower of the average closing price on the New York Stock Exchange on the five consecutive days preceding the first day of the quarter or the five days preceding the last day of the quarter. The Operating Partnership issues one Common Unit to the Company in exchange for the price paid for each share of Common Stock. SEC rules prohibited the Company from issuing shares of Common Stock pursuant to the plan under the Company’s Form S-8 registration statement during 2005 and a portion of 2006 because of the delay in the filing of the Company’s SEC reports. As a result, no shares were issued during this period under the plan, and the funds were held by a trustee. In September 2006, the funds were released by the trustee and 48,035 shares were issued. In addition, in the three months ended March 31, 2007, the Company issued 5,895 shares of Common Stock under the Employee Stock Purchase Plan. The discount on newly issued shares is expensed by the Company as additional compensation and aggregated $0.03 and $0.05 million in the three months ended March 31, 2007 and 2006, respectively.

7.	DERIVATIVE FINANCIAL INSTRUMENTS

Accumulated Other Comprehensive Loss (“AOCL”) at March 31, 2007 and December 31, 2006 was $1.4 million and $1.5 million, respectively, and consisted of deferred gains and losses from past cash flow hedging instruments which are being recognized as interest expense over the terms of the related debt (see Note 8). The Operating Partnership expects that the portion of the cumulative loss recorded in AOCL at March 31, 2007 associated with these derivative instruments, which will be recognized as interest expense within the next 12 months, will be approximately $0.4 million.

8.	OTHER COMPREHENSIVE INCOME

Other comprehensive income represents net income plus the changes in certain amounts deferred in accumulated other comprehensive income/(loss) related to hedging activities not reflected in the Consolidated Statements of Income. The components of other comprehensive income are as follows:

	Three Months Ended March 31,
	2007	2006
Net income	$56,529	$14,397
Other comprehensive income:
Amortization of hedging gains and losses included in other comprehensive income	142	177

Total other comprehensive income	142	177

Total comprehensive income	$56,671	$14,574

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

9.	DISCONTINUED OPERATIONS AND THE IMPAIRMENT OF LONG-LIVED ASSETS

As part of its business strategy, the Operating Partnership will from time to time selectively dispose of non-core properties in order to use the net proceeds for investments, for repayment of debt and/or redemption of Preferred Stock or other purposes. The table below sets forth the net operating results and net carrying value of those assets classified as discontinued operations in the Operating Partnership’s Consolidated Financial Statements. These assets classified as discontinued operations comprise 3.3 million square feet of office and industrial properties and 156 rental residential units sold during 2006 and the three months ended March 31, 2007. These long-lived assets relate to disposal activities that were initiated subsequent to the effective date of SFAS No. 144, or that met certain stipulations prescribed by SFAS No. 144. The operations of these assets have been reclassified from the ongoing operations of the Operating Partnership to discontinued operations, and the Operating Partnership will not have any significant continuing involvement in the operations after the disposal transactions:

	Three Months Ended March 31,
	2007	2006
Rental and other revenues	$242	$4,382
Operating expenses:
Rental property and other expenses	125	1,624
Depreciation and amortization	5	1,106

Total operating expenses	130	2,730
Interest expense	—	103
Other income	7	18

Income from discontinued operations	119	1,567

Gains on sales of discontinued operations	19,743	1,483

Total discontinued operations	$19,862	$3,050

The net book value of properties classified as discontinued operations that were sold during 2006 and the three months ended March 31, 2007 and held for sale at March 31, 2007 aggregated $228.6 million.

SFAS No. 144 also requires that a long-lived asset classified as held for sale be measured at the lower of the carrying value or fair value less cost to sell. During the three months ended March 31, 2007 and 2006, there were no properties held for sale which had a carrying value that was greater than fair value less cost to sell; therefore, no impairment loss was recognized in the Consolidated Statements of Income for the three months ended March 31, 2007 and 2006.

SFAS No. 144 also requires that if indicators of impairment exist, the carrying value of a long-lived asset classified as held for use be compared to the sum of its estimated undiscounted future cash flows. If the carrying value is greater than the sum of its undiscounted future cash flows, an impairment loss should be recognized for the excess of the carrying amount of the asset over its estimated fair value. In each of the three months ended March 31, 2007 and 2006, no indicators of impairment existed for assets held for use. Therefore, no impairment losses were recorded in the three months ended March 31, 2007 and 2006.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

9.	DISCONTINUED OPERATIONS AND THE IMPAIRMENT OF LONG-LIVED ASSETS—Continued

The following table includes the major classes of assets and liabilities of the properties classified as held for sale as of March 31, 2007 and December 31, 2006:

	March 31, 2007	December 31, 2006
Land	$—	$3,462
Land held for development	5,391	14,983
Buildings and tenant improvements	—	21,949
Accumulated depreciation	—	(6,829)

Net real estate assets	5,391	33,565
Deferred leasing costs, net	—	435
Accrued straight line rents receivable	—	727
Prepaid expenses and other	128	217

Total assets	$5,519	$34,944

Tenant security deposits, deferred rents and accrued costs (1)	$220	$525

(1)	Included in accounts payable, accrued expenses and other liabilities.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

10.	EARNINGS PER UNIT

The following table sets forth the computation of basic and diluted earnings per unit:

	Three Months Ended March 31,
	2007	2006
Basic income per unit:
Numerator:
Income from continuing operations	$36,667	$11,347
Preferred Unit distributions	(4,113)	(4,724)
Excess of Preferred Unit redemption costs over carrying value	—	(1,803)

Income from continuing operations available for common unitholders	32,554	4,820
Income from discontinued operations	19,862	3,050

Net income available for common unitholders	$52,416	$7,870

Denominator:
Denominator for basic earnings per unit —weighted average units (1)	60,173	58,826

Basic earnings per unit:
Income from continuing operations	$0.54	$0.08
Income from discontinued operations	0.33	0.05

Net income	$0.87	$0.13

Diluted income per unit:
Numerator:
Income from continuing operations	$36,667	$11,347
Preferred Unit distributions	(4,113)	(4,724)
Excess of Preferred Unit redemption costs over carrying value	—	(1,803)

Income from continuing operations available for common unitholders	32,554	4,820
Income from discontinued operations	19,862	3,050

Net income available for common unitholders	$52,416	$7,870

Denominator:
Denominator for basic earnings per unit—adjusted weighted average units (1)	60,173	58,826
Add:
Employee and director stock options and warrants	1,060	1,198
Unvested restricted stock	258	155

Denominator for diluted earnings per unit—adjusted weighted average units and assumed conversions	61,491	60,179 (2)

Diluted earnings per unit:
Income from continuing operations	$0.53	$0.08
Income from discontinued operations	0.32	0.05

Net income	$0.85	$0.13

(1)	Weighted average units exclude unvested restricted units pursuant to SFAS 128.

(2)	Options and warrants aggregating approximately 1.0 million units were outstanding during the three months ended March 31, 2006 but were not included in the computation of diluted earnings per unit because the exercise prices of the options and warrants were higher than the average market price of Common Units during that period.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

11.	COMMITMENTS AND CONTINGENCIES

Concentration of Credit Risk

The Operating Partnership maintains its cash and cash equivalent investments and its restricted cash at financial institutions. The combined account balances at each institution typically exceed FDIC insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.

Land Leases

Certain properties in the Operating Partnership’s wholly owned portfolio are subject to land leases expiring through 2082. Rental payments on these leases are adjusted annually based on either the consumer price index (CPI) or on a pre-determined schedule. Land leases subject to increases under a pre-determined schedule are accounted for under the straight-line method. Total expense recorded for land leases was $0.3 million for each of the three months ended March 31, 2007 and 2006, respectively.

For one property owned at March 31, 2007, the Operating Partnership has the option to purchase the leased land in the third year of the lease term at a purchase price of $1.1 million, which increases 2% annually beginning in year three through the fifteenth year of the lease.

As of March 31, 2007, the Operating Partnership’s payment obligations for future minimum payments on operating leases (which include scheduled fixed increases, but exclude increases based on CPI) were as follows:

Remainder of 2007	$797
2008	1,077
2009	1,118
2010	1,135
2011	1,155
Thereafter	45,543

$50,825

Environmental Matters

Substantially all of the Operating Partnership’s in-service properties have been subjected to Phase I environmental assessments (and, in certain instances, Phase II environmental assessments). Such assessments and/or updates have not revealed, nor is management aware of, any environmental liability that management believes would have a material adverse effect on the accompanying Consolidated Financial Statements.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

11.	COMMITMENTS AND CONTINGENCIES—Continued

Guarantees and Other Obligations

The following is a tabular presentation and related discussion of various guarantees and other obligations as of March 31, 2007:

Entity or Transaction	Type of Guarantee or Other Obligation	Amount Recorded/ Deferred	Date Guarantee Expires
Des Moines Joint Ventures (1),(6)	Debt	$—	11/2015
RRHWoods, LLC (2),(7)	Indirect Debt (4)	$403	8/2010
Plaza Colonnade (2),(8)	Indirect Debt (4)	$37	12/2009
SF-HIW Harborview Plaza, LP (3),(5)	Rent and tenant improvement (4)	$—	9/2007
Eastshore (Capital One) (3),(9)	Rent (4)	$2,978	11/2007
Industrial (3),(10)	Environmental costs (4)	$125	Until Remediated
Highwoods DLF 97/26 DLF 99/32, LP (2),(11)	Rent (4)	$419	6/2008
RRHWoods, LLC and Dallas County Partners (2),(12)	Indirect Debt (4)	$49	6/2014
RRHWoods, LLC (2),(14)	Indirect Debt (4)	$28	11/2009
HIW-KC Orlando, LLC (3),(13)	Rent (4)	$395	4/2011
HIW-KC Orlando, LLC (3),(13)	Leasing Costs	$290	Until Paid
Capitalized Lease Obligations (15)	Debt	$451	Various
Brickstone (2),(16)	Debt	$—	5/2017

(1)	Represents guarantees entered into prior to the January 1, 2003 effective date of FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”) for initial recognition and measurement.

(2)	Represents guarantees that fall under the initial recognition and measurement requirements of FIN 45.

(3)	Represents guarantees that are excluded from the fair value accounting and disclosure provisions of FIN 45 because the existence of such guarantees prevents sale treatment and/or the recognition of profit from the sale transaction.

(4)	The maximum potential amount of future payments disclosed for these guarantees assumes the Operating Partnership pays the maximum possible liability under the guaranty with no offsets or reductions. With respect to the rent guarantee, if the space is leased, it assumes the existing tenant defaults at March 31, 2007 and the space remains unleased through the remainder of the guaranty term. If the space is vacant, it assumes the space remains vacant through the expiration of the guaranty. Since it is assumed that no new tenant will occupy the space, lease commissions, if applicable, are excluded.

(5)	As more fully described in Note 3 to the Consolidated Financial Statements in the Operating Partnership’s 2006 Annual Report on Form 10-K, in 2002 the Operating Partnership granted its partner in SF-HIW Harborview Plaza, LP a put option and entered into a master lease arrangement for five years covering vacant space in the building owned by the joint venture. The Operating Partnership also agreed to pay certain tenant improvement costs. The maximum potential amount of future payments the Operating Partnership could be required to make related to the rent guarantees and tenant improvements was $0.2 million as of March 31, 2007.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

11.	COMMITMENTS AND CONTINGENCIES—Continued

(6)	The Operating Partnership has guaranteed certain loans in connection with the Des Moines joint ventures. The maximum potential amount of future payments that the Operating Partnership could be required to make under the guarantees is $8.6 million at March 31, 2007. This amount relates to housing revenue bonds that require credit enhancements in addition to the real estate mortgages. The bonds bear a floating interest rate, which at March 31, 2007 averaged 3.67%, and mature in 2015. If the joint ventures are unable to repay the outstanding balance under these housing revenue bonds, the Operating Partnership will be required to repay its maximum exposure under these loans. Recourse provisions exist that enable the Operating Partnership to recover some or all of such payments from the joint ventures’ assets. The joint venture currently generates sufficient cash flow to cover the debt service required by the loan.

(7)	In connection with the RRHWoods, LLC joint venture, the Operating Partnership guaranteed $3.1 million relating to a letter of credit and corresponding master lease, which expires in August 2010. The guarantee requires the Operating Partnership to pay under a contingent master lease if the cash flows from the building securing the letter of credit do not cover at least 50% of the minimum debt service. The letter of credit along with the building secure the industrial revenue bonds used to finance the property. These bonds mature in 2015. Recourse provisions exist such that the Operating Partnership could recover some or all of the payments made under the letter of credit guarantee from the joint venture’s assets. At March 31, 2007, the Operating Partnership recorded a $0.4 million deferred charge included in other assets and liabilities on its Consolidated Balance Sheet with respect to this guarantee. The Operating Partnership’s maximum potential exposure under this guarantee was $3.1 million at March 31, 2007.

(8)	The Plaza Colonnade, LLC joint venture has a $50 million non-recourse mortgage that bears a fixed interest rate of 5.7%, requires monthly principal and interest payments and matures on January 31, 2017. The Operating Partnership and its joint venture partner have signed a contingent master lease limited to 30,772 square feet, which expires in December 2009. The Operating Partnership’s maximum exposure under this master lease was $1.2 million at March 31, 2007. However, the current occupancy level of the building is sufficient to cover all debt service requirements.

(9)	As more fully described in Note 3 to the Consolidated Financial Statements in the Operating Partnership’s 2006 Annual Report on Form 10-K, in connection with the sale of three office buildings to a third party in 2002 (the “Eastshore” transaction), the Operating Partnership agreed to guarantee rent shortfalls and re-tenanting costs for a five-year period of time from the date of sale (through November 2007). The Operating Partnership’s maximum exposure to loss under these agreements as of March 31, 2007 was $3.0 million. These three buildings were leased to a single tenant, Capital One Services, Inc., a subsidiary of Capital One Financial Services, Inc., under leases that expire from May 2006 to March 2010. This transaction had been accounted for as a financing transaction and was recorded as a completed sale transaction in the third quarter of 2005 when the maximum exposure to loss under these guarantees became less than the related deferred gain; gain is now being recognized as the maximum exposure under the guarantees is reduced.

(10)	In December 2003, the Operating Partnership sold 1.9 million square feet of industrial property. As part of the sale, the Operating Partnership agreed to indemnify and hold the buyer harmless with respect to environmental concerns on the property of up to $0.1 million. As a result, $0.1 million of the gain was deferred at the time of sale and will remain deferred until the environmental concerns are remediated.

(11)

In the Highwoods DLF 97/26 DLF 99/32, LP joint venture, a single tenant currently leases an entire building under a lease scheduled to expire on June 30, 2008. The tenant also leases space in other buildings owned by the Operating Partnership. In conjunction with an overall restructuring of the tenant’s leases with

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

11.	COMMITMENTS AND CONTINGENCIES—Continued

the Operating Partnership and with this joint venture, the Operating Partnership agreed to certain changes to the lease with the joint venture in September 2003. The modifications included allowing the tenant to vacate the premises on January 1, 2006, reducing the rent obligation by 50.0% and converting the “net” lease to a “full service” lease with the tenant liable for 50.0% of these costs at that time. In turn, the Operating Partnership agreed to compensate the joint venture for any economic losses incurred as a result of these lease modifications. As of March 31, 2007, the Operating Partnership has approximately $0.4 million in other liabilities and $0.4 million as a deferred charge in other assets recorded on its Consolidated Balance Sheet to account for the lease guarantee. However, should new tenants occupy the vacated space prior to the end of the guarantee period, in June 2008, the Operating Partnership’s liability under the guarantee would diminish. The Operating Partnership’s maximum potential amount of future payments with regard to this guarantee as of March 31, 2007 was $0.6 million. No recourse provisions exist to enable the Operating Partnership to recover any amounts paid to the joint venture under this lease guarantee arrangement.

(12)	RRHWoods, LLC and Dallas County Partners financed the construction of two buildings with a $7.4 million ten-year loan. As an inducement to make the loan at a 6.3% long-term rate, the Operating Partnership and its partner agreed to master lease the vacant space and each guaranteed $0.8 million of the debt with limited recourse. As leasing improves, the guarantee obligations under the loan agreement diminish. As of March 31, 2007, no master lease payments were necessary. The Operating Partnership currently has recorded $0.05 million in other liabilities and $0.05 million as a deferred charge included in other assets on its Consolidated Balance Sheet with respect to this guarantee. The maximum potential amount of future payments that the Operating Partnership could be required to make based on the current leases in place was approximately $2.1 million as of March 31, 2007. The likelihood of the Operating Partnership paying on its $0.8 million guarantee is remote since the joint venture currently satisfies the minimum debt coverage ratio and should the Operating Partnership have to pay its portion of the guarantee, it would be entitled to recover the $0.8 million from other joint venture assets.

(13)	As more fully described in Note 2 to the Consolidated Financial Statements in the Operating Partnership’s 2006 Annual Report on Form 10-K, in connection with the formation of HIW-KC Orlando, LLC, the Operating Partnership agreed to guarantee rent to the joint venture for 3,248 rentable square feet commencing in August 2004 and expiring in April 2011. The Operating Partnership’s maximum potential amount of future payments with regard to the guarantee is $0.4 million as of March 31, 2007. Additionally, the Operating Partnership agreed to guarantee the initial leasing costs, originally estimated at $4.1 million, for approximately 11% of the total square feet of the property owned by the joint venture. The Operating Partnership has paid approximately $0.07 million in 2007 under this guarantee, and approximately $0.3 million is estimated to remain under the guarantee at March 31, 2007.

(14)	In connection with the RRHWoods, LLC joint venture, the Operating Partnership and its partner each guaranteed $3.0 million to a bank. This guarantee expires in November 2009 and can be renewed, at the joint venture’s option, through November 2011. The bank provides a letter of credit securing industrial revenue bonds, which mature in November 2015. The joint venture’s industrial building secures the bonds. The Operating Partnership would be required to perform under the guarantee should the joint venture be unable to repay the bonds. The Operating Partnership has recourse provisions to recover from the joint venture’s assets. The property collateralizing the bonds generates sufficient cash flow to cover the debt service required by the bond financing. In addition to the direct guarantee, the Operating Partnership is committed to a master lease for 50% of the debt service should the cash flow from the property not be able to pay the debt service of the bonds. As a result of this master lease, the Operating Partnership has recorded $0.03 million in other liabilities and as a deferred charge in other assets on its Consolidated Balance Sheet at March 31, 2007.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

11.	COMMITMENTS AND CONTINGENCIES—Continued

(15)	Represents capitalized lease obligations of $0.5 million related to office equipment, which is included in accounts payable, accrued expenses and other liabilities on the Operating Partnership’s Consolidated Balance Sheet at March 31, 2007.

(16)	In 2006, RRHWoods, LLC completed construction of an office building with a loan by the Operating Partnership’s joint venture partner. In February 2007, the joint venture borrowed $4.1 million. The loan is non-recourse; however, since the building is currently only 35.0% leased, the lender has required a $1.5 million letter of credit as additional collateral. The Operating Partnership’s joint venture partner agreed to provide the letter of credit and the Operating Partnership has in turn agreed to reimburse its partner for 50.0%. The Operating Partnership would be required to pay on its guarantee should the joint venture be unable to repay the outstanding loan balance. However, the joint venture currently generates sufficient cash flow to cover the debt service required by the loan. As a result, no liability was recorded for the letter of credit guarantee as of March 31, 2007.

Litigation, Claims and Assessments

The Operating Partnership is from time to time a party to a variety of legal proceedings, claims and assessments arising in the ordinary course of its business. The Operating Partnership regularly assesses the liabilities and contingencies in connection with these matters based on the latest information available. For those matters where it is probable that the Operating Partnership has incurred or will incur a loss and the loss or range of loss can be reasonably estimated, reserves are recorded in the Consolidated Financial Statements. In other instances, because of the uncertainties related to both the probable outcome and amount or range of loss, a reasonable estimate of liability, if any, cannot be made. Based on the current expected outcome of such matters, none of these proceedings, claims or assessments is expected to have a material adverse effect on the Operating Partnership’s business, financial condition or results of operations.

In 2006 and March 2007, the Operating Partnership received assessments for state excise taxes and related interest amounting to approximately $5.5 million, related to periods 2002 through 2005. The Operating Partnership believes that it is not subject to such taxes and has vigorously disputed the assessment. Based on the advice of counsel concerning the status of settlement discussions and on the Operating Partnership’s analysis, the Operating Partnership currently believes it is probable that all excise tax assessments, including additional potential assessments for 2005 and 2006, can be settled by the payment of franchise taxes of approximately $0.5 million, and in the fourth quarter of 2006 such amount was accrued and charged to operating expenses. Legal fees related to this matter were nominal and were charged to operating expenses as incurred in 2006 and 2007.

12.	INCOME TAXES

The Operating Partnership’s Consolidated Financial Statements include operations of the taxable REIT subsidiary, which is not entitled to the dividends paid deduction and is subject to corporate, state and local income taxes on its taxable income. As a REIT, the Company may also be subject to certain federal excise taxes if it engages in certain types of transactions.

Other than the liability for an uncertain tax position and related accrued interest under FIN 48 recorded by the Company as discussed below, no provision has been made for federal and state income taxes for the Company or for the Operating Partnership during the three month periods ended March 31, 2007 and 2006 because the Company qualifies as a REIT under the Code and because the taxable REIT subsidiary has operated

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

12.	INCOME TAXES—Continued

at a cumulative taxable loss through March 31, 2007 of approximately $11.2 million and has paid no income taxes since its formation. In addition to the $3.9 million deferred tax asset for these cumulative tax loss carryforwards, the taxable REIT subsidiary also had net deferred tax liabilities of approximately $1.2 million comprised primarily of tax versus book basis differences in certain investments and depreciable assets held by the taxable REIT subsidiary. Because the future tax benefit of all of the cumulative losses is not assured, the approximate $2.7 million net deferred tax asset position of the taxable REIT subsidiary has been fully reserved as management does not believe that it is more likely than not that the net deferred tax asset will be recognized. Accordingly, no tax benefit has been recognized in the accompanying Consolidated Financial Statements. The tax benefit of the cumulative losses could be recognized for financial reporting purposes in future periods to the extent the taxable REIT subsidiary generates sufficient taxable income.

In June 2006, the FASB issued FIN 48, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109. FIN 48 prescribes a comprehensive model for the recognition, measurement, presentation and disclosure in the financial statements for uncertain tax positions taken or expected to be taken in an income tax return. Effective January 1, 2007 the Company and the Operating Partnership adopted FIN 48 and also adopted the policy of classifying related interest and penalties as income tax expense.

In connection with the adoption of FIN 48, the Operating Partnership recorded no liabilities for uncertain tax positions including for the taxable REIT subsidiary. However, the Company recorded a $1.4 million liability in the quarter ended March 31, 2007 for an uncertain tax position. The Company believes it is reasonably possible that, within 12 months, the liability for the uncertain tax position will be reversed, and income recognized by the Company, upon the expiration of the applicable statute of limitations. If this liability for the uncertain tax position and any related interest or penalties are ever paid by the Company, the Operating Partnership would reimburse the Company for these costs, as provided under the partnership agreement. Because such reimbursable liability is not considered probable at this time, under the requirements pursuant to SFAS No. 5, “Accounting for Contingencies,” no corresponding liability has been recorded in the Operating Partnership’s consolidated financial statements for the quarter ended March 31, 2007.

The statute of limitations has not expired with respect to the Company’s tax returns for the years 2003 through 2006.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

13.	SEGMENT INFORMATION

The sole business of the Operating Partnership is the acquisition, development and operation of rental real estate properties. The Operating Partnership operates in four segments: office, industrial, retail and residential properties. Each segment has different customers and economic characteristics as to rental rates and terms, cost per square foot of buildings, the purposes for which customers use the space, the degree of maintenance and customer support required and customer dependency on different economic drivers, among others. There are no material inter-segment transactions.

The accounting policies of the segments are the same as those described in Note 1 included herein. Further, all operations are within the United States and, at March 31, 2007, no tenant of the Wholly Owned Properties comprised more than 6.7% of the Operating Partnership’s consolidated revenues.

The following table summarizes the rental income, net operating income and assets for each reportable segment for the three months ended March 31, 2007 and 2006:

	Three Months Ended March 31,
	2007	2006
Rental and Other Revenues: (1)
Office segment	$88,912	$83,606
Industrial segment	7,925	6,891
Retail segment	11,594	10,272
Residential segment	293	275

Total Rental and Other Revenues	$108,724	$101,044

Net Operating Income: (1)
Office segment	$55,948	$52,747
Industrial segment	6,074	5,363
Retail segment	7,648	6,958
Residential segment	149	164

Total Net Operating Income	69,819	65,232

Reconciliation to income before disposition of property, insurance gain, minority interest and equity in earnings of unconsolidated affiliates:
Depreciation and amortization	(29,737)	(27,638)
General and administrative expense	(10,951)	(8,757)
Interest expense	(24,189)	(25,496)
Interest and other income	1,374	1,825

Income before disposition of property, insurance gain, minority interest and equity in earnings of unconsolidated affiliates	$6,316	$5,166

	March 31, 2007	December 31, 2006
Total Assets: (2)
Office segment	$2,222,300	$2,218,705
Industrial segment	230,794	228,121
Retail segment	245,451	247,887
Rental residential segment	18,269	20,559
Corporate and other	127,449	122,377

Total Assets	$2,844,263	$2,837,649

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

13.	SEGMENT INFORMATION—Continued

(1)	Net of discontinued operations.

(2)	Real estate and other assets held for sale are included in this table according to the segment type.

14.	OTHER EVENTS

Gain on Property Insurance Settlement

In the fourth quarter of 2005, one of the Operating Partnership’s office properties located in southeastern Florida sustained damage in a hurricane. The damages are fully insured except for a $341,000 deductible, which was expensed in the fourth quarter of 2005. The Operating Partnership did not incur any significant loss of rental income as a result of the damages. In 2006, the Operating Partnership received $2.4 million from the insurance company as advances on the final settlement; these amounts were primarily for clean up costs and certain repairs. The Operating Partnership is in the process of completing final permanent repairs. During the first quarter of 2007, the insurance company paid the Operating Partnership an additional $4.9 million upon finalization of the claim. The Operating Partnership recorded a $4.1 million gain under FASB Interpretation No. 30, “Accounting for Involuntary Conversion of Non-Monetary Assets to Monetary Assets” in the first quarter of 2007.

Preferred Unit Redemptions

On April 27, 2007, the Company announced that it will redeem, on May 29, 2007, 1.6 million of its outstanding Series B Preferred Shares, aggregating $40.0 million plus accrued and unpaid distributions. In connection with this redemption, an equivalent number of Preferred Units owned by the Company will be redeemed. The excess of the redemption cost over the net carrying amount of the redeemed units is estimated to be $1.4 million and will be recorded as a reduction to net income available for common unitholders in the second quarter of 2007.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of the General Partner of

Highwoods Realty Limited Partnership

Raleigh, North Carolina

We have audited the accompanying consolidated balance sheets of Highwoods Realty Limited Partnership and subsidiaries (a majority-owned subsidiary of Highwoods Properties, Inc.) (the “Operating Partnership”) as of December 31, 2006 and 2005, and the related consolidated statements of income, partners’ capital, and cash flows for each of the two years in the period ended December 31, 2006. Our audits also included the financial statement schedules as of December 31, 2006 and 2005 and for each of the two years in the period ended December 31, 2006 listed in the Index at page F-1. These financial statements and financial statement schedules are the responsibility of the Operating Partnership’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Operating Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Operating Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Highwoods Realty Limited Partnership and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, effective January 1, 2006, the Operating Partnership changed its method of accounting for share-based payments to conform to Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and changed its method of accounting for joint ventures to conform to Emerging Issues Task Force Issue No. 04-5, Determining Whether a General Partner or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.

/s/    DELOITTE & TOUCHE LLP

Raleigh, North Carolina

March 15, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of the General Partner

of Highwoods Realty Limited Partnership

We have audited the accompanying consolidated statements of income, partners’ capital, and cash flows of Highwoods Realty Limited Partnership for the year ended December 31, 2004. Our audit also included the financial statement schedules as of December 31, 2004 and for the year then ended listed in the Index at page F-1. These financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Highwoods Realty Limited Partnership for the year ended December 31, 2004, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/    ERNST & YOUNG LLP

Raleigh, North Carolina

March 15, 2007

HIGHWOODS REALTY LIMITED PARTNERSHIP

Consolidated Balance Sheets

(in thousands, except unit and per unit data)

	December 31,
	2006	2005
Assets:
Real estate and related assets, at cost:
Land	$345,435	$341,093
Buildings and tenant improvements	2,572,575	2,498,574
Development in process	101,899	28,727
Land held for development	109,924	139,881
Furniture fixtures and equipment	23,690	22,462

	3,153,523	3,030,737
Less—accumulated depreciation	(608,499)	(555,267)

Net real estate assets	2,545,024	2,475,470
Real estate and other assets, net, held for sale	34,166	177,235
Cash and cash equivalents	15,838	970
Restricted cash	2,027	16,223
Accounts receivable, net of allowance of $1,253 and $1,618, respectively	23,347	24,188
Notes receivable, net of allowance of $786 and $876, respectively	7,871	9,232
Accrued straight-line rents receivable, net of allowance of $301 and $609, respectively	68,364	60,349
Investments in unconsolidated affiliates	57,365	65,872
Deferred financing and leasing costs net	66,352	59,059
Prepaid expenses and other assets	17,295	13,260

Total Assets	$2,837,649	$2,901,858

Liabilities, Minority Interest, Redeemable Operating Partnership Units and Partners’ Capital:
Mortgages and notes payable	$1,464,266	$1,471,616
Accounts payable, accrued expenses and other liabilities	156,772	127,427
Financing obligations	35,530	34,154

Total Liabilities	1,656,568	1,633,197
Commitments and contingencies (see Note 15)
Minority interest	2,878	—
Redeemable operating partnership units:
Common Units, 4,733,200 and 5,450,088 outstanding at December 31, 2006 and 2005, respectively	192,925	155,055
Series A Preferred Units (liquidation preference $1,000 per unit), 104,945 outstanding at December 31, 2006 and 2005	104,945	104,945
Series B Preferred Units (liquidation preference $25 per unit), 3,700,000 and 5,700,000 outstanding at December 31, 2006 and 2005, respectively	92,500	142,500

Total Redeemable Operating Partnership Units	390,370	402,500

Partners’ Capital:
Common Units:
General partner Common Units, 605,355 and 590,698 outstanding at December 31, 2006 and 2005, respectively	7,893	8,724
Limited partner Common Units, 55,196,984 and 53,029,000 outstanding at December 31, 2006 and 2005, respectively	781,455	863,585
Deferred compensation – restricted stock and stock options	—	(3,936)
Accumulated other comprehensive loss	(1,515)	(2,212)

Total Partners’ Capital	787,833	866,161

Total Liabilities, Minority Interest, Redeemable Operating Partnership Units and Partners’ Capital	$2,837,649	$2,901,858

See accompanying notes to consolidated financial statements.

HIGHWOODS REALTY LIMITED PARTNERSHIP

Consolidated Statements of Income

(in thousands, except per unit amounts)

	Years Ended December 31,
	2006	2005	2004
Rental and other revenues	$416,695	$396,075	$389,587
Operating expenses:
Rental property and other expenses	153,065	141,322	137,395
Depreciation and amortization	114,916	109,615	108,845
Impairment of assets held for use	2,600	7,587	—
General and administrative	37,100	33,032	41,416

Total operating expenses	307,681	291,556	287,656

Interest expense:
Contractual	94,193	98,677	104,594
Amortization of deferred financing costs	2,375	3,372	3,698
Financing obligations	4,162	5,032	9,999

	100,730	107,081	118,291

Other income/(expense):
Interest and other income	6,563	6,863	5,792
Settlement of tenant bankruptcy claims	1,581	—	14,435
Loss on debt extinguishments	(494)	(453)	(12,457)

	7,650	6,410	7,770

Income/(loss) before disposition of property, minority interest and equity in earnings of unconsolidated affiliates	15,934	3,848	(8,590)
Gains on disposition of property, net	16,157	14,172	21,636
Minority interest	(605)	—	—
Equity in earnings of unconsolidated affiliates	6,427	8,863	7,016

Income from continuing operations	37,913	26,883	20,062
Discontinued operations:
Income from discontinued operations	3,754	12,688	19,796
Gains, net of impairments, on sales of discontinued operations, including a gain from related party transactions of $4,816 in 2005	14,640	25,681	3,106

	18,394	38,369	22,902

Net income	56,307	65,252	42,964
Distributions on Preferred Units	(17,063)	(27,238)	(30,852)
Excess of preferred unit redemption cost over carrying value	(1,803)	(4,272)	—

Net income available for common unitholders	$37,441	$33,742	$12,112

Net income per common unit—basic:
Income/(loss) from continuing operations	$0.32	$(0.08)	$(0.18)
Income from discontinued operations	0.31	0.65	0.39

Net income	$0.63	$0.57	$0.21

Weighted average common units outstanding—basic	59,273	59,012	59,056

Net income per common unit—diluted:
Income/(loss) from continuing operations	$0.31	$(0.08)	$(0.18)
Income from discontinued operations	0.30	0.65	0.39

Net income	$0.61	$0.57	$0.21

Weighted average common units outstanding—diluted	60,953	59,012	59,056

Distributions declared per common unit	$1.70	$1.70	$1.70

See accompanying notes to consolidated financial statements.

HIGHWOODS REALTY LIMITED PARTNERSHIP

Consolidated Statements of Partners’ Capital

($ in thousands)

For the Years Ended December 31, 2006, 2005 and 2004

	Common Unit		Deferred Compensation	Accumulated Other Comprehensive Loss	Total Partners’ Capital
	General Partners’ Capital	Limited Partners’ Capital
Balance at December 31, 2003	$10,308	$1,020,429	$(4,469)	$(3,650)	$1,022,618
Issuance of Common Units	33	3,239	—	—	3,272
Redemption of Common Units	(12)	(1,153)	—	—	(1,165)
Distributions paid on Common Units	(1,009)	(99,939)	—	—	(100,948)
Distributions paid on Preferred Units	(309)	(30,543)	—	—	(30,852)
Net income	430	42,534	—	—	42,964
Adjustment of Redeemable Common Units to fair value and contributions/distributions from/to the General Partner	(130)	(12,906)	—	—	(13,036)
Other comprehensive income	—	—	—	836	836
Issuance of restricted stock by the Company, net	28	2,779	(2,807)	—	—
Fair market value of options granted	13	1,243	(1,256)	—	—
Amortization of restricted stock and stock options	—	—	4,421	—	4,421

Balance at December 31, 2004	9,352	925,683	(4,111)	(2,814)	928,110
Issuance of Common Units	16	1,634	—	—	1,650
Redemption of Common Units	(181)	(17,900)	—	—	(18,081)
Distributions paid on Common Units	(1,008)	(99,780)	—	—	(100,788)
Distributions paid on Preferred Units	(272)	(26,966)	—	—	(27,238)
Net income	653	64,599	—	—	65,252
Adjustment of Redeemable Common Units to fair value and contributions/distributions from/to the General Partner	139	13,791	—	—	13,930
Other comprehensive income	—	—	—	602	602
Issuance of restricted stock by the Company, net	13	1,304	(1,317)	—	—
Fair market value of options granted	12	1,220	(1,232)	—	—
Amortization of restricted stock and stock options	—	—	2,724	—	2,724

Balance at December 31, 2005	8,724	863,585	(3,936)	(2,212)	866,161
Reversal of unvested deferred compensation as a result of the adoption of SFAS No. 123(R)	(40)	(3,896)	3,936	—	—
Issuance of Common Units	428	42,377	—	—	42,805
Redemption of Common Units	(265)	(26,217)	—	—	(26,482)
Distributions paid on Common Units	(1,011)	(100,077)	—	—	(101,088)
Distributions paid on Preferred Units	(171)	(16,892)	—	—	(17,063)
Net income	563	55,744	—	—	56,307
Adjustment of Redeemable Common Units to fair value and contributions/distributions from/to the General Partner	(372)	(36,862)	—	—	(37,234)
Other comprehensive income	—	—	—	697	697
Amortization of restricted stock and stock options	37	3,693	—	—	3,730

Balance at December 31, 2006	$7,893	$781,455	$—	$(1,515)	$787,833

See accompanying notes to consolidated financial statements.

HIGHWOODS REALTY LIMITED PARTNERSHIP

Consolidated Statements of Cash Flows

(in thousands)

	Years Ended December 31,
	2006	2005	2004
Operating activities:
Net income	$56,307	$65,252	$42,964
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	103,756	110,820	117,606
Amortization of lease commissions	14,546	15,606	16,548
Amortization of lease incentives	828	879	966
Impairment of assets held for use	2,600	7,587	1,770
Amortization of equity-based compensation	3,730	2,724	4,421
Amortization of deferred financing costs	2,375	3,372	3,698
Amortization of accumulated other comprehensive loss	697	703	757
Loss on debt extinguishments	494	453	12,457
Gains, net of impairments, on disposition of property	(30,797)	(39,853)	(24,742)
Minority interest	605	—	—
Equity in earnings of unconsolidated affiliates	(6,427)	(8,863)	(7,016)
Change in financing obligations	1,191	212	2,719
Distributions of earnings from unconsolidated affiliates	7,335	8,516	6,410
Changes in operating assets and liabilities:
Accounts receivable, net	2,792	(5,931)	38
Prepaid expenses and other assets	(3,608)	(1,468)	184
Accrued straight-line rents receivable	(8,592)	(7,496)	(7,401)
Accounts payable, accrued expenses and other liabilities	(2,430)	(5,488)	733

Net cash provided by operating activities	145,402	147,025	172,112

Investing activities:
Additions to real estate assets and deferred leasing costs	(221,948)	(160,800)	(134,791)
Proceeds from disposition of real estate assets	259,566	370,615	174,132
Cash assumed upon consolidation of unconsolidated affiliates	645	—	—
Distributions of capital from unconsolidated affiliates	11,506	4,912	9,018
Net repayments of notes receivable	1,361	4,345	1,413
Contributions to unconsolidated affiliates	(100)	—	(9,866)
Other investing activities	12,749	(11,461)	362

Net cash provided by investing activities	63,779	207,611	40,268

Financing activities:
Distributions paid on Common Units	(101,088)	(100,788)	(100,948)
Distributions paid on Preferred Units	(17,063)	(27,238)	(30,852)
Distributions paid to minority interest partner	(737)	—	—
Net proceeds from the sale of Common Units	42,805	1,650	3,272
Repurchase of Common Units	(26,482)	(11,318)	(1,165)
Redemption of Preferred Units	(50,000)	(130,000)	—
Borrowings on revolving credit facilities	650,000	152,500	403,500
Repayment of revolving facilities	(479,000)	(132,000)	(279,500)
Borrowings on mortgages and notes payable	79,762	38,287	15,490
Repayment of mortgages and notes payable	(289,188)	(167,075)	(140,375)
Payments on financing obligations	(863)	(775)	(63,187)
Contributions from minority interest partner	760	—	—
Additions to deferred financing costs and other financing activities	(3,219)	(654)	(3,632)
Payments on debt extinguishments	—	(255)	(12,457)

Net cash used in financing activities	(194,313)	(377,666)	(209,854)

Net increase/(decrease) in cash and cash equivalents	14,868	(23,030)	2,526
Cash and cash equivalents at beginning of the year	970	24,000	21,474

Cash and cash equivalents at end of the year	$15,838	$970	$24,000

See accompanying notes to consolidated financial statements.

HIGHWOODS REALTY LIMITED PARTNERSHIP

Consolidated Statements of Cash Flows—Continued

(in thousands)

Supplemental disclosure of cash flow information:

	Years Ended December 31,
	2006	2005	2004
Cash paid for interest, net of amounts capitalized (excludes cash distributions to owners of sold properties accounted for as financings of $1,614, $3,454 and $5,785 for 2006, 2005 and 2004, respectively)	$96,187	$100,761	$106,263

Supplemental disclosure of non-cash investing and financing activities:

The following table summarizes the net asset acquisitions and dispositions subject to mortgage notes payable and other non-cash transactions:

	Years Ended December 31,
	2006	2005	2004
Assets:
Net real estate assets	$34,852	$(20,674)	$(147,202)
Restricted cash	(1,865)	2,500	—
Accounts receivable	102	10	—
Notes receivable	—	—	1,055
Accrued straight-line rents receivable	962	(434)	—
Investment in unconsolidated affiliates	(1,938)	1,553	11,131
Deferred leasing costs, net	287	(61)	260
Prepaid and other	—	(268)	(104)

	$32,400	$(17,374)	$(134,860)

Liabilities:
Mortgages and notes payable	$31,076	$7,330	$(135,815)
Accounts payable, accrued expenses and other liabilities	(1,652)	12,277	955
Financing obligation	1,048	(30,218)	—

	$30,472	$(10,611)	$(134,860)

Minority Interest and Partners’ Capital:	$1,928	$(6,763)	$—

See accompanying notes to consolidated financial statements.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

(tabular dollar amounts in thousands, except per unit data)

1.	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Highwoods Realty Limited Partnership, together with its consolidated subsidiaries (the “Operating Partnership”), is managed by its sole general partner, Highwoods Properties, Inc. (the “Company”), a fully-integrated, self-administered and self-managed equity real estate investment trust (“REIT”) that operates in the southeastern and midwestern United States. The Company conducts substantially all of its activities through Operating Partnership. Other than approximately $0.9 million in cash, 22.4 acres of undeveloped land, 13 rental residential units and the Company’s interest in the Kessinger/Hunter, LLC and 4600 Madison Associates, LLC joint ventures, which collectively have a net book value of approximately $7 million at December 31, 2006, all of the Company’s assets are owned directly or indirectly by the Operating Partnership.

At December 31, 2006, the Company owned all of the preferred partnership interests (“Preferred Units”) and 92.2% of the common partnership interests (“Common Units”) in the Operating Partnership. Limited partners (including certain officers and directors of the Company) own the remaining Common Units. Generally, the Operating Partnership is required to redeem each Common Unit at the request of the holder thereof for cash equal to the value of one share of the Company’s Common Stock, $.01 par value (the “Common Stock”), based on the average of the market price for the 10 trading days immediately preceding the notice date of such redemption provided that the Company at its option may elect to acquire any such Common Units presented for redemption for cash or one share of Common Stock. The Common Units owned by the Company are not redeemable. In 2006, the Company redeemed 716,888 Common Units in cash, which increased the percentage of Common Units owned by the Company from 90.8% at December 31, 2005 to 92.2% at December 31, 2006. In 2005, the Company redeemed 395,148 Common Units in cash and 256,508 Common Units in connection with the sale of property (see Note 8), which increased the percentage of Common Units owned by the Company from 89.8% at December 31, 2004 to 90.8% at December 31, 2005. Preferred Units in the Operating Partnership were issued to the Company in connection with the Company’s Preferred Stock offerings in 1997 and 1998 (the “Preferred Stock”). The net proceeds raised from each of the Preferred Stock issuances were contributed by the Company to the Operating Partnership in exchange for the Preferred Units. The terms of each series of Preferred Units parallel the terms of the respective Preferred Stock as to dividends, liquidation and redemption rights as more fully described in Note 9.

As of December 31, 2006, the Company directly and/or through the Operating Partnership wholly owned: 322 in-service office, industrial and retail properties; 109 rental residential units; 719 acres of undeveloped land suitable for future development, of which 435 acres are considered core holdings; and an additional 16 properties under development. In addition, the Company owned interests (50.0% or less) in 70 in-service office and industrial properties and 418 rental residential units, 50% interests in an office property developed in 2006 that had not yet achieved stabilized occupancy and a rental residential project comprising 332 units. Five of the in-service office properties are consolidated at December 31, 2006 as more fully described below and in Note 3 to the Consolidated Financial Statements.

Basis of Presentation

The Consolidated Financial Statements of the Operating Partnership are prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). As more fully described below and in Notes 4 and 12, as required by SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” (“SFAS No. 144”), the Consolidated Balance Sheet at December 31, 2005 and the Consolidated Statements of Income for the years ended December 31, 2005 and 2004 were reclassified from previously reported amounts to reflect in

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real estate and other assets held for sale and in discontinued operations the assets and operations for those properties sold or held for sale in 2006 which qualified for discontinued operations presentation.

The Consolidated Financial Statements include the accounts of the Operating Partnership and its majority and wholly owned subsidiaries. In accordance with EITF Issue No. 04-5, “Determining Whether a General Partner or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights” (“EITF 04-5”), the Operating Partnership also consolidates less than majority-owned partnerships, joint ventures and limited liability companies when the Operating Partnership controls the major operating and financial policies of the entity in its capacity as general partner or managing member and the limited partners or non-managing members do not have substantive rights. In addition, the Operating Partnership consolidates those entities, if any, where the Operating Partnership is deemed to be the primary beneficiary in a variable interest entity (as defined by FASB Interpretation No. 46 (revised December 2003) “Consolidation of Variable Interest Entities” (“FIN 46(R)”). All intercompany transactions and accounts have been eliminated.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Real Estate and Related Assets

Real estate and related assets are recorded at cost and stated at cost less accumulated depreciation. Renovations, replacements and other expenditures that improve or extend the life of assets are capitalized and depreciated over their estimated useful lives. Expenditures for ordinary maintenance and repairs are charged to operating expense as incurred. Depreciation is computed using the straight-line method over the estimated useful life of 40 years for buildings and depreciable land infrastructure costs, 15 years for building improvements and five to seven years for furniture, fixtures and equipment. Tenant improvements are amortized using the straight-line method over initial fixed terms of the respective leases, which generally are from three to 10 years.

Expenditures directly related to the development and construction of real estate assets are included in net real estate assets and are stated at cost in the Consolidated Balance Sheets. The Operating Partnership’s capitalization policy on development properties is in accordance with SFAS No. 67, “Accounting for Costs and the Initial Rental Operations of Real Estate Properties,” SFAS No. 34, “Capitalization of Interest Costs,” and SFAS No. 58, “Capitalization of Interest Cost in Financial Statements That Include Investments Accounted for by the Equity Method.” Development expenditures include pre-construction costs essential to the development of properties, development and construction costs, interest costs, real estate taxes, salaries and related costs and other costs incurred during the period of development. Interest and other carrying costs are capitalized until the building is ready for its intended use. The Operating Partnership considers a construction project as substantially completed and held available for occupancy upon the completion of tenant improvements, but no later than one year from cessation of major construction activity. The Operating Partnership ceases capitalization on the portion substantially completed and occupied or held available for occupancy and capitalizes only those costs associated with the portion under construction.

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Expenditures directly related to the leasing of properties are included in deferred leasing costs and are stated at cost in the Consolidated Balance Sheets. The Operating Partnership capitalizes initial direct costs related to its leasing efforts in accordance with SFAS No. 91 “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.” All leasing commissions paid to third parties for new leases or lease renewals are capitalized. Internal leasing costs include primarily compensation, benefits and other costs, such as legal fees related to leasing activities, that are incurred in connection with successfully securing leases on the properties. Capitalized leasing costs are amortized on a straight-line basis over the initial fixed terms of the respective leases, which generally are from three to 10 years. At December 31, 2006 and 2005, gross deferred leasing costs were $95.8 million and $86.7 million, respectively, and accumulated amortization was $37.0 million and $34.4 million, respectively. Estimated costs related to unsuccessful activities are expensed as incurred. If the Operating Partnership’s assumptions regarding the successful efforts of leasing are incorrect, the resulting adjustments could impact earnings.

The Operating Partnership records liabilities under FASB Interpretation No. 47 “Accounting for Conditional Asset Retirement Obligations, an interpretation of SFAS No. 143” (“FIN 47”) for the performance of asset retirement activities when the obligation to perform such activities is unconditional, whether or not the timing or method of settlement of the obligation may be conditional on a future event.

Upon the acquisition of real estate, the Operating Partnership assesses the fair value of acquired tangible assets such as land, buildings and tenant improvements, intangible assets such as above and below market leases, acquired in-place leases and other identified intangible assets and assumed liabilities in accordance with SFAS No. 141, “Business Combinations.” The Operating Partnership allocates the purchase price to the acquired assets and assumed liabilities based on their relative fair values. The Operating Partnership assesses and considers fair value based on estimated cash flow projections that utilize appropriate discount and/or capitalization rates as well as available market information. The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant.

Above and below market leases acquired are recorded in other assets at their fair value. Fair value is calculated as the present value of the difference between (1) the contractual amounts to be paid pursuant to each in-place lease and (2) management’s estimate of fair market lease rates for each corresponding in-place lease, using a discount rate that reflects the risks associated with the leases acquired and measured over a period equal to the remaining term of the lease for above-market leases and the initial term plus the term of any below-market fixed rate renewal options for below-market leases. The capitalized above-market lease values are amortized as a reduction of base rental revenue over the remaining term of the respective leases and the capitalized below-market lease values are amortized as an increase to base rental revenue over the remaining term of the respective leases and any below market option periods. If a tenant vacates its space prior to its contractual expiration date, any unamortized balance is adjusted through rental revenue.

In-place leases acquired are recorded at their fair value in real estate and related assets and are amortized to depreciation and amortization expense over the remaining term of the respective lease. The value of in-place leases is based on the Operating Partnership’s evaluation of the specific characteristics of each tenant’s lease. Factors considered include estimates of carrying costs during hypothetical expected lease-up periods, current market conditions and costs to execute similar leases. In estimating carrying costs, the Operating Partnership includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods, depending on local market conditions. In estimating costs to execute

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similar leases, the Operating Partnership considers tenant improvements, leasing commissions and legal and other related expenses. If a tenant vacates its space prior to its contractual expiration date, any unamortized balance of its related asset is expensed.

The value of a tenant relationship is based on the Operating Partnership’s overall relationship with the respective tenant. Factors considered include the tenant’s credit quality and expectations of lease renewals. The value of a tenant relationship is amortized to depreciation and amortization expense over the initial term and any renewal periods defined in the respective leases. Based on the Operating Partnership’s acquisitions since the adoption of SFAS No. 141 and SFAS No. 142, the Operating Partnership has deemed tenant relationships to be immaterial and has not allocated any amounts to this intangible asset. The Operating Partnership will evaluate these items in future transactions.

Real estate and leasehold improvements are classified as long-lived assets held for sale or as long-lived assets to be held for use. Real estate is classified as held for sale when the criteria set forth in SFAS No. 144 are satisfied; this determination requires management to make estimates and assumptions, including assessing the probability that potential sales transactions may or may not occur. Actual results could differ from those assumptions. In accordance with SFAS No. 144, the Operating Partnership records assets held for sale at the lower of the carrying amount or estimated fair value. Fair value of assets held for sale is equal to the estimated or contracted sales price with a potential buyer, less costs to sell. The impairment loss is the amount by which the carrying amount exceeds the estimated fair value. With respect to assets classified as held for use, if events or changes in circumstances, such as a significant decline in occupancy and change in use, indicate that the carrying value may be impaired, an impairment analysis is performed. Such analysis consists of determining whether the asset’s carrying amount will be recovered from its undiscounted estimated future operating cash flows, including estimated residual cash flows. These cash flows are estimated based on a number of assumptions that are subject to economic and market uncertainties including, among others, demand for space, competition for tenants, changes in market rental rates and costs to operate each property. If the carrying amount of a held for use asset exceeds the sum of its undiscounted future operating and residual cash flows, an impairment loss is recorded for the difference between estimated fair value of the asset and the net carrying amount. The Operating Partnership generally estimates the fair value of assets held for use by using discounted cash flow analysis; in some instances, appraisal information may be available and is used in addition to the discounted cash flow analysis. As the factors used in generating these cash flows are difficult to predict and are subject to future events that may alter the Operating Partnership’s assumptions, the discounted and/or undiscounted future operating and residual cash flows estimated by the Operating Partnership in its impairment analyses or those established by appraisal may not be achieved and the Operating Partnership may be required to recognize future impairment losses on its properties held for sale and held for use.

Sales of Real Estate

The Operating Partnership accounts for sales of real estate in accordance with SFAS No. 66, “Accounting for Sales of Real Estate” (“SFAS No. 66”). For sales transactions meeting the requirements of SFAS No. 66 for full profit recognition, the related assets and liabilities are removed from the balance sheet and the resultant gain or loss is recorded in the period the transaction closes. For sales transactions that do not meet the criteria for full profit recognition, the Operating Partnership accounts for the transactions in accordance with the methods specified in SFAS No. 66. For sales transactions with continuing involvement after the sale, if the continuing involvement with the property is limited by the terms of the sales contract, profit is recognized at the time of sale

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and is reduced by the maximum exposure to loss related to the nature of the continuing involvement. Sales to entities in which the Operating Partnership has or receives an interest are accounted for in accordance with partial sale accounting provisions as set forth in SFAS No. 66.

For sales transactions that do not meet sale criteria as set forth in SFAS No. 66, the Operating Partnership evaluates the nature of the continuing involvement, including put and call provisions, if present, and accounts for the transaction as a financing arrangement, profit-sharing arrangement, leasing arrangement or other alternate method of accounting, rather than as a sale, based on the nature and extent of the continuing involvement. Some transactions may have numerous forms of continuing involvement. In those cases, the Operating Partnership determines which method is most appropriate based on the substance of the transaction.

If the Operating Partnership has an obligation to repurchase the property at a higher price or at a future indeterminable value (such as fair market value), or it guarantees the return of the buyer’s investment or a return on that investment for an extended period, the Operating Partnership accounts for such transaction as a financing transaction. If the Operating Partnership has an option to repurchase the property at a higher price and it is likely it will exercise this option, the transaction is accounted for as a financing transaction. For transactions treated as financings, the Operating Partnership records the amounts received from the buyer as a financing obligation and continues to keep the property and related accounts recorded on its books. The results of operations of the property, net of expenses other than depreciation (net operating income), are reflected as “interest expense” on the financing obligation. If the transaction includes an obligation or option to repurchase the asset at a higher price, additional interest is recorded to accrete the liability to the repurchase price. For options or obligations to repurchase the asset at fair market value at the end of each reporting period, the balance of the liability is adjusted to equal the current fair value to the extent fair value exceeds the original financing obligation. The corresponding debit or credit will be recorded to a related discount account and the revised debt discount is amortized over the expected term until termination of the option or obligation. If it is unlikely such option will be exercised, the transaction is accounted for under the deposit method or profit-sharing method. If the Operating Partnership has an obligation or option to repurchase at a lower price, the transaction is accounted for as a leasing arrangement. At such time as these repurchase obligations expire, a sale will be recorded and gain recognized.

If the Operating Partnership retains an interest in the buyer and provides certain rent guarantees or other forms of support where the maximum exposure to loss exceeds the gain, the Operating Partnership accounts for such transaction as a profit-sharing arrangement. For transactions treated as profit-sharing arrangements, the Operating Partnership records a profit-sharing obligation for the amount of equity contributed by the other partner and continues to keep the property and related accounts recorded on its books. The results of operations of the property, net of expenses other than depreciation (net operating income), are allocated to the other partner for its percentage interest and reflected as “co-venture expense” in the Operating Partnership’s Consolidated Financial Statements. In future periods, a sale is recorded and profit is recognized when the remaining maximum exposure to loss is reduced below the amount of gain deferred.

Lease Incentives

The Operating Partnership accounts for lease incentive costs, which are payments made to or on behalf of a tenant as an incentive to sign the lease, in accordance with FASB Technical Bulletin (FTB) 88-1, “Issues Relating to Accounting for Leases.” These costs are capitalized in deferred leasing costs and amortized on a straight-line basis over the respective lease terms as a reduction of rental revenues.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

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1.	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES—Continued

Discontinued Operations

Properties that are sold or classified as held for sale are classified as discontinued operations in accordance with SFAS No. 144 and EITF Issue No. 03-13, “Applying the Conditions of Paragraph 42 of FASB Statement No. 144 in Determining Whether to Report Discontinued Operations,” (effective beginning in 2005) provided that (1) the operations and cash flows of the property will be eliminated from the ongoing operations of the Operating Partnership and (2) the Operating Partnership will not have any significant continuing involvement in the operations of the property after it is sold. Interest expense is included in discontinued operations if the related loan securing the sold property is paid off or assumed by the buyer in connection with the sale. If the property is sold to a joint venture in which the Operating Partnership retains an interest, the property will not be accounted for as a discontinued operation due to the Operating Partnership’s significant ongoing interest in the operations through its joint venture interest. If the Operating Partnership is retained to provide property management, leasing and/or other services for the property owner after the sale, the property generally will be accounted for as discontinued operations because the expected cash flows related to these management and leasing activities will generally not be significant in comparison to the cash flows from the property prior to sale.

Minority Interest

Minority interest in the accompanying Consolidated Financial Statements relates to a third-party’s ownership in a consolidated affiliate, Highwoods-Markel Associates, LLC (“Markel”), and a third party equity interest in two consolidated ventures formed during 2006 with Real Estate Exchange Services (“REES”) as described below.

Beginning January 1, 2006, the Operating Partnership began to record minority interest upon consolidation of Markel, a 50.0% owned affiliate, as a result of the Operating Partnership’s adoption of EITF Issue No. 04-5, as described below in “Impact of Newly Adopted and Issued Financial Standards.” Accordingly, the Consolidated Balance Sheet at January 1, 2006 included approximately $44 million of real estate assets, net of accumulated depreciation, and other assets, and approximately $39 million in mortgages and notes payable and other liabilities, with the remaining effects primarily to investments in unconsolidated affiliates and to minority interest.

The organizational documents of Markel require the entity to be liquidated through the sale of its assets upon reaching December 31, 2100. As controlling partner, the Operating Partnership has an obligation to cause this property-owning entity to distribute proceeds of liquidation to the minority interest partner in these partially owned properties only if the net proceeds received by the entity from the sale of its assets warrant a distribution as determined by the agreement. In accordance with the disclosure provisions of SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS No. 150”), the Operating Partnership estimates the value of minority interest distributions would have been approximately $12.1 million had the entity been liquidated as of December 31, 2006. This estimated settlement value is based on estimated third party consideration realizable by the entity upon a hypothetical disposition of the properties and is net of all other assets and liabilities. The amount of any actual distributions to the minority interest holder in this entity is difficult to predict due to many factors, including the inherent uncertainty of real estate sales. If the entity’s underlying assets are worth less than the underlying liabilities on the date of such liquidation, the Operating Partnership would have no obligation to remit any consideration to the minority interest holder.

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In the fourth quarter of 2006, the Operating Partnership entered into an agreement with REES to ground lease certain development land to special purpose entities owned by REES. Under the agreement, REES will contribute 7% of the costs of constructing properties on this land not to exceed $4.0 million outstanding at any time. REES will generally earn an agreed fixed return for its economic investment in these entities. The balance of development costs will be funded by third party construction loans. Until such third party construction loans are obtained, the remaining 93% of costs are being loaned by the Company to the entities. Subject to the exercise of a purchase option, it is expected that the properties will be acquired by the Operating Partnership in the future at an amount generally equal to the actual development costs incurred plus the fixed return earned by REES for its economic investment in these entities. As the Operating Partnership is considered the primary beneficiary, the Operating Partnership consolidates these entities in accordance with FIN 46(R). These entities will be re-evaluated for primary beneficiary status when the entities undertake additional activity, such as placing the development projects in-service. All costs to form the entities and other related fees have been expensed as incurred.

Investments in Joint Ventures

The Operating Partnership accounts for its investments in less than majority owned joint ventures, partnerships and limited liability companies under the equity method of accounting when, in accordance with EITF 04-5, the Operating Partnership’s interests represent a general partnership interest but substantive participating rights or substantive kick out rights have been granted to the limited partners or when the Operating Partnership’s interests do not represent a general partnership interest and the Operating Partnership does not control the major operating and financial policies of the entity. These investments are initially recorded at cost, as investments in unconsolidated affiliates, and are subsequently adjusted for the Operating Partnership’s share of earnings and cash contributions and distributions. To the extent the Operating Partnership’s cost basis at formation of the joint venture is different than the basis reflected at the joint venture level, the basis difference is amortized over the life of the related asset and included in the Operating Partnership’s share of equity in earnings of unconsolidated affiliates.

From time to time, the Operating Partnership contributes real estate assets to a joint venture in exchange for a combination of cash and an equity interest in the venture. The Operating Partnership assesses whether it has continuing involvement in the joint venture as defined in SFAS No. 66 and accounts for the transaction according to the nature and extent of such involvement. If substantially all the risks and rewards of ownership have transferred and there are no other activities which would represent continuing involvement with the property, a gain is recognized to the extent of the third party investor’s interest and the Operating Partnership accounts for its interest in the joint venture under the equity method of accounting as an unconsolidated affiliate as described in the preceding paragraph. If substantially all the risks and rewards of ownership of the property have not transferred or there are activities which would represent continuing involvement with the property, the transaction is accounted for as a financing or profit-sharing arrangement, leasing arrangement or other alternate method of accounting other than as a sale, as required by SFAS No. 66. See also “Sales of Real Estate” above.

Additionally, the joint ventures will frequently borrow money on their own behalf to finance the acquisition of, and/or leverage the return upon, the properties being acquired by the joint ventures or to build or acquire additional buildings. Such borrowings are typically on a non-recourse or limited recourse basis. The Operating Partnership generally is not liable for the debts of its joint ventures, except to the extent of the Operating Partnership’s equity investment, unless the Operating Partnership has directly guaranteed any of that debt

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(see Note 15 for further discussion). In most cases, the Operating Partnership and/or its joint venture partners are required to guarantee customary limited exceptions on non-recourse loans.

Rental and Other Revenues

In accordance with GAAP, rental revenue is recognized on a straight-line basis over the terms of the respective leases. This means that, with respect to a particular lease, actual amounts billed in accordance with the lease during any given period may be higher or lower than the amount of rental revenue recognized for the period. Straight-line rental revenue is commenced when the tenant assumes possession of the leased premises. Accrued straight-line rents receivable represents the amount by which straight-line rental revenue exceeds rents currently billed in accordance with lease agreements. Termination fees are recognized as revenue when the following four conditions are met: a fully executed lease termination agreement has been delivered; the tenant has vacated the space; the amount of the fee is determinable; and collectibility of the fee is reasonably assured.

Property operating cost recoveries from tenants (or cost reimbursements) are determined on a lease-by-lease basis. The most common types of cost reimbursements in the Operating Partnership’s leases are common area maintenance (“CAM”) and real estate taxes, where the tenant pays its pro-rata share of operating and administrative expenses and real estate taxes.

The computation of property operating cost recovery income from tenants is complex and involves numerous judgments, including the interpretation of terms and other tenant lease provisions. Leases are not uniform in dealing with such cost reimbursements and there are many variations in the computation. Many tenants make monthly fixed payments of CAM, real estate taxes and other cost reimbursement items. The Operating Partnership records these payments as income each month. The Operating Partnership makes adjustments, positive or negative, to cost recovery income to adjust the recorded amounts to the Operating Partnership’s best estimate of the final amounts to be billed and collected with respect to the cost reimbursements. After the end of the calendar year, the Operating Partnership computes each tenant’s final cost reimbursements and, after considering amounts paid by the tenants during the year, issues a bill or credit for the appropriate amount to the tenant. The differences between the amounts billed less previously received payments and the accrual adjustment are recorded as increases or decreases to cost recovery income when the final bills are prepared, usually beginning in March and completed by mid-year.

Allowance for Doubtful Accounts

Accounts receivable are reduced by an allowance for amounts that may become uncollectible in the future. The Operating Partnership’s receivable balance is comprised primarily of rents and operating cost recoveries due from tenants as well as accrued straight-line rents receivable. The Operating Partnership regularly evaluates the adequacy of its allowance for doubtful accounts. The evaluation primarily consists of reviewing past due account balances and considering such factors as the credit quality of the tenant, historical trends of the tenant and/or other debtor, current economic conditions and changes in customer payment terms. Additionally, with respect to tenants in bankruptcy, the Operating Partnership estimates the expected recovery through bankruptcy claims and increases the allowance for amounts deemed uncollectible. If the Operating Partnership’s assumptions regarding the collectibility of accounts receivable and accrued straight-line rents receivable prove incorrect, the Operating Partnership could experience write-offs of accounts receivable or accrued straight-line rents receivable in excess of its allowance for doubtful accounts.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

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1.	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES—Continued

Cash Equivalents

The Operating Partnership considers highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Restricted Cash

Restricted cash includes security deposits for the Operating Partnership’s commercial properties and construction-related escrows. In addition, the Operating Partnership maintains escrows and reserves, debt service, real estate taxes and property insurance established pursuant to certain mortgage financing arrangements and to un-encumber a secured property.

Redeemable Common Units and Preferred Units

The Operating Partnership accounts for Redeemable Common Units and Preferred Units in accordance with Accounting Series Release No. 268 issued by the SEC because the limited partners holding the Common Units have the right to put any and all of the Common Units to the Operating Partnership and the Company has the right to put any and all of the Preferred Units to the Operating Partnership in exchange for their liquidation preference plus accrued and unpaid distributions in the event of a corresponding redemption by the Company of the underlying Preferred Stock. Consequently, these Redeemable Common Units and Preferred Units are classified outside of permanent partners’ capital in the accompanying balance sheet. The recorded value of the Redeemable Common Units is based on fair value at the balance sheet date as measured by the closing price of Common Stock on that date multiplied by the total number of Redeemable Common Units outstanding. The recorded value of the Preferred Units is based on their redemption value.

Income Taxes

The Company has elected and expects to continue to qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). A corporate REIT is a legal entity that holds real estate assets and, through the payment of dividends to stockholders, is generally permitted to reduce or avoid the payment of federal and state income taxes at the corporate level. To maintain qualification as a REIT, the Company is required to distribute to its stockholders at least 90.0% of its annual REIT taxable income, excluding capital gains. The partnership agreement requires the Operating Partnership to pay economically equivalent distributions on outstanding Common Units at the same time that the Company pays dividends on its outstanding Common Stock. The minimum dividend per share of Common Stock required for the Company to maintain its REIT status (excluding any net capital gains) was $0.24 per share in 2005. Aggregate dividends paid on Preferred Stock exceeded REIT taxable income (excluding capital gains) in 2006, which resulted in no required dividend on Common Stock in 2006 for REIT qualification purposes. Continued qualification as a REIT depends on the Company’s ability to satisfy the dividend distribution tests, stock ownership requirements and various other qualification tests prescribed in the Code. The Operating Partnership conducts certain business activities through a taxable REIT subsidiary, as permitted under the Code. The taxable REIT subsidiary is subject to federal and state income taxes on its net taxable income and the Operating Partnership records provisions for such taxes, to the extent required, based on its income recognized for financial statement purposes, including the effects of temporary differences between such income and the amount recognized for tax purposes.

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No provision has been made pursuant to SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) for federal and state income taxes during the years ended December 31, 2006, 2005 and 2004 related to the Operating Partnership’s taxable REIT subsidiary. The taxable REIT subsidiary has operated at a cumulative taxable loss through December 31, 2006 of approximately $9.3 million and has paid no income taxes since its formation. In addition to the $3.6 million deferred tax asset for these cumulative tax loss carryforwards, the taxable REIT subsidiary also had net deferred tax liabilities of approximately $1.0 million comprised primarily of tax versus book basis differences in certain investments and depreciable assets held by the taxable REIT subsidiary. Because the future tax benefit of all of the cumulative losses is not assured, the approximate $2.6 million net deferred tax asset position of the taxable REIT subsidiary has been fully reserved as management does not believe that it is more likely than not that the net deferred tax asset will be recognized. Accordingly, no tax benefit has been recognized in the accompanying Consolidated Financial Statements. The tax benefit of the cumulative losses could be recognized for financial reporting purposes in future periods to the extent the taxable REIT subsidiary generates sufficient taxable income. If the Operating Partnership decided to sell certain properties acquired in prior years, the Company would incur a tax under Section 1374 of the Internal Revenue Code on the built-in gain relating to such properties unless such properties were sold in a tax-free exchange under Section 1031 of the Internal Revenue Code or another tax-free or tax-deferred transaction. The Operating Partnership would be required under its partnership agreement to reimburse the Company for such taxes. This situation only applies to assets originally acquired through the merger with J.C. Nichols Company in July 1998 or from like-kind exchanges of those assets. The tax under Section 1374 will not apply to any of such assets still owned by the Operating Partnership after July 2008.

Other than income taxes related to its taxable REIT subsidiary, the Operating Partnership does not reflect any income taxes in its financial statements, since as a partnership the taxable effects of its operations are attributed to its partners.

See Impact of Newly Adopted and Issued Accounting Standards below for discussion of the effect of FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes” on the Operating Partnership’s future accounting for income taxes.

Concentration of Credit Risk

Management of the Operating Partnership performs ongoing credit evaluations of its tenants. As of December 31, 2006, the properties (excluding residential units) to which the Company and/or the Operating Partnership have title and 100.0% ownership rights (the “Wholly Owned Properties”) were leased to 1,958 tenants in 12 geographic locations. The Operating Partnership’s tenants engage in a wide variety of businesses. No single tenant of the Wholly Owned Properties generated more than 6.8% of the Operating Partnership’s consolidated revenues during 2006. In addition, as described in Note 15, in connection with various real estate sales transactions, the Operating Partnership has guaranteed to the buyers the rental income during various future periods due from Capital One Services, Inc., a subsidiary of Capital One Financial Services, Inc. The maximum exposure under these guarantees related to Capital One Services, Inc. aggregated $4.1 million at December 31, 2006.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

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1.	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES—Continued

Employee Benefit Plans and Stock-Based Compensation

The Company grants restricted stock and stock options to employees. The Operating Partnership issues a Common Unit to the Company for each share of restricted stock issued to employees. Upon exercise of a stock option, the Company contributes the exercise price to the Operating Partnership in exchange for a Common Unit. As a result of the foregoing, the Operating Partnership accounts for such restricted stock and stock options as if issued by the Operating Partnership.

On January 1, 2003, the Operating Partnership adopted the fair value method of accounting for stock-based compensation under SFAS No. 123, “Accounting for Stock-Based Compensation.” Prior to that time, the Operating Partnership followed Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations.

Under SFAS No. 123, the fair value of a stock option is estimated using an option-pricing model that takes into account as of the grant date the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the expected term of the option. SFAS No. 123 provides examples of possible pricing models and includes the Black-Scholes pricing model, which the Operating Partnership has elected to use. The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable rather than for use in estimating the fair value of employee stock options subject to vesting and transferability restrictions. The Operating Partnership applied the prospective method of accounting and expenses all employee stock options (and similar awards) issued on or after January 1, 2003 over the vesting period based on the fair value of the award on the date of grant using the Black-Scholes valuation model.

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment,” which revised SFAS No. 123. SFAS No. 123(R) requires compensation costs related to share-based payment transactions to be recognized in the financial statements and forfeitures to be estimated at the grant date rather than as they occur. The Operating Partnership based its estimated forfeiture rate on historical forfeitures of all stock option grants. The Operating Partnership adopted SFAS No. 123(R) effective January 1, 2006 using the modified-prospective method and applies the provisions of SFAS No. 123(R) to all share-based compensation. The adoption of SFAS No. 123(R) did not have any material effects on the Operating Partnership’s results of operations for the year ended December 31, 2006.

Had the compensation cost for options issued before January 1, 2003 accounted for under APB 25 been determined based on the fair values at the grant dates for awards granted between January 1, 1995 and December 31, 2002, consistent with the provisions of SFAS No. 123(R), the Operating Partnership’s net income and net income per unit for 2005 and 2004 would have decreased to the pro forma amounts indicated below. Because options issued prior to January 1, 2002 were vested and fully expensed by December 31, 2005, and because options issued in 2002 were granted on March 1 and had only two months of expense in 2006, the impact on 2006 net income of adopting this aspect of SFAS No. 123(R) is not material.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

1.	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES—Continued

	Years Ended December 31,
	2005	2004
Net income available for common unitholders—as reported	$33,742	$12,112
Add: Stock option expense included in reported net income	484	341	(1)
Deduct: Total stock option expense determined under fair value recognition method for all awards	(727)	(784	)(1)

Pro forma net income available for common unitholders	$33,499	$11,669

Basic net income per common unit—as reported	$0.57	$0.21
Basic net income per common unit—pro forma	$0.57	$0.20
Diluted net income per common unit—as reported	$0.57	$0.21
Diluted net income per common unit—pro forma	$0.57	$0.20

(1)	Amounts include the effects of accounting for dividend equivalent rights.

Dividends paid on all outstanding restricted stock are non-forfeitable to the recipient and are paid at the same rate and on the same date as on shares of Common Stock, whether or not vested. Dividends on shares that are forfeited are accounted for as compensation expense with a corresponding credit to retained earnings.

Awards denominated in cash amounts granted in prior years under the Company’s Shareholder Value Plans are accounted for as liability awards.

Derivative Financial Instruments

The Operating Partnership’s interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, from time to time the Operating Partnership may enter into interest rate hedge contracts such as collars, swaps, caps and treasury lock agreements in order to mitigate its interest rate risk with respect to various debt instruments. The Operating Partnership does not hold these derivatives for trading or speculative purposes.

SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”), as amended by SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” requires the Operating Partnership to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of the derivative will either be offset against the change in fair value of the hedged assets, liabilities or firm commitments through earnings or will be recognized in Accumulated Other Comprehensive Loss (“AOCL”) until the hedged item is recognized in earnings. The ineffective portion of a derivative’s change in fair value is recognized in earnings.

To determine the fair value of derivative instruments, the Operating Partnership uses a variety of methods and assumptions that are based on market conditions and risks existing at each balance sheet date. For the majority of financial instruments, including most derivatives, standard market conventions and techniques such as discounted cash flow analysis, option pricing models, replacement cost and termination cost are used to determine fair value. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

1.	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES—Continued

On the date that the Operating Partnership enters into a derivative contract, the Operating Partnership designates the derivative as (1) a hedge of the variability of cash flows that are to be received or paid in connection with a recognized liability (a “cash flow” hedge), (2) a hedge of changes in the fair value of an asset or a liability attributable to a particular risk (a “fair value” hedge) or (3) an instrument that is held as a non-hedge derivative. Changes in the fair value of highly effective cash flow hedges, to the extent that the hedges are effective, are recorded in AOCL, until earnings are affected by the hedged transaction (i.e., until periodic settlements of a variable-rate liability are recorded in earnings). Any hedge ineffectiveness (which represents the amount by which the changes in the fair value of the derivative exceed the variability in the cash flows of the transaction) is recorded in current-period earnings. For derivatives designated as fair value hedges, changes in the fair value of the derivative and the hedged item related to the hedged risk are recognized in current-period earnings. Changes in the fair value of non-hedging instruments are reported in current-period earnings.

The Operating Partnership formally documents all relationships between hedging instruments and hedged items as well as its risk-management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as cash flow hedges to (1) specific assets and liabilities on the balance sheet or (2) forecasted transactions. The Operating Partnership also assesses and documents, both at the hedging instrument’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows associated with the hedged items. When the Operating Partnership determines that a derivative is not (or has ceased to be) highly effective as a hedge, the Operating Partnership discontinues hedge accounting prospectively.

The Operating Partnership is exposed to certain losses in the event of nonperformance by the counter party under any outstanding hedge contracts. The Operating Partnership expects the counter parties, which are major financial institutions, to perform fully under any such contracts. However, if any counter party was to default on its obligation under an interest rate hedge contract, the Operating Partnership could be required to pay the full rates on its debt, even if such rates were in excess of the rate in the contract.

Earnings Per Unit

The Operating Partnership computes earnings per unit in accordance with SFAS No. 128, “Earnings per Unit” (“SFAS No. 128”). Basic earnings per unit is computed by dividing net income available for common unitholders by the weighted average number of Common Units outstanding. Diluted earnings per unit is computed by dividing net income available for common unitholders by the weighted average number of Common Units plus the dilutive effect of options, warrants and convertible securities outstanding, using the “treasury stock” method. Earnings per unit data is required for all periods for which an income statement or summary of earnings is presented, including summaries outside the basic financial statements.

Impact of Newly Adopted and Issued Accounting Standards

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (SFAS No. 154). The Statement replaces Accounting Principles Board Opinion No. 20, “Accounting Changes” (APB Opinion No. 20) and Statement of Financial Accounting Standard No. 3, “Reporting Accounting Changes in Interim Financial Statements” and changes the requirements for the accounting for and reporting of a change in accounting principle. APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

1.	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES—Continued

to the new accounting principle. This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The Statement was effective for any accounting changes and corrections of errors made on or after January 1, 2006 and had no effect on the Operating Partnership’s 2006 Consolidated Financial Statements.

In June 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes, an interpretation of SFAS No. 109,” which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109. FIN 48 prescribes a comprehensive model for how companies should recognize, measure, present and disclose in their financial statements uncertain tax positions taken or expected to be taken in an income tax return. For those benefits recognized, a tax position must be more-likely-than-not to be sustained based solely upon the technical merits of the position. Such tax positions shall initially and subsequently be measured as the largest amount of tax benefit that, on a cumulative basis, is greater than 50% likely of being realized upon ultimate settlement with the tax authority assuming that the taxing authority has full knowledge of the position and all relevant facts. FIN 48 is effective for the Operating Partnership’s fiscal year beginning January 1, 2007. The Operating Partnership has assessed the effect of adopting FIN 48 and has reached a preliminary conclusion that there are no income taxes that would be recorded under FIN 48 with respect to it or its taxable subsidiary. This conclusion is subject to revision as management completes its analysis. The Company has preliminarily assessed the effect of adopting FIN 48 and expects to record a liability for approximately $1.4 million as of January 1, 2007 with an offsetting cumulative effect adjustment recorded to the beginning balance of retained earnings, which is subject to revision as management completes its analysis. Any such taxes recognized under FIN 48 and ultimately paid by the Company would be passed through to the Operating Partnership through provisions in the partnership agreement that provide that all costs of operating the Company are reimbursable by the Operating Partnership.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 becomes effective for the Operating Partnership on January 1, 2008. The Operating Partnership is currently evaluating the impact SFAS No. 157 may have on its financial condition and results of operations.

In September 2006, the SEC released Staff Accounting Bulletin No. 108 (“SAB 108”), which addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB 108 requires companies to quantify misstatements using both the balance sheet and income statement approaches and to evaluate whether either approach is material. If, in transition, in evaluating misstatements following an approach not previously used by the Operating Partnership, the effect of initial adoption is determined to be material, SAB 108 allows companies to record that effect as a cumulative effect adjustment to beginning retained earnings. The requirements of initially applying this guidance are effective for annual financial statements covering the first fiscal year ending after November 15, 2006. The adoption of SAB 108 in 2006 did not have an effect on the Operating Partnership’s financial condition and results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”), which permits all entities to choose to measure eligible items at fair value at specified election dates. SFAS No. 159 becomes effective for the Operating Partnership on

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

1.	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES—Continued

January 1, 2008. The Operating Partnership is currently evaluating the impact SFAS No. 159 may have on its financial condition and results of operations.

2.	INVESTMENTS IN UNCONSOLIDATED AND OTHER AFFILIATES

The Operating Partnership has various joint ventures with unrelated investors and has retained minority equity interests ranging from 22.8% to 50.0% in these joint ventures. The Operating Partnership generally accounts for its unconsolidated joint ventures using the equity method of accounting. As a result, the assets and liabilities of the joint ventures for which the Operating Partnership uses the equity method of accounting are not included on the Operating Partnership’s consolidated balance sheet.

The Operating Partnership has had four consolidated joint ventures. SF-HIW Harborview Plaza, LP is accounted for as a financing arrangement pursuant to SFAS No. 66, as described in Note 3; MG-HIW, LLC was accounted for as a financing arrangement pursuant to SFAS No. 66 as described in Note 3; The Vinings at University Center, LLC was consolidated pursuant to FIN 46(R) as described further below until late 2006 upon the sale of the venture’s assets and distribution of its net cash assets to its partners; and Markel is consolidated beginning January 1, 2006 pursuant to EITF 04-5, as discussed in Note 1.

Investments in unconsolidated affiliates consisted of the following as of December 31, 2006:

Joint Venture	Location of Properties	Total Rentable Square Feet (000)		Ownership Interest
Board of Trade Investment Company	Kansas City, MO	166		49.0%
Dallas County Partners I, LP	Des Moines, IA	641		50.0%
Dallas County Partners II, LP	Des Moines, IA	272		50.0%
Dallas County Partners III, LP	Des Moines, IA	7		50.0%
Fountain Three	Des Moines, IA	785		50.0%
RRHWoods, LLC	Des Moines, IA	800	(1)	50.0%
Plaza Colonnade, LLC	Kansas City, MO	290		50.0%
Highwoods DLF 98/29, LP	Atlanta, GA; Charlotte, NC; Greensboro, NC; Raleigh, NC; Orlando, FL; Baltimore, MD	1,199		22.8%
Highwoods DLF 97/26 DLF 99/32, LP	Atlanta, GA; Greensboro, NC; Orlando, FL	822		42.9%
Highwoods KC Glenridge Office, LP	Atlanta, GA	185		40.0%
Highwoods KC Glenridge Land, LP	Atlanta, GA	—		40.0%
HIW-KC Orlando LLC	Orlando, FL	1,273		40.0%
Concourse Center Associates, LLC	Greensboro, NC	118		50.0%
Weston Lakeside, LLC	Raleigh, NC	—	(2)	50.0%

Total		6,558	(3)

(1)	This joint venture also owns 418 rental residential units.

(2)	This joint venture was constructing 332 rental residential units at December 31, 2006. These assets were sold in February 2007 as described below.

(3)	Excludes properties held by consolidated joint ventures totaling 618,000 square feet.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

2.	INVESTMENTS IN UNCONSOLIDATED AND OTHER AFFILIATES—Continued

Combined summarized financial information for the Operating Partnership’s unconsolidated joint ventures is as follows:

	December 31,
	2006	2005
Balance Sheets:
Assets:
Real estate, net of accumulated depreciation	$655,817	$692,159
Other assets	93,298	94,880

Total assets	$749,115	$787,039

Liabilities and Partners’ and Shareholders’ Equity:
Mortgage debt (1)	$561,019	$558,177
Other liabilities	28,650	33,919
Partners’ and shareholders’ equity	159,446	194,943

Total Liabilities and Partners’ and Shareholders’ Equity Assets	$749,115	$787,039

The Operating Partnership’s share of historical partners’ and shareholders’ equity	$40,341	$ 55,316
Net excess of cost of investments over the net book value of underlying net assets (net of accumulated depreciation of $2,049 and $1,814, respectively) (2)	10,499	10,559

Carrying value of investments in unconsolidated joint ventures (3)	$50,840	$65,875

The Operating Partnership’s share of unconsolidated non-recourse mortgage debt (1)	$243,171	$241,340

(1)	The Operating Partnership’s share of the mortgage debt through maturity as of December 31, 2006 is as follows:

2007	$3,708
2008	4,600
2009	8,216
2010	23,384
2011	5,974
Thereafter	197,289

$243,171

The Operating Partnership generally is not liable for any of this debt, except to the extent of its investment, unless the Operating Partnership has directly guaranteed any of the debt (see Note 15). In most cases, the Operating Partnership and/or its strategic partners are required to guarantee customary limited exceptions on non-recourse loans.

(2)

This amount represents the aggregate difference between the Operating Partnership’s historical cost basis and the basis reflected at the joint venture level, which is typically amortized over the life of the related

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

2.	INVESTMENTS IN UNCONSOLIDATED AND OTHER AFFILIATES—Continued

asset. In addition, certain acquisition, transaction and other costs may not be reflected in net assets at the joint venture level.

(3)	During the third quarter of 2006, three of the Operating Partnership’s joint ventures located in Des Moines, Iowa made cash distributions aggregating $17.0 million in connection with a debt refinancing. The Operating Partnership received 50.0% of such distributions. As a result of these distributions, the Operating Partnership’s investment account in these joint ventures became negative. Although the new debt is non-recourse, the Operating Partnership and its partner have guaranteed other debt and have contractual obligations to support the joint ventures, which are included in the Guarantees and Other Obligations table in Note 15. Therefore, in accordance with SOP 78-9 “Accounting for Investments in Real Estate Ventures,” the Operating Partnership recorded the distributions as a reduction of the investment account and included the resulting negative investment balances of $6.5 million in accounts payable, accrued expenses and other liabilities in the Consolidated Balance Sheet at December 31, 2006.

	Years Ended December 31,
	2006	2005	2004
Income Statements:
Revenues	$127,289	$129,318	$103,684
Expenses:
Operating expenses	53,270	51,350	41,048
Depreciation and amortization	26,759	27,347	21,947
Interest expense and loan cost amortization	32,742	33,603	26,632
Loss on debt extinguishment	1,448	—	—

Total expenses	114,219	112,300	89,627

Net income	$13,070	$17,018	$14,057

The Operating Partnership’s share of:
Net income	$6,427	$8,863	$7,016

Depreciation and amortization (real estate related)	$10,821	$10,599	$8,653

Interest expense and loan cost amortization	$14,042	$14,437	$11,328

Loss on debt extinguishment	$724	$—	$—

The following summarizes the formation and principal activities of the Operating Partnership’s unconsolidated joint ventures.

Board of Trade Investment Company

The Operating Partnership has a 49.0% interest in Board of Trade Investment Company. The Operating Partnership is the property manager for the Board of Trade Investment Company joint venture, for which it receives property management fees.

Des Moines Joint Ventures

The Operating Partnership has a 50.0% ownership interest in a series of joint ventures with R&R Investors (the “Des Moines Joint Ventures”) relating to properties in Des Moines, Iowa.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

2.	INVESTMENTS IN UNCONSOLIDATED AND OTHER AFFILIATES—Continued

Highwoods DLF 98/29, L.P.

The Operating Partnership has a 22.81% interest in a joint venture (the “DLF I Joint Venture”) with Schweiz-Deutschland-USA Dreilander Beteiligung Objekt DLF 98/29-Walker Fink-KG (“DLF”). The Operating Partnership is the property manager and leasing agent of the DLF I Joint Venture’s properties and receives customary management and leasing fees. At the formation of this joint venture, the amount DLF contributed in cash to the venture was determined to be in excess of the amount required based on its ownership interest and on the final agreed-upon value of the real estate assets. The Operating Partnership agreed to repay this amount to DLF over 14 years. The payments of $7.2 million were discounted to net present value of $3.8 million using a discount rate of 9.62% specified in the agreement. Payments of $0.5 million were made in each of the years ended December 31, 2006, 2005 and 2004, of which $0.3 million in each year represented imputed interest expense. The balance at December 31, 2006 is $2.6 million, which is included in other liabilities. On March 12, 2007, the joint venture sold five of the 13 properties to a third party for gross proceeds of $34.2 million. The DLF I Joint Venture will record a gain in the first quarter of 2007 related to this sale and the Operating Partnership will record its proportionate share through equity in earnings of unconsolidated affiliates.

Highwoods DLF 97/26 DLF 99/32, L.P.

The Operating Partnership has a 42.93% interest in a joint venture (the “DLF II Joint Venture”) with Dreilander-Fonds 97/26 and 99/32 (“DLF II”). The Operating Partnership is the property manager and leasing agent of the DLF II Joint Venture’s properties and receives customary management and leasing fees.

Concourse Center Associates, LLC and Plaza Colonnade, LLC

The Operating Partnership has 50.0% interests in Concourse Center Associates, LLC and Plaza Colonnade, LLC. Unrelated investors own the remaining 50.0% ownership interest in the joint ventures. The Operating Partnership is the manager and leasing agent for the properties and receives customary management fees and leasing commissions.

MG-HIW Development Joint Ventures

On July 29, 2003, the Operating Partnership entered into an option agreement with its joint venture partner, Miller Global, to acquire Miller Global’s 50.0% interest in the assets encompassing 87,832 square feet of property and 7.0 acres of development land (zoned for the development of 90,000 square feet of office space) of MG-HIW Metrowest I, LLC and MG-HIW Metrowest II, LLC for $3.2 million. On March 2, 2004, the Operating Partnership exercised its option to acquire its partner’s 50.0% equity interest in the assets of MG-HIW Metrowest I, LLC and MG-HIW Metrowest II, LLC for $3.2 million, to bring its ownership interest in these entities to 100.0%. At that time, the Operating Partnership consolidated the assets and liabilities and recorded revenues and expenses of these entities on a consolidated basis. A $7.4 million construction loan to fund the development of this property, of which $7.3 million was outstanding at December 31, 2003, was paid in full by the Operating Partnership at closing.

Highwoods KC Glenridge Office, LP and Highwoods KC Glenridge Land, LP

On February 25, 2004, the Operating Partnership and Kapital-Consult, a European investment firm, formed these two ventures, which on February 26, 2004 acquired from a third party Glenridge Point Office Park, consisting of two office buildings aggregating 185,100 square feet and 2.9 acres of development land, located in

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

2.	INVESTMENTS IN UNCONSOLIDATED AND OTHER AFFILIATES—Continued

the Central Perimeter sub-market of Atlanta. The Operating Partnership contributed $10.0 million to the joint ventures in return for 40.0% equity interests in both ventures and Kapital-Consult contributed $14.9 million for 60.0% equity interests. In 2004 Highwoods KC Glenridge Office, LP entered into a $16.5 million ten-year secured loan on the office properties, and upon funding of the loan, the venture distributed cash of $6.5 million and $9.8 million to the Operating Partnership and to Kapital-Consult, respectively. The Operating Partnership is the manager and leasing agent for the office properties and receives customary management fees and leasing commissions. At December 31, 2006, the buildings were 96.6% occupied.

HIW-KC Orlando, LLC

On June 28, 2004, Kapital-Consult, a European investment firm, bought a 60.0% interest in HIW-KC Orlando, LLC. The Operating Partnership owns the remaining 40.0% interest. HIW-KC Orlando, LLC owns five in-service office properties, encompassing 1.3 million rentable square feet, located in the central business district of Orlando, Florida, which were valued under the joint venture agreement at $212.0 million. The joint venture borrowed $143.0 million under a ten-year fixed rate mortgage loan from a third party lender at the time of its formation. In connection with this transaction, the Operating Partnership agreed to guarantee rent to the joint venture for 3,248 rentable square feet commencing in August 2004 and expiring in April 2011. In connection with this guarantee, as of June 30, 2004, the Operating Partnership included $0.6 million in other liabilities and reduced the total amount of gain to be recognized by the same amount. Additionally, the Operating Partnership agreed to guarantee re-tenanting costs for approximately 11% of the joint venture’s total square footage. The Operating Partnership recorded a $4.1 million contingent liability with respect to such guarantee as of June 30, 2004 and reduced the total amount of gain to be recognized by the same amount. In the three year period ended December 31, 2006, the Operating Partnership paid $3.7 million in re-tenanting costs related to this guarantee. The contribution was accounted for as a partial sale as defined by SFAS No. 66 and the Operating Partnership recognized a $16.3 million gain in June 2004. Since the Operating Partnership has an ongoing 40.0% financial interest in the joint venture and since the Operating Partnership is engaged by the joint venture to provide management and leasing services for the joint venture, for which it receives customary management fees and leasing commissions, the operations of these properties were not reflected as discontinued operations consistent with SFAS No. 144 and the related gain on sale was included in continuing operations in the second quarter of 2004.

Weston Lakeside, LLC

On September 27, 2004, the Operating Partnership and an affiliate of Crosland, Inc. (“Crosland”) formed Weston Lakeside, LLC, in which the Operating Partnership has a 50.0% ownership interest. On June 29, 2005, the Operating Partnership contributed 22.4 acres of land at an agreed upon value of $3.9 million to this joint venture, and Crosland contributed approximately $2.0 million in cash. Immediately thereafter, the joint venture distributed approximately $1.9 million to the Operating Partnership and the Operating Partnership recorded a gain of $0.5 million. Crosland managed and operated this joint venture, which constructed approximately 332 rental residential units in three buildings, at a total estimated cost of approximately $33 million. Crosland received 3.25% of all project costs other than land as a development fee and 3.5% of the gross revenue of the joint venture in management fees. The joint venture financed the development with a $28.4 million construction loan guaranteed by Crosland. The Operating Partnership provided certain development services for the project and received a fee equal to 1.0% of all project costs excluding land. The Operating Partnership has accounted for this joint venture using the equity method of accounting. On February 22, 2007, the joint venture sold the 332

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

2.	INVESTMENTS IN UNCONSOLIDATED AND OTHER AFFILIATES—Continued

rental residential units to a third party for gross proceeds of $45.0 million. Mortgage debt in the amount of $27.1 million was paid off and various development related costs were paid. The Operating Partnership received a net distribution of $6.1 million and may receive a further small and final distribution. A gain of approximately $5 million will be recognized by the Operating Partnership in the first quarter of 2007 related to this sale. As of March 1, 2007, the joint venture is dormant pending the final distribution to the partners.

Consolidated Joint Ventures:

The following summarizes the formation and principal activities of the Operating Partnership’s consolidated joint ventures.

Highwoods-Markel Associates, LLC

In 1999 and 2003, the Operating Partnership contributed to this 50.0% owned joint venture a total of four in-service office properties located in Richmond, Virginia aggregating approximately 413,000 square feet. Our partner, Markel Corporation, occupies substantially all of this space for its own use. The Operating Partnership is the manager and leasing agent for the properties and receives customary management fees and leasing commissions. As further described in Note 1, the Operating Partnership began consolidating the Markel joint venture in January 2006 under the provisions of EITF No. 04-5.

SF-HIW Harborview Plaza, LP and MG-HIW, LLC

As further described in Note 3, the Operating Partnership contributed assets to these joint ventures which were accounted for as financing arrangements under SFAS No. 66. Accordingly, the assets were or continue to be consolidated in the Operating Partnership’s consolidated financial statements.

The Vinings at University Center, LLC

On December 22, 2004, the Operating Partnership and Easlan Investment Group, Inc. (“Easlan”) formed The Vinings at University Center, LLC. The Operating Partnership contributed 7.8 acres of land at an agreed upon value of $1.6 million to the joint venture in December 2004 in return for a 50.0% equity interest. Easlan contributed $1.1 million in the form of non-interest bearing promissory notes for a 50.0% equity interest in the joint venture. Upon formation, the joint venture entered into a $9.7 million secured construction loan to complete the construction of 156 residential units on the 7.8 acres of land. Easlan guaranteed this construction loan. The construction of the residential units was completed in the first quarter of 2006. Easlan was the manager and leasing agent for these residential units and received customary management fees and leasing commissions. The Operating Partnership has received development fees throughout the construction project. The Operating Partnership consolidated this joint venture from inception under the provisions of FIN 46(R) because Easlan had no at-risk equity and the Operating Partnership would absorb the majority of the joint venture’s expected losses. On November 1, 2006, the joint venture sold the residential units to a third party for gross proceeds of $14.3 million, paid off the construction note payable and made cash distributions to the partners. The Operating Partnership received a distribution of $2.9 million and recorded a gain of $1.4 million in the fourth quarter of 2006.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

2.	INVESTMENTS IN UNCONSOLIDATED AND OTHER AFFILIATES—Continued

Development, Leasing and Management Fees

As discussed above, the Operating Partnership receives development, management and leasing fees for services provided to certain of its joint ventures. These fees are recognized as income to the extent of the other joint venture partner’s interest and are shown in rental and other revenues, as follows:

	Years Ended December 31,
	2006	2005	2004
Development fees	$98	$42	$171
Management and leasing fees	1,817	1,855	1,515

Total fees	$1,915	$1,897	$1,686

3.	FINANCING ARRANGEMENTS

The following summarizes sale transactions in 2000 and 2002 that were or continue to be accounted for as financing arrangements under paragraphs 25 through 29 of SFAS No. 66 during the years ended December 31, 2006, 2005 and 2004.

SF-HIW Harborview Plaza, LP

On September 11, 2002, the Operating Partnership contributed Harborview Plaza, an office building located in Tampa, Florida, to SF-HIW Harborview Plaza, LP (“Harborview LP”), a newly formed entity, in exchange for a 20.0% limited partnership interest and $35.4 million in cash. The other partner contributed $12.6 million of cash and a new loan was obtained by the partnership for $22.8 million. In connection with this disposition, the Operating Partnership entered into a master lease agreement with Harborview LP for five years on the then vacant space in the building (approximately 20% of the building); occupancy was 99.6% at December 31, 2006. The Operating Partnership also guaranteed to Harborview LP the payment of tenant improvements and lease commissions of $1.2 million. The Operating Partnership’s maximum exposure to loss under the master lease agreement was $2.1 million at September 11, 2002 and was $0.3 million at December 31, 2006. Additionally, the Operating Partnership’s partner in Harborview LP was granted the right to put its 80.0% equity interest in Harborview LP to the Operating Partnership in exchange for cash at any time during the one-year period commencing September 11, 2014. The value of the 80.0% equity interest will be determined at the time that such partner elects to exercise its put right, if ever, based upon the then fair market value of Harborview LP’s assets and liabilities less 3.0%, which amount was intended to cover the normal costs of a sale transaction.

Because of the put option and the master lease agreement, this transaction is accounted for as a financing transaction as described in Note 1. Accordingly, the assets, liabilities and operations related to Harborview Plaza, the property owned by Harborview LP, including any new financing by the partnership, remain in the consolidated financial statements of the Operating Partnership. As a result, the Operating Partnership has established a financing obligation equal to the net equity contributed by the other partner. At the end of each reporting period, the balance of the financing obligation is adjusted to equal the greater of the original financing obligation or the current fair value of the put option discussed above. The value of the put option was $20.0 million at December 31, 2006. This amount is offset by a related discount account, which is being amortized prospectively through September 2014 as interest expense on financing obligation. The amount of the financing obligation, net of the discount amount, related to Harborview LP was $16.2 million at December 31, 2006. Additionally, the net income from the operations before depreciation of Harborview Plaza allocable to the 80.0%

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

3.	FINANCING ARRANGEMENTS—Continued

partner is recorded as interest expense on financing obligation. The Operating Partnership continues to depreciate the property and record all of the depreciation on its books. Any payments made under the master lease agreement were expensed as incurred ($0.1 million was expensed during each of the years ended December 31, 2006, 2005 and 2004) and any amounts paid under the tenant improvement and lease commission guarantee are capitalized and amortized to expense over the remaining lease term. At such time as the put option expires or is otherwise terminated, the Operating Partnership will record the transaction as a sale and recognize gain on sale.

Eastshore

On November 26, 2002, the Operating Partnership sold three buildings located in Richmond, Virginia (the “Eastshore” transaction) for a total price of $28.5 million in cash, which was paid in full by the buyer at closing. Each of the sold properties was a single tenant building leased on a triple-net basis to Capital One Services, Inc., a subsidiary of Capital One Financial Services, Inc. In connection with the sale, the Operating Partnership entered into a rental guarantee agreement for each building for the benefit of the buyer to guarantee any shortfalls that may be incurred in the payment of rent and re-tenanting costs for a five-year period from the date of sale (through November 2007). The Operating Partnership’s maximum exposure to loss under the rental guarantee agreements was $18.7 million at the date of sale and was $4.1 million as of December 31, 2006. No payments were made by the Operating Partnership during 2003 and 2002 in respect of these rent guarantees. However, in June 2004, the Operating Partnership began to make monthly payments to the buyer at an annual rate of $0.1 million as a result of the existing tenant renewing a lease in one building at a lower rental rate. The Operating Partnership began to make additional payments in June 2006 of approximately $0.1 million per month due to the tenant vacating space in one of the three buildings as of May 31, 2006. These payments will continue until the earlier of the end of the guarantee period or until replacement tenants are in place and paying amounts equal to or more than the current tenant.

These rent guarantees are a form of continuing involvement as discussed in paragraph 28 of SFAS No. 66. Because the guarantees cover the entire space occupied by a single tenant under a triple-net lease arrangement, the Operating Partnership’s guarantees were considered a guaranteed return on the buyer’s investment for an extended period of time. Therefore, through July 2005 the transaction had been accounted for as a financing transaction, following the accounting method described in Note 1. Accordingly, through July 2005 the assets, liabilities and operations were included in these Consolidated Financial Statements, and a financing obligation of $28.8 million was recorded, which represented the amount received from the buyer, adjusted for subsequent activity. The income from the operations of the properties, other than depreciation, was allocated 100.0% to the owner as interest expense on financing obligations. Payments made under the rent guarantees were charged to expense as incurred. This transaction was recorded as a completed sale transaction in July 2005 when the maximum exposure to loss under the guarantees became less than the related deferred gain; accordingly, $1.7 million in gain was recognized in the last six months of 2005, $3.6 million in gain was recognized in 2006 and additional gain will be recognized in 2007 as the maximum exposure under the guarantees is reduced. Payments made under rent guarantees after July 2005 are recorded as a reduction of the deferred gain.

MG-HIW, LLC

On December 19, 2000, the Operating Partnership formed MG-HIW, LLC, a joint venture with Miller Global. As of December 31, 2003, the assets in this joint venture consisted of five properties encompassing 1.3 million square feet located in the central business district of Orlando. The Operating Partnership assumed

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

3.	FINANCING ARRANGEMENTS—Continued

obligations to make improvements to the assets as well as master lease obligations and guarantees on certain vacant space. Additionally, the Operating Partnership guaranteed a leveraged internal rate of return (“IRR”) of 20.0% on Miller Global’s equity. The contribution in 2000 of these Orlando properties was accounted for as a financing arrangement under SFAS No. 66. Consequently, the assets, liabilities and operations related to the properties remained on the books of the Operating Partnership and a financing obligation was established for the amount of equity contributed by Miller Global related to the Orlando City Group. The income from operations of the properties, excluding depreciation, was allocated 80.0% to Miller Global and reported as “interest on financing obligations.” This financing obligation was also adjusted each period by accreting the obligation up to the 20.0% guaranteed internal rate of return by a charge to interest expense, such that the financing obligation equaled at the end of each period the amount due to Miller Global including the 20.0% guaranteed return. The Operating Partnership recorded interest expense on financing obligations in 2004 of $3.2 million, which includes amounts related to this IRR guarantee and payments made under the rental guarantees. The Operating Partnership continued to depreciate the Orlando properties and record all of the depreciation in its financial statements.

On July 29, 2003, the Operating Partnership also entered into an option agreement to acquire Miller Global’s 80.0% interest in the Orlando City Group. On March 2, 2004, the Operating Partnership exercised its option and acquired its partner’s 80.0% equity interest in the Orlando City Group of MG-HIW, LLC. At the closing of the transaction, the Operating Partnership paid its partner, Miller Global, $62.5 million, assumed the existing $136.2 million loan and a $7.5 million letter of credit previously delivered to the seller in connection with the option was cancelled. Since the initial contribution of these assets was accounted for as a financing arrangement and since the financing obligation was adjusted each period for the IRR guarantee, no gain or loss was recognized upon the extinguishment of the financing obligation. In June 2004, the Operating Partnership contributed these assets to HIW-KC Orlando, LLC as described in Note 2.

4.	ASSET DISPOSITIONS

Gains and impairments on disposition of properties, net, included in continuing operations (excluding impairments of assets held for use which are recorded in operating expenses as described in Note 12 consisted of the following:

	Years Ended December 31,
	2006	2005	2004
Gains on disposition of land	$12,043	$8,604	$4,728
Impairments on land	—	(2,124)	(1,972)
Gains on disposition of depreciable properties	4,114	7,692	18,880

Total	$16,157	$14,172	$21,636

Net gains on sale and impairments of discontinued operations consisted of the following:

	Years Ended December 31,
	2006	2005	2004
Gains on sales of depreciable properties	$14,640	$34,055	$9,380
Impairments of depreciable properties	—	(8,374)	(6,274)

Total	$14,640	$25,681	$3,106

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

4.	ASSET DISPOSITIONS—Continued

2007 Dispositions

In January 2007, the Operating Partnership sold six office properties, encompassing 69,000 rentable square feet, which were no longer in-service in Atlanta, Georgia for gross proceeds of approximately $9.5 million and a gain of approximately $5.6 million. In February 2007, the Operating Partnership sold four office properties encompassing 256,000 rentable square feet in Raleigh, North Carolina for gross proceeds of approximately $30.4 million and a gain of approximately $14.0 million. These 10 properties were classified as discontinued operations in the fourth quarter of 2006. In January 2007, the Operating Partnership sold 42 acres of land in Kansas City, Missouri for gross proceeds of approximately $16.5 million and a gain of approximately $12.4 million. The land and properties were classified as held for sale at December 31, 2006.

2006 Dispositions

During 2006, the Operating Partnership sold approximately 3.0 million square feet of office and industrial properties and the Vinings residential project for aggregate gross proceeds of approximately $240 million. The resultant gains, including recognition of certain gains deferred in prior years, are shown in the preceding table. The significant 2006 transactions are described below, all of which except land sales were recorded as discontinued operations. Certain other properties and development land were also classified as held for sale as of December 31, 2006.

In the first quarter of 2006, the Operating Partnership sold office and industrial properties encompassing 1,867,000 rentable square feet located in Atlanta, Georgia, Columbia, South Carolina and Tampa, Florida in a single transaction for gross proceeds of approximately $141 million. These properties were classified as held for sale as of December 31, 2005 and an impairment loss of $7.7 million was recorded in the fourth quarter of 2005. The properties subject to this sale were recorded as discontinued operations in the fourth quarter of 2005. Also, in the first quarter of 2006, the Operating Partnership sold an office property encompassing 132,000 rentable square feet located in Raleigh, North Carolina for gross proceeds of approximately $12.9 million. A gain of approximately $1.4 million was recorded in the first quarter of 2006. This property was classified as discontinued operations in the first quarter of 2006.

In the third quarter of 2006, the Operating Partnership sold five office and industrial properties aggregating 292,000 rentable square feet located in Raleigh, North Carolina for gross proceeds of approximately $22.8 million. A gain of approximately $2.8 million was recorded in the third quarter of 2006. These properties were classified as discontinued operations in the third quarter of 2006.

In the fourth quarter of 2006, the Operating Partnership sold the following assets: a retail property aggregating 105,000 rentable square feet located in Kansas City, Missouri for gross proceeds of approximately $10.5 million, with a gain of approximately $1.5 million; two office properties and 12 industrial properties aggregating 393,000 rentable square feet in Winston-Salem and Greensboro, North Carolina for gross proceeds of approximately $16.5 million, with a gain of approximately $3.5 million; and three office properties aggregating 193,000 rentable square feet in Tampa, Florida for gross proceeds of approximately $22 million, with a gain of approximately $3.7 million.

During 2006, the Operating Partnership also sold 220.7 acres of non-core land for gross sale proceeds of $34.5 million and gains of $12.0 million.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

4.	ASSET DISPOSITIONS—Continued

2005 Dispositions

During 2005, the Operating Partnership sold approximately 4.9 million square feet of office and industrial properties for gross proceeds of approximately $385 million (including the Eastshore transaction recognized as a completed sale in 2005 – see Note 3) and also sold or contributed to a joint venture approximately 200 acres of development land for gross proceeds of $25.1 million. The resultant gains and impairments, including recognition of certain gains deferred in prior years, are shown in the preceding table. The significant 2005 transactions are described below, all of which except the Eastshore transaction were recorded as discontinued operations. Certain other properties and development land were also classified as held for sale as of December 31, 2005.

In the first quarter of 2005, the Operating Partnership sold an office building in Raleigh, North Carolina to an owner/user for gross proceeds of approximately $27.3 million. In the first and second quarters, the Operating Partnership sold industrial buildings in Winston-Salem, North Carolina for gross proceeds of approximately $27.0 million, as more fully described in Note 8. In the second quarter, the Operating Partnership sold two vacant buildings in Highwoods Preserve, Tampa, Florida to an owner/user for gross proceeds of approximately $24.5 million. In the third quarter, the Operating Partnership sold all of its operating properties and certain vacant land in Charlotte, North Carolina and certain operating properties in Tampa, Florida in a single transaction for gross proceeds of approximately $228 million. In connection with this sale, the Operating Partnership closed its division office in Charlotte and incurred employee severance costs of approximately $0.6 million, which were charged to general and administrative expenses during the second and third quarters. In the third quarter of 2005, the Operating Partnership also recognized as a completed sale the disposition of three office buildings in Richmond, Virginia (the Eastshore transaction); Eastshore had been accounted for as a financing due to a significant guarantee of rent under leases in the sold properties that was made by the Operating Partnership when the sale occurred in 2002, as more fully described in Note 3.

2004 Dispositions

During 2004, the Operating Partnership sold approximately 1.3 million rentable square feet of office, industrial and retail properties and 88 residential units for gross proceeds of $96.5 million and also sold 213.7 acres of development land for gross proceeds of $35.7 million. The Operating Partnership also contributed approximately 1.3 million square feet of buildings and land to joint ventures. The resultant gains and impairments, including recognition of certain gains deferred in prior years, are shown in the preceding table. The larger 2004 transactions are described below, all of which except the HIW-KC Orlando, LLC transaction were recorded as discontinued operations. Certain other properties and development land were also classified as held for sale as of December 31, 2004.

Late in the second quarter 2004, the Operating Partnership sold a building located in Highwoods Preserve, Tampa, Florida to an owner/user for approximate gross proceeds of $20.2 million. The Operating Partnership recognized an impairment loss of $3.0 million in discontinued operations in April 2004 when the planned sale met the criteria to be classified as held for sale. As more fully described in Note 2, in the second quarter of 2004, the Operating Partnership sold a 60% interest in HIW-KC Orlando, LLC, which owns five office buildings in Orlando, Florida. The contribution was accounted for as a partial sale, and the Operating Partnership recognized a $16.3 million gain in June 2004. The operations of these properties were not reflected as discontinued operations consistent with SFAS No. 144, and the related gain on sale was included in continuing operations in the second quarter of 2004. In the fourth quarter of 2004, the Operating Partnership sold office and industrial buildings in four of its markets and one 88 unit residential building in Kansas City, Missouri for gross proceeds

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

4.	ASSET DISPOSITIONS—Continued

of $37.5 million. In the fourth quarter of 2004, the Operating Partnership also sold a building located in Orlando, Florida for gross proceeds of approximately $6.8 million, and an impairment loss of approximately $3.2 million was recognized in the fourth quarter 2004 prior to the closing of the sale. During 2004, the Operating Partnership also contributed 7.8 acres of land to The Vinings at University Center, LLC in which the Operating Partnership had a 50.0% equity interest. See Note 2 for further discussion of this joint venture.

5.	MORTGAGES, NOTES PAYABLE AND FINANCING OBLIGATIONS

The Operating Partnership’s consolidated mortgages and notes payable consisted of the following at December 31, 2006 and 2005:

	December 31, 2006	December 31, 2005
Mortgage loans payable:
8.17% mortgage loan due 2007	$61,426	$63,400
7.77% mortgage loan due 2009	82,622	84,671
7.87% mortgage loan due 2009	52,126	65,179
7.05% mortgage loan due 2012 (1)	190,000	135,229
6.03% mortgage loan due 2013	137,810	139,897
5.68% mortgage loan due 2013	123,271	125,446
5.74% to 9.00% mortgage loans due between 2007 and 2017 (2), (4)	83,477	53,317
Variable rate mortgage loan due 2007	—	3,478
Variable rate construction loans due 2007 (3)	10,897	50,499

	741,629	721,116

Unsecured indebtedness:
7.00% notes due 2006	—	110,000
7.13% notes due 2008	100,000	100,000
8.13% notes due 2009	50,000	50,000
7.50% notes due 2018	200,000	200,000
Term loan due 2006 (5)	—	100,000
Revolving credit facility due 2006 (5)	—	190,500
Revolving credit facility due 2009	361,500	—
Notes to General Partner due 2007 (6)	11,137	—

	722,637	750,500

Total	$1,464,266	$1,471,616

(1)	In December 2006, the Operating Partnership and the lender agreed to a loan modification pursuant to which an additional approximate $57 million in loan proceeds were provided to the Operating Partnership, the interest rate was reduced from 7.79% to 7.05% and the remaining term was increased by approximately one year.

(2)	Amount at both December 31, 2006 and 2005 includes $22.8 million of mortgage debt related to SF-HIW Harborview Plaza, LP. See Note 3.

(3)	Amount at December 31, 2005 includes a $7.7 million construction loan held by The Vinings at University Center, LLC, a consolidated 50.0% owned joint venture. During the fourth quarter of 2006, this joint venture sold its assets and paid off the related mortgage debt. See Note 2.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

5.	MORTGAGES, NOTES PAYABLE AND FINANCING OBLIGATIONS—Continued

(4)	Amount at December 31, 2006 includes $38.1 million of mortgage debt related to Markel, a consolidated 50.0% owned joint venture. See Notes 1 and 2.

(5)	In May, July, August and September 2005 and February 2006, the Operating Partnership obtained waivers from the lenders under its previous $250 million unsecured revolving credit facility and its various bank term loans related to timely reporting to the lenders of annual and quarterly financial statements and to covenant violations that could arise from future redemptions of Preferred Units due to the reclassification of the Preferred Units from equity to a liability during the period of time from the announcement of the redemption until the redemption is completed. The aforementioned modifications did not change the economic terms of the loans. In connection with these modifications, the Operating Partnership incurred certain loan costs that were capitalized and amortized over the remaining term of the loans. In November 2005, the Operating Partnership amended its previous $100 million bank term loan to extend the maturity date to July 17, 2006 and reduce the spread over the LIBOR interest rate from 130 basis points to 100 basis points. These loans were paid off in May 2006 in connection with the closing of the Operating Partnership’s new revolving credit facility described below.

(6)	Represents notes with an interest rate of LIBOR plus 80 basis points at December 31, 2006 due to the Company (General Partner) from REES, a consolidated entity as described in Note 1.

The following table sets forth the principal payments, including amortization, due on the Operating Partnership’s mortgages and notes payable as of December 31, 2006:

		Amounts due during years ending December 31,
	Total	2007	2008	2009	2010	2011	Thereafter
Fixed Rate Debt:
Unsecured (1):
Notes	$350,000	$—	$100,000	$50,000	$—	$—	$200,000
Secured:
Mortgage loans payable (2)	730,732	75,812	10,341	141,156	9,057	9,811	484,555

Total Fixed Rate Debt	1,080,732	75,812	110,341	191,156	9,057	9,811	684,555

Variable Rate Debt:
Unsecured:
Revolving credit facility	361,500	—	—	361,500	—	—	—
Notes due to General Partner	11,137	11,137	—	—	—	—	—
Secured:
Construction loans	10,897	10,897	—	—	—	—	—

Total Variable Rate Debt	383,534	22,034	—	361,500	—	—	—

Total Mortgages and Notes Payable	$1,464,266	$97,846	$110,341	$552,656	$9,057	$9,811	$684,555

(1)

The $350 million of unsecured notes bear interest at rates ranging from 7.125% to 8.125% with interest payable semi-annually in arrears. Any premium and discount related to the issuance of the unsecured notes,

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

5.	MORTGAGES, NOTES PAYABLE AND FINANCING OBLIGATIONS—Continued

together with other issuance costs, is being amortized to interest expense over the life of the respective notes as an adjustment to interest expense. All of the unsecured notes are redeemable at any time prior to maturity at the Operating Partnership’s option, subject to certain conditions including the payment of make-whole amounts. Under the indenture, the notes may be accelerated if the trustee or 25% of the holders provide written notice of a default and such default remains uncured after 60 days. The Operating Partnership is in compliance with all covenants under the indenture and is current on all payments required thereunder.

(2)	The mortgage loans payable are secured by real estate assets with an aggregate undepreciated book value of approximately $1.2 billion at December 31, 2006. The Operating Partnership’s fixed rate mortgage loans generally are either locked out to prepayment for all or a portion of their term or are prepayable subject to certain conditions including prepayment penalties.

On May 1, 2006, the Operating Partnership obtained a new $350 million, three-year unsecured revolving credit facility from Bank of America, N.A. The Operating Partnership used $273 million of proceeds from the new revolving credit facility, together with available cash, to pay off the remaining outstanding balance of $178 million under its previous revolving credit facility and a $100 million bank term loan, both of which were terminated. Loss on debt extinguishments of approximately $0.5 million was recorded in the second quarter of 2006.

On August 8, 2006, the Operating Partnership’s revolving credit facility was amended and restated as part of a syndication with a group of 15 banks. The revolving credit facility was also upsized from $350 million to $450 million. The Operating Partnership’s revolving credit facility is initially scheduled to mature on May 1, 2009. Assuming no default exists, the Operating Partnership has an option to extend the maturity date by one additional year and, at any time prior to May 1, 2008, may request increases in the borrowing availability under the credit facility by up to an additional $50 million. The interest rate is LIBOR plus 80 basis points and the annual base facility fee is 20 basis points. The revolving credit facility had $74.3 million of availability at December 31, 2006 and had $90.3 million of availability as of March 1, 2007.

On January 31, 2007, the Operating Partnership obtained a $150 million unsecured non-revolving credit facility. This facility has an initial term of six months and can be extended at the Operating Partnership’s option for two additional three-month periods provided the Operating Partnership is not in default. This facility has identical interest rate terms and financial covenants as the Operating Partnership’s revolving credit facility. The Operating Partnership currently intends to repay all amounts outstanding under the non-revolving facility with proceeds from newly issued secured or unsecured debt. As of March 1, 2007, there was $60.0 million borrowed on this non-revolving facility.

Other Information

The Operating Partnership’s credit facilities and the indenture that governs the Operating Partnership’s outstanding notes require it to comply with customary operating covenants and various financial and operating ratios. The Operating Partnership is currently in compliance with all such requirements.

In 1997, the Operating Partnership issued $100.0 million of Exercisable Put Option Notes due June 15, 2011 (the “Put Option Notes”). The Put Option Notes bore an interest rate of 7.19% from the date of issuance through June 15, 2004. After June 15, 2004, the interest rate to maturity on the Put Option Notes was required to be 6.39% plus the applicable spread determined as of June 10, 2004. In connection with the initial issuance of the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

5.	MORTGAGES, NOTES PAYABLE AND FINANCING OBLIGATIONS—Continued

Put Option Notes, a counter party was granted an option to purchase the Put Option Notes on June 15, 2004 at 100.0% of the principal amount. The counter party exercised this option and acquired the Put Option Notes on June 15, 2004. On that same date, the Operating Partnership exercised its option to acquire the Put Option Notes from the counter party for a purchase price equal to the sum of the present value of the remaining scheduled payments of principal and interest (assuming an interest rate of 6.39%) on the Put Option Notes, or $112.3 million. The difference between the $112.3 million and the $100.0 million was charged to loss on extinguishment of debt in the quarter ended June 30, 2004. The Operating Partnership borrowed funds from its revolving credit facility to make the $112.3 million payment.

Total interest capitalized to development projects was $5.0 million, $2.9 million and $1.1 million for the years ended December 31, 2006, 2005 and 2004, respectively.

Deferred Financing Costs

As of December 31, 2006 and 2005, deferred financing costs were $11.7 million and $12.5 million, respectively, and related accumulated amortization was $4.2 million and $5.8 million, respectively. Deferred financing costs include loan fees, loan closing costs, premium and discounts on bonds, notes payable and debt issuance costs. Amortization of bond premiums and discounts is included in contractual interest expense. All other amortization is shown as amortization of deferred financing costs. The scheduled future amortization of these deferred financings costs will be as follows:

	Contractual Interest	Deferred Financing	Total
2007	$111	$2,040	$2,151
2008	70	1,847	1,917
2009	37	977	1,014
2010	36	445	481
2011	36	442	478
Thereafter	227	1,270	1,497

	$517	$7,021	$7,538

Financing Obligations

The Operating Partnership’s financing obligations consisted of the following at December 31, 2006 and 2005:

	December 31, 2006	December 31, 2005
SF-HIW Harborview Plaza, LP financing obligation (1)	$16,157	$14,983
Tax increment financing obligation (2)	18,308	19,171
Capitalized ground lease obligation (3)	1,065	—

Total	$35,530	$34,154

(1)	See Note 3 for further discussion of this financing obligation.

(2)

In connection with tax increment financing for construction of a public garage related to an office building constructed by the Operating Partnership in 2000, the Operating Partnership is obligated to pay fixed special assessments over a 20-year period. The net present value of these assessments, discounted at 6.93% at the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

5.	MORTGAGES, NOTES PAYABLE AND FINANCING OBLIGATIONS—Continued

inception of the obligation, which represents the interest rate on the underlying bond financing, is shown as a financing obligation in the Consolidated Balance Sheet. The Operating Partnership also receives special tax revenues and property tax rebates recorded in interest and other income, which are intended, but not guaranteed, to provide funds to pay the special assessments.

(3)	Represents a capitalized lease obligation to the lessor of land on which the Operating Partnership is constructing a new building. The Operating Partnership is obligated to make fixed payments to the lessor through October 2022 and the lease provides for fixed price purchase options in the ninth and tenth years of the lease. The Operating Partnership intends to exercise the purchase option in order to prevent an economic penalty related to conveying the building to the lessor at the expiration of the lease. The net present value of the fixed rental payments and purchase option through the ninth year was calculated using a discount rate of 7.1%. The assets and liabilities under the capital lease are recorded at the lower of the present value of minimum lease payments or the fair value. The liability accretes each month for the difference between the interest rate on the financing obligation and the fixed payments. The accretion will continue until the liability equals the purchase option of the land in the ninth year of the lease.

6.	EMPLOYEE BENEFIT PLANS

Officer, Management and Director Compensation Programs

The officers of the Company, which is the sole general partner of the Operating Partnership, participate in an annual non-equity incentive program whereby they are eligible for incentive payments based on a percentage of their annual base salary. In addition to considering the pay practices of the Company’s peer group in determining each officer’s incentive payment percentage, the officer’s ability to influence the Company’s performance is also considered. Each officer has a target annual non-equity incentive payment percentage that ranges from 25.0% to 85.0% of base salary depending on the officer’s position. The officer’s actual incentive payment for the year is the product of the target annual incentive payment percentage times a performance ‘factor,’ which can range from zero to 200.0%. This performance factor depends upon the relationship between how various performance criteria compare with predetermined goals. For an officer who has division responsibilities, goals for certain performance criteria are based partly on the division’s actual performance relative to that division’s established goals for each criteria and partly on actual total Company performance relative to the same criteria. Incentive payments are accrued and expensed in the year earned and are generally paid in the first quarter of the following year.

Certain other members of management participate in an annual non-equity incentive program whereby a target annual cash incentive payment is established based upon the job responsibilities of their position. Incentive payment eligibility ranges from 10.0% to 40.0% of annual base salary. The actual incentive payment is determined by the overall performance of the Company and the individual’s performance during each year. These incentive payments are also accrued and expensed in the year earned and are generally paid in the first quarter of the following year.

The Company’s officers generally receive annual grants of stock options and restricted stock on March 1 of each year under the Amended and Restated 1994 Stock Option Plan (the “Stock Option Plan”). Stock options have also been granted to the Company’s directors; however, directors currently do not receive annual stock option grants. Restricted stock grants are also made annually to directors and certain non-officer employees. Stock options issued prior to 2005 vest ratably over four years and remain outstanding for 10 years. Stock options

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

6.	EMPLOYEE BENEFIT PLANS—Continued

issued in 2005 and 2006 continue to vest ratably over a four-year period, but remain outstanding for seven years. The value of all options as of the date of grant is calculated using the Black-Scholes option-pricing model, as described below.

The Company generally makes annual grants of time-based restricted Common Stock under its Stock Option Plan to its directors, officers and other employees. Shares of time-based restricted stock issued prior to 2005 generally vests 50.0% three years from the date of grant and the remaining 50.0% five years from date of grant. Shares of time-based restricted stock that were issued to officers and employees in 2005 will vest one-third on the third anniversary, one-third on the fourth anniversary and one-third on the fifth anniversary of the date of grant. Shares of time-based restricted stock that were issued to officers and employees in 2006 will vest 25% on the first, second, third and fourth anniversary dates, respectively. Shares of time-based restricted stock issued to directors generally vest 25% on January 1 of each successive year after the grant date. The value of grants of time-based restricted stock is based on the market value of Common Stock as of the date of grant and is amortized to expense over the respective vesting or service periods.

During 2005 and 2006, the Company also issued shares of restricted stock to officers under its Stock Option Plan that will vest if the Company’s total shareholder return exceeds the average total returns of a selected group of peer companies over a three-year period. If the Company’s total shareholder return does not equal or exceed such average total returns, none of the total return-based restricted stock will vest. The 2006 grants also contain a provision allowing for partial vesting if the annual total return in any given year of the three-year period exceeds 9% on an absolute basis. The Company’s total return on Common Stock was 50.6% in 2006, and accordingly 2,373 previously issued shares of total return-based restricted stock vested as of December 31, 2006, net of shares surrendered for withholding taxes. The grant date fair values of each such share of total return-based restricted stock were determined by an outside consultant to be approximately 76% and 87% of the market value of a share of Common Stock as of the grant dates for the 2005 and 2006 grants, respectively. The grant date fair value of these shares of total-return based restricted stock is being amortized to expense on a straight-line method over the three-year period.

During 2005 and 2006, the Company also issued shares of performance-based restricted stock to officers under its Stock Option Plan that will vest pursuant to performance-based criteria. The performance-based criteria are based on whether or not the Company meets or exceeds four operating and financial goals established under its Strategic Management Plan by the end of 2007 and 2008, respectively. To the extent actual performance equals or exceeds threshold performance goals, the portion of shares of performance-based restricted stock that vest can range from 50% to 100%. If actual performance does not meet such threshold goals, none of the performance-based restricted stock will vest. The fair value of performance-based restricted share grants is based on the market value of Common Stock as of the date of grant and the estimated performance to be achieved at the end of the three-year period. Such fair value is being amortized to expense during the period from grant date to December 31, 2007 and 2008, respectively, adjusting for the expected level of vesting that will occur at those dates.

Up to 100% of additional total return-based restricted stock and up to 50% of additional performance-based restricted stock may be issued at the end of the three-year periods if actual performance exceeds certain levels of performance. Such additional shares, if any, would be fully vested when issued. The Operating Partnership will also accrue and record expense for additional performance-based shares during the three-year period to the extent issuance of the additional shares is expected based on the Company’s current and projected actual performance.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

6.	EMPLOYEE BENEFIT PLANS—Continued

In accordance with SFAS No. 123(R), no expense is recorded for additional shares of total return-based restricted stock that may be issued at the end of the three-year period since that possibility is already reflected in the grant date fair value.

In 1997, the Company adopted the 1997 Performance Award Plan under which 349,990 nonqualified stock options granted to certain executive officers were accompanied by a dividend equivalent right (“DER”). No other options granted by the Company since 1997 have been accompanied by a DER. The plan provided that if the total return on a share of Common Stock exceeded certain thresholds during the five-year vesting period ending in 2002, the exercise price of such options with a DER would be reduced under a formula based on dividends and other distributions made with respect to such a share during the period beginning on the date of grant and ending upon exercise of such stock option. At the end of the five-year vesting period, the total return performance resulted in a reduction in the option exercise price of $6.098 per share. The exercise price per option share was further reduced by $2.96 as of December 31, 2004 as a result of the dividend payments on Common Stock from January 1, 2003 through December 31, 2004. Because of the exercise price reduction feature, the stock options accompanied by a DER were accounted for using variable accounting as provided in FASB Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation.” In December 2004, the Company entered into an agreement with the participants to cease the additional reduction in the option exercise price, which fixed the exercise price per share reduction at $9.06. As a result, variable accounting is no longer required after December 31, 2004 as both the number of options and the amount required to exercise is known. The Operating Partnership recorded compensation expense of $0.06 million for the year ended December 31, 2004. Because the exercise price was not reduced after December 31, 2004, no expense was required to be recognized in the years ended December 31, 2006 and 2005. As of December 31, 2006, there were 67,021 outstanding options whose exercise price had been reduced in prior periods as a result of the DERs.

During the years ended December 31, 2006, 2005 and 2004, the Operating Partnership recognized approximately $3.7 million, $2.9 million and $4.7 million, respectively, of stock-based compensation expense. Stock-based compensation expense for 2004 includes $2.3 million related to the accelerated vesting of stock options and restricted shares for the Company’s former Chief Executive Officer who retired on June 30, 2004. As of December 31, 2006, there was $5.9 million of total unrecognized stock-based compensation costs, which will be recognized over a weighted average remaining contractual term of 2.1 years.

The compensation and governance committee of the Company’s Board of Directors has retained the authority to grant non-equity incentive and equity incentive awards at its discretion.

Using the Black-Scholes option valuation model, the weighted average fair values of options granted during 2006, 2005 and 2004 were $4.00, $1.89 and $1.28, respectively, per option. The fair values of the options granted were determined at the grant dates using the following weighted average assumptions:

	2006	2005	2004
Risk free interest rate (1)	4.63%	4.19%	2.99%
Common stock dividend yield (2)	5.20%	6.45%	6.59%
Expected volatility (3)	18.90%	16.30%	17.57%
Average expected option life (years) (4)	4.75	7.0	9.2
Options granted	243,610	662,325	834,078

(1)	Represents interest rate on US treasury bonds having the same life as the estimated life of the option grants.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

6.	EMPLOYEE BENEFIT PLANS—Continued

(2)	The dividend yield is calculated utilizing the dividends paid for the previous one-year period and the per share price of Common Stock on the date of grant.

(3)	Based on the historical volatility of Common Stock over a period relevant to the related stock option grant.

(4)	The average expected option life for the 2006 grants is based on an analysis of historical company data. The average expected option life for the 2005 and 2004 grants is a weighted average of their respective contractual terms.

The following table summarizes information about all stock options outstanding at December 31, 2006:

	Options Outstanding
	Number of Shares	Weighted Average Exercise Price
Balances at December 31, 2005	5,153,648	$24.23
Options granted	243,610	32.40
Options forfeited	(18,262)	27.16
Options cancelled	(54,558)	26.51
Options exercised	(2,349,367)	24.46

Balances at December 31, 2006	2,975,071	$24.67

Cash received or receivable from options exercised was $43.3 million, $2.7 million and $3.2 million for the years ended December 31, 2006, 2005 and 2004, respectively. The total intrinsic value of options exercised during the years ended December 31, 2006, 2005 and 2004 was $30.5 million, $1.0 million and $1.0 million, respectively. The total intrinsic value of options outstanding at December 31, 2006, 2005 and 2004 was $47.9 million, $22.3 million and $18.9 million, respectively. The Company generally does not permit the net cash settlement of exercised stock options, but does permit net share settlement for certain qualified exercises. The Company has a policy of issuing new shares to satisfy stock option exercises.

The following table sets forth information at December 31, 2006 about (a) the outstanding number of vested stock options and those expected to vest and (b) the number of those options that are exercisable.

	Number of Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value (in 000s)	Weighted Average Remaining Life (years)
Outstanding	2,855,941	$24.64	$46,032	4.78
Exercisable	1,902,033	$23.32	$33,168	4.18

The following table summarizes activity in the year ended December 31, 2006 for all time-based restricted stock grants:

	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested shares outstanding at December 31, 2005	268,409 (1)	$24.79
Awarded and issued (2)	72,906	32.50
Vested (3)	(43,903)	24.22
Forfeited	(18,590)	25.68
Surrendered for payment of withholding taxes upon vesting (3)	(23,702)	23.82

Nonvested shares outstanding at December 31, 2006	255,120	$27.12

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

6.	EMPLOYEE BENEFIT PLANS—Continued

(1)	Amount includes the grant of 20,396 shares of restricted stock in 2005, which were not issued until 2006, and are included in the Consolidated Statement of Stockholders’ Equity at December 31, 2006.

(2)	The weighted average fair value at grant date of time-based restricted shares issued during the years ended December 31, 2006, 2005 and 2004 was $2.4 million, $2.5 million and $3.0 million, respectively.

(3)	The vesting date fair value of time-based restricted shares that vested during the years ended December 31, 2006, 2005 and 2004 was $2.2 million, $2.4 million and $3.2 million, respectively.

The following table summarizes activity in the year ended December 31, 2006 for all performance-based and total return-based restricted stock grants:

	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested shares outstanding at December 31, 2005	62,576	$26.82
Awarded and issued (1)	52,938	30.62
Vested (2)	(2,373)	28.52
Forfeited	(4,546)	28.19
Surrendered for payment of withholding taxes upon vesting (2)	(1,949)	28.52

Nonvested shares outstanding at December 31, 2006	106,646	$28.58

(1)	The weighted average fair value at grant date of performance and total return-based restricted shares issued during the years ended December 31, 2006 and 2005 was $1.6 million and $1.5 million, respectively. There were no performance-based and total return-based restricted shares issued during the year ended December 31, 2004.

(2)	The vesting date fair value of return-based restricted shares that vested during the year ended December 31, 2006 was $0.2 million. No performance-based or return-based restricted shares vested during 2005 and no performance-based or return-based restricted shares were granted in 2004.

1999 Shareholder Value Plan

Grants under the 1999 Shareholder Value Plan were intended to reward the executive officers of the Company when the total shareholder returns measured by increases in the market value of Common Stock plus dividends exceeded a comparable index of the Company’s peers over a three-year period. Annual grants under this Plan up to 2004 would result in cash payments based on the Company’s percentage change in shareholder return compared to the composite index of its peer group. If the Company’s performance is not at least 100% of the peer group, no payout is made. To the extent performance exceeds the peer group, the payout increases. No new grants were made under the 1999 Shareholder Value Plan in 2006 and 2005. There were no cash payouts for grants under this plan for the years ended December 31, 2005 and 2004, respectively. For the grants issued in early 2004 and whose three-year performance period ended on December 31, 2006, payments of approximately $0.9 million were made in early 2007. The 1999 Shareholder Value Plan is accounted for as a liability award and, accordingly, at each period-end, a liability equal to the current computed fair value under the plan for all outstanding plan units, adjusted for the three-year vesting period, is recorded with corresponding charges or credits to compensation expense. No compensation expense was required to be recognized during 2005 and 2004 for grants under this plan; approximately $0.9 million was recognized as expense in 2006.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

6.	EMPLOYEE BENEFIT PLANS—Continued

Retirement Plan

Effective for 2006, the Company adopted a retirement plan applicable to all employees, including executive officers, who, at the time of retirement, have at least 30 years of continuous qualified service or are at least 55 years old and have at least 10 years of continuous qualified service. Subject to advance retirement notice and execution of a non-compete agreement with the Company, eligible retirees would be entitled to receive a pro rata amount of the annual incentive payment earned during the year of retirement. Stock options and time-based restricted stock granted by the Company to such eligible retiree during his or her employment would be non-forfeitable and become exercisable according to the terms of their original grants. Eligible retirees would also be entitled to receive a pro rata amount of any performance-based and total return-based restricted stock originally granted to such eligible retiree during his or her employment that subsequently vests after the retirement date according to the terms of their original grants. The benefits of this retirement plan apply only to restricted stock and stock option grants beginning in 2006 and will be phased in 25% on March 1, 2006 and 25% on each anniversary thereof. For employees eligible for these benefits as of the date of grant after March 1, 2006, 25% of their grants were fully expensed at the grant date, which increased compensation expense by approximately $0.2 million in the year ended December 31, 2006. Grants made prior to 2006 are unaffected.

Deferred Compensation

The Company has a deferred compensation plan pursuant to which each executive officer and director can elect to defer a portion of base salary and/or annual incentive payments (or director fees) for investment in various unrelated mutual funds. Prior to January 1, 2006, executive officers and directors also could elect to defer cash compensation for investment in units of phantom common stock of the Company. At the end of each calendar quarter, any executive officer and director who deferred compensation into phantom stock was credited with units of phantom stock at a 15.0% discount. Dividends on the phantom units are assumed to be issued in additional units of phantom stock at a 15.0% discount. If an officer that deferred compensation under this plan leaves the Company’s employ voluntarily or for cause within two years after the end of the year in which such officer deferred compensation for units of phantom stock, at a minimum, the 15.0% discount and any deemed dividends are forfeited. Over the two-year vesting period, the Operating Partnership records additional compensation expense equal to the 15.0% discount, the accrued dividends and any changes in the market value of Common Stock from the date of the deferral, which aggregated $1.6 million, $0.4 million and $0.5 million for the years ended December 31, 2006, 2005 and 2004, respectively. Cash payments from the plan for the years ended December 31, 2006, 2005 and 2004 were $0.5 million, $0.02 million and $0.9 million, respectively. Transfers made from the phantom stock investment to other investments in the deferred compensation plan for the year ended December 31, 2006 was $1.1 million. There were no transfers made for the years ended December 31, 2005 and 2004.

401(k) Savings Plan

The Operating Partnership has a 401(k) savings plan covering substantially all employees who meet certain age and employment criteria. The Operating Partnership contributes amounts for each participant at a rate of 75% of the employee’s contribution (up to 6% of each employee’s salary). During 2006, 2005 and 2004, the Operating Partnership contributed $1.1 million, $1.1 million and $1.2 million, respectively, to the 401(k) savings plan. Administrative expenses of the plan are paid by the Operating Partnership.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

6.	EMPLOYEE BENEFIT PLANS—Continued

Employee Stock Purchase Plan

The Company has an Employee Stock Purchase Plan for all active employees under which employees can elect to contribute up to 25.0% of their base and annual incentive compensation for the purchase of Common Stock. At the end of each three-month offering period, the contributions in each participant’s account balance, which includes accrued dividends, are applied to acquire shares of Common Stock at a cost that is calculated at 85.0% of the lower of the average closing price on the New York Stock Exchange on the five consecutive days preceding the first day of the quarter or the five days preceding the last day of the quarter. During the year ended December 31, 2004, the Company issued 33,693 new shares of Common Stock under the Employee Stock Purchase Plan. The Operating Partnership issues one Common Unit to the Company in exchange for the price paid for each share of Common Stock. SEC rules prohibited the Company from issuing shares of Common Stock pursuant to the plan under the Company’s Form S-8 registration statement during most of 2005 because of the delay in the filing of the Company’s SEC reports. As a result, no shares were issued during 2005 under the plan, and the funds were held by a trustee. In 2006, the Company issued 60,471 shares of Common Stock under the Employee Stock Purchase Plan, which included shares purchased using the funds held by such trustee. The discount on newly issued shares is expensed by the Operating Partnership as additional compensation and aggregated $0.2 million in each of the years ended December 31, 2006, 2005 and 2004, respectively.

7.	RENTAL AND OTHER REVENUES; RENTAL PROPERTY AND OTHER EXPENSES

The Operating Partnership’s real estate assets are leased to tenants under operating leases, substantially all of which expire over the next 10 years. The minimum rental amounts under the leases are generally either subject to scheduled fixed increases or adjustments based on the Consumer Price Index. Generally, the leases also require that the tenants reimburse the Operating Partnership for increases in certain costs above the base-year costs. Rental and other revenues from continuing operations consist of the following:

	Years Ended December 31,
	2006	2005	2004
Contractual rents	$355,896	$338,442	$336,567
Straight-line rental income, net	8,044	6,650	6,601
Lease incentive amortization	(796)	(868)	(727)
Property operating cost recovery income	40,323	34,369	31,248
Lease termination fees	2,792	5,875	3,471
Fee income	6,001	4,950	4,639
Other miscellaneous operating income	4,435	6,657	7,788

	$416,695	$396,075	$389,587

Rental property and other expenses from continuing operations consist of the following:

	Years Ended December 31,
	2006	2005	2004
Maintenance, cleaning and general building	$53,523	$50,123	$49,043
Utilities, insurance and real estate taxes	81,609	73,832	72,116
Division and allocated administrative expenses	12,257	10,440	9,080
Other miscellaneous operating expenses	5,676	6,927	7,156

	$153,065	$141,322	$137,395

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

7.	RENTAL AND OTHER REVENUES; RENTAL PROPERTY AND OTHER EXPENSES—Continued

Expected future minimum base rents to be received over the next five years and thereafter from tenants for leases in effect at December 31, 2006 for the Wholly Owned Properties (including properties held for sale) are as follows:

2007	$358,823
2008	332,844
2009	286,718
2010	238,445
2011	190,922
Thereafter	657,750

$2,065,502

8.	RELATED PARTY TRANSACTIONS

The Operating Partnership had a contract to acquire development land in the Bluegrass Valley office development project from GAPI, Inc., a corporation controlled by Gene H. Anderson, an executive officer and director of the Company. Under the terms of the contract, the development land was purchased in phases, and the purchase price for each phase or parcel was settled in cash and/or Common Units. The price for the various parcels was based on an initial value for each parcel, adjusted for an interest factor, applied up to the closing date and also for changes in the value of the Common Units. On January 17, 2003, the Operating Partnership acquired an additional 23.5 acres of this land from GAPI, Inc. for 85,520 shares of the Company’s Common Stock and $384,000 in cash for total consideration of $2.3 million. In May 2003, 4.0 acres of the remaining acres not yet acquired by the Operating Partnership was taken by the Georgia Department of Transportation to develop a roadway interchange for consideration of $1.8 million. The Department of Transportation took possession and title of the property in June 2003. As part of the terms of the contract between the Operating Partnership and GAPI, Inc., the Operating Partnership was entitled to and received in 2003 the $1.8 million proceeds from the condemnation. In July 2003, the Operating Partnership appealed the condemnation and is currently seeking additional payment from the state; the recognition of any gain has been deferred pending resolution of the appeal process. In April 2005, the Operating Partnership acquired for cash an additional 12.1 acres of the Bluegrass Valley land from GAPI, Inc. and also settled for cash the final purchase price with GAPI, Inc. on the 4.0 acres that were taken by the Georgia Department of Transportation, which aggregated approximately $2.7 million, of which $0.7 million was recorded as a payable to GAPI, Inc. on the Operating Partnership’s financial statements as of December 31, 2004. In August 2005, the Operating Partnership acquired 12.7 acres, representing the last parcel of land to be acquired, for cash of $3.2 million. The Operating Partnership believes that the purchase price with respect to each land parcel was at or below market value based on market data and on the subsequent sale of the land at a significant gain, as discussed below. These transactions were unanimously approved by the full Board of Directors with Mr. Anderson abstaining from the vote. The contract provided that the land parcels could be paid in Common Units or in cash, at the option of the seller. This feature constituted an embedded derivative pursuant to SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” The embedded derivative feature was accounted for separately and adjusted based on changes in the fair value of the Common Units. This resulted in decreases to other income of $0.4 million and $0.2 million in 2004 and 2005, respectively. The embedded derivative expired upon the closing of the final land transaction in August 2005.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

8.	RELATED PARTY TRANSACTIONS—Continued

The majority of the Bluegrass land that the Operating Partnership acquired from GAPI, Inc. was sold in the fourth quarter of 2006 to a third party for a gain of approximately $7.0 million. In connection with the sale, it was determined that a portion of the Bluegrass land that was acquired from GAPI, Inc. pursuant to this staged land take-down arrangement was not usable or saleable for future development. The original purchase contract requires GAPI, Inc. to reimburse the Operating Partnership for the value of any unusable acreage. Based on current estimates, GAPI, Inc. may be required to reimburse the Operating Partnership for up to $750,000 pending final resolution of the matter in accordance with and in the manner required by the original contract.

On February 28, 2005 and April 15, 2005, the Operating Partnership sold through a third party broker three non-core industrial buildings in Winston-Salem, North Carolina to John L. Turner and certain of his affiliates for a gross sales price of approximately $27.0 million, of which $20.3 million was paid in cash and the remainder from the surrender of 256,508 Common Units. The Operating Partnership recorded a gain of approximately $4.8 million upon the closing of these sales. Mr. Turner, who was a director at the time of these transactions, retired from the Board of Directors effective December 31, 2005. The Operating Partnership believes that the purchase price paid for these assets by Mr. Turner and his affiliates was equal to their fair market value based on extensive marketing of the properties prior to this sale. The sales were unanimously approved by the full Board of Directors with Mr. Turner not being present to discuss or vote on the matter.

9.	PARTNERS’ CAPITAL

Distributions

Distributions paid per Common Unit (including Redeemable Common Units) were $1.70 for each of the years ended December 31, 2006, 2005 and 2004.

The Company’s and the Operating Partnership’s tax returns have not been examined by the IRS and, therefore, the taxability of the Company’s dividends and the Operating Partnership’s distributions is subject to change.

On January 31, 2007, the Board of Directors declared a cash distribution of $0.425 per Common Unit payable on March 2, 2007 to unitholders of record on February 12, 2007.

Redeemable Common Units

Generally, the Operating Partnership is obligated to redeem each Redeemable Common Unit at the request of the holder thereof for cash equal to the value of one share of Common Stock based on the average of the market price for the 10 trading days immediately preceding the notice date of such redemption, provided that the Company at its option may elect to acquire any such Redeemable Common Unit presented for redemption for cash or one share of Common Stock. When a holder redeems a Redeemable Common Unit for a share of Common Stock or cash, the Company’s share in the Operating Partnership will be increased. The Common Units owned by the Company are not redeemable.

Preferred Units

Below is a tabular presentation of the Operating Partnership’s Preferred Units as of December 31, 2006 and 2005:

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

9.	PARTNERS’ CAPITAL —Continued

Preferred Unit Issuances	Issue Date	Number of Units Issued Originally	Number of Units Outstanding	Carrying Value	Liquidation Preference Per Unit	Optional Redemption Date	Annual Distributions Payable Per Unit
		(in thousands)	(in thousands)
December 31, 2006:
8 5/8% Series A Cumulative Redeemable	2/12/1997	125	105	$104,945	$1,000	02/12/2027	$86.25
8% Series B Cumulative Redeemable	9/25/1997	6,900	3,700	$92,500	$25	09/25/2002	$2.00
December 31, 2005:
8 5/8% Series A Cumulative Redeemable	2/12/1997	125	105	$104,945	$1,000	02/12/2027	$86.25
8% Series B Cumulative Redeemable	9/25/1997	6,900	5,700	$142,500	$25	09/25/2002	$2.00

The net proceeds raised from Preferred Stock issuances were contributed by the Company to the Operating Partnership in exchange for Preferred Units in the Operating Partnership. The terms of each series of Preferred Units generally parallel the terms of the respective Preferred Stock as to distributions, liquidation and redemption rights.

The Operating Partnership used some of the proceeds from its disposition activities described in Note 4 to redeem, in August 2005, all of the Operating Partnership’s outstanding Series D Preferred Units and 1.2 million of its outstanding Series B Preferred Units, aggregating $130.0 million plus accrued distributions and, in February 2006, 2.0 million of its outstanding Series B Preferred Units aggregating $50.0 million plus accrued distributions. In connection with these redemptions of Preferred Units, the excess of the redemption cost over the net carrying amount of the redeemed units was recorded as a reduction to net income available for common unitholders in accordance with EITF Topic D-42. These reductions amounted to $4.3 million and $1.8 million for the third quarter 2005 and first quarter 2006, respectively.

10.	DERIVATIVE FINANCIAL INSTRUMENTS

The Operating Partnership had no outstanding hedge or derivative financial instruments during 2006. During 2004 through June 1, 2005 the Operating Partnership had an interest rate swap that effectively fixed the LIBOR base rate on $20.0 million of floating rate debt at 1.59%.

The Accumulated Other Comprehensive Loss (“AOCL”) balance at December 31, 2006 and 2005 was $1.5 million and $2.2 million, respectively, and consisted of deferred gains and losses from past cash flow hedging instruments which are being recognized as interest expense over the terms of the related debt (see Note 11). The Operating Partnership expects that the portion of the cumulative loss recorded in AOCL at December 31, 2006 associated with these derivative instruments, which will be recognized as interest expense within the next 12 months, will be approximately $0.7 million.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

10.	DERIVATIVE FINANCIAL INSTRUMENTS—Continued

As described in Note 8, the land purchase agreement with GAPI, Inc. included an embedded derivative feature due to the price for the land parcels being determined by the fair value of Common Units, which was accounted for in accordance with SFAS No. 133.

11.	OTHER COMPREHENSIVE INCOME

Other comprehensive income represents net income plus the changes in certain amounts deferred in accumulated other comprehensive income/(loss) related to hedging activities not reflected in the Consolidated Statements of Income. The components of other comprehensive income are as follows:

	Years Ended December 31,
	2006	2005	2004
Net income	$56,307	$65,252	$42,964
Other comprehensive income:
Realized derivative gains/(losses) on cash-flow hedges	—	(101)	79
Amortization as interest expense of hedging gains and losses included in other comprehensive income	697	703	757

Total other comprehensive income	697	602	836

Total comprehensive income	$57,004	$65,854	$43,800

12.	DISCONTINUED OPERATIONS AND THE IMPAIRMENT OF LONG-LIVED ASSETS

As part of its business strategy, the Operating Partnership will from time to time selectively dispose of non-core properties in order to use the net proceeds for investments or other purposes. The table below sets forth the net operating results and net carrying value of those assets classified as discontinued operations in the Operating Partnership’s Consolidated Financial Statements. These assets classified as discontinued operations comprise 8.9 million square feet of office and industrial properties and 261 residential units sold during 2006, 2005 and 2004 and 0.3 million square feet of property held for sale at December 31, 2006. These long-lived assets relate to disposal activities that were initiated subsequent to the effective date of SFAS No. 144, or that met certain stipulations prescribed by SFAS No. 144. The operations of these assets have been reclassified from the ongoing operations of the Operating Partnership to discontinued operations, and the Operating Partnership will not have any significant continuing involvement in the operations after the disposal transactions:

	Years Ended December 31,
	2006	2005	2004
Rental and other revenues	$12,976	$54,357	$83,450
Operating expenses:
Rental property and other expenses	5,254	22,976	34,746
Depreciation and amortization	3,386	16,811	25,309
Impairment of assets held for use	—	—	1,770
General and administrative	87	859	498

Total operating expenses	8,727	40,646	62,323
Interest expense	560	1,218	1,561
Other income	65	195	230

Income from discontinued operations before net gains on sales and impairment of discontinued operations	3,754	12,688	19,796
Gains on sales and impairment of discontinued operations	14,640	25,681	3,106

Total discontinued operations	$18,394	$38,369	$22,902

Carrying value of assets held for sale and assets sold during the year	$228,403	$522,830	$622,786

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

12.	DISCONTINUED OPERATIONS AND THE IMPAIRMENT OF LONG-LIVED ASSETS—CONTINUED

SFAS No. 144 also requires that a long-lived asset classified as held for sale be measured at the lower of the carrying value or fair value less cost to sell. As a result, the Operating Partnership recorded impairments with respect to certain properties sold or held for sale aggregating $8.4 million and $6.3 million during the years ended December 31, 2005 and 2004, respectively. These impairments were included in discontinued operations. There were no such impairments recorded in the year ended December 31, 2006.

At December 31, 2006, the Operating Partnership had 0.3 million rentable square feet of properties and 108 acres of development land classified as held for sale. As of March 1, 2007, most of these assets had been sold.

The following table includes the major classes of assets and liabilities of the properties held for sale as of December 31, 2006 and 2005:

	December 31,
	2006	2005
Land	$3,462	$28,716
Land held for development	14,210	19,653
Buildings and tenant improvements	21,949	165,961
Development in process	—	(28)
Accumulated depreciation	(6,829)	(42,296)

Net real estate assets	32,792	172,006
Deferred leasing costs, net	435	2,503
Accrued straight line rents receivable	727	2,674
Prepaid expenses and other	212	52

Total assets	$34,166	$177,235

Tenant security deposits, deferred rents and accrued costs (1)	$525	$1,240

Mortgages payable (2)	$—	$1,873

(1)	Included in accounts payable, accrued expenses and other liabilities.

(2)	Included in mortgages and notes payable.

SFAS No. 144 also requires that if indicators of impairment exist, the carrying value of a long-lived asset classified as held for use be compared to the sum of its estimated undiscounted future cash flows. If the carrying value is greater than the sum of its undiscounted future cash flows, an impairment loss should be recognized for the excess of the carrying amount of the asset over its estimated fair value. During 2006, one office property which was classified as held for use had indicators of impairment where the carrying value exceeded the sum of undiscounted future cash flows. Accordingly, the Operating Partnership recognized an impairment loss of $2.6 million which was included in impairment of assets held for use for the year ended December 31, 2006. During 2005, one land parcel and one office property which were classified as held for use had indicators of impairment where the carrying value exceeded the sum of undiscounted future cash flows. Accordingly, the Operating Partnership recognized impairment losses of $7.6 million which were included in impairment of assets held for use for the year ended December 31, 2005. During 2004, there were two properties held for use, one of which was later sold in 2004 and the other was sold in 2005, with indicators of impairment where the carrying value exceeded the sum of undiscounted future cash flows. Accordingly impairment losses of $1.8 million were recognized during the year ended December 31, 2004. Since these properties subsequently were sold, the impairment losses have now been classified in income from discontinued operations.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

13.	EARNINGS PER UNIT

The following table sets forth the computation of basic and diluted earnings per unit:

	Years Ended December 31,
	2006	2005	2004
Basic income/(loss) per unit:
Numerator:
Income from continuing operations	$37,913	$26,883	$20,062
Preferred Unit distributions (1)	(17,063)	(27,238)	(30,852)
Excess of Preferred Units redemption costs over carrying value (1)	(1,803)	(4,272)	—

Income/(loss) from continuing operations attributable to common unitholders	19,047	(4,627)	(10,790)
Income from discontinued operations	18,394	38,369	22,902

Net income attributable to common unitholders	$37,441	$33,742	$12,112

Denominator:
Denominator for basic earnings per unit—weighted average units (2)	59,273	59,012	59,056

Basic earnings per unit:
Income/(loss) from continuing operations	$0.32	$(0.08)	$(0.18)
Income from discontinued operations	0.31	0.65	0.39

Net income	$0.63	$0.57	$0.21

Diluted income/(loss) per unit:
Numerator:
Income from continuing operations	$37,913	$26,883	$20,062
Preferred Unit distributions	(17,063)	(27,238)	(30,852)
Excess of Preferred Units redemption costs over carrying value	(1,803)	(4,272)	—

Income/(loss) from continuing operations attributable to common unitholders	19,047	(4,627)	(10,790)
Income from discontinued operations	18,394	38,369	22,902

Net income attributable to common unitholders	$37,441	$33,742	$12,112

Denominator:
Denominator for basic earnings per unit—weighted average units (2)	59,273	59,012	59,056
Add:
Employee stock options and warrants	1,394	— (3)	— (3)
Unvested restricted stock	286	— (3)	— (3)

Denominator for diluted earnings per unit—adjusted weighted average units and assumed conversions	60,953 (4)	59,012	59,056

Diluted earnings per unit (3):
Income/(loss) from continuing operations	$0.31	$(0.08)	$(0.18)
Income from discontinued operations	0.30	0.65	0.39

Net income	$0.61	$0.57	$0.21

(1)	For additional disclosures regarding outstanding Preferred Units, see Note 9 included herein.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

13.	EARNINGS PER UNIT—Continued

(2)	Weighted average units exclude unvested restricted stock issued by the Company pursuant to SFAS 128.

(3)	Pursuant to SFAS No. 128, income from continuing operations, after preferred distributions and preferred unit redemption charge, is the amount used to determine whether potential common units are dilutive or antidilutive. Because such potential common units would be antidilutive to income from continuing operations allocable to common unitholders, diluted earnings per unit is the same as basic earnings per unit for the years ended December 31, 2005 and 2004. Potential common units include those units that would be issued related to stock options, warrants and unvested restricted stock issued by the Company, and would have amounted to approximately 6.6 million units and 6.7 million units for the years ended December 31, 2005 and 2004, respectively.

(4)	Options and warrants issued by the Company aggregating approximately 0.2 million units were outstanding during 2006 but were not included in the computation of diluted earnings per unit because the exercise prices of the options and warrants were higher than the average market price of the common units during the year. At December 31, 2006, there were no options and warrants outstanding with exercise prices that are higher than the presumed $40.76 price of the common units at that date (based on the closing per share price of Common Stock as reported on the New York Stock Exchange).

The number of Common Units reserved for future issuance is as follows:

	December 31, 2006	December 31, 2005
Outstanding warrants	35,000	766,715
Outstanding stock options	2,975,071	5,153,648
Possible future issuance under Stock Option Plan	1,481,864	1,731,835

	4,491,935	7,652,198

14.	WARRANTS

The following table sets forth information regarding warrants to acquire Common Stock that were outstanding as of December 31, 2006:

Date of Issuance	Number of Warrants	Exercise Price
October 1997	25,000	$32.50
December 1997	10,000	$34.13

Total	35,000

The Company has from time to time issued warrants to purchase Common Stock. Upon exercise of a warrant, the Company will contribute the exercise price to the Operating Partnership in exchange for Common Units; therefore, the Operating Partnership accounts for such warrants as if issued by the Operating Partnership. All warrants were issued in connection with property acquisitions in 1999 and 1997 and are exercisable from the dates of issuance. The warrants granted in December 1997 expire 10 years from the respective dates of issuance. The warrants granted in October 1997 do not have an expiration date. In 2005, 35,000 warrants with an exercise price of $21.00 per share were exercised and 120,000 warrants with an exercise price of $28.00 per share were exercised. In 2006, 30,000 warrants with an exercise price of $28.00 per share were exercised, 591,715 warrants

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

14.	WARRANTS—Continued

with an exercise price of $32.50 per share were exercised and 100,000 warrants with an exercise price of $34.13 were exercised.

15.	COMMITMENTS AND CONTINGENCIES

Concentration of Credit Risk

The Operating Partnership maintains its cash and cash equivalent investments and its restricted cash at financial institutions. The combined account balances at each institution typically exceed FDIC insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.

Land Leases

Certain of the Wholly Owned Properties are subject to land leases expiring through 2082. Rental payments on these leases are adjusted annually based on either the consumer price index (CPI) or on a predetermined schedule. Land leases subject to increases under a pre-determined schedule are accounted for under the straight-line method. Total expense recorded for land leases was $1.3 million, $1.4 million and $1.6 million for the 2006, 2005 and 2004, respectively.

For three properties owned at December 31, 2006, the Operating Partnership has the option to purchase the leased land during the lease term at the greater of 85.0% of appraised value or approximately $30,000 per acre. For one property owned at December 31, 2006, the Operating Partnership has the option to purchase the leased land at an initial stated purchase price of $1.0 million, which increases 2% per year beginning in year five through the ninety-ninth year of the lease.

As of December 31, 2006, the Operating Partnership’s payment obligations for future minimum payments on operating land leases (which include scheduled fixed increases, but exclude increases based on CPI) were as follows:

2007	$1,063
2008	1,079
2009	1,119
2010	1,137
2011	1,157
Thereafter	45,636

$51,191

Environmental Matters

Substantially all of the Operating Partnership’s in-service properties have been subjected to Phase I environmental assessments (and, in certain instances, Phase II environmental assessments). Such assessments and/or updates have not revealed, nor is management aware of, any environmental liability that management believes would have a material adverse effect on the accompanying Consolidated Financial Statements.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

15.	COMMITMENTS AND CONTINGENCIES—Continued

Guarantees and Other Obligations

The following is a tabular presentation and related discussion of various guarantees and other obligations as of December 31, 2006:

Entity or Transaction	Type of Guarantee or Other Obligation	Amount Recorded/ Deferred	Date Guarantee Expires
Des Moines Joint Ventures (1),(6)	Debt	$—	Various through
			11/2015
RRHWoods, LLC (2),(7)	Indirect Debt (4)	$403	8/2010
Plaza Colonnade (2),(8)	Indirect Debt (4)	$37	12/2009
SF-HIW Harborview Plaza, LP (3),(5)	Rent and tenant improvement (4)	$—	9/2007
Eastshore (Capital One) (3),(9)	Rent (4)	$4,084	11/2007
Industrial (3),(10)	Environmental costs (4)	$125	Until Remediated
Highwoods DLF 97/26 DLF 99/32, LP (2),(11)	Rent (4)	$419	6/2008
RRHWoods, LLC and Dallas County Partners (2),(12)	Indirect Debt (4)	$49	6/2014
RRHWoods, LLC (2),(14)	Indirect Debt (4)	$28	11/2009
HIW-KC Orlando, LLC (3),(13)	Rent (4)	$420	4/2011
HIW-KC Orlando, LLC (3),(13)	Leasing Costs	$356	Until Paid
Capitalized Lease Obligations (15)	Debt	$481	Various

(1)	Represents guarantees entered into prior to the January 1, 2003 effective date of FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”) for initial recognition and measurement.

(2)	Represents guarantees that fall under the initial recognition and measurement requirements of FIN 45.

(3)	Represents guarantees that are excluded from the fair value accounting and disclosure provisions of FIN 45 because the existence of such guarantees prevents sale treatment and/or the recognition of profit from the sale transaction.

(4)	The maximum potential amount of future payments disclosed for these guarantees assumes the Operating Partnership pays the maximum possible liability under the guaranty with no offsets or reductions. With respect to the rent guarantee, if the space is leased, it assumes the existing tenant defaults at December 31, 2006 and the space remains unleased through the remainder of the guaranty term. If the space is vacant, it assumes the space remains vacant through the expiration of the guaranty. Since it is assumed that no new tenant will occupy the space, lease commissions, if applicable, are excluded.

(5)	As more fully described in Note 3, in 2002 the Operating Partnership granted its partner in SF-HIW Harborview Plaza, LP a put option and entered into a master lease arrangement for five years covering vacant space in the building owned by the joint venture. The Operating Partnership also agreed to pay certain tenant improvement costs. The maximum potential amount of future payments the Operating Partnership could be required to make related to the rent guarantees and tenant improvements was $0.3 million as of December 31, 2006.

(6)

The Operating Partnership has guaranteed certain loans in connection with the Des Moines joint ventures. The maximum potential amount of future payments that the Operating Partnership could be required to make under the guarantees is $8.6 million at December 31, 2006. This amount relates to housing revenue bonds that require credit enhancements in addition to the real estate mortgages. The bonds bear a floating

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

15.	COMMITMENTS AND CONTINGENCIES—Continued

interest rate, which at December 31, 2006 averaged 3.65%, and mature in 2015. If the joint ventures are unable to repay the outstanding balance under these housing revenue bonds, the Operating Partnership will be required to repay its maximum exposure under these loans. Recourse provisions exist that enable the Operating Partnership to recover some or all of such payments from the joint ventures’ assets. The joint venture currently generates sufficient cash flow to cover the debt service required by the loan. On July 31, 2006, $6.0 million in other loans related to four office buildings that had been previously guaranteed by the Operating Partnership were refinanced with no guarantee. An additional guarantee of $5.4 million expired upon an industrial building becoming 95% leased prior to the end of 2006.

(7)	In connection with the RRHWoods, LLC joint venture, the Operating Partnership guaranteed $3.1 million relating to a letter of credit and corresponding master lease, which expires in August 2010. The guarantee requires the Operating Partnership to pay under a contingent master lease if the cash flows from the building securing the letter of credit do not cover at least 50% of the minimum debt service. The letter of credit along with the building secure the industrial revenue bonds used to finance the property. These bonds mature in 2015. Recourse provisions exist such that the Operating Partnership could recover some or all of the payments made under the letter of credit guarantee from the joint venture’s assets. At December 31, 2006, the Operating Partnership recorded a $0.4 million deferred charge included in other assets and liabilities on its Consolidated Balance Sheet with respect to this guarantee. The Operating Partnership’s maximum potential exposure under this guarantee was $3.1 million at December 31, 2006.

(8)	The Plaza Colonnade, LLC joint venture has a $50 million non-recourse mortgage that bears a fixed interest rate of 5.7%, requires monthly principal and interest payments and matures on January 31, 2017. The Operating Partnership and its joint venture partner have signed a contingent master lease limited to 30,772 square feet, which expires in December 2009. The Operating Partnership’s maximum exposure under this master lease was $1.3 million at December 31, 2006. However, the current occupancy level of the building is sufficient to cover all debt service requirements.

(9)	As more fully described in Note 3, in connection with the sale of three office buildings to a third party in 2002 (the “Eastshore” transaction), the Operating Partnership agreed to guarantee rent shortfalls and re-tenanting costs for a five-year period of time from the date of sale (through November 2007). The Operating Partnership’s maximum exposure to loss under these agreements as of December 31, 2006 was $4.1 million. These three buildings were leased to a single tenant, Capital One Services, Inc., a subsidiary of Capital One Financial Services, Inc., under leases that expire from May 2006 to March 2010. This transaction had been accounted for as a financing transaction and was recorded as a completed sale transaction in the third quarter of 2005 when the maximum exposure to loss under these guarantees became less than the related deferred gain; gain is being recognized beginning in the third quarter of 2005 as the maximum exposure under the guarantees is reduced.

(10)

In December 2003, the Operating Partnership sold 1.9 million square feet of industrial property for $58.4 million in cash, a $5.0 million note receivable that bore interest at 12.0% and a $1.7 million note receivable that bore interest at 8.0%. In addition, the Operating Partnership agreed to guarantee, over various contingency periods through December 2006, any rent shortfalls on 16.3% of the rentable square feet of the industrial property, which is occupied by two tenants. The total gain as a result of the transaction was $6.0 million. Because the terms of the notes required only interest payments to be made by the buyer until 2005, in accordance with SFAS No. 66, the entire $6.0 million gain was deferred and offset against the note receivable on the balance sheet and the cost recovery method was being used for this transaction. On June 30, 2005, the Operating Partnership agreed to modify the note receivable to reduce the amount due by $0.3 million. The modified note balance and all accrued interest aggregating $6.2 million, was paid in full on July 1, 2005. Because the maximum exposure to loss from the rent guarantee at July 1, 2005 was $0.8 million, that amount of gain was deferred and $4.3 million of the deferred gain was recognized at that date. The Operating Partnership’s contingent liability with respect to the rent guarantee expired at December 31, 2006 and thus $0.1 million of the remaining gain was recognized in the fourth quarter of

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

15.	COMMITMENTS AND CONTINGENCIES—Continued

2006. Additionally, as part of the sale, the Operating Partnership agreed to indemnify and hold the buyer harmless with respect to environmental concerns on the property of up to $0.1 million. As a result, $0.1 million of the gain was deferred at the time of sale and will remain deferred until the environmental concerns are remediated.

(11)	In the Highwoods DLF 97/26 DLF 99/32, LP joint venture, a single tenant currently leases an entire building under a lease scheduled to expire on June 30, 2008. The tenant also leases space in other buildings owned by the Operating Partnership. In conjunction with an overall restructuring of the tenant’s leases with the Operating Partnership and with this joint venture, the Operating Partnership agreed to certain changes to the lease with the joint venture in September 2003. The modifications included allowing the tenant to vacate the premises on January 1, 2006, reducing the rent obligation by 50.0% and converting the “net” lease to a “full service” lease with the tenant liable for 50.0% of these costs at that time. In turn, the Operating Partnership agreed to compensate the joint venture for any economic losses incurred as a result of these lease modifications. As of December 31, 2006, the Operating Partnership has approximately $0.4 million in other liabilities and $0.4 million as a deferred charge in other assets recorded on its Consolidated Balance Sheet to account for the lease guarantee. However, should new tenants occupy the vacated space prior to the end of the guarantee period, in June 2008, the Operating Partnership’s liability under the guarantee would diminish. The Operating Partnership’s maximum potential amount of future payments with regard to this guarantee as of December 31, 2006 was $0.7 million. No recourse provisions exist to enable the Operating Partnership to recover any amounts paid to the joint venture under this lease guarantee arrangement. During 2006, the Operating Partnership expensed $0.1 million related to the lease guarantee.

(12)	RRHWoods, LLC and Dallas County Partners financed the construction of two buildings with a $7.4 million ten-year loan. As an inducement to make the loan at a 6.3% long-term rate, the Operating Partnership and its partner agreed to master lease the vacant space and each guaranteed $0.8 million of the debt with limited recourse. As leasing improves, the guarantee obligations under the loan agreement diminish. As of December 31, 2006, no master lease payments were necessary. The Operating Partnership currently has recorded $0.05 million in other liabilities and $0.05 million as a deferred charge included in other assets on its Consolidated Balance Sheet with respect to this guarantee. The maximum potential amount of future payments that the Operating Partnership could be required to make based on the current leases in place was approximately $2.2 million as of December 31, 2006. The likelihood of the Operating Partnership paying on its $0.8 million guarantee is remote since the joint venture currently satisfies the minimum debt coverage ratio and should the Operating Partnership have to pay its portion of the guarantee, it would be entitled to recover the $0.8 million from other joint venture assets.

(13)	As more fully described in Note 2, in connection with the formation of HIW-KC Orlando, LLC, the Operating Partnership agreed to guarantee rent to the joint venture for 3,248 rentable square feet commencing in August 2004 and expiring in April 2011. The Operating Partnership’s maximum potential amount of future payments with regard to the guarantee is $0.4 million as of December 31, 2006. Additionally, the Operating Partnership agreed to guarantee the initial leasing costs, originally estimated at $4.1 million, for approximately 11% of the total square feet of the property owned by the joint venture. The Operating Partnership has paid approximately $0.3 million in 2006 and $1.1 million in 2005 under this guarantee, and approximately $0.4 million is estimated to remain under the guarantee at December 31, 2006.

(14)

In connection with the RRHWoods, LLC joint venture, the Operating Partnership and its partner each guaranteed $2.9 million to a bank. This guarantee expires in November 2009 and can be renewed, at the joint venture’s option, through November 2011. The bank provides a letter of credit securing industrial revenue bonds, which mature in November 2015. The joint venture’s industrial building secures the bonds. The Operating Partnership would be required to perform under the guarantee should the joint venture be unable to repay the bonds. The Operating Partnership has recourse provisions to recover from the joint venture’s assets. The property collateralizing the bonds generates sufficient cash flow to cover the debt service required by the bond financing. In addition to the direct guarantee, the Operating Partnership is

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

15.	COMMITMENTS AND CONTINGENCIES—Continued

committed to a master lease for 50% of the debt service should the cash flow from the property not be able to pay the debt service of the bonds. As a result of this master lease, the Operating Partnership has recorded $0.03 million in other liabilities and as a deferred charge in other assets on its Consolidated Balance Sheet at December 31, 2006.

(15)	Represents capitalized lease obligations of $0.5 million related to office equipment, which is included in accounts payable, accrued expenses and other liabilities on the Operating Partnership’s Consolidated Balance Sheet at December 31, 2006.

Litigation, Claims and Assessments

The Operating Partnership is from time to time a party to a variety of legal proceedings, claims and assessments arising in the ordinary course of its business. The Operating Partnership regularly assesses the liabilities and contingencies in connection with these matters based on the latest information available. For those matters where it is probable that the Operating Partnership has incurred or will incur a loss and the loss or range of loss can be reasonably estimated, reserves are recorded in the Consolidated Financial Statements. In other instances, because of the uncertainties related to both the probable outcome and amount or range of loss, a reasonable estimate of liability, if any, cannot be made. Based on the current expected outcome of such matters, none of these proceedings, claims or assessments is expected to have a material adverse effect on the Operating Partnership’s business, financial condition or results of operations.

In 2006 and March 2007, the Operating Partnership received assessments for state excise taxes and related interest amounting to approximately $5.5 million, related to periods 2002 through 2005. The Operating Partnership believes that it is not subject to such taxes and has vigorously disputed the assessment. Based on the advice of counsel concerning the status of settlement discussions and on the Operating Partnership’s analysis, the Operating Partnership currently believes it is probable that all excise tax assessments, including additional potential assessments for 2005 and 2006, can be settled by the payment of franchise taxes of approximately $0.5 million, and in the fourth quarter of 2006 such amount was accrued and charged to operating expenses. Legal fees related to this matter were nominal and were charged to operating expenses as incurred in 2006.

As previously disclosed, the SEC’s Division of Enforcement issued a confidential formal order of investigation in connection with the Company’s previous restatement of its financial results. In November 2006, the Company was informed that the SEC’s Division of Enforcement had closed its investigation and was not taking any action with respect to this matter.

16.	DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The following disclosures of estimated fair value were determined by management using available market information and appropriate valuation methodologies. Considerable judgment is used to interpret market data and develop estimated fair values. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Operating Partnership could realize upon disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair values. The carrying amounts and estimated fair values of the Operating Partnership’s financial instruments at December 31, 2006 and 2005 were as follows:

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

16.	DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS—Continued

	Carrying Amount	Fair Value
December 31, 2006
Cash and cash equivalents	$15,838	$15,838
Accounts and notes receivable, net	$31,218	$31,218
Mortgages and notes payable	$1,464,266	$1,505,830
Financing obligations	$35,530	$39,121
December 31, 2005
Cash and cash equivalents	$970	$970
Accounts and notes receivable, net	$33,420	$33,420
Mortgages and notes payable	$1,471,616	$1,562,997
Financing obligations	$34,154	$34,235

The fair values of the Operating Partnership’s fixed rate mortgages and notes payable and financing obligations were estimated using discounted cash flow analysis based on the Operating Partnership’s estimated incremental borrowing rate at December 31, 2006 and 2005 for similar types of borrowing arrangements. The carrying amounts of the Operating Partnership’s variable rate borrowings approximate fair value.

Disclosures about the fair value of financial instruments are based on relevant information available to the Operating Partnership at December 31, 2006. Although management is not aware of any factors that would have a material effect on the fair value amounts reported herein, such amounts have not been revalued since that date and current estimates of fair value may significantly differ from the amounts presented herein.

17.	SEGMENT INFORMATION

The sole business of the Operating Partnership is the acquisition, development and operation of rental real estate properties. The Operating Partnership operates in four segments: office, industrial, retail and residential properties. Each segment has different customers and economic characteristics as to rental rates and terms, cost per square foot of buildings, the purposes for which customers use the space, the degree of maintenance and customer support required and customer dependency on different economic drivers, among others. There are no material inter-segment transactions.

The accounting policies of the segments are the same as those described in Note 1 included herein. Further, all operations are within the United States and, at December 31, 2006, no tenant of the Wholly Owned Properties comprised more than 6.8% of the Operating Partnership’s consolidated revenues.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

17.	SEGMENT INFORMATION—Continued

The following table summarizes the rental income, net operating income and assets for each reportable segment for the years ended December 31, 2006, 2005 and 2004:

	Years Ended December 31,
	2006	2005	2004
Rental and Other Revenues (1):
Office segment	$341,851	$329,168	$324,948
Industrial segment	30,958	26,589	26,971
Retail segment	42,762	39,213	36,605
Residential segment	1,124	1,105	1,063

Total Rental and Other Revenues	$416,695	$396,075	$389,587

Net Operating Income (1):
Office segment	$211,911	$207,367	$205,626
Industrial segment	23,386	20,078	20,847
Retail segment	27,892	26,703	25,107
Residential segment	441	605	612

Total Net Operating Income	263,630	254,753	252,192
Reconciliation to income before disposition of property, minority interest and equity in earnings of unconsolidated affiliates:
Depreciation and amortization	(114,916)	(109,615)	(108,845)
Impairment of assets held for use	(2,600)	(7,587)	—
General and administrative expenses	(37,100)	(33,032)	(41,416)
Interest expense	(100,730)	(107,081)	(118,291)
Interest and other income	6,563	6,863	5,792
Settlement of tenant bankruptcy claim	1,581	—	14,435
Loss on debt extinguishment	(494)	(453)	(12,457)

Income before disposition of property, minority interest and equity in earnings of unconsolidated affiliates	$15,934	$3,848	$(8,590)

	December 31,
	2006	2005	2004
Total Assets (2):
Office segment	$2,218,705	$2,243,116	$2,527,081
Industrial segment	228,121	226,199	256,340
Retail segment	247,887	256,730	259,793
Residential segment	20,559	19,538	10,369
Corporate and other	122,377	156,275	178,479

Total assets	$2,837,649	$2,901,858	$3,232,062

(1)	Excludes discontinued operations.

(2)	Real estate and other assets held for sale are included in this table according to the segment type.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

18.	OTHER EVENTS

Retirement of Former Chief Executive Officer

The Company’s former Chief Executive Officer retired on June 30, 2004. In connection with his retirement, the Company’s Board of Directors approved a retirement package for him that included a lump sum cash payment, accelerated vesting of stock options and restricted stock, extended lives of stock options and continued coverage under the Operating Partnership’s health and life insurance plan for three years at the Operating Partnership’s expense. The total cost recognized under GAAP for the six months ended June 30, 2004 was $4.6 million, comprised of a $2.2 million cash payment, $0.6 million related to the vesting of stock options, $1.7 million related to the vesting of restricted shares and about $0.1 million for continued insurance coverage.

Settlement of Tenant Bankruptcy Claims

On July 21, 2002, WorldCom filed a voluntary petition with the United States Bankruptcy Court seeking relief under Chapter 11 of the United States Bankruptcy Code. WorldCom emerged from bankruptcy (now MCI, Inc.) on April 20, 2004. On August 27, 2004, the Operating Partnership and various MCI subsidiaries and affiliates (the “MCI Entities”) executed a settlement agreement pursuant to which the MCI Entities paid the Operating Partnership $8.6 million in cash and transferred to it approximately 340,000 shares of new MCI, Inc. stock in September 2004. The Operating Partnership subsequently sold the stock for net proceeds of approximately $5.8 million, and recorded the full settlement of $14.4 million as Other Income in the third quarter of 2004.

In the fourth quarter of 2006, the Operating Partnership received shares of Redback Networks, Inc., a public company, in settlement of a bankruptcy claim by the Operating Partnership related to leases with this former tenant that were terminated in 2003. The shares were sold for net cash proceeds of $1.6 million and recorded as Other Income.

Casualty from Hurricane and Related Insurance Claim

In the fourth quarter of 2005, one of the Operating Partnership’s office properties located in southeastern Florida sustained damage in a hurricane. The damages are fully insured except for a $341,000 deductible, which was expensed in the fourth quarter of 2005. The Operating Partnership did not incur any significant loss of rental income as a result of the damages. In 2006, the Operating Partnership received $2.4 million from the insurance Operating Partnership as advances on the final settlement; these amounts were primarily for clean up costs and certain repairs. The Operating Partnership is in the process of completing final permanent repairs. On February 6, 2007, the insurance company paid the Operating Partnership an additional $5.0 million in settlement of the claim. The Operating Partnership currently estimates that a gain of approximately $4 million will be recorded under FASB Interpretation No. 30, “Accounting for Involuntary Conversion of Non-Monetary Assets to Monetary Assets” in the first quarter of 2007.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

19.	QUARTERLY FINANCIAL DATA (Unaudited)

The following tables set forth quarterly financial information for the Operating Partnership’s fiscal years ended December 31, 2006 and 2005 and have been adjusted to reflect the reporting requirements of discontinued operations under SFAS No. 144:

	For the Year Ended December 31, 2006
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Rental and other revenues (2)	$101,044	$102,860	$104,305	$108,486	$416,695
Income from continuing operations (2)	11,347	5,441	5,615	15,510	37,913
Income from discontinued operations (2)	3,050	1,033	3,658	10,653	18,394

Net income	14,397	6,474	9,273	26,163	56,307
Distributions on preferred units	(4,724)	(4,113)	(4,113)	(4,113)	(17,063)
Excess of preferred unit redemption cost over carrying value	(1,803)	—	—	—	(1,803)

Net income available for common unitholders	$7,870	$2,361	$5,160	$22,050 (1)	$37,441

Net income per unit-basic:
Income from continuing operations	$0.08	$0.02	$0.03	$0.19	$0.32
Discontinued operations	0.05	0.02	0.06	0.18	0.31

Net income	$0.13	$0.04	$0.09	$0.37	$0.63

Net income per unit-diluted:
Income from continuing operations	$0.08	$0.02	$0.02	$0.19	$0.31
Discontinued operations	0.05	0.02	0.06	0.17	0.30

Net income	$0.13	$0.04	$0.08	$0.36	$0.61

	For the Year Ended December 31, 2005
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Rental and other revenues (2)	$98,969	$98,209	$98,159	$100,738	$396,075
Income from continuing operations (2)	3,407	7,850	9,734	5,892	26,883
Income from discontinued operations (2)	19,689	4,083	13,739	858	38,369

Net income	23,096	11,933	23,473	6,750	65,252
Distributions on preferred units	(7,713)	(7,713)	(6,699)	(5,113)	(27,238)
Excess of preferred unit redemption cost over carrying value	—	—	(4,272)	—	(4,272)

Net income available for common unitholders	$15,383	$4,220	$12,502	$1,637	$33,742

Net income per unit-basic:
(Loss)/income from continuing operations	$(0.07)	$—	$(0.02)	$0.01	$(0.08)
Discontinued operations	0.33	0.07	0.23	0.02	0.65

Net income	$0.26	$0.07	$0.21	$0.03	$0.57

Net income per unit-diluted:
(Loss)/income from continuing operations	$(0.07)	$—	$(0.02)	$0.01	$(0.08)
Discontinued operations	0.33	0.07	0.23	0.02	0.65

Net income	$0.26	$0.07	$0.21	$0.03	$0.57

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(tabular dollar amounts in thousands, except per unit data)

19.	QUARTERLY FINANCIAL DATA (Unaudited)—Continued

(1)	The increase in net income available for common unitholders from the third quarter of 2006 to the fourth quarter of 2006 was primarily a result of the settlement of a $1.6 million tenant bankruptcy claim received in the fourth quarter of 2006 related to leases with a former tenant that were terminated in 2003 (see Note 18 for further discussion) and an increase of $11.5 million in gains on disposed properties in both continuing and discontinued operations from the third quarter of 2006 to the fourth quarter of 2006.

(2)	The amounts presented for the first three quarters are not equal to the same amounts previously reported in Form 10-Q for each period as a result of discontinued operations. Below is a reconciliation to the amounts previously reported in Form 10-Q:

	For the Quarter Ended
	March 31, 2006	June 30, 2006	September 30, 2006
Total rental and other revenues previously reported	$104,249	$105,780	$106,268
Discontinued operations	(3,205)	(2,943)	(1,986)

Revised total rental and other revenues	$101,044	$102,837	$104,282

Income from continuing operations previously reported	$12,206	$6,271	$6,125
Discontinued operations	(859)	(830)	(510)

Revised income from continuing operations	$11,347	$5,441	$5,615

Income from discontinued operations previously reported	$2,191	$203	$3,148
Additional discontinued operations from properties sold subsequent to the respective reporting period	859	830	510

Revised income from discontinued operations	$3,050	$1,033	$3,658

	For the Quarter Ended
	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005
Total rental and other revenues previously reported	$102,166	$101,238	$100,051	$104,475
Discontinued operations	(3,197)	(3,029)	(1,892)	(3,737)

Revised total rental and other revenues	$98,969	$98,209	$98,159	$100,738

Income from continuing operations previously reported	$4,050	$8,746	$10,352	$6,990
Discontinued operations	(643)	(896)	(618)	(1,098)

Revised income from continuing operations	$3,407	$7,850	$9,734	$5,892

Income from discontinued operations previously reported	$19,046	$3,187	$13,121	$(240)
Additional discontinued operations from properties sold subsequent to the respective reporting period	643	896	618	1,098

Revised income from discontinued operations	$19,689	$4,083	$13,739	$858

HIGHWOODS REALTY LIMITED PARTNERSHIP

SCHEDULE II

(In Thousands)

For the years ended December 31, 2006, 2005 and 2004

A summary of activity for Valuation and Qualifying Accounts and Reserves

	Balance at December 31, 2005	Additions: Charged to Expense (2)	Deductions: Adjustments and Settlements	Balance at December 31, 2006
Allowance for Doubtful Accounts—Straight Line Rent	$609	$915	$(1,223)	$301
Allowance for Doubtful Accounts—Accounts Receivable	1,618	272	(637)	1,253
Allowance for Doubtful Accounts—Notes Receivable	876	39	(129)	786
Disposition Reserve	100	—	(25)	75

Totals	$3,203	$1,226	$(2,014)	$2,415

	Balance at December 31, 2004	Additions: Charged to Expense (1) (2)	Deductions: Adjustments and Settlements (1)	Balance at December 31, 2005
Allowance for Doubtful Accounts—Straight Line Rent	$1,422	$1,240	$(2,053)	$609
Allowance for Doubtful Accounts—Accounts Receivable	1,171	712	(265)	1,618
Allowance for Doubtful Accounts—Notes Receivable	122	832	(78)	876
Disposition Reserve	180	349	(429)	100

Totals	$2,895	$3,133	$(2,825)	$3,203

	Balance at December 31, 2003	Additions: Charged to Expense (1) (2)	Deductions: Adjustments and Settlements (1)	Balance at December 31, 2004
Allowance for Doubtful Accounts—Straight Line Rent	$—	$1,422	$—	$1,422
Allowance for Doubtful Accounts—Accounts Receivable	1,235	742	(806)	1,171
Allowance for Doubtful Accounts—Notes Receivable	—	122	—	122
Disposition Reserve	750	642	(1,212)	180

Totals	$1,985	$2,928	$(2,018)	$2,895

(1)	Amounts have been adjusted for duplicative items.

(2)	Total additions include $915,000, $1,240,000 and $1,422,000 charged to Rental and other revenues and $0, $349,000 and $642,000 charged to Gains on disposition of property, net, for the years ended December 31, 2006, 2005 and 2004, respectively.

HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTE TO SCHEDULE III

(In Thousands)

As of December 31, 2006, 2005, and 2004

A summary of activity for Real estate and accumulated depreciation is as follows

	December 31,
	2006	2005	2004
Real Estate:
Balance at beginning of year	3,198,038	3,525,236	3,771,003
Additions
Acquisitions, Development and Improvements	137,740	152,835	110,565
Previously Unconsolidated Affiliate	46,247
Cost of real estate sold and retired	(313,096)	(480,033)	(356,332)

Balance at close of year (a)	3,068,929	3,198,038	3,525,236

Accumulated Depreciation
Balance at beginning of year	579,390	583,204	535,149
Depreciation expense	101,445	108,185	115,572
Previously Unconsolidated Affiliate	4,610
Real estate sold and retired	(90,417)	(111,999)	(67,517)

Balance at close of year (b)	595,028	579,390	583,204

(a) Reconciliation of total cost to balance sheet caption at December 31, 2006, 2005, and 2004 (in Thousands)

	2006	2005	2004
Total per schedule III	3,068,929	3,198,038	3,525,236
Construction in progress exclusive of land included in schedule III	101,899	28,727	26,461
Furniture, fixtures and equipment	23,690	22,462	22,398
Property held for sale	(40,995)	(219,531)	(215,902)
Reclassification adjustment for discontinued operations	—	1,041	3,330

Total real estate assets at cost	3,153,523	3,030,737	3,361,523

(b) Reconciliation of total Accumulated Depreciation to balance sheet caption at December 31, 2006, 2005, and 2004 (in Thousands)

	2006	2005	2004
Total per Schedule III	595,028	579,390	583,204
Accumulated Depreciation—furniture, fixtures and equipment	20,300	18,173	16,337
Property held for sale	(6,829)	(42,296)	(30,124)

Total accumulated depreciation	608,499	555,267	569,417

HIGHWOODS REALTY LIMITED PARTNERSHIP, INC.

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

12/31/2006

(In Thousands)

			Initial Costs		Cost Capitalized Subsequent to Acquisition		Gross Amount at which carried at close of period					Life on Which Depreciation is Calculated On
Description	City	2006 Encumberance	Land	Building and Improvements	Improvements	Carrying Costs	Land	Building and Improvements	Total	Accumulated Depreciation	Date of Construction
Atlanta, GA
1740-90 Century Circle	Atlanta		1,117	3,168	—	608	1,117	3,776	4,893	1,115	1972	5-40 yrs.
1700 Century Circle	Atlanta		—	2,482	—	278	—	2,760	2,760	319	1983	5-40 yrs.
1800 Century Boulevard	Atlanta		1,443	29,081	—	9,724	1,444	38,805	40,249	10,729	1975	5-40 yrs.
1825 Century Center	Atlanta		864	—	303	15,187	1,167	15,187	16,354	2,158	2002	5-40 yrs.
1875 Century Boulevard	Atlanta		—	8,924	—	1,693	—	10,617	10,617	2,663	1976	5-40 yrs.
1900 Century Boulevard	Atlanta		—	4,744	—	1,000	—	5,745	5,745	1,420	1971	5-40 yrs.
2200 Century Parkway	Atlanta		—	14,432	—	2,247	—	16,679	16,679	4,384	1971	5-40 yrs.
2400 Century Center	Atlanta		—	—	406	15,401	406	15,401	15,806	3,914	1998	5-40 yrs.
2500 Century Center	Atlanta		—	—	328	14,225	328	14,225	14,553	597	2005	5-40 yrs.
2500/2635 Parking Garage	Atlanta		—	—	—	6,242	—	6,242	6,242	169	2005	5-40 yrs.
2600 Century Parkway	Atlanta		—	10,679	—	1,875	—	12,554	12,554	3,070	1973	5-40 yrs.
2635 Century Parkway	Atlanta		—	21,643	—	2,173	—	23,816	23,816	6,011	1980	5-40 yrs.
2800 Century Parkway	Atlanta		—	20,449	—	424	—	20,873	20,873	5,302	1983	5-40 yrs.
400 North Business Park	Atlanta		979	6,235	(979)	(6,235)	—	—	—	—	1985	5-40 yrs.
50 Glenlake	Atlanta		2,500	20,006	—	895	2,500	20,901	23,401	4,643	1997	5-40 yrs.
6348 Northeast Expressway	Atlanta		275	1,655	—	189	275	1,844	2,119	463	1978	5-40 yrs.
6438 Northeast Expressway	Atlanta		180	2,216	—	349	179	2,564	2,743	596	1981	5-40 yrs.
Bluegrass Lakes I	Atlanta		816	—	336	3,088	1,152	3,088	4,241	761	1999	5-40 yrs.
Bluegrass Place I	Atlanta		491	2,061	—	73	491	2,134	2,625	529	1995	5-40 yrs.
Bluegrass Place II	Atlanta		412	2,583	—	19	412	2,602	3,014	610	1996	5-40 yrs.
Bluegrass Valley	Atlanta		1,500	—	409	3,986	1,909	3,986	5,895	1,263	2000	5-40 yrs.
Bluegrass Valley Land	Atlanta		19,711	—	(14,888)	—	4,823	—	4,823	—	N/A	N/A
Century Plaza I	Atlanta		1,290	8,567	—	1,796	1,290	10,363	11,653	1,842	1981	5-40 yrs.
Century Plaza II	Atlanta		1,380	7,733	—	1,404	1,380	9,137	10,517	1,748	1984	5-40 yrs.
Chastain Place I	Atlanta		451	—	341	3,109	792	3,109	3,902	814	1997	5-40 yrs.
Chastain Place II	Atlanta		599	—	194	1,506	793	1,506	2,298	362	1998	5-40 yrs.
Chastain Place III	Atlanta		539	—	173	1,103	712	1,103	1,815	232	1999	5-40 yrs.
Corporate Lakes	Atlanta		1,265	7,243	—	491	1,265	7,734	8,999	1,908	1988	5-40 yrs.
Deerfield I	Atlanta		1,204	3,900	(1,204)	(3,900)	—	—	—	—	1999	5-40 yrs.
Deerfield II	Atlanta		1,705	5,521	(1,705)	(5,521)	—	—	—	—	1999	5-40 yrs.
Deerfield III	Atlanta		1,010	—	(1,010)	—	—	—	—	—	2001	5-40 yrs.
EKA Chemical	Atlanta	(1)	609	9,886	—	—	609	9,886	10,495	2,173	1998	5-40 yrs.
Gwinnett Distribution Center	Atlanta		1,119	5,960	—	1,358	1,119	7,318	8,437	1,808	1991	5-40 yrs.
Henry County Land	Atlanta		3,010	—	—	—	3,010	—	3,010	—	N/A	N/A
Highwoods Center I at Tradeport	Atlanta	(1)	307	—	139	3,154	446	3,154	3,600	1,344	1999	5-40 yrs.
Highwoods Center II at Tradeport	Atlanta	(1)	641	—	162	3,371	803	3,371	4,175	1,020	1999	5-40 yrs.

			Initial Costs		Cost Capitalized Subsequent to Acquisition		Gross Amount at which carried at close of period					Life on Which Depreciation is Calculated On
Description	City	2006 Encumberance	Land	Building and Improvements	Improvements	Carrying Costs	Land	Building and Improvements	Total	Accumulated Depreciation	Date of Construction
Highwoods Center III at Tradeport	Atlanta	(1)	409	—	130	2,158	539	2,158	2,697	280	2001	5-40 yrs.
National Archives and Records Administration	Atlanta		1,484	—	0	17,762	1,484	17,762	19,246	1,086	2004	5-40 yrs.
Newpoint Place I	Atlanta		819	—	356	3,180	1,175	3,180	4,355	673	1998	5-40 yrs.
Newpoint Place II	Atlanta		1,499	—	394	3,495	1,893	3,495	5,388	821	1999	5-40 yrs.
Newpoint Place III	Atlanta		668	—	253	2,150	921	2,150	3,071	423	1998	5-40 yrs.
Newpoint Place IV	Atlanta		989	—	406	4,539	1,395	4,539	5,934	791	2001	5-40 yrs.
Norcross I & II	Atlanta		323	2,000	—	153	323	2,154	2,477	553	1970	5-40 yrs.
Nortel	Atlanta		3,342	32,111	—	12	3,342	32,123	35,465	7,063	1998	5-40 yrs.
Oakbrook I	Atlanta		880	4,993	(880)	(4,993)	—	—	—	—	1981	5-40 yrs.
Oakbrook II	Atlanta		1,591	9,030	(1,591)	(9,030)	—	—	—	—	1983	5-40 yrs.
Oakbrook III	Atlanta		1,491	8,463	(1,491)	(8,463)	—	—	—	—	1984	5-40 yrs.
Oakbrook IV	Atlanta		960	5,449	(960)	(5,449)	—	—	—	—	1985	5-40 yrs.
Oakbrook Summit	Atlanta		943	6,636	—	459	942	7,095	8,037	1,798	1981	5-40 yrs.
Oakbrook V	Atlanta		2,223	12,613	(2,223)	(12,613)	—	—	—	—	1985	5-40 yrs.
Oxford Lake Business Center	Atlanta		855	7,155	(855)	(7,155)	—	—	—	—	1985	5-40 yrs.
Peachtree Corners II	Atlanta		1,923	7,992	(1,923)	(7,992)	—	—	—	—	1999	5-40 yrs.
Peachtree Corners III	Atlanta		880	2,014	(880)	(2,014)	—	—	—	—	2002	5-40 yrs.
South Park Residential Land	Atlanta		50	—	7	—	57	—	57	—	N/A	N/A
Southside Distribution Center	Atlanta		804	4,553	—	1,392	804	5,945	6,749	1,357	1988	5-40 yrs.
Tradeport I	Atlanta		557	—	261	2,587	818	2,587	3,406	550	1999	5-40 yrs.
Tradeport II	Atlanta		557	—	261	2,618	818	2,618	3,436	944	1999	5-40 yrs.
Tradeport III	Atlanta		673	—	370	2,358	1,043	2,358	3,401	265	1999	5-40 yrs.
Tradeport IV	Atlanta		667	—	365	2,804	1,032	2,804	3,836	360	2001	5-40 yrs.
Tradeport Land	Atlanta		5,243	—	(5)	—	5,238	—	5,238	—	N/A	N/A
Tradeport V	Atlanta		463	—	180	2,491	643	2,491	3,133	352	2002	5-40 yrs.
Two Point Royal	Atlanta	(1)	1,793	14,964	—	180	1,793	15,144	16,937	3,263	1997	5-40 yrs.

Baltimore, MD
Sportsman Club Land	Baltimore		24,931	—	(13,318)	—	11,613	—	11,613	—	N/A	N/A

Charlotte, NC
University Center	Charlotte		1,245	—	(1,245)	—	—	—	—	—	2001	5-40 yrs.
University Center—Land	Charlotte		7,122	—	(1,022)	—	6,100	—	6,100	—	N/A	N/A

Columbia, SC
Centerpoint I	Columbia		1,323	7,509	(1,323)	(7,509)	—	—	—	—	1988	5-40 yrs.
Centerpoint II	Columbia		1,192	8,096	(1,192)	(8,096)	—	—	—	—	1996	5-40 yrs.
Centerpoint V	Columbia		265	—	(265)	—	—	—	—	—	1997	5-40 yrs.
Centerpoint VI	Columbia		276	—	(276)	—	—	—	—	—	N/A	N/A
Fontaine I	Columbia		1,228	6,960	—	(943)	1,228	6,017	7,245	2,492	1985	5-40 yrs.
Fontaine II	Columbia		948	5,376	—	(784)	949	4,592	5,541	1,493	1987	5-40 yrs.
Fontaine III	Columbia		859	4,869	—	(1,149)	859	3,720	4,579	1,373	1988	5-40 yrs.
Fontaine V	Columbia		398	2,257	—	(131)	398	2,126	2,524	595	1990	5-40 yrs.

Greenville, SC
385 Building 1	Greenville		1,413	—	—	3,611	1,413	3,611	5,024	1,257	1998	5-40 yrs.

			Initial Costs		Cost Capitalized Subsequent to Acquisition		Gross Amount at which carried at close of period					Life on Which Depreciation is Calculated On
Description	City	2006 Encumberance	Land	Building and Improvements	Improvements	Carrying Costs	Land	Building and Improvements	Total	Accumulated Depreciation	Date of Construction
385 Land	Greenville		1,800	—	27	—	1,827	—	1,827	—	N/A	N/A
770 Pelham Road	Greenville		705	2,812	—	562	705	3,374	4,079	951	1989	5-40 yrs.
Brookfield Plaza	Greenville	(2)	1,500	8,514	—	251	1,500	8,765	10,266	2,279	1987	5-40 yrs.
Brookfield-Jacobs-Sirrine	Greenville		3,050	17,280	(23)	4,153	3,027	21,433	24,460	4,723	1990	5-40 yrs.
MetLife @ Brookfield	Greenville		1,039	—	352	10,569	1,391	10,569	11,961	2,346	2001	5-40 yrs.
Patewood Business Center	Greenville		1,322	7,504	—	(2,437)	1,322	5,067	6,389	1,997	1983	5-40 yrs.
Patewood I	Greenville		942	5,117	—	1,308	942	6,425	7,367	1,597	1985	5-40 yrs.
Patewood II	Greenville		942	5,176	—	959	942	6,135	7,076	1,624	1987	5-40 yrs.
Patewood III	Greenville	(2)	841	4,776	—	1,949	842	6,725	7,567	1,411	1989	5-40 yrs.
Patewood IV	Greenville	(2)	1,219	6,918	—	680	1,219	7,599	8,818	1,885	1989	5-40 yrs.
Patewood V	Greenville	(2)	1,690	9,589	—	2,033	1,690	11,622	13,312	2,849	1990	5-40 yrs.
Patewood VI	Greenville		2,360	—	321	7,380	2,681	7,380	10,061	1,496	1999	5-40 yrs.

Kansas City, MO
Country Club Plaza	Kansas City	(3)(7)	14,286	146,879	757	117,530	15,043	264,409	279,452	50,685	1920-2002	5-40 yrs.
Colonial Shops	Kansas City		141	657	—	100	141	757	897	178	1907	5-40 yrs.
Corinth Executive Building	Kansas City		526	2,341	—	690	526	3,032	3,557	712	1973	5-40 yrs.
Corinth Office Building	Kansas City		541	2,199	—	466	541	2,665	3,207	576	1960	5-40 yrs.
Corinth Shops South	Kansas City		1,043	4,447	—	593	1,043	5,040	6,083	1,051	1953	5-40 yrs.
Corinth Square North Shops	Kansas City		2,756	11,490	—	1,747	2,756	13,237	15,993	2,732	1962	5-40 yrs.
Fairway North	Kansas City		771	3,283	—	582	771	3,864	4,635	922	1985	5-40 yrs.
Fairway Shops	Kansas City		689	3,215	—	253	689	3,468	4,157	788	1940	5-40 yrs.
Fairway West	Kansas City		871	3,527	—	421	871	3,948	4,818	876	1983	5-40 yrs.
Land—Hotel Land—Valencia	Kansas City		978	—	111	—	1,089	—	1,089	—	N/A	N/A
Land—Lionsgate	Kansas City		3,506	—	(2)	—	3,504	—	3,504	—	N/A	N/A
Neptune Apartments	Kansas City	3,806	1,098	6,282	—	636	1,098	6,918	8,016	1,436	1988	5-40 yrs.
Nichols Building	Kansas City		502	2,030	—	463	501	2,493	2,994	577	1978	5-40 yrs.
One Ward Parkway	Kansas City		682	3,937	—	966	681	4,903	5,584	1,105	1980	5-40 yrs.
Park Plaza	Kansas City	(3)	1,384	6,410	—	1,629	1,384	8,039	9,423	1,895	1983	5-40 yrs.
Parkway Building	Kansas City		404	2,044	—	412	404	2,456	2,860	508	1906-1910	5-40 yrs.
Prairie Village Rest & Bank	Kansas City	(4)	—	—	—	1,372	—	1,372	1,372	307	1948	5-40 yrs.
Prairie Village Shops	Kansas City	(4)	3,366	14,686	—	4,252	3,367	18,938	22,304	4,167	1948	5-40 yrs.
Shannon Valley Shopping Center	Kansas City		1,930	7,625	(1,930)	(7,625)	—	—	—	—	1988	5-40 yrs.
Somerset	Kansas City		31	125	—	—	31	125	156	26	1998	5-40 yrs.
Two Brush Creek	Kansas City		984	4,402	—	411	984	4,813	5,797	940	1983	5-40 yrs.

			Initial Costs		Cost Capitalized Subsequent to Acquisition		Gross Amount at which carried at close of period					Life on Which Depreciation is Calculated On
Description	City	2006 Encumberance	Land	Building and Improvements	Improvements	Carrying Costs	Land	Building and Improvements	Total	Accumulated Depreciation	Date of Construction
Valencia Place Office	Kansas City	(3)	1,576	—	970	34,757	2,546	34,757	37,303	8,209	1999	5-40 yrs.

Memphis, TN
3400 Players Club Parkway	Memphis	(2)	1,005	—	207	5,057	1,212	5,057	6,270	1,168	1997	5-40 yrs.
6000 Poplar Ave	Memphis		2,340	11,385	—	2,153	2,340	13,538	15,878	2,450	1985	5-40 yrs.
6060 Poplar Ave	Memphis		1,980	8,677	—	1,216	1,980	9,893	11,873	1,765	1987	5-40 yrs.
Atrium I & II	Memphis		1,570	6,253	—	1,873	1,570	8,126	9,696	2,045	1984	5-40 yrs.
Centrum	Memphis		1,013	5,580	—	1,713	1,013	7,293	8,307	1,463	1979	5-40 yrs.
International Place II	Memphis	(5)	4,884	27,782	—	3,369	4,884	31,151	36,036	7,965	1988	5-40 yrs.
Shadow Creek I	Memphis		924	—	466	6,401	1,390	6,401	7,791	982	2000	5-40 yrs.
Shadow Creek II	Memphis		734	—	467	7,503	1,201	7,503	8,704	1,040	2001	5-40 yrs.
Southwind Office Center A	Memphis		1,004	5,694	—	692	1,003	6,386	7,389	1,760	1991	5-40 yrs.
Southwind Office Center B	Memphis		1,366	7,754	—	860	1,366	8,614	9,980	2,244	1990	5-40 yrs.
Southwind Office Center C	Memphis	(2)	1,070	—	221	5,783	1,291	5,783	7,075	1,876	1998	5-40 yrs.
Southwind Office Center D	Memphis		744	—	193	5,033	937	5,033	5,970	1,013	1999	5-40 yrs.
The Colonnade	Memphis		1,300	6,481	267	698	1,567	7,179	8,746	2,133	1998	5-40 yrs.

Nashville, TN
3322 West End	Nashville	(2)	3,025	27,490	—	1,655	3,025	29,145	32,170	5,293	1986	5-40 yrs.
3401 West End	Nashville		5,864	22,917	(2)	4,399	5,862	27,317	33,179	7,252	1982	5-40 yrs.
5310 Maryland Way	Nashville		1,863	7,201	—	249	1,863	7,450	9,313	2,115	1994	5-40 yrs.
BNA Corporate Center	Nashville		—	18,506	—	7,288	—	25,794	25,794	7,122	1985	5-40 yrs.
Century City Plaza I	Nashville		903	6,919	—	(2,524)	903	4,395	5,298	1,194	1987	5-40 yrs.
Cool Springs I	Nashville		1,583	—	15	12,507	1,598	12,507	14,105	2,785	1999	5-40 yrs.
Cool Springs II	Nashville		1,824	—	346	21,926	2,170	21,926	24,096	5,630	1999	5-40 yrs.
Cool Springs III	Nashville		1,631		—	14,758	1,631	14,758	16,389	63	2006	5-40 yrs.
Cool Springs Land	Nashville		7,635	—	(5,974)	—	1,661	—	1,661	—	N/A	N/A
Eastpark I, II, & III	Nashville		2,840	10,993	1	2,726	2,841	13,718	16,560	4,336	1978	5-40 yrs.
Harpeth on the Green II	Nashville	(1)	1,419	5,677	—	1,120	1,419	6,797	8,217	1,906	1984	5-40 yrs.
Harpeth on the Green III	Nashville	(1)	1,660	6,649	—	1,219	1,660	7,868	9,528	2,210	1987	5-40 yrs.
Harpeth on the Green IV	Nashville	(1)	1,713	6,842	—	1,208	1,713	8,050	9,763	2,099	1989	5-40 yrs.
Harpeth on The Green V	Nashville	(1)	662	—	197	4,156	859	4,156	5,014	893	1998	5-40 yrs.
Hickory Trace	Nashville	(5)	1,164	—	164	4,846	1,328	4,846	6,175	798	N/A	N/A
Highwoods Plaza I	Nashville	(1)	1,552	—	307	7,040	1,859	7,040	8,899	1,678	1996	5-40 yrs.
Highwoods Plaza II	Nashville	(1)	1,448	—	307	6,656	1,755	6,656	8,411	1,876	1997	5-40 yrs.
Lakeview Ridge I	Nashville		2,069	7,267	—	231	2,069	7,499	9,567	2,020	1986	5-40 yrs.
Lakeview Ridge II	Nashville	(1)	605	—	187	4,108	792	4,108	4,900	881	1998	5-40 yrs.
Lakeview Ridge III	Nashville	(1)	1,073	—	400	10,558	1,473	10,558	12,031	2,637	1999	5-40 yrs.
Seven Springs—Land II	Nashville		3,715	—	(1,025)	—	2,690	—	2,690	—	N/A	N/A
Seven Springs—Land I	Nashville		3,122	—	1,399	—	4,521	—	4,521	—	N/A	N/A

			Initial Costs		Cost Capitalized Subsequent to Acquisition		Gross Amount at which carried at close of period					Life on Which Depreciation is Calculated On
Description	City	2006 Encumberance	Land	Building and Improvements	Improvements	Carrying Costs	Land	Building and Improvements	Total	Accumulated Depreciation	Date of Construction
Seven Springs I	Nashville		2,076	—	592	14,005	2,668	14,005	16,673	2,331	2002	5-40 yrs.
SouthPointe	Nashville		1,655	—	310	6,584	1,965	6,584	8,549	1,577	1998	5-40 yrs.
Southwind Land	Nashville		3,662	—	352	—	4,014	—	4,014	—	N/A	N/A
Sparrow Building	Nashville		1,262	5,047	—	791	1,262	5,838	7,100	1,610	1982	5-40 yrs.
The Ramparts at Brentwood	Nashville		2,394	12,806	—	1,810	2,394	14,616	17,010	2,148	1986	5-40 yrs.
Westwood South	Nashville	(1)	2,106	—	382	9,627	2,488	9,627	12,115	2,509	1999	5-40 yrs.
Winners Circle	Nashville	(1)	1,497	7,258	—	922	1,497	8,180	9,678	1,861	1987	5-40 yrs.

Orlando, FL
Capital Plaza III	Orlando		2,994	—	18	—	3,012	—	3,012	—	N/A	N/A
In Charge Institute	Orlando		501	—	95	2,683	596	2,683	3,279	874	2000	5-40 yrs.
MetroWest 1 Land	Orlando		1,100		51	—	1,151	—	1,151	—	N/A	N/A
Metrowest Center	Orlando		1,354	7,687	269	1,826	1,623	9,513	11,136	2,509	1988	5-40 yrs.
MetroWest Land	Orlando		2,034	—	(148)	—	1,886	—	1,886	—	N/A	N/A
Windsor at Metro Center	Orlando		—	—	2,060	9,422	2,060	9,422	11,482	1,012	2002

Piedmont Triad, NC
101 Stratford	Piedmont Triad		1,205	6,916	(1)	1,200	1,205	8,116	9,321	1,897	1986	5-40 yrs.
150 Stratford	Piedmont Triad	(2)	2,788	11,511	—	924	2,788	12,435	15,223	3,729	1991	5-40 yrs.
160 Stratford—Land	Piedmont Triad		966	—	1	120	967	120	1,087	2	N/A	N/A
500 Radar Road	Piedmont Triad		202	1,507	(202)	(1,507)	—	—	—	—	1981	5-40 yrs.
502 Radar Road	Piedmont Triad		39	285	(39)	(285)	—	—	—	—	1986	5-40 yrs.
504 Radar Road	Piedmont Triad		39	292	(39)	(292)	—	—	—	—	1986	5-40 yrs.
506 Radar Road	Piedmont Triad		39	285	(39)	(285)	—	—	—	—	1986	5-40 yrs.
6348 Burnt Poplar	Piedmont Triad		724	2,900	—	284	724	3,184	3,908	938	1990	5-40 yrs.
6350 Burnt Poplar	Piedmont Triad		340	1,374	—	16	341	1,390	1,731	417	1992	5-40 yrs.
7341 West Friendly Avenue	Piedmont Triad		113	841	—	238	113	1,079	1,193	316	1988	5-40 yrs.
7343 West Friendly Avenue	Piedmont Triad		72	555	—	174	72	729	801	260	1988	5-40 yrs.
7345 West Friendly Avenue	Piedmont Triad		66	492	—	73	66	565	631	161	1988	5-40 yrs.
7347 West Friendly Avenue	Piedmont Triad		97	719	—	76	97	795	892	242	1988	5-40 yrs.
7349 West Friendly Avenue	Piedmont Triad		53	393	—	49	53	442	495	137	1988	5-40 yrs.
7351 West Friendly Avenue	Piedmont Triad		106	788	—	140	106	928	1,034	290	1988	5-40 yrs.
7353 West Friendly Avenue	Piedmont Triad		123	912	—	56	123	968	1,091	292	1988	5-40 yrs.
7355 West Friendly Avenue	Piedmont Triad		72	538	—	44	72	582	654	170	1988	5-40 yrs.
7906 Industrial Village Road	Piedmont Triad		62	460	(62)	(460)	—	—	—	—	1985	5-40 yrs.
7908 Industrial Village Road	Piedmont Triad		62	475	(62)	(475)	—	—	—	—	1985	5-40 yrs.

			Initial Costs		Cost Capitalized Subsequent to Acquisition		Gross Amount at which carried at close of period					Life on Which Depreciation is Calculated On
Description	City	2006 Encumberance	Land	Building and Improvements	Improvements	Carrying Costs	Land	Building and Improvements	Total	Accumulated Depreciation	Date of Construction
7910 Industrial Village Road	Piedmont Triad		62	460	(62)	(460)	—	—	—	—	1985	5-40 yrs.
Airpark East-Building 1	Piedmont Triad		378	1,516	—	179	379	1,695	2,074	505	1990	5-40 yrs.
Airpark East-Building 2	Piedmont Triad		463	1,849	—	197	462	2,046	2,508	681	1986	5-40 yrs.
Airpark East-Building 3	Piedmont Triad		322	1,293	—	110	322	1,403	1,725	429	1986	5-40 yrs.
Airpark East-Building A	Piedmont Triad		509	2,921	—	953	510	3,874	4,384	1,243	1986	5-40 yrs.
Airpark East-Building B	Piedmont Triad		739	3,237	—	641	739	3,878	4,617	1,229	1988	5-40 yrs.
Airpark East-Building C	Piedmont Triad	(5)	2,393	9,576	—	2,425	2,393	12,001	14,394	3,928	1990	5-40 yrs.
Airpark East-Building D	Piedmont Triad	(5)	850	—	699	4,366	1,549	4,366	5,915	1,267	1997	5-40 yrs.
Airpark East-Copier Consultants	Piedmont Triad		224	1,068	—	342	224	1,410	1,634	647	1990	5-40 yrs.
Airpark East-HewlettPackard	Piedmont Triad		465	—	380	1,138	845	1,138	1,983	459	1996	5-40 yrs.
Airpark East-Highland	Piedmont Triad		146	1,081	—	(3)	145	1,077	1,223	310	1990	5-40 yrs.
Airpark East-Inacom Building	Piedmont Triad		265	—	270	772	535	772	1,307	227	1996	5-40 yrs.
Airpark East-Service Center 1	Piedmont Triad		237	1,103	—	151	237	1,254	1,491	426	1985	5-40 yrs.
Airpark East-Service Center 2	Piedmont Triad		193	946	—	303	192	1,249	1,442	608	1985	5-40 yrs.
Airpark East-Service Center 3	Piedmont Triad		305	1,219	—	239	305	1,457	1,762	543	1985	5-40 yrs.
Airpark East-Service Center 4	Piedmont Triad		225	928	—	152	225	1,080	1,306	375	1985	5-40 yrs.
Airpark East-Service Court	Piedmont Triad		171	777	—	43	171	820	990	256	1990	5-40 yrs.
Airpark East-Simplex	Piedmont Triad		271	—	239	729	510	729	1,238	197	1997	5-40 yrs.
Airpark East-Warehouse 1	Piedmont Triad		355	1,613	—	352	356	1,965	2,321	610	1985	5-40 yrs.
Airpark East-Warehouse 2	Piedmont Triad		373	1,523	—	203	374	1,726	2,099	549	1985	5-40 yrs.
Airpark East-Warehouse 3	Piedmont Triad		341	1,486	—	508	341	1,993	2,335	723	1986	5-40 yrs.
Airpark East-Warehouse 4	Piedmont Triad		660	2,676	—	239	659	2,915	3,574	904	1988	5-40 yrs.
Airpark North—DC1	Piedmont Triad		860	2,919	—	584	860	3,504	4,364	1,139	1986	5-40 yrs.
Airpark North—DC2	Piedmont Triad		1,302	4,392	—	871	1,302	5,263	6,565	1,502	1987	5-40 yrs.
Airpark North—DC3	Piedmont Triad		449	1,517	—	165	450	1,682	2,131	503	1988	5-40 yrs.

			Initial Costs		Cost Capitalized Subsequent to Acquisition		Gross Amount at which carried at close of period					Life on Which Depreciation is Calculated On
Description	City	2006 Encumberance	Land	Building and Improvements	Improvements	Carrying Costs	Land	Building and Improvements	Total	Accumulated Depreciation	Date of Construction
Airpark North—DC4	Piedmont Triad		451	1,514	—	124	452	1,638	2,089	515	1988	5-40 yrs.
Airpark South Warehouse 1	Piedmont Triad		546	—	—	2,782	546	2,782	3,329	798	1998	5-40 yrs.
Airpark South Warehouse 2	Piedmont Triad		749	—	—	2,491	749	2,491	3,239	469	1999	5-40 yrs.
Airpark South Warehouse 3	Piedmont Triad		603	—	—	2,273	603	2,273	2,875	385	1999	5-40 yrs.
Airpark South Warehouse 4	Piedmont Triad		499	—	—	1,997	499	1,997	2,496	405	1999	5-40 yrs.
Airpark South Warehouse 6	Piedmont Triad		1,733	—	—	5,561	1,733	5,561	7,294	2,124	1999	5-40 yrs.
Airpark West 1	Piedmont Triad		944	3,831	—	292	944	4,123	5,067	1,194	1984	5-40 yrs.
Airpark West 2	Piedmont Triad		887	3,550	—	404	887	3,954	4,841	1,183	1985	5-40 yrs.
Airpark West 4	Piedmont Triad		227	907	—	388	227	1,294	1,521	387	1985	5-40 yrs.
Airpark West 5	Piedmont Triad		243	971	—	339	243	1,310	1,552	480	1985	5-40 yrs.
Airpark West 6	Piedmont Triad		327	1,309	—	85	327	1,394	1,722	428	1985	5-40 yrs.
ALO	Piedmont Triad		177	—	80	919	257	919	1,176	155	1998	5-40 yrs.
Brigham Road—Land	Piedmont Triad		7,059	—	(3,720)	—	3,339	—	3,339	—	N/A	N/A
Chesapeake	Piedmont Triad		1,241	4,963	—	16	1,241	4,979	6,220	1,480	1993	5-40 yrs.
Chimney Rock A/B	Piedmont Triad		1,613	4,045	—	131	1,613	4,177	5,790	877	1981	5-40 yrs.
Chimney Rock C	Piedmont Triad		236	592	—	67	236	659	895	173	1983	5-40 yrs.
Chimney Rock D	Piedmont Triad		605	1,514	—	34	605	1,547	2,152	287	1983	5-40 yrs.
Chimney Rock E	Piedmont Triad		1,696	4,265	—	244	1,695	4,509	6,205	948	1985	5-40 yrs.
Chimney Rock F	Piedmont Triad		1,434	3,608	—	1	1,433	3,609	5,042	771	1987	5-40 yrs.
Chimney Rock G	Piedmont Triad		1,045	2,622	—	40	1,046	2,661	3,707	564	1987	5-40 yrs.
Consolidated Center/ Building I	Piedmont Triad		625	2,183	—	1,381	625	3,564	4,189	519	1983	5-40 yrs.
Consolidated Center/ Building II	Piedmont Triad		625	4,435	—	588	625	5,023	5,648	1,102	1983	5-40 yrs.
Consolidated Center/ Building III	Piedmont Triad		680	3,572	—	225	680	3,797	4,477	840	1989	5-40 yrs.
Consolidated Center/ Building IV	Piedmont Triad		376	1,655	—	317	376	1,972	2,349	464	1989	5-40 yrs.
Deep River Corporate Center	Piedmont Triad		1,041	5,892	—	326	1,041	6,218	7,259	1,694	1989	5-40 yrs.
Enterprise Warehouse I	Piedmont Triad		453	—	360	3,016	813	3,016	3,828	620	2002	5-40 yrs.
Enterprise Warehouse II	Piedmont Triad		2,733	—	881	10,209	3,614	10,209	13,823	12	2006	5-40 yrs.
Forsyth Corporate Center	Piedmont Triad	(2)	328	1,867	—	801	329	2,668	2,997	694	1985	5-40 yrs.
Highwoods Park Building I	Piedmont Triad		1,476	—	—	8,581	1,476	8,581	10,058	1,144	2001	5-40 yrs.
Highwoods Square CVS	Piedmont Triad		1,416	—	537	—	1,953	—	1,953	—	N/A	N/A
Highwoods Square Land	Piedmont Triad		1,811	—	—	—	1,811	—	1,811	—	2004

			Initial Costs		Cost Capitalized Subsequent to Acquisition		Gross Amount at which carried at close of period					Life on Which Depreciation is Calculated On
Description	City	2006 Encumberance	Land	Building and Improvements	Improvements	Carrying Costs	Land	Building and Improvements	Total	Accumulated Depreciation	Date of Construction
Highwoods Square Shops	Piedmont Triad		1,031	—	30	1,456	1,061	1,456	2,517	78	2005	5-40 yrs.
Jefferson Pilot Land	Piedmont Triad		11,759	—	(4,257)	—	7,502	—	7,502	—	N/A	N/A
Madison Park—Building 5620	Piedmont Triad		942	2,220	—	—	942	2,221	3,163	474	1983	5-40 yrs.
Madison Park—Building 5630	Piedmont Triad		1,488	3,507	—	—	1,488	3,507	4,995	749	1983	5-40 yrs.
Madison Park—Building 5635	Piedmont Triad		894	2,106	—	203	894	2,309	3,203	472	1986	5-40 yrs.
Madison Park—Building 5640	Piedmont Triad		1,831	6,531	—	7	1,831	6,539	8,370	1,409	1985	5-40 yrs.
Madison Park—Building 5650	Piedmont Triad		1,082	2,551	—	316	1,082	2,867	3,949	549	1984	5-40 yrs.
Madison Park—Building 5655	Piedmont Triad		1,947	7,123	—	293	1,947	7,417	9,364	1,581	1987	5-40 yrs.
Madison Park—Building 5660	Piedmont Triad		1,912	4,506	—	196	1,912	4,702	6,614	970	1984	5-40 yrs.
Madison Parking Deck	Piedmont Triad		5,755	8,822	—	496	5,755	9,318	15,073	1,838	1987	5-40 yrs.
Regency One-Piedmont Center	Piedmont Triad		515	—	383	1,960	898	1,960	2,857	524	1996	5-40 yrs.
Regency Two-Piedmont Center	Piedmont Triad		435	—	288	1,732	723	1,732	2,456	413	1996	5-40 yrs.
Sears Cenfact	Piedmont Triad	(1)	834	3,459	—	117	834	3,577	4,411	1,053	1989	5-40 yrs.
The Knollwood -380 Retail	Piedmont Triad	(2)	—	1	—	175	—	176	176	96	1995	5-40 yrs.
The Knollwood-370	Piedmont Triad	(2)	1,826	7,495	—	693	1,826	8,189	10,015	2,666	1994	5-40 yrs.
The Knollwood-380	Piedmont Triad	(2)	2,989	12,028	—	2,559	2,989	14,587	17,576	4,046	1990	5-40 yrs.
University Commercial Center-Archer 4	Piedmont Triad		516	2,066	(516)	(2,066)	—	—	—	—	1986	5-40 yrs.
University Commercial Center-Landmark 3	Piedmont Triad		431	1,785	(431)	(1,785)	—	—	—	(24)	1985	5-40 yrs.
University Commercial Center-Service Center 1	Piedmont Triad		277	1,159	(277)	(1,159)	—	—	—	—	1983	5-40 yrs.
University Commercial Center-Service Center 2	Piedmont Triad		216	862	(216)	(862)	—	—	—	—	1983	5-40 yrs.

			Initial Costs		Cost Capitalized Subsequent to Acquisition		Gross Amount at which carried at close of period					Life on Which Depreciation is Calculated On
Description	City	2006 Encumberance	Land	Building and Improvements	Improvements	Carrying Costs	Land	Building and Improvements	Total	Accumulated Depreciation	Date of Construction
University Commercial Center-Service Center 3	Piedmont Triad		168	702	(168)	(702)	—	—	—	—	1984	5-40 yrs.
University Commercial Center-Warehouse 1	Piedmont Triad		204	815	(204)	(815)	—	—	—	—	1983	5-40 yrs.
University Commercial Center-Warehouse 2	Piedmont Triad		197	789	(197)	(789)	—	—	—	—	1983	5-40 yrs.
US Airways	Piedmont Triad		1,451	11,375	(1)	1	1,450	11,376	12,826	2,595	1970-1987	5-40 yrs.
Westpoint Business Park Land	Piedmont Triad		868	—	(464)	—	404	—	404	—	N/A	5-40 yrs.
Westpoint Business Park-Luwabahnson	Piedmont Triad		347	1,389	—	46	347	1,436	1,783	423	1990	5-40 yrs.

Research Triangle, NC
3600 Glenwood Avenue	Research Triangle		—	10,994	—	26	—	11,020	11,020	2,693	1986	5-40 yrs.
3645 Trust Drive—One North Commerce Center	Research Triangle		793	2,976	(793)	(2,976)	—	—	—	—	1984	5-40 yrs.
3737 Glenwood Avenue	Research Triangle		—	—	318	16,639	318	16,639	16,957	4,250	1999	5-40 yrs.
4101 Research Commons	Research Triangle		1,348	8,346	220	(129)	1,568	8,217	9,786	1,677	1999	5-40 yrs.
4201 Research Commons	Research Triangle		1,204	11,858	—	(44)	1,204	11,814	13,018	4,837	1991	5-40 yrs.
4301 Research Commons	Research Triangle		900	8,237	—	96	900	8,333	9,233	2,371	1989	5-40 yrs.
4401 Research Commons	Research Triangle		1,249	9,387	—	2,655	1,249	12,042	13,291	4,271	1987	5-40 yrs.
4501 Research Commons	Research Triangle		785	5,856	—	2,465	785	8,321	9,106	2,381	1985	5-40 yrs.
4800 North Park	Research Triangle		2,678	17,630	—	4,521	2,678	22,151	24,830	5,789	1985	5-40 yrs.
4900 North Park	Research Triangle	874	770	1,983	—	568	770	2,551	3,321	828	1984	5-40 yrs.
5000 North Park	Research Triangle	(2)	1,010	4,612	—	2,009	1,010	6,621	7,631	2,262	1980	5-40 yrs.
5200 Greens Dairy-One North Commerce Center	Research Triangle		170	968	(170)	(968)	—	—	—	—	1984	5-40 yrs.
5220 Greens Dairy-One North Commerce Center	Research Triangle		385	2,185	(385)	(2,185)	—	—	—	—	1984	5-40 yrs.

			Initial Costs		Cost Capitalized Subsequent to Acquisition		Gross Amount at which carried at close of period					Life on Which Depreciation is Calculated On
Description	City	2006 Encumberance	Land	Building and Improvements	Improvements	Carrying Costs	Land	Building and Improvements	Total	Accumulated Depreciation	Date of Construction
801 Corporate Center	Research Triangle		828	—	272	10,002	1,100	10,002	11,102	1,330	2002	5-40 yrs.
Blue Ridge I	Research Triangle	(1)	722	4,606	—	1,204	722	5,810	6,532	1,826	1982	5-40 yrs.
Blue Ridge II	Research Triangle	(1)	462	1,410	—	406	462	1,816	2,278	863	1988	5-40 yrs.
Cape Fear	Research Triangle		131	1,630	—	720	131	2,350	2,482	1,697	1979	5-40 yrs.
Catawba	Research Triangle		125	1,635	—	1,023	125	2,658	2,783	1,668	1980	5-40 yrs.
CentreGreen Five Land—Weston	Research Triangle		3,062	—	(1,785)	—	1,277	—	1,277	—	N/A	N/A
CentreGreen Four	Research Triangle	(5)	1,779	—	(394)	12,683	1,385	12,683	14,069	2,129	2002	5-40 yrs.
CentreGreen One—Weston	Research Triangle	(5)	1,529	—	(378)	9,076	1,151	9,076	10,227	1,982	2000	5-40 yrs.
CentreGreen Three Land—Weston	Research Triangle		1,876	—	(384)	—	1,492	—	1,492	—	N/A	N/A
CentreGreen Two—Weston	Research Triangle	(5)	1,653	—	(393)	9,668	1,260	9,668	10,929	1,746	2001	5-40 yrs.
Concourse	Research Triangle		986	15,125	(986)	(15,125)	—	—	—	—	1986	5-40 yrs.
Cottonwood	Research Triangle		609	3,244	—	1,143	609	4,387	4,995	1,110	1983	5-40 yrs.
Day Tract Residential	Research Triangle		7,668	—	(3,343)	—	4,325	—	4,325	—	N/A	N/A
Dogwood	Research Triangle		766	2,769	—	468	766	3,237	4,002	1,017	1983	5-40 yrs.
EPA	Research Triangle		2,601	—	(4)	1,661	2,597	1,661	4,259	224	2003	5-40 yrs.
GlenLake Land	Research Triangle		5,335	—	4,770	—	10,105	—	10,105	—	N/A	N/A
GlenLake Bldg I	Research Triangle	(5)	924	—	686	22,271	1,610	22,271	23,881	3,440	2002	5-40 yrs.
GlenLake Four	Research Triangle		1,659		—	20,810	1,659	20,810	22,469	150	2006	5-40 yrs.
Global Software	Research Triangle		465	—	279	5,730	744	5,730	6,474	1,590	1996	5-40 yrs.
Healthsource	Research Triangle		1,304	—	540	13,136	1,844	13,136	14,980	2,878	1996	5-40 yrs.
Highwoods Centre-Weston	Research Triangle	(1)	531	—	(267)	7,663	264	7,663	7,927	2,050	1998	5-40 yrs.
Highwoods Office Center North Land	Research Triangle		355	49	51	(49)	406	—	406	—	N/A	N/A
Highwoods Tower One	Research Triangle	(2)	203	16,744	—	1,580	203	18,324	18,527	7,376	1991	5-40 yrs.
Highwoods Tower Two	Research Triangle		365	—	503	22,382	868	22,382	23,250	4,471	2001	5-40 yrs.
Holiday Inn Reservations Center	Research Triangle		867	2,727	—	1,143	867	3,870	4,737	1,096	1984	5-40 yrs.
Inveresk Land Parcel 2	Research Triangle		657	—	197	—	854	—	854	—	N/A	N/A
Inveresk Land Parcel 3	Research Triangle		548	—	306	—	854	—	854	—	N/A	N/A
Laurel	Research Triangle		884	2,517	—	775	884	3,292	4,176	926	1982	5-40 yrs.
Magnolia	Research Triangle		133	3,576	—	790	133	4,366	4,499	2,203	1988	5-40 yrs.
Maplewood	Research Triangle	(1)	149	—	107	3,033	256	3,033	3,289	428	N/A	5-40 yrs.

			Initial Costs		Cost Capitalized Subsequent to Acquisition		Gross Amount at which carried at close of period					Life on Which Depreciation is Calculated On
Description	City	2006 Encumberance	Land	Building and Improvements	Improvements	Carrying Costs	Land	Building and Improvements	Total	Accumulated Depreciation	Date of Construction
Northpark Land—Wake Forest	Research Triangle		1,586	—	(1,586)	—	—	—	—	—	N/A	N/A
Overlook	Research Triangle		398	—	293	9,642	691	9,642	10,333	2,015	1999	5-40 yrs.
Pamlico	Research Triangle		289	—	—	11,949	289	11,949	12,238	6,568	1980	5-40 yrs.
ParkWest One—Weston	Research Triangle		242	—	—	3,947	242	3,947	4,189	976	2001	5-40 yrs.
ParkWest Three—Land— Weston	Research Triangle		306	—	—	—	306	—	306	—	N/A	N/A
ParkWest Two—Weston	Research Triangle		356	—	—	4,317	356	4,317	4,673	659	2001	5-40 yrs.
Phase I—One North Commerce Center	Research Triangle		774	4,496	(774)	(4,496)	—	—	—	—	1981	5-40 yrs.
Progress Center Renovation	Research Triangle		—	—	—	362	—	362	362	49	2003	5-40 yrs.
Raleigh Corp Center Lot D	Research Triangle		1,211	—	8	—	1,219	—	1,219	—	N/A	N/A
Red Oak	Research Triangle		389	—	195	4,786	584	4,786	5,369	994	1999	5-40 yrs.
Rexwoods Center I	Research Triangle		878	3,730	—	679	878	4,409	5,288	1,916	1990	5-40 yrs.
Rexwoods Center II	Research Triangle		362	1,818	—	571	362	2,389	2,751	721	1993	5-40 yrs.
Rexwoods Center III	Research Triangle		919	2,816	—	1,080	919	3,896	4,815	1,609	1992	5-40 yrs.
Rexwoods Center IV	Research Triangle		586	—	—	3,239	586	3,239	3,825	982	1995	5-40 yrs.
Rexwoods Center V	Research Triangle	(2)	1,301	—	184	4,968	1,485	4,968	6,454	1,109	1998	5-40 yrs.
Riverbirch	Research Triangle	(2)	469	4,038	—	1,098	469	5,136	5,605	2,437	1987	5-40 yrs.
Situs I	Research Triangle		692	4,646	178	(334)	870	4,312	5,182	1,540	1996	5-40 yrs.
Situs II	Research Triangle		718	6,254	181	(189)	899	6,065	6,965	2,681	1998	5-40 yrs.
Situs III	Research Triangle		440	4,078	119	(533)	559	3,545	4,103	421	2000	5-40 yrs.
Six Forks Center I	Research Triangle		666	2,665	—	985	666	3,650	4,316	1,088	1982	5-40 yrs.
Six Forks Center II	Research Triangle		1,086	4,533	—	1,023	1,086	5,556	6,642	1,692	1983	5-40 yrs.
Six Forks Center III	Research Triangle	(2)	862	4,411	—	1,247	862	5,658	6,520	1,632	1987	5-40 yrs.
Smoketree Tower	Research Triangle		2,353	11,743	—	2,085	2,353	13,828	16,181	4,511	1984	5-40 yrs.
Sycamore	Research Triangle	(2)	255	—	217	4,802	472	4,802	5,274	1,235	1997	5-40 yrs.
W Building—One North Commerce Center	Research Triangle		1,172	6,865	(1,172)	(6,865)	—	—	—	—	1983	5-40 yrs.
Weston Land	Research Triangle		22,771	—	(5,869)	—	16,902	—	16,902	—	N/A	N/A

			Initial Costs		Cost Capitalized Subsequent to Acquisition		Gross Amount at which carried at close of period					Life on Which Depreciation is Calculated On
Description	City	2006 Encumberance	Land	Building and Improvements	Improvements	Carrying Costs	Land	Building and Improvements	Total	Accumulated Depreciation	Date of Construction
Willow Oak	Research Triangle	(2)	458	—	268	5,416	726	5,416	6,142	1,611	1995	5-40 yrs.
Other Property	Research Triangle		47	9,496	(47)	11,594	(0)	21,090	21,090	8,177	N/A	N/A

Richmond, VA
4900 Cox Road	Richmond		1,324	5,311	—	559	1,324	5,870	7,194	1,613	1991	5-40 yrs.
Colonade Building	Richmond	(5)	1,364	6,105	—	135	1,364	6,240	7,604	780	2003	5-40 yrs.
Dominion Place—Pitts Parcel	Richmond		1,101	—	(163)	—	938	—	938	—	N/A	N/A
Essex Plaza	Richmond	11,685	1,581	13,299	—	8	1,581	13,307	14,888	3,393	1999	5-40 yrs.
Grove Park I	Richmond		713	—	319	4,846	1,032	4,846	5,877	1,072	1997	5-40 yrs.
Hamilton Beach	Richmond		1,086	4,345	—	573	1,086	4,918	6,004	1,440	1986	5-40 yrs.
Highwoods Commons	Richmond		521	—	446	3,290	967	3,290	4,257	709	1999	5-40 yrs.
Highwoods Five	Richmond		783	—	—	5,976	783	5,976	6,758	1,504	1998	5-40 yrs.
Highwoods One	Richmond	(2)	1,688	—	—	9,987	1,688	9,987	11,675	2,532	1996	5-40 yrs.
Highwoods Plaza	Richmond		909	—	176	5,693	1,085	5,693	6,778	1,314	2000	5-40 yrs.
Highwoods Two	Richmond	(5)	786	—	213	6,110	999	6,110	7,108	1,755	1997	5-40 yrs.
Innsbrooke Centre	Richmond	5,531	1,300	6,958	—	(135)	1,300	6,823	8,123	462	1987	5-40 yrs.
Innslake Center	Richmond	(1)	845	—	195	6,738	1,040	6,738	7,778	1,547	2001	5-40 yrs.
Liberty Mutual	Richmond		1,205	4,825	—	853	1,205	5,678	6,882	1,680	1990	5-40 yrs.
Markel American	Richmond	9,216	1,300	13,259	—	(4,798)	1,300	8,461	9,761	711	1998	5-40 yrs.
Markel Plaza	Richmond	11,685	1,700	17,081	—	(5,624)	1,700	11,457	13,157	1,086	1989	5-40 yrs.
North Park	Richmond		2,163	8,659	(14)	1,338	2,149	9,997	12,146	2,540	1989	5-40 yrs.
North Shore Commons A	Richmond	(5)	951	—	—	11,857	951	11,857	12,808	2,460	2002	5-40 yrs.
North Shore Commons B—Land	Richmond		2,067	—	(2,067)	—	—	—	—	—	N/A	N/A
North Shore Commons C— Land	Richmond		1,497	—	—	—	1,497	—	1,497	—	N/A	N/A
North Shore Commons D—Land	Richmond		1,261	—	—	—	1,261	—	1,261	—	N/A	N/A
One Shockoe Plaza	Richmond		—	—	356	15,053	356	15,053	15,408	4,271	1996	5-40 yrs.
Pavillion Land	Richmond		181	46	20	(46)	201	—	201	—	N/A	N/A
Rhodia Building	Richmond		1,600	8,864	—	—	1,600	8,864	10,464	91	1996	5-40 yrs.
Sadler & Cox Land	Richmond		1,827	—	(288)	—	1,539	—	1,539	—	N/A	N/A
Saxon Capital Building	Richmond	(5)	1,918	—	337	13,444	2,255	13,444	15,699	813	2005	N/A
Stony Point F Land	Richmond		1,841	—	—	—	1,841	—	1,841	—	N/A	N/A

			Initial Costs		Cost Capitalized Subsequent to Acquisition		Gross Amount at which carried at close of period					Life on Which Depreciation is Calculated On
Description	City	2006 Encumberance	Land	Building and Improvements	Improvements	Carrying Costs	Land	Building and Improvements	Total	Accumulated Depreciation	Date of Construction
Stony Point I	Richmond	(5)	1,384	11,630	59	1,318	1,443	12,948	14,391	3,258	1990	5-40 yrs.
Stony Point II	Richmond		1,240	—	—	11,469	1,240	11,469	12,709	2,366	1999	5-40 yrs.
Stony Point III	Richmond	(5)	995	—	—	9,840	995	9,840	10,834	1,932	2002	5-40 yrs.
Technology Park 1	Richmond		541	2,166	—	805	541	2,971	3,512	1,302	1991	5-40 yrs.
Technology Park 2	Richmond		264	1,058	—	34	264	1,092	1,356	310	1991	5-40 yrs.
Vantage Place A	Richmond	(5)	203	811	(1)	137	203	948	1,150	275	1987	5-40 yrs.
Vantage Place B	Richmond	(5)	233	931	—	158	233	1,089	1,322	328	1988	5-40 yrs.
Vantage Place C	Richmond	(5)	235	940	—	121	235	1,061	1,296	313	1987	5-40 yrs.
Vantage Place D	Richmond	(5)	218	873	—	145	218	1,018	1,236	319	1988	5-40 yrs.
Vantage Pointe	Richmond	(5)	1,089	4,500	(1)	404	1,089	4,904	5,993	1,394	1990	5-40 yrs.
Virginia Mutual	Richmond		1,301	6,036	—	544	1,301	6,580	7,881	1,157	1996	5-40 yrs.
Waterfront Plaza	Richmond		585	2,347	—	329	585	2,676	3,260	782	1988	5-40 yrs.
West Shore I	Richmond	(1)	332	1,431	—	113	332	1,544	1,876	397	1995	5-40 yrs.
West Shore II	Richmond	(1)	489	2,181	—	140	489	2,321	2,810	627	1995	5-40 yrs.
West Shore III	Richmond	(1)	961	—	141	3,773	1,102	3,773	4,875	864	1997	5-40 yrs.

South Florida
The 1800 Eller Drive Building	South Florida		—	9,851	—	820	—	10,670	10,670	2,763	1983	5-40 yrs.

Tampa, FL
380 Park Place	Tampa		1,502	—	239	6,851	1,742	6,851	8,592	1,260	N/A	N/A
Anchor Glass	Tampa		1,281	11,318	—	613	1,281	11,931	13,212	2,119	1988	5-40 yrs.
Bay Vista Gardens	Tampa		445	4,806	(445)	(4,806)	—	—	—	—	1982	5-40 yrs.
Bay Vista Gardens II	Tampa		1,323	7,074	(1,323)	(7,074)	—	—	—	—	1997	5-40 yrs.
Bay Vista Office Center	Tampa		—	—	—	—	—	—	—	—	1982	5-40 yrs.
Bayshore	Tampa		2,276	11,817	—	486	2,276	12,303	14,579	2,984	1990	5-40 yrs.
Cypress Center I	Tampa		3,172	12,764	(3,172)	(12,764)	—	—	—	—	1982	5-40 yrs.
Cypress Center II	Tampa		500	4,193	(500)	(4,193)	—	—	—	—	1982	5-40 yrs.
Cypress Center III	Tampa		1,194	7,613	(1,194)	(7,613)	—	—	—	—	1983	5-40 yrs.
Cypress Center IV —Land	Tampa		3,087	301	(1,171)	(301)	1,916	—	1,916	—	N/A	N/A
Cypress Commons	Tampa		1,211	11,477	(1,211)	(11,477)	—	—	—	—	1985	5-40 yrs.
Cypress West	Tampa		617	5,148	(617)	(5,148)	—	—	—	—	1985	5-40 yrs.
FBI Field Office	Tampa		4,054	—	415	27,039	4,469	27,039	31,508	903	2005	5-40 yrs.
Feathersound Corporate Center II	Tampa	2,054	802	7,463	—	1,117	802	8,580	9,383	2,098	1986	5-40 yrs.
Harborview Plaza	Tampa	22,800	3,537	29,944	969	(495)	4,506	29,449	33,955	5,234	2001	5-40 yrs.
Highwoods Preserve I	Tampa		991	—	—	25,849	991	25,849	26,841	6,302	1999	5-40 yrs.
Highwoods Preserve Land	Tampa		1,485	—	—	—	1,485	—	1,485	—	N/A	N/A
Highwoods Preserve V	Tampa		881	—	—	27,266	881	27,266	28,148	3,958	2001	5-40 yrs.
Highwoods Preserve VI—Land	Tampa		5,432	—	(5,432)	—	—	—	—	—	N/A	N/A
HIW Bay Center II	Tampa		3,482	—	5	6	3,487	6	3,493	1	N/A	N/A
Horizon	Tampa	(6)	—	6,257	—	2,414	—	8,671	8,671	2,104	1980	5-40 yrs.
LakePointe I	Tampa	(6)	2,106	89	—	34,174	2,106	34,263	36,369	8,320	1986	5-40 yrs.
LakePointe II	Tampa	(6)	2,000	15,848	672	9,895	2,672	25,743	28,415	6,408	1999	5-40 yrs.
Lakeside	Tampa	(6)	—	7,369	—	1,519	—	8,888	8,888	1,738	1978	5-40 yrs.

			Initial Costs		Cost Capitalized Subsequent to Acquisition		Gross Amount at which carried at close of period					Life on Which Depreciation is Calculated On
Description	City	2006 Encumberance	Land	Building and Improvements	Improvements	Carrying Costs	Land	Building and Improvements	Total	Accumulated Depreciation	Date of Construction
Lakeside/Parkside Garage	Tampa		—	—	—	3,207	—	3,207	3,207	173	2004	5-40 yrs.
One Harbour Place	Tampa		2,016	25,252	—	4,157	2,016	29,409	31,424	4,925	1985	5-40 yrs.
Parkside	Tampa	(6)	—	9,407	—	3,307	—	12,714	12,714	2,721	1979	5-40 yrs.
Pavilion	Tampa	(6)	—	16,394	—	2,243	—	18,636	18,636	5,008	1982	5-40 yrs.
Pavilion Parking Garage	Tampa	(6)	—	—	—	5,600	—	5,600	5,600	1,008	1999	5-40 yrs.
Spectrum	Tampa	(6)	1,454	14,502	—	3,057	1,454	17,558	19,012	4,941	1984	5-40 yrs.
Tower Place	Tampa		3,218	19,898	—	710	3,218	20,608	23,826	4,728	1988	5-40 yrs.
Westshore Square	Tampa		1,126	5,186	—	319	1,126	5,504	6,630	1,288	1976	5-40 yrs.

			542,466	1,668,549	(69,435)	927,350	473,031	2,595,898	3,068,929	595,028

(1)	These assets are pledged as collateral for a $137,810,000 first mortgage loan.
(2)	These assets are pledged as collateral for an $134,748,000 first mortgage loan.
(3)	These assets are pledged as collateral for a $190,000,000 first mortgage loan.
(4)	These assets are pledged as collateral for a $4,968,000 first mortgage loan.
(5)	These assets are pledged as collateral for a $134,129,000 first mortgage loan.
(6)	These assets are pledged as collateral for a $61,426,000 first mortgage loan.
(7)	A portion of these assets are pledged as collateral for a $18,051,000 Taxable TIF Revenue Bond.

OFFER TO EXCHANGE

registered 5.85% Notes due 2017

for all outstanding 5.85% Notes due 2017

PROSPECTUS

June 20, 2007